As filed with the Securities and Exchange Commission on June 27, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ryerson Inc.

Joseph T. Ryerson & Son, Inc.

Subsidiary Guarantors Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware Delaware	5051	36-3425828 36-1717960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

227 W. Monroe, 27th Floor

Chicago, Illinois 60606

(312) 292-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Silver

Vice President and Managing Counsel

Ryerson Inc.

227 W. Monroe, 27th Floor

Chicago, Illinois 60606

(312) 292-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cristopher Greer, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York,

New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
9% Senior Secured Notes due 2017	$600,000,000	100%	$600,000,000	$81,840
11 1/4% Senior Notes due 2018	$300,000,000	100%	$300,000,000	$40,920
Total	$900,000,000	100%	$900,000,000	$122,760

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices

RCJV Holdings, Inc.	Delaware	36-4380909	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

RdM Holdings, Inc.	Delaware	36-4380911	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson Americas, Inc.	Delaware	41-1975046	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson International Material Management Services, Inc.	Delaware	36-3973018	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson International Trading, Inc.	Delaware	36-3932806	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson International, Inc.	Delaware	36-3932805	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson Pan-Pacific LLC	Delaware	36-3425828	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson Procurement Corporation	Delaware	36-4380907	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

J.M. Tull Metals Company, Inc.	Delaware	22-3980997	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

EPE, LLC	Delaware	36-3425828	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Turret Holding Corporation	Delaware	90-0780664	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson Holdings (Brazil), LLC	Delaware	36-3425828	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Turret Steel Industries, Inc.	Pennsylvania	25-1839040	105 Pine Street, Imperial, PA 15126-1142 Phone: 724.218.1014

Sunbelt-Turret Steel Inc.	Pennsylvania	25-1819064	105 Pine Street, Imperial, PA 15126-1142 Phone: 724.218.1014

Imperial-Trucking Company, LLC	Pennsylvania	90-0780664	105 Pine Street, Imperial, PA 15126-1142 Phone: 724.218.1014

Wilcox-Turret Cold Drawn, Inc.	Wisconsin	27-4291407	105 Pine Street, Imperial, PA 15126-1142 Phone: 724.218.1014

PROSPECTUS

Ryerson Inc.

Joseph T. Ryerson & Son, Inc.

OFFER TO EXCHANGE

Up to $600,000,000 aggregate principal amount of its 9% Senior Secured Notes due 2017 registered under the Securities Act of 1933 for any and all outstanding 9% Senior Secured Notes due 2017

and

Up to $300,000,000 aggregate principal amount of its 11 1/4% Senior Notes due 2018 registered under the Securities Act of 1933 for any and all outstanding 11 1/4% Senior Notes due 2018

•

We are offering to exchange new registered 9% senior secured notes due 2017, which we refer to herein as the “senior secured exchange notes,” for all of our outstanding unregistered 9% senior secured notes due 2017, which we refer to herein as the “original senior secured notes,” and new registered 11 1/4% senior notes due 2018, which we refer to herein as the “senior exchange notes” (and, collectively with the senior secured exchange notes, the “exchange notes”) for all of our outstanding unregistered 11 1/4% senior notes due 2018, which we refer to herein as the “original senior notes” (and, collectively with the original senior secured notes, the “original notes.”) On October 10, 2012, we completed an offering of $600 million aggregate principal amount of the original senior secured notes and $300 million aggregate principal amount of the original senior notes. We refer herein to the exchange notes and the original notes, collectively, as the “notes.”

•

The terms of the exchange notes to be issued are substantially identical to the terms of the original notes, except that the exchange notes will not have transfer restrictions and you will not have registration rights.

•	We will exchange all original notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of exchange notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2013, unless extended.

•	The exchange offer is subject to customary conditions that we may waive.

•	Tenders of outstanding original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

•	The exchange of original notes for exchange notes should not be a taxable exchange for U.S. federal income tax purposes.

•	If you fail to tender your original notes and we consummate the exchange offer, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

•	There is no established trading market for the exchange notes, and we do not intend to apply for listing of the exchange notes on any securities exchange or market quotation system.

•	We will not receive any proceeds from the exchange offer.

See “Risk Factors” beginning on page 21 for a discussion of matters you should consider before you participate in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to Vice President and Managing Counsel, Ryerson Inc., 227 W. Monroe, 27th Floor, Chicago Illinois 60606 (telephone number (312) 292-5000 In order to ensure timely delivery of this information, any request should be made by                     , 2013, five business days prior to the expiration date of the exchange offer.

You should rely only on the information contained in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or to represent anything about us, our financial results or the exchange offer that is not contained in this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding original notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

i

NOTICE TO INVESTORS

This prospectus contains summaries of the terms of certain agreements that we believe to be accurate in all material respects. However, we refer you to the actual agreements for complete information relating to those agreements. All summaries of such agreements contained in this prospectus are qualified in their entirety by this reference. To the extent that any such agreement is attached as an exhibit to this registration statement, we will make a copy of such agreement available to you upon request.

The notes will be available in book-entry form only. The notes exchanged pursuant to this prospectus will be issued in the form of one or more global certificates, which will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global certificates will be shown on, and transfer of the global certificates will be effected only through, records maintained by DTC and its participants. After the initial issuance of the global certificates, notes in certificated form will be issued in exchange for global certificates only in the limited circumstances set forth in the indentures governing the notes. See “Book-Entry, Delivery and Form.”

NOTICE TO NEW HAMPSHIRE RESIDENTS

Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes Annotated, 1955, as amended, with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are:

•	cyclicality of our business, due to the cyclical nature of our customers’ businesses;

•	impairment of goodwill that could result from, among other things, volatility in the markets in which we operate;

•

remaining competitive and maintaining market share in the highly fragmented metals distribution industry, in which price is a competitive tool and in which customers who purchase commodity products are often able to source metals from a variety of sources;

•

managing the costs of purchased metals relative to the price at which we sell our products during periods of rapid price escalation, when we may not be able to pass through pricing increases fully to our customers quickly enough to maintain desirable gross margins, or during periods of generally declining prices, when our customers may demand that price decreases be passed fully on to them more quickly than we are able to obtain similar discounts from our suppliers;

•	our substantial indebtedness and the covenants in instruments governing such indebtedness;

•	the failure to effectively integrate newly acquired operations;

•	regulatory and other operational risks associated with our operations located outside of the United States;

•	fluctuating operating results depending on seasonality;

•	potential damage to our information technology infrastructure;

•	work stoppages;

•	certain employee retirement benefit plans that are underfunded and the actual costs could exceed current estimates;

•	future funding for postretirement employee benefits may require substantial payments from current cash flow;

•	prolonged disruption of our processing centers;

•	ability to retain and attract management and key personnel;

•	ability of management to focus on North American and foreign operations;

•	termination of supplier arrangements;

•	the incurrence of substantial costs or liabilities to comply with, or as a result of violations of, environmental laws;

•	the impact of new or pending litigation against us;

•	a risk of product liability claims;

•	our risk management strategies may result in losses;

•	currency fluctuations in the U.S. dollar versus the Canadian dollar and the Chinese renminbi;

•	management of inventory and other costs and expenses; and

•

consolidation in the metals producer industry, from which we purchase products, which could limit our ability to effectively negotiate and manage costs of inventory or cause material shortages, either of which would impact profitability.

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors” and the caption “Industry and Operating Trends” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to information and statistics regarding the steel processing industry and our market share in the sectors in which we compete. We obtained this information and these statistics from sources other than us, which we have supplemented where necessary with information from publicly available sources, discussions with our customers and our own internal estimates. References in this prospectus to:

•	American Iron and Steel Institute (“AISI”) refer to its SteelWorks website from March 2013;

•	The Institute of Supply Management refer to its March 2013 Manufacturing ISM Report on Business®;

•	United States Congressional Budget Office refer to its February 2013 “The Budget and Economic Outlook: Fiscal Years 2013 to 2023”;

•	The Metals Service Center Institute (“MSCI”) refer to its March 2013 edition of “MSCI Metal Activity Report”;

•	The Federal Reserve Bank of Philadelphia refer to its December 2012 issue of “The Livingston Survey”;

•	Euromonitor refer to its February 2013 “Consumer Appliances in the U.S.” report;

•	IBIS Worldwide refer to its January 2013 “Heating & Air Conditioning in the U.S.” report;

•	LMC Automotive refer to its Q4 2012 data;

•	MarketLine refer to its June 2012 “MarketLine Global Machinery” report;

•	American Metal Market refer to its March 2013 data;

•	Wood Mackenzie refer to its February 2013 “Metals Market Service Monthly Update” reports; and

•	CRU refer to projections featured in its January 2013 Market Outlook Statistical Review.

We use these sources and estimates and believe them to be reliable, but we cannot give you any assurance that any of the projected results will be achieved.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully before making an investment decision, especially the risks of investing in our notes discussed under “Risk Factors.” Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to (i) “we,” “us,” “our,” the “Company,” and “Ryerson” refer to Ryerson Inc. and its direct and indirect subsidiaries, including Joseph T. Ryerson & Son, Inc., (ii) “JT Ryerson” refers to Joseph T. Ryerson & Son, Inc., a wholly owned subsidiary of Ryerson Inc. and co-issuer of the notes, (iii) “Ryerson Holding” refers to Ryerson Holding Corporation, our parent, which is a holding company and the sole stockholder of Ryerson Inc. and (iv) “Platinum” refers to Platinum Equity, LLC and its affiliated investment funds, who together own approximately 99% of the issued and outstanding capital stock of Ryerson Holding.

Our Company

We believe we are one of the largest processors and distributors of metals in North America measured in terms of sales, with global operations in North America, China and a recently established presence in Brazil. Our industry is highly fragmented with the largest companies accounting for only a small percentage of total market share. Our customer base ranges from local, independently owned fabricators and machine shops to large, international original equipment manufacturers. We process and distribute a full line of over 75,000 products in stainless steel, aluminum, carbon steel and alloy steels and a limited line of nickel and red metals in various shapes and forms. More than one-half of the products we sell are processed to meet customer requirements. We use various processing and fabricating techniques to process materials to a specified thickness, length, width, shape and surface quality pursuant to customer orders. For the year ended December 31, 2012, we purchased 2.1 million tons of materials from suppliers throughout the world. For the three months ended March 31, 2013, our Adjusted EBITDA, excluding LIFO expense was $47.3 million, revenue was $891.1 million and net income was $4.9 million. See note 5 within “Summary Historical Consolidated Financial and Other Data” for a reconciliation of Adjusted EBITDA to net income (loss).

We operate over 100 facilities across North America, six facilities in China and one in Brazil. Our service centers are strategically located in close proximity to our customers, which allows us to quickly process and deliver our products and services, often within the next day of receiving an order. We own, lease or contract a fleet of tractors and trailers, allowing us to efficiently meet our customers’ delivery demands. In addition, our scale enables us to maintain low operating costs. Our operating expenses as a percentage of sales for the years ended December 31, 2011 and 2012 were 11.8% and 12.6%, respectively.

We serve more than 40,000 customers across a wide range of manufacturing end markets. We believe the diverse end markets we serve reduce the volatility of our business in the aggregate. Our geographic network and broad range of products and services allow us to serve large, international manufacturing companies across multiple locations.

We are broadly diversified in our end markets and product lines in North America, as detailed below.

2012 Sales by End Market	2012 Sales by Product

(1) “Other” includes copper, brass, nickel, pipe, valves and fittings.

Industry and End Market Outlook

Ryerson participates in the metals service center industry providing steel, aluminum and other metals products across a wide range of industrial manufacturing end markets. Our business performance is therefore impacted by a number of factors tied to industrial activity, including economic growth, end market demand and metals pricing. With steel products accounting for 76% of our 2012 sales, it is the largest driver of our business. Aluminum products account for 21% of our business, with other metals accounting for the remainder.

Macroeconomic Outlook. Steel is utilized in a diverse range of manufacturing and fabrication applications with a variety of end market demand drivers. The primary drivers of demand for the steel industry are the construction, automotive, machinery and equipment, and energy end markets, which, according to the American Iron and Steel Institute, account for approximately 85% of shipments collectively. As evidenced by our end market sales segmentation, we are not reliant on a single specific sector, but rather broader diversified industrial activity. Our primary end markets include industrial equipment and fabrication, transportation equipment, heavy equipment, electrical machinery and oil and gas. We believe that we are well positioned in these markets and that they are poised for growth as the broader industrial sectors continue to grow. The charts below, which reflect the most recently available data from AISI, show our end market exposure as well as the broader steel market.

2012 Steel Shipments by Market Classification (AISI)	2012 Ryerson Sales by End Market

Source: American Iron and Steel Institute	Source: Company estimates

While some of the key end market drivers of steel industry demand do not directly overlap with our end markets, they do impact broader steel demand and pricing, which can impact our business. Recently, leading indicators in the key steel industry end markets referenced above have begun to show sustained growth and continue to build positive momentum. For example, housing starts have shown stable growth over the last 24 months, while non-residential construction, which typically lags housing, is starting to show signs of sustained improvement as well. Additionally, U.S. automotive sales continue to rise, reaching 15.2 million vehicles on a seasonally adjusted annualized rate basis in March 2013 versus 14.1 million for 2012. Machinery and equipment, a key end market for us, includes a variety of industrial manufacturing end markets, many of which are showing signs of significant growth. This is evidenced by the Institute for Supply Management’s (“ISM”) Purchasing Managers’ Index (“PMI”), which reached 51.3 in March 2013. The United States Congressional Budget Office’s GDP growth estimates of 1.4% and 3.4% for 2013 and 2014, respectively. Finally, the oil and gas end market continues to be a long-term growth market in steel. Much of this growth is attributable to growth in North American drilling and refining, substantially impacted by activity in United States shale oil and gas and the Canadian oil sands. Additionally, investment in new petrochemical production capacity in the United States as a result of relatively low domestic natural gas prices may further bolster steel demand. The following chart shows the historical movements of the Purchasing Managers’ Index.

ISM Purchasing Managers’ Index

According to MSCI, total inventory levels of carbon steel, stainless steel and aluminum at U.S. service centers reached a trough in August 2009 and bottomed at the lowest levels since the data series began in 1977. Although industry demand recovered in 2010, 2011 and 2012, shipments and inventory are still well below pre-downturn averages, which we believe suggests long-term growth potential that may be realized if these metrics return to, or exceed, their historical averages.

North American Monthly Service Center Shipments	North American Monthly Service Center Inventory

Ryerson End Market Outlook. Although our revenue for the first quarter of 2013 decreased 20.6% compared to the first quarter of 2012 due to weaker economic conditions in the metals market, according to the latest Livingston Survey, published by the Federal Reserve Bank of Philadelphia, U.S. industrial production is expected to grow by 1.9% and 3.1% in 2013 and 2014, respectively. Two of our largest end markets, industrial equipment and fabrication, include numerous diversified industrial manufacturing markets which, along with the broader economy, are showing signs of sustained growth. For example, in the U.S. major appliances and Heating Ventilation and Air Conditioning (“HVAC”) equipment, both markets we serve, are projected to grow at even higher rates. Specifically, major appliances are expected to grow 4.2% and 6.5% in 2013 and 2014, respectively, according to Euromonitor. According to IBIS Worldwide, HVAC is expected to grow 4.5% and 7.8% over the same periods.

In addition, we also serve the transportation equipment, heavy equipment and electrical equipment markets which are expected to show significant growth in the coming years. Transportation equipment, including commercial vehicle production, represents 17% of our sales and is expected to grow 4.7% per year in the U.S. between 2012 and 2014 according to LMC Automotive. Machinery and heavy equipment, including construction and agricultural equipment, represents 9% of our end-market sales and is projected to grow 6.1% per year in the U.S. between 2012 and 2016 according to MarketLine.

Metals Pricing. Along with improvements in volume, as indicated by demand trends in the end markets, movements in the price of steel will also impact our business. Steel prices are driven by a number of factors, including input prices, capacity utilization and foreign imports. Currently, input costs are providing support for steel pricing, as they flow directly through the pricing of the mills’ steel output. Additionally, we believe that recent closings of mills, including the Sparrows Point steel mill, among others, that have been dismantled, combined with continued growth in the global economy and end market demand, should begin to absorb global capacity, resulting in increased utilization. The U.S. steel industry production capacity utilization rate increased to 77.6% by the end of April 2013 from a low of 34% in December 2008, according to American Metal Market. North American production capacity utilization levels remain below the 85% average utilization level observed in the post- consolidation restructured steel industry from 2002 to 2008. Although our average selling price decreased 10.3% in the first quarter of 2013 compared to the first quarter of 2012 due to decreases in metals prices across all of our products, with some of the largest decreases in our steel products, we believe that the combination of higher input prices, increased global demand and increased capacity utilization will support steel price increases, positively impacting our business.

Aluminum pricing also remains well below pre-downturn levels but has stabilized recently. Global output of aluminum is projected to increase 6.8% in 2013 according to Wood Mackenzie, fueled by factors including the rebound in U.S. construction and increased demand from the transportation and infrastructure markets in China.

Industry Consolidation. The United States service center industry is a highly fragmented market with the top 50 service centers controlling approximately 25% of industry sales, according to American Metal Market, only 12 of which have sales over $1 billion. Such fragmentation has historically resulted in the smaller service centers having less negotiating leverage with both the larger consolidated steel mills, as well as larger customers. In recent years, however, there has been increased consolidation among larger players resulting in fewer customers of size for the mills and greater purchasing power for service centers. A recent example is the recently completed acquisition of Metals USA Holding Corp. by Reliance Steel & Aluminum Co. We believe that there is significant opportunity for consolidation and we expect the trend will continue.

Our Competitive Strengths

Leading Market Position in North America.

We believe we are one of the largest service center companies for carbon and stainless steel as well as aluminum based on sales in the North American market where we have a broad geographic presence with over 100 locations.

Our service centers are located near our customer locations, enabling us to provide timely delivery to customers across numerous geographic markets. Additionally, our widespread network of locations in the United States, Canada and Mexico helps us to utilize our expertise to more efficiently serve customers with complex supply chain requirements across multiple manufacturing locations. We believe this is a key differentiator among customers who need a supplier that can reliably and consistently support them. Our ability to transfer inventory among our facilities better enables us to more timely and profitably source and process specialized items at regional locations throughout our network than if we were required to maintain inventory of all products and specialized equipment at each location.

We believe with our significant footprint in the North American market, combined with our significant scale and operating leverage, a cyclical recovery of the service center industry supported by long-term growth trends in Ryerson’s end-markets should allow us to experience higher growth rates relative to North American economic improvement, but there can be no guarantee that we will experience such higher growth rates.

Broad Geographic Reach across Attractive End Markets.

Our operations cover a diverse range of industries, including industrial equipment, industrial fabrication, electrical machinery, transportation equipment, heavy equipment and oil and gas. Manufacturing growth has accelerated since November 2012 as shown by the ISM index (as described in the Industry and End Market Outlook), and we believe industries we serve will provide strong demand for our products and services as the North American manufacturing economy continues to recover. We also believe that the continued trend of moving manufacturing to the United States from overseas should benefit us with our broad North American platform. In addition, we expect to benefit from continued growth in international markets that will help spur demand at domestic manufacturing facilities that sell into the global market. We believe that our ability to quickly adjust our offering based on regional and industry specific trends creates stability while also providing the opportunity to access specific growth markets.

Established Platform for Organic and Acquisition Growth.

Since 2011, we have opened seven new service centers in previously underserved North American regions. We have acquired another ten facilities to complement our existing locations and expanded the product offering in many locations based on customer demand. Over the last two years, a significant portion of our capital expenditures have been made to expand our long and plate processing capabilities at 15 existing locations. We believe that our expanded presence in select regions and products positions us well to capture further growth in these regions and products.

Although there can be no guarantee of growth, we believe a number of our other strategies, such as improving our product mix, pricing our products and services based on the value we provide our customers, growing our large national network, and expanding our diverse operating capabilities, will provide us with growth opportunities.

In addition, we have utilized our leadership and experience in the North American markets to establish operations in China, the largest and one of the highest growth metals markets in the world, as well as in Brazil.

Given the highly fragmented nature of the service center industry, we believe there are numerous additional opportunities to acquire businesses and incorporate them into our existing infrastructure. Given our large scale and geographic reach, we believe we can add value to these businesses in a number of ways, including providing greater purchasing power, access to additional end markets and broadening product mix. Although the Company does not have any current plans to engage in any specific acquisitions, from time to time and in the ordinary course of business, the Company regularly evaluates potential acquisition opportunities.

Lean Operating Structure Providing Operating Leverage.

Since the acquisition by Platinum, we have transformed our operating model by decentralizing our operations and reducing our cost base. Decentralization has improved our customer service by moving key functions such as procurement, credit and operations support to our regional offices. From 2007 through the end of 2009, we engaged in a number of cost reduction initiatives that included a headcount reduction of approximately 1,700, representing 33% of our workforce, and the closure of 14 redundant or underperforming facilities in North America. Furthermore, in 2011, we also completed the decentralization of credit, operations, and procurement and reduced field staffing levels. In that overall period, we believe that we have generated annual fixed cost savings of approximately $200 million since 2007. We believe this reduction has improved our operating efficiency while also providing the flexibility for further growth in our targeted markets.

We have also focused on process improvements in inventory management. Despite an increase in average inventory days from 74 days in 2011 to 82 days in 2012, our average inventory days have improved on an overall basis from 100 days in 2006. This reduction has decreased our exposure to metals price movements as well as increased capacity in our facilities to devote to higher margin products. These organizational and operating changes have improved our operating structure, working capital management and efficiency.

As a result of our initiatives, we have increased our financial flexibility and believe we have a favorable cost structure compared to many of our peers. This will provide significant operating leverage.

Extensive Breadth of Products and Services for Diverse Customer Base.

We carry a full range of over 75,000 products, including aluminum, carbon, stainless and alloy steels and a limited line of nickel and red metals. In addition, we provide a broad range of processing and fabrication services to meet the needs of our 40,000 customers and fulfill more than 1,000,000 orders per year. We also provide supply chain solutions, including just-in-time delivery, and value-added components to many original equipment manufacturers.

We believe our broad product mix and marketing approach provides customers with a “one-stop shop” solution few other service center companies are able to offer.

For the year ended December 31, 2012, no single customer accounted for more than 2% of our sales, and our top 10 customers accounted for less than 10% of sales.

Strong Relationships with Suppliers.

We are among the largest purchasers of metals in North America and have long-term relationships with many of our North American suppliers. We believe we are frequently one of the largest customers of our suppliers and that concentrating our orders among a core group of suppliers is an effective method for obtaining favorable pricing and service. We believe we have the opportunity to further leverage this strength through continued focus on price and volume using an analytics-driven approach to procurement. In addition, we view our strategic suppliers as supply chain partners. Our coordinated effort focused on logistics, lead times, rolling schedules, and scrap return programs ultimately results in value-based buying that is advantageous for us. Metals producers worldwide are consolidating, and large, geographically diversified customers, such as Ryerson, are desirable partners for these larger suppliers. Our relationships with suppliers often provides us with access to metals when supply is constrained. Through our knowledge of the global metals marketplace and capabilities of specific mills we believe we have developed a global purchasing strategy that allows us to secure favorable prices across our product lines.

Experienced Management Team with Deep Industry Knowledge.

Our senior management team has extensive industry and operational experience and has been instrumental in optimizing and implementing our strategy in the last two years. Our senior management has an average of more than 20 years of experience in the metals or service center industries. The senior executive team’s extensive experience in international markets and outside the service center industry provides perspective to drive profitable growth.

Our CEO, Mr. Michael Arnold, joined the Company in January 2011 and has 34 years of diversified industrial experience. Mr. Edward Lehner, who has been our CFO since August 2012, has 24 years of experience predominantly in the metals industry. Under their leadership, we have increased our focus on positioning the Company for growth and enhanced profitability.

Our Strategy

Expand Margins.

We are actively pursuing strategies to achieve increased gross margins. We believe this will allow our profitability to accelerate as volumes in our industry improve. Although our 2012 net sales decreased by 14.9% as compared to our net sales in 2011, we have employed and continue to employ the initiatives below which have resulted in an increase in our gross margins as a percentage of sales, excluding LIFO expense, by over 250 basis points, from 13.4% in Q4 2011 to 16.2% in Q4 2012. We have excluded LIFO expense from the gross margin as a percentage of sales metric in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories.

Optimize Product Mix. We see significant opportunities to continue to improve our margins by increasing long and plate products supplied to our customers, as long and plate products typically generate higher margins than flat products. We have established regional long product inventory to provide a broad line of stainless, aluminum, carbon and alloy long products as well as the necessary processing equipment to meet demanding requirements of these customers. In addition, over the past two years, 45% of our capital expenditures have gone toward upgrading and adding plate and long processing capabilities throughout our operational footprint. We expect to continue to optimize product mix through these initiatives.

Optimize Customer Mix. We have increased our focus on serving a diversified group of industrial customers that value our customized processing services which we price on a transaction-by-transaction basis as opposed to larger volume program account customers who typically have fixed pricing arrangements over varying time periods. Our sales to customers using transactional pricing arrangements typically generate higher margins and require less working capital investment. We have re-evaluated and re-priced many of our lower margin program accounts which has resulted in an increase in our margins, as evidenced above.

Expand Value-added Processing Services. We seek to continue to improve our margins by complementing our products with first stage manufacturing and other processing capabilities that add value for our customers. Additionally, for certain customers we have assumed the management and responsibility for complex supply chains involving numerous suppliers, fabricators and processors. We leverage our capabilities to deliver the highest value proposition to our customers by providing a wide breadth of competitive products and services, as well as superior customer service and product quality.

Improve Supply Chain and Procurement Management. As a large purchaser of metals we continue to use analytic-driven processes to develop supply chains which lower our procured costs, shorten our lead times, improve our working capital management and decrease our exposure to commodity price fluctuations.

Improve Operating Efficiency.

We are committed to improving our operating capabilities through continuous business improvements and cost reductions. We have made, and continue to make, improvements in a variety of areas, including operations, sales, delivery, administration and working capital management. Furthermore, we continue to focus on better customer service and the hiring, retention and promotion of high performing employees as well as place greater emphasis on working capital efficiencies. In particular with respect to inventory, our goal of maintaining approximately 75-80 days of sales on hand reduces our exposure to metals prices and increases capacity in facilities to devote to higher margin products. Our streamlined organizational structure combines local decision making with regional and national sourcing to improve efficiency.

Pursue Profitable Growth Through Expansion and Value-Accretive Acquisitions.

We are focused on increasing our sales to existing customers, as well as expanding our customer base globally, but there can be no guarantee we will be able to expand. We expect to continue increasing revenue through a variety of sales initiatives and by targeting attractive markets.

In North America, we have expanded and continue to expand in markets that we believe are underserved. We opened seven new facilities since 2011 in Texas, Georgia, Iowa, Illinois, Utah and Mexico, and have expanded higher-margin plate fabrication or long-product capabilities at many existing locations, where we have observed an opportunity to generate attractive returns. We are continuously monitoring opportunities for further expansion across the United States, Canada and Mexico. We expect to leverage our expertise in North America and selectively expand our business in China and Brazil as well as additional high growth emerging markets.

Since 2010, we have completed five strategic acquisitions: Texas Steel Processing Inc., SFI-Gray Steel Inc., Singer Steel Company, Turret Steel and Açofran Aços e Metais Ltda. These acquisitions have provided various opportunities for long-term value creation through the expansion of our product and service capabilities, geographic reach, operational distribution network, end markets diversification, cross-selling opportunities and the addition of transactional-based customers. Although the Company does not have any current plans to engage in any specific acquisitions, we regularly evaluate potential acquisitions of service center companies that complement our existing customer base and product offerings, and plan to continue pursuing our disciplined approach to such acquisitions.

Maintain Flexible Capital Structure and Strong Liquidity Position.

Our management team is focused on maintaining a strong level of liquidity that will facilitate our plans to execute our various growth strategies. Throughout the economic downturn, we maintained liquidity in excess of $300 million. Liquidity as of March 31, 2013 was approximately $437 million, comprised of $339 million of excess availability under our senior secured $1.35 billion asset-based revolving credit facility and foreign debt facilities, and $98 million of cash-on-hand and marketable securities. We have no financial maintenance covenants in our debt agreements unless availability under our senior secured revolving credit facility (the “Ryerson Credit Facility”) falls below $125 million.

Following the 2012 bond refinancing, there are no significant debt maturities until the maturity of the Ryerson Credit Facility, which occurs on the earlier of (a) April 3, 2018 or (b) August 16, 2017 (60 days prior to the scheduled maturity date of the original senior secured notes and the senior secured exchange notes), if the original senior secured notes or senior secured exchange notes are then outstanding.

Recent Developments

Initial Public Offering of Ryerson Holding Corporation

On January 22, 2010, Ryerson Holding Corporation filed a Registration Statement on Form S-1 (as amended, the “Form S-1”) with the SEC relating to the proposed registration of the sale of the common stock of Ryerson Holding. The Form S-1, which was last amended on May 24, 2013, has not yet become effective and will not be deemed to be incorporated into this prospectus, and you should not rely on the information in the Form S-1 in making your decision whether to purchase our notes. If the initial public offering is completed in the manner currently contemplated, it is expected that a portion of the net proceeds from the sale of Ryerson Holding Corporation’s common stock will be used to redeem the notes in part. However, there can be no assurance when or whether such offering will occur, or if such offering occurs, what the terms of the offering will be.

Platinum

Platinum Equity, LLC (together with its affiliates, “Platinum Equity”) is a global acquisition firm headquartered in Beverly Hills, California with principal offices in New York, Boston and London. Since its founding in 1995, Platinum Equity has completed more than 145 acquisitions in a broad range of market sectors including packaging, technology, industrials, logistics, distribution, maintenance and service. Platinum Equity’s current portfolio includes over 30 companies in a variety of different industries that serve customers around the world. Platinum Equity has a diversified capital base that includes the assets of its portfolio companies, which generated more than $15 billion in revenue in 2012, as well as capital commitments from institutional investors in private equity funds managed by the firm. Platinum Equity’s M&A&O® (Mergers & Acquisitions & Operations) approach to investing focuses on acquiring businesses that need operational support to realize their full potential and can benefit from Platinum Equity’s expertise in transition, integration and operations.

Corporate Structure

Our current corporate structure is made up as follows: Ryerson Holding owns all of the common stock of Ryerson Inc. and all of the membership interests of Rhombus JV Holdings, LLC. Ryerson Inc. owns, directly or indirectly, all of the common stock of the following entities: JT Ryerson; Ryerson Americas, Inc.; Ryerson International, Inc.; Ryerson Pan-Pacific LLC; J.M. Tull Metals Company, Inc.; RdM Holdings, Inc.; RCJV Holdings, Inc.; Ryerson Procurement Corporation; Ryerson International Material Management Services, Inc.; Ryerson International Trading, Inc.; Ryerson Canada, Inc.; Ryerson Metals de Mexico, S. de R.L. de C.V.; 862809 Ontario, Inc.; Leets Assurance, Ltd.; Integris Metals Mexicana, S.A. de C.V.; Servicios Empresariales Ryerson Tull, S.A. de C.V.; Servicios Corporativos RIM, S.A. de C.V.; Turret Holding Corporation; Turret Steel Industries, Inc.; Turret Steel Canada, ULC; Sunbelt-Turret Steel, Inc.; Ryerson Brasil Participacoes Ltda; Ryerson Holdings (Brazil), LLC; EPE LLC; Ryerson Canada Finance ULC; Imperial Trucking Company, LLC; Wilcox-Turret Cold Drawn, Inc.; and Ryerson Holdings (India) Pte Ltd. Platinum currently owns 99% of the capital stock of Ryerson Holding. The chart below illustrates in summary form our material operating subsidiaries.

[1]

Platinum refers to the following entities: Platinum Equity Capital Partners, L.P.; Platinum Equity Capital Partners-PF, L.P.; Platinum Equity Capital Partners-A, L.P.; Platinum Equity Capital Partners II, L.P.; Platinum Equity Capital Partners-PF II, L.P.; Platinum Equity Capital Partners-A II, L.P.; and Platinum Rhombus Principals, LLC. For additional detail regarding ownership by Platinum, see “Principal and Selling Stockholders.”

Corporate Information

Ryerson Inc. and Joseph T. Ryerson & Son, Inc. are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 227 West Monroe Street, 27th Floor, Chicago, Illinois 60606. Our telephone number is (312) 292-5000.

Our website is located at www.ryerson.com. Our website and the information contained on the website or connected thereto will not be deemed to be incorporated into this prospectus and you should not rely on any such information in making your decision whether to exchange your notes.

Summary of the Exchange Offer

On October 10, 2012, we completed an offering of (i) $600 million aggregate principal amount of 9% senior secured notes due 2017 and (ii) $300 million aggregate principal amount of 11 1/4% senior notes due 2018, in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Proceeds from the issuance of the original notes were used to (i) repay in full Ryerson Holding Corporation’s 14 1/2% senior discount notes due 2015, plus accrued and unpaid interest thereon up to, but not including, the repayment date, (ii) repay in full our outstanding floating rate senior secured notes due 2014 and our senior secured notes due 2015, plus accrued and unpaid interest thereon up to, but not including, the repayment date, (iii) repay a portion of the outstanding indebtedness under our senior secured revolving credit facility (the “Ryerson Credit Facility”) and (iv) pay related fees, expenses and premiums. In connection with the offering, we entered into a registration rights agreement with the initial purchasers of the original notes pursuant to which we agreed to offer to exchange the original notes for a new issue of substantially identical debt securities registered under the Securities Act. This exchange offer satisfies our obligations under the registration rights agreement. We also agreed to deliver this prospectus to the holders of the original notes. You should read the discussions under the headings “Summary—Summary of the Terms of the Exchange Notes” and “Description of the Exchange Notes” for information regarding the exchange notes.

The Exchange Offer

This is an offer to exchange $1,000 in principal amount of the exchange notes for each $1,000 in principal amount of outstanding original notes provided that no notes of $2,000 or less shall be accepted in part. The exchange notes are substantially identical to the original notes, except that:

 •       the exchange notes will generally be freely transferable, other than as described in this prospectus;

 •       the exchange notes will not contain any legend restricting their transfer;

 •       holders of the exchange notes will not be entitled to the rights of the holders of the original notes under the registration rights agreement; and

 •       the exchange notes will not contain any provisions regarding the payment of additional interest.

Based upon interpretations by the staff of the SEC set forth in no actions letters issued to unrelated third parties, we believe that you can transfer the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:

 •       acquire the exchange notes in the ordinary course of your business;

 •       are not and do not intend to become engaged in a distribution of the exchange notes;

 •       are not an “affiliate” (within the meaning of the Securities Act) of ours;

 •       are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes from us or our affiliates; and

 •       are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes in a transaction as part of its market-making or other trading activities.

If any of these conditions are not satisfied and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. See “The Exchange Offer—Purpose of the Exchange Offer.”

Registration Rights Agreement	Under the registration rights agreement, we have agreed to use our commercially reasonable efforts to cause the registration statement to be filed and declared effective by the dates listed under “The Exchange Offer.” If we are not in compliance with our obligations under the registration rights agreement, additional interest will accrue on the original notes in addition to the interest that otherwise is due on the original notes. If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no additional interest will be payable on the original notes. The exchange notes will not contain any provisions regarding the payment of liquidated damages. See “The Exchange Offer—Additional Interest.”

Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered in the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we extend it.

Exchange Date	We will accept original notes for exchange at the time when all conditions of the exchange offer are satisfied or waived. We will deliver the exchange notes promptly after we accept the original notes.

Conditions to the Exchange Offer	Our obligation to complete the exchange offer is subject to certain conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of certain specified events.

Withdrawal Rights	You may withdraw the tender of your original notes at any time before the expiration of the exchange offer on the expiration date. Any original notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering Original Notes	See “The Exchange Offer—How to Tender.”

United States Federal Income Tax Consequences	The exchange of the original notes for the exchange notes should not be a taxable exchange for U.S. federal income tax purposes, and holders should not recognize any taxable gain or loss as a result of such exchange.

Effect on Holders of Original Notes	If the exchange offer is completed on the terms and within the period contemplated by this prospectus, holders of original notes will have no further registration or other rights under the registration rights agreement. See “The Exchange Offer—Other.”

Holders of original notes who do not tender such notes will continue to hold those original notes. All untendered, and tendered but unaccepted original notes, will continue to be subject to the transfer restrictions provided for in the original notes and the indentures governing each of (i) the original senior secured notes and the senior secured exchange notes and (ii) the original senior notes and the senior exchange notes, each dated as of October 10, 2012, by and among Ryerson Inc. and Joseph T. Ryerson & Son, Inc., as co-issuers, each guarantor thereunder, and Wells Fargo Bank, N.A., as trustee (the “Indentures”). To the extent that the original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected. See “Risk Factors—Risks Associated with the Exchange Offer—You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the exchange offer,” “—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer” and “The Exchange Offer—Other.”

Appraisal Rights	Holders of original notes do not have appraisal or dissenters’ rights under applicable law or the Indentures. See “The Exchange Offer—Terms of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer.

Exchange Agent	Wells Fargo Bank, N.A., the trustee under the Indentures (the “Trustee”), is serving as the exchange agent in connection with this exchange offer.

Summary of the Terms of the Exchange Notes

Senior Secured Exchange Notes

Issuers	Ryerson Inc. and Joseph T. Ryerson & Son, Inc.

Notes Offered	$600,000,000 aggregate principal amount of 9% senior secured notes due 2017.

Maturity	The senior secured exchange notes will mature on October 15, 2017.

Interest	The senior secured exchange notes will bear interest at a rate of 9.000% per annum.

We will pay interest on the senior secured exchange notes semi-annually, in cash in arrears, on April 15 and October 15 of each year, commencing April 15, 2013.

Guarantors	The senior secured exchange notes will be fully and unconditionally guaranteed on a senior secured basis by each of our existing and future domestic subsidiaries that are co-borrowers or guarantee our obligations under the Ryerson Credit Facility. Each guarantee will rank:

 •       senior in right of payment to all existing and future subordinated indebtedness of the guarantor;

 •       equally in right of payment with all existing and future senior indebtedness of the guarantor;

 •       effectively subordinated in right of payment to indebtedness under the Ryerson Credit Facility to the extent of the collateral securing such indebtedness on a first-priority basis; and

 •       effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

Ranking	The senior secured exchange notes and related guarantees will constitute our senior debt. They will rank:

 •       equally in right of payment with all of our and our guarantors’ existing and future senior debt;

 •       senior in right of payment to all of our and our guarantors’ existing and future subordinated debt;

 •       effectively subordinated in right of payment to all of our and our guarantors’ indebtedness and obligations that are secured by first-priority liens under the Ryerson Credit Facility to the extent of the value of the assets subject to such first-priority liens; and

 •       structurally subordinated to all existing and future indebtedness and obligations of any non-guarantor subsidiaries.

As of March 31, 2013, we had approximately $1,264.2 million of senior debt outstanding (including the original notes), of which approximately $336.3 million would have effectively ranked senior to the senior secured exchange notes to the extent of the Ryerson Credit Facility Collateral (as defined below). In addition, as of March 31, 2013, we had approximately $322 million of availability under the Ryerson Credit Facility, all of which is secured by a first-priority lien on receivables and inventory and related general intangibles, certain other assets and proceeds thereof (the “Ryerson Credit Facility Collateral”).

Security	The senior secured exchange notes and guarantees of the senior secured exchange notes will be secured by the Ryerson Credit Facility Collateral.

In addition, the senior secured exchange notes and guarantees of the senior secured exchange notes will be secured by a second-priority lien on all of our and our guarantors’ present and future assets that secure our obligations under the Ryerson Credit Facility, including receivables and inventory and related general intangibles, certain other assets and proceeds thereof. This second-priority lien will be subject to a first-priority lien securing the Ryerson Credit Facility and other customary liens permitted under such facility, until such facility and obligations are paid in full. See “Risk Factors — Additional Risks Related to the Senior Secured Exchange Notes — Other secured indebtedness, including indebtedness under the Ryerson Credit Facility, which is secured by an interest in receivables and inventory and related general intangibles, certain other assets and proceeds thereof, are senior to the senior secured exchange notes to the extent of the value of the collateral securing such indebtedness on a first-priority basis.”

The value of collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The liens on the collateral may be released without the consent of the holders of notes if collateral is disposed of in a transaction that complies with the indenture governing the senior secured exchange notes and security documents, including in accordance with the provisions of an intercreditor agreement relating to the Ryerson Credit Facility Collateral. In the event of a liquidation of the collateral, the proceeds may not be sufficient to satisfy the obligations under the senior secured exchange notes and any other indebtedness secured on a senior or pari passu basis. See “Risk Factors — Additional Risks Related to the Senior Secured Exchange Notes — The value of the collateral securing the senior secured exchange notes may not be sufficient to satisfy our obligations under the senior secured exchange notes.”

You should read “Description of Senior Secured Exchange Notes — Security” and “Description of Senior Secured Exchange Notes — Intercreditor Agreement” for a more complete description of the security granted to the holders of the senior secured exchange notes.

Optional Redemption	The senior secured exchange notes will be redeemable, in whole or in part, at any time on or after April 15, 2015 at the redemption prices specified under “Description of Senior Secured Exchange Notes — Optional Redemption.” In addition, we may redeem up to 35% of the outstanding senior secured exchange notes before April 15, 2015 with the net cash proceeds from certain equity offerings at a price equal to 109.000% of the principal amount of the senior secured exchange notes, plus accrued but unpaid interest. We may also redeem some or all of the senior secured exchange notes before April 15, 2015 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

Change of Control	If we experience certain kinds of change of control, we must offer to purchase the senior secured exchange notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, you should read “Description of Senior Secured Exchange Notes — Change of Control.”

Mandatory Offer to Repurchase Following Certain Asset Sales	If we sell certain assets, under certain circumstances we must offer to repurchase the senior secured exchange notes at the prices listed in the section “Description of Senior Secured Exchange Notes” under the heading “Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The indenture governing the senior secured exchange notes contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

 •       incur additional indebtedness;

 •       pay dividends on our capital stock or repurchase our capital stock;

 •       make certain investments or other restricted payments;

 •       create liens or use assets as security in other transactions;

 •       merge, consolidate or transfer or dispose of substantially all of our assets; and

 •       engage in transactions with affiliates.

Trustee	Wells Fargo Bank, N.A. is the trustee for the holders of the senior secured exchange notes.

Governing Law	The senior secured exchange notes, the indenture governing the senior secured exchange notes and the other documents for the offering of the senior secured exchange notes are governed by the laws of the State of New York.

Senior Notes

Issuers	Ryerson Inc. and Joseph T. Ryerson & Son, Inc.

Notes Offered	$300,000,000 aggregate principal amount of 11 1/4% senior notes due 2018.

Maturity	The senior exchange notes will mature on October 15, 2018.

Interest	The senior exchange notes will bear interest at a rate of 11.250% per annum.

We will pay interest on the senior exchange notes semi-annually, in cash in arrears, on April 15 and October 15 of each year, commencing April 15, 2013.

Guarantors	The senior exchange notes will be fully and unconditionally guaranteed on a senior basis by each of our existing and future domestic subsidiaries that are co-borrowers or guarantee our obligations under the Ryerson Credit Facility.

Ranking	The senior exchange notes and related guarantees will constitute our senior unsecured debt. They will rank:

 •       equally in right of payment with all of our existing and future senior debt;

 •       senior in right of payment to all of our existing and future subordinated debt;

 •       effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

 •       structurally subordinated to all existing and future indebtedness and obligations of any non-guarantor subsidiaries.

As of March 31, 2013, we had approximately $1,264.2 million of senior debt outstanding (including the original notes), of which approximately $964.2 million was secured and would rank senior to the senior exchange notes.

Optional Redemption	The senior exchange notes will be redeemable, in whole or in part, at any time on or after October 15, 2015 at the redemption prices specified under “Description of Senior Exchange Notes — Optional Redemption.” In addition, we may redeem up to 35% of the outstanding senior exchange notes before October 15, 2015 with the net cash proceeds from certain equity offerings at a price equal to 111.250% of the principal amount of the senior exchange notes, plus accrued but unpaid interest. We may also redeem some or all of the senior exchange notes before October 15, 2015 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

Change of Control	If we experience certain kinds of change of control, we must offer to purchase the senior exchange notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, you should read “Description of Senior Exchange Notes — Change of Control.”

Mandatory Offer to Repurchase Following Certain Asset Sales	If we sell certain assets, under certain circumstances we must offer to repurchase the senior exchange notes at the prices listed in the section “Description of Senior Exchange Notes” under the heading “Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The indenture governing the senior exchange notes contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

 •       incur additional indebtedness;

 •       pay dividends on our capital stock or repurchase our capital stock;

 •       make certain investments or other restricted payments;

 •       create liens or use assets as security in other transactions;

 •       merge, consolidate or transfer or dispose of substantially all of our assets; and

 •       engage in transactions with affiliates.

Trustee	Wells Fargo Bank, N.A. is the trustee for the holders of the senior exchange notes.

Governing Law	The senior exchange notes, the indenture governing the senior exchange notes and the other documents for the offering of the senior exchange notes are governed by the laws of the State of New York.

For additional information about the exchange notes, see the section of the prospectus entitled

“Description of the Exchange Notes.”

Regulatory Approvals

Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Risk Factors

Participating in the exchange offer involves certain risks. You should carefully consider the information under “Risk Factors” and all other information in this prospectus before participating in the exchange offer.

Summary Historical Consolidated Financial and Other Data

The following table presents our summary historical consolidated financial data, as of the dates and for the periods indicated. Our summary historical consolidated statements of operations data for the years ended December 31, 2010, 2011 and 2012 and the summary historical balance sheet data as of December 31, 2011 and 2012 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical balance sheet data as of December 31, 2010 was derived from the audited financial statements and related notes thereto, which are not included in this prospectus.

Our summary historical consolidated financial data as of March 31, 2013 and for the three months ended March 31, 2012 and 2013 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The March 31, 2012 and 2013 unaudited financial statements have been prepared on a basis consistent with our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of any interim period are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year, and the historical results set forth below do not necessarily indicate results expected for any future period.

The information presented below should be read together with “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
	(In millions, except volume and per ton data)
Statements of Operations Data:
Net sales	$3,895.5	$4,729.8	$4,024.7	$1,121.6	$891.1
Cost of materials sold	3,355.7	4,071.0	3,315.1	930.8	735.3

Gross profit	539.8	658.8	709.6	190.8	155.8
Warehousing, selling, general and administrative	505.7	539.8	508.2	131.4	121.7
Restructuring and other charges	12.0	11.1	1.1	—	—
Gain on insurance settlement	(2.6)	—	—	—	—
Impairment charges on fixed assets and goodwill	1.4	9.3	1.0	—	0.9
Pension and other postretirement benefits curtailment (gain) loss	2.0	—	(1.7)	—	—

Operating profit	21.3	98.6	201.0	59.4	33.2
Other income and (expense), net(1)	(3.2)	4.6	(18.0)	(0.3)	1.2
Interest and other expense on debt(2)	(75.2)	(80.1)	(86.4)	(19.3)	(28.4)

Income (loss) before income taxes	(57.1)	23.1	96.6	39.8	6.0
Provision (benefit) for income taxes(3)	12.9	(11.5)	(7.2)	2.7	1.1

Net income (loss)(4)	(70.0)	34.6	103.8	37.1	4.9
Less: Net loss attributable to noncontrolling interest	(4.6)	(8.3)	(5.5)	(1.1)	(2.2)

Net income (loss) attributable to Ryerson Inc.	$(65.4)	$42.9	$109.3	$38.2	$7.1

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
	(In millions, except per ton data)
Balance Sheet Data (at period end):
Cash and cash equivalents	$62.2	$61.3	$70.8	$41.9	$74.0
Restricted cash	15.6	5.3	3.9	8.4	4.0
Inventory	783.4	732.4	741.5	785.0	746.1
Working capital	862.7	805.4	798.3	831.4	769.2
Property, plant and equipment, net	490.4	491.1	483.4	494.8	474.3
Total assets	2,061.3	2,063.2	1,964.2	2,161.0	2,006.6
Long-term debt, including current maturities	960.2	1,023.6	1,305.4	1,001.8	1,264.2
Other Financial Data:
Cash flows provided by (used in) operations	$(198.4)	$54.6	$186.6	$33.3	$29.7
Cash flows used in investing activities	(44.4)	(115.0)	(35.3)	(14.6)	(3.9)
Cash flows provided by (used in) financing activities	184.5	57.9	(143.4)	(39.5)	(21.4)
Capital expenditures	27.0	47.0	40.8	14.5	4.0
Depreciation and amortization	38.6	43.3	47.3	11.0	11.3
EBITDA(5)	61.3	154.8	235.8	71.2	47.9
Adjusted EBITDA(5)	87.4	182.3	269.9	75.8	51.7
Adjusted EBITDA, excluding LIFO(5)	139.8	230.9	206.8	67.7	47.3
Ratio of Tangible Assets to Total Net Debt(6)	2.0x	1.8x	1.3x	1.9x	1.4x
Volume and Per Ton Data:
Tons shipped (000)	2,252	2,433	2,149	576	510
Average selling price per ton	$1,730	$1,944	$1,873	$1,947	$1,747
Gross profit per ton	240	271	330	331	305
Operating profit per ton	10	41	93	103	65

(1)	The year ended December 31, 2010 includes $2.6 million of foreign exchange losses related to the repayment of a long-term loan to our Canadian operations. The year ended December 31, 2011 includes a $5.8 million gain on bargain purchase related to our Singer acquisition. The year ended December 31, 2012 includes a $17.2 million loss on the redemption of the Floating Rate Senior Secured Notes due November 1, 2014 and the 12% Senior Secured Notes due November 1, 2015 (the “Old Ryerson Notes”).
(2)	The year ended December 31, 2011 includes a $1.1 million write off of debt issuance costs associated with our prior credit facility upon entering into an amended revolving credit facility on March 14, 2011.
(3)	The year ended December 31, 2011 includes income tax benefits of $18.0 million relating to the purchase accounting impact of the Turret and Singer acquisitions. The year ended December 31, 2012 includes an income tax benefit of $15.2 million related to the release of valuation allowance associated with certain state deferred tax assets.
(4)	Net income for the year ended December 31, 2012 would have been $11.7 million lower on a pro forma basis if we had issued the original notes on January 1, 2012 and excluded the impact of the $17.2 million loss on redemption of the Old Ryerson Notes.
(5)	EBITDA, for the periods presented, represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, loss on retirement of debt, impairment charges on fixed assets and goodwill, reorganization expenses and the payment of management fees. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. Our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) may differ from that of other companies. Set forth below is the reconciliation of net income to EBITDA, as further adjusted to Adjusted EBITDA and Adjusted EBITDA, excluding LIFO.

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
	(In millions)
Net income (loss) attributable to Ryerson Inc.	$(65.4)	$42.9	$109.3	$38.2	$7.1
Interest and other expense on debt	75.2	80.1	86.4	19.3	28.4
Provision (benefit) for income taxes	12.9	(11.5)	(7.2)	2.7	1.1
Depreciation and amortization	38.6	43.3	47.3	11.0	11.3

EBITDA	61.3	154.8	235.8	71.2	47.9
Reorganization	19.1	17.8	5.8	2.2	2.0
Advisory services fee	5.0	5.0	5.0	1.3	1.3
Loss on retirement of debt	—	—	17.2	—	—
Foreign currency transaction losses	2.7	0.8	1.5	0.6	(1.1)
Gain on insurance settlement	(2.6)	—	—	—	—
Impairment charges on fixed assets and goodwill	1.4	9.3	1.0	—	0.9
Purchase consideration	—	—	4.3	0.8	0.8
Gain on bargain purchase	—	(5.8)	—	—	—
Other adjustments	0.5	0.4	(0.7)	(0.3)	(0.1)

Adjusted EBITDA	87.4	182.3	269.9	75.8	51.7
LIFO expense (income)	52.4	48.6	(63.1)	(8.1)	(4.4)

Adjusted EBITDA, excluding LIFO expense (income)	$139.8	$230.9	$206.8	$67.7	$47.3

(6)	The table below sets forth the inputs used for the calculations of the ratio of tangible assets to total net debt for the years ended December 31, 2010, 2011 and 2012 and for the three months ended March 31, 2012 and 2013.

	Year ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
	(In millions)
Receivables less provision for allowances, claims and doubtful accounts	$499.1	$515.8	$396.7	$561.1	$436.1
Inventories	783.4	732.4	741.5	785.0	746.1
Assets held for sale	14.3	10.0	3.6	10.0	5.1
Property, plant and equipment, net of accumulated depreciation	490.4	491.1	483.4	494.8	474.3

Tangible Assets	$1,787.2	$1,749.3	$1,625.2	$1,850.9	$1,661.6

Long-term debt, including current maturities	$960.2	$1,023.6	1,305.4	1,001.8	1,264.2
Less cash and cash equivalents	(62.2)	(61.3)	(70.8)	(41.9)	(74.0)

Total Net Debt	$898.0	$962.3	$1,234.6	$959.9	$1,190.2

Ratio of Tangible Assets to Total Net Debt	2.0x	1.8x	1.3x	1.9x	1.4x

RISK FACTORS

Before making an investment decision in the notes, you should carefully consider the risks described below and other information contained in this prospectus. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do occur, our business, financial condition, results of operations or cash flows could be materially adversely affected. In such case, the trading price of the notes could decline, and you may lose all or part of your investment.

Risks Relating to the Notes

We have a substantial amount of indebtedness, which could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.

We currently have, and following this exchange offer will continue to have, a substantial amount of indebtedness, as of March 31, 2013, including $600 million outstanding under the original senior secured notes and $300 million outstanding under the original senior notes. As of March 31, 2013, our total indebtedness was approximately $1,264.2 million (including the original notes) and we had approximately $322 million of unused capacity under the Ryerson Credit Facility. Our substantial indebtedness may:

•	make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;
•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions and general corporate and other purposes;
•	limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general corporate purposes;
•	require us to use a substantial portion of our cash flow from operations to make debt service payments;
•	limit our flexibility to plan for, or react to, changes in our business and industry;
•	place us at a competitive disadvantage compared to our less leveraged competitors; and
•	increase our vulnerability to the impact of adverse economic and industry conditions.

We may also incur additional indebtedness in the future. The terms of the Indentures and the terms of the Ryerson Credit Facility restrict but do not prohibit us from doing so, and the indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the Ryerson Credit Facility and the notes, the holders of that indebtedness will be entitled to share ratably with the lenders under the Ryerson Credit Facility and holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

The right to receive payments on the notes and the guarantees will be subordinated to the liabilities of non-guarantor subsidiaries.

The notes and related guarantees are structurally subordinated to all indebtedness of our subsidiaries that are not guarantors of the notes. While the indentures governing the notes limit the indebtedness and activities of these non-guarantor subsidiaries, holders of indebtedness of, and trade creditors of, non-guarantor subsidiaries, including lenders under bank financing agreements, are entitled to payments of their claims from the assets of such subsidiaries before those assets are made available for distribution to any guarantor, as direct or indirect shareholder. While the Canadian subsidiaries have agreed under the Indentures not to pledge or encumber their assets without equally and ratably securing the notes, they will not guarantee the notes. The non-guarantor subsidiaries represented, respectively, 13.8% and 2.3% of our net sales and EBITDA for the three month period ended March 31, 2013. In addition, these non-guarantor subsidiaries represented, respectively, 16.4% and 6.1% of our assets and liabilities, as of March 31, 2013.

Accordingly, in the event that any of the non-guarantor subsidiaries or joint venture entities become insolvent, liquidates or otherwise reorganizes:

•	the creditors of the guarantors (including the holders of the notes) will have no right to proceed against such subsidiary’s assets; and
•

the creditors of such non-guarantor subsidiary, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of assets of such subsidiary, as direct or indirect shareholder, and will be entitled to receive any distributions from such subsidiary.

The covenants in the indentures governing the notes and the Ryerson Credit Facility impose, and covenants contained in agreements governing indebtedness we incur in the future may impose, restrictions that may limit our operating and financial flexibility.

The Indentures contain a number of significant restrictions and covenants that limit our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;
•	pay dividends on our capital stock or repurchase our capital stock;
•	make certain investments or other restricted payments;
•	create liens or use assets as security in other transactions;
•	merge, consolidate or transfer or dispose of substantially all of our assets; and
•	engage in transactions with affiliates.

The Ryerson Credit Facility also contains restrictions and covenants that limit our ability to do the acts mentioned above. Additionally, our future indebtedness may contain covenants more restrictive in certain respects than the restrictions contained in the Ryerson Credit Facility and the Indentures. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with financial covenants that are contained in the Ryerson Credit Facility or that may be contained in any future indebtedness. Complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

We may not be able to generate sufficient cash to service our indebtedness obligations, including our obligations under the notes.

Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our financial and operating performance, which may fluctuate significantly from quarter to quarter, and is subject to prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that we will continue to generate sufficient cash flow or that we will be able to borrow funds in amounts sufficient to enable us to service our indebtedness, or to meet our working capital and capital expenditure requirements. If we are not able to generate sufficient cash flow from operations or to borrow sufficient funds to service our indebtedness, we may be required to sell assets, seek additional capital, reduce capital expenditures, restructure or refinance all or a portion of our existing indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including defaults under the Ryerson Credit Facility that are not waived by the required lenders, and the remedies sought by the holders of such indebtedness could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the Ryerson Credit Facility), we could be in default under the terms of the agreements governing such indebtedness.

In the event of such default, the holders of such indebtedness could elect to (i) declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, (ii) terminate their commitments and cease making further loans and (iii) institute foreclosure proceedings against our assets, if any, securing such indebtedness and we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to seek waivers from the required lenders under the Ryerson Credit Facility to avoid being in default. If we breach our covenants under the Ryerson Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under these facilities, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness,” “Description of Senior Secured Exchange Notes” and “Description of Senior Exchange Notes.”

Upon any such bankruptcy filing, we would be stayed from making any ongoing payments on the notes, and the holders of the notes would not be entitled to receive post-petition interest or applicable fees, costs or charges, or any “adequate protection” under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

We may be unable to purchase the notes upon a change of control.

Upon a change of control, we may be required to offer to purchase all of the notes then outstanding for cash at the prices listed in the sections “Description of Senior Secured Exchange Notes” and “Description of Senior Exchange Notes”, in each case under the heading “Change of Control.” If a change of control were to occur, we may not have sufficient funds to pay the change of control purchase price and we may be required to secure third-party financing to do so. However, we may not be able to obtain such financing on commercially reasonable terms, on terms acceptable to us or at all. Our existing and future indebtedness may also contain restrictions on our ability to repurchase the notes upon certain events, including transactions that could constitute a change of control under the indentures. Our failure to repurchase the notes upon a change of control would constitute an event of default under the indentures and would have a material adverse effect on our business, financial condition, results of operations or cash flows.

The change of control provision in the Indentures may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the Indentures. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change of the magnitude required under the definition of change of control triggering event in the Indentures to trigger our obligation to repurchase the notes. Except as described above, the Indentures do not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in an event of a recapitalization or similar transaction.

Because each subsidiary guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the subsidiary guarantors are limited to the maximum amount that such guarantors are permitted to guarantee under applicable law. As a result, any such guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully below, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor.

In addition, the subsidiary guarantors will be automatically released from their guarantees upon the occurrence of certain events, including the following:

•	the designation of a subsidiary guarantor as an unrestricted subsidiary;
•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by a subsidiary guarantor; or
•	the sale or other disposition, including the sale of substantially all the assets, of a subsidiary guarantor.

If the guarantee of any subsidiary guarantor is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the notes. See “Description of Senior Secured Exchange Notes — Guarantees” and “Description of Senior Exchange Notes — Guarantees.”

An active trading market for the exchange notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the exchange notes.

The exchange notes are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. To the extent that an active trading market does not develop, the liquidity and trading prices for the exchange notes may be adversely affected. If the exchange notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, our performance and other factors. In addition, a downgrade of our credit ratings by any credit rating agencies could impact the price at which the exchange notes trade. Our credit ratings will be subject to regular review. We have no plans to list the exchange notes on a securities exchange. The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. An active or liquid trading market for the exchange notes may not develop.

The trading price of the notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Any such disruptions could adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from the initial offering price of the notes, depending on the prevailing interest rates, the market for similar notes, our performance and other factors, many of which are beyond our control.

An adverse rating of the notes may cause their trading price to fall.

If a rating agency rates the notes, it may assign a rating that is lower than expected. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline. These ratings may also affect our ability to raise debt. Any downgrading of the notes or our debt may affect the cost and terms and conditions of our financings.

Additional Risks Relating to the Senior Secured Exchange Notes

Other secured indebtedness, including indebtedness under the Ryerson Credit Facility, which is secured by an interest in receivables and inventory and related general intangibles, certain other assets and proceeds thereof, are senior to the senior secured exchange notes to the extent of the value of the collateral securing such indebtedness on a first-priority basis.

Obligations under the Ryerson Credit Facility are secured by a first-priority lien in the receivables and inventory and related general intangibles, certain other assets and proceeds thereof of certain of our subsidiaries. The senior secured exchange notes and the related guarantees will be secured by a second-priority lien in the collateral securing indebtedness under the Ryerson Credit Facility. Any rights to payment and claims by the holders of the senior secured exchange notes will, therefore, be fully subordinated to any rights to payment or claims by our creditors under the Ryerson Credit Facility with respect to distributions of such collateral. Only when our obligations under the Ryerson Credit Facility are satisfied in full will the proceeds of certain assets including receivables and inventory and related general intangibles, certain other assets and proceeds thereof to be available, subject to other permitted liens, to satisfy obligations under the senior secured exchange notes and the related guarantees. Consequently, the senior secured exchange notes and the related guarantees will be effectively subordinated to the Ryerson Credit Facility to the extent of the value of the assets securing the Ryerson Credit Facility on a first-priority basis. In addition, the indenture governing the senior secured exchange notes will permit us to incur additional indebtedness secured by a lien that ranks equally with the senior secured exchange notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the senior secured exchange notes.

As of March 31, 2013, our total senior secured indebtedness was approximately $964.2 million and we had approximately $322 million of unused capacity under the Ryerson Credit Facility.

The value of the collateral securing the senior secured notes may not be sufficient to satisfy our obligations under the senior secured exchange notes.

Obligations under the senior secured exchange notes will be secured by a first-priority lien in substantially all of our and our guarantors’ present and future assets located in the United States (other than receivables and inventory and related general intangibles, certain other assets and proceeds thereof), including equipment, owned real property interests valued at greater than $1 million and all present and future shares of capital stock or other equity interests of our and each guarantor’s directly owned domestic subsidiaries and 65% of the present and future shares of capital stock or other equity interests of each of our and our guarantors’ directly owned foreign restricted subsidiaries, in each case subject to certain exceptions and customary permitted liens. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the senior secured exchange notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the senior secured exchange notes, in full or at all, after first satisfying our obligations in full under first-priority claims. There also can be no assurance that the collateral will be saleable and, even if saleable, the timing of its liquidation would be uncertain. In addition, with respect to certain of our owned real property, we will not obtain title insurance, surveys or legal opinions with respect to the mortgages securing the senior secured exchange notes offered hereby. Accordingly, some of the mortgages will not have the benefit of (i) title insurance policies insuring our title to and the first priority of the liens of the mortgages with respect to certain real property owned by us and (ii) any surveys that would reveal encroachments, adverse possession claims, zoning or other restrictions that exist with respect to such real properties which could adversely affect the value or utility of such property securing the senior secured exchange notes. There can be no assurance that there does not exist a mechanics’ lien or other lien encumbering one or more of the real properties that is senior to the lien of any such mortgage. The existence of such liens could adversely affect the value of the real property securing the senior secured exchange notes as well as the ability of the collateral agent to realize or foreclose on such real property. In addition, there can be no assurance that the legal descriptions attached to the mortgages (i) accurately describe and encumber the property intended to be mortgaged as security for such notes, (ii) include all real property owned by us or (iii) do not include real property not owned by us. In connection with this exchange offer, we are not required to provide local counsel opinions with respect to some of our real properties intended to constitute collateral. Therefore, there can be no independent assurance that the mortgages create and constitute valid and enforceable liens on the property intended to be encumbered thereby under the laws of each jurisdiction in which such property is located. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to foreclose on the collateral. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the senior secured exchange notes. Any claim for the difference between the amount, if any, realized by holders of the senior secured exchange notes from the sale of the collateral securing the senior secured exchange notes and the obligations under the senior secured exchange notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

The collateral agent’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

State law may limit the ability of the collateral agent for the holders of the senior secured exchange notes to foreclose on the real property and improvements included in the collateral.

The senior secured exchange notes will be secured by, among other things, liens on certain owned real property and improvements. State law may limit the ability of the trustee and the holders of the senior secured exchange notes to foreclose on the improved real property collateral located in that state. State laws govern the perfection, enforceability and foreclosure of mortgage liens against real property interests that secure debt obligations such as the senior secured exchange notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the senior secured exchange notes and the trustee also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates, requiring them to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the senior secured exchange notes from declaring a default and accelerating such notes by reason of a breach of this covenant.

The terms of the senior secured exchange notes permit, without the consent of holders of notes, various releases of the collateral securing the senior secured exchange notes and subsidiary guarantees that could be adverse to holders of senior secured exchange notes.

The lenders under the Ryerson Credit Facility will, at all times prior to the termination thereof, control all remedies or other actions related to the accounts receivable and inventory and other collateral securing the Ryerson Credit Facility on a first-priority basis. In addition, if the lenders under the Ryerson Credit Facility release the liens securing the obligations thereunder, then, under the terms of the indenture governing the senior secured exchange notes, the holders of the senior secured exchange notes will be deemed to have given approval for the release of the second-priority liens on such assets securing the senior secured exchange notes, subject to certain limitations. All accounts receivable and inventory used, sold, transferred or otherwise disposed of in accordance with the terms of the Ryerson Credit Facility will automatically be released from the lien securing the senior secured exchange notes. Accordingly, any such sale, transfer or disposition in a transaction that does not violate the asset disposition covenant in the indenture governing the senior secured exchange notes may result in a release of the lien securing the senior secured exchange notes. Accordingly, substantial collateral may be released automatically without consent of the holders of the senior secured exchange notes or the trustee under the indenture governing such notes. In addition, if the lenders under the Ryerson Credit Facility release any of the guarantors securing the obligations under the Ryerson Credit Facility, then the holders of the senior secured exchange notes will be deemed to have given approval for such release of any such subsidiary guarantor from its obligations under the guarantee, subject to certain limitations.

Rights of holders of senior secured exchange notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after-acquired collateral. The collateral agent for the senior secured exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the senior secured exchange notes.

The capital stock of each of our subsidiaries that has been pledged to secure the senior secured exchange notes will be automatically released from the collateral for the senior secured exchange notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X under the Securities Act.

Pursuant to the terms of the indenture governing the senior secured exchange notes, a portion (or, if necessary, all) of the capital stock of each of our subsidiaries that has been pledged to secure the senior secured exchange notes will be automatically released from the collateral for the senior secured exchange notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X under the Securities Act. As a result, the collateral securing the senior secured exchange notes will include the capital stock of each such subsidiary only to the extent that the applicable value of such capital stock (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the outstanding senior secured exchange notes. See “Description of Senior Secured Exchange Notes.”

Pledges of equity interests of certain of our foreign subsidiaries may not constitute collateral for the repayment of the senior secured exchange notes until such pledges are perfected pursuant to foreign law pledge documents.

Part of the security for the repayment of the senior secured exchange notes consists of a pledge of 65% of the equity interests of foreign subsidiaries owned by us or our domestic subsidiaries. Although such pledges of equity interests will be granted only under United States security documents, it may be necessary or desirable to perfect such pledges under foreign law pledge documents.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent, including pursuant to mortgages and other security documents delivered after the date of the indenture governing the senior secured exchange notes, might be avoidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the senior secured exchange notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or, in certain circumstances, a longer period. The same risk applies to perfection of a pledge within such 90 day period of a pledge granted prior to the commencement of such 90 day period.

Rights of holders of senior secured exchange notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the senior secured exchange notes to repossess and dispose of the collateral securing the senior secured exchange notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the senior secured exchange notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the senior secured exchange notes, the holders of those notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

If the guarantees of the senior secured exchange notes and the liens that secure these guarantees are held to be invalid or unenforceable or are limited by fraudulent conveyance or other laws, the senior secured exchange notes would be unsecured with respect to the assets of and structurally subordinated to the debt of our subsidiaries.

Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Accordingly, our debt that is not guaranteed by our subsidiaries is structurally subordinated to the debt and other liabilities of our subsidiaries.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees of the senior secured exchange notes by our guarantors could be voided, or claims in respect of the guarantees could be subordinated to all other indebtedness of any guarantor, if, among other things, any guarantor received less than reasonably equivalent value or fair consideration for issuing its guarantee, and, at the time thereof:

•	was insolvent or rendered insolvent by reason of issuing its guarantee;
•	was engaged or about to engage in a business or a transaction for which its remaining assets available to carry on its business constituted unreasonably small capital;
•	intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature; or
•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

In addition, any payment by us or any guarantor could be voided and required to be returned to us or such guarantor, or to a fund for the benefit of its creditors or the notes or the applicable guarantee could be subordinated to our other indebtedness or such other indebtedness of any guarantor. Any guarantee could also be subject to a claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the guarantor were incurred for less than fair consideration. A court could thus void the obligations under such guarantee, subordinate the guarantee obligations to the applicable guarantor’s other indebtedness or take other action detrimental to the holders of the senior secured exchange notes.

The measures of insolvency for the purposes of fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if, at the time it incurred the indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;
•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be sure as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. In the event that a court declares these guarantees or liens to be void, or in the event that the guarantees or liens must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the senior secured exchange notes would be effectively subordinated to the obligations of our subsidiaries, including trade payables and other liabilities that constitute indebtedness. The senior secured exchange notes would be effectively subordinated to our secured debt and the liabilities of our subsidiaries, and if a default occurs, we may not have sufficient funds to satisfy our obligations under those notes.

The collateral is subject to casualty risks.

We maintain insurance or otherwise insure against certain hazards. There are, however, losses that may be not be insured. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the senior secured exchange notes and the related guarantees.

Additional Risks Relating to the Senior Exchange Notes

The senior exchange notes are unsecured and will be effectively subordinated to any existing and future secured indebtedness.

The senior exchange notes are unsecured and will rank equal in right of payment with our existing and future unsecured and unsubordinated senior indebtedness. The senior exchange notes will not be secured by any of our or our guarantors’ assets. The senior exchange notes will be effectively subordinated to the senior secured exchange notes, the Ryerson Credit Facility and any future secured indebtedness to the extent of the value of the assets that secured such indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of us or the guarantors of the senior secured exchange notes, the Ryerson Credit Facility or of other secured indebtedness, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the senior exchange notes only after all indebtedness under the senior secured exchange notes, the Ryerson Credit Facility and other secured indebtedness has been paid in full. As a result, the holders of the senior exchange notes may receive less, ratably, than the holders of secured indebtedness in the event of our or the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization. As of March 31, 2013, we had approximately $1,264.2 million of senior debt outstanding (including the original notes), of which approximately $964.2 million was secured and would rank senior to the senior exchange notes.

If the guarantees of the senior exchange notes are held to be invalid or unenforceable or are limited by fraudulent conveyance or other laws, the senior exchange notes would be structurally subordinated to the debt of our subsidiaries.

Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Accordingly, our debt that is not guaranteed by our subsidiaries is structurally subordinated to the debt and other liabilities of our subsidiaries.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees of the senior exchange notes by our guarantors could be voided, or claims in respect of the guarantees could be subordinated to all other indebtedness of any guarantor, if, among other things, any guarantor received less than reasonably equivalent value or fair consideration for issuing its guarantee, and, at the time thereof:

•	was insolvent or rendered insolvent by reason of issuing its guarantee;
•	was engaged or about to engage in a business or a transaction for which its remaining assets available to carry on its business constituted unreasonably small capital;
•	intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature; or
•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

In addition, any payment by us or any guarantor could be voided and required to be returned to us or such guarantor, or to a fund for the benefit of its creditors or the notes or the applicable guarantee could be subordinated to our other indebtedness or such other indebtedness of any guarantor. Any guarantee could also be subject to a claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the guarantor were incurred for less than fair consideration. A court could thus void the obligations under such guarantee, subordinate the guarantee obligations to the applicable guarantor’s other indebtedness or take other action detrimental to the holders of the senior exchange notes.

The measures of insolvency for the purposes of fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if, at the time it incurred the indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;
•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be sure as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. In the event that a court declares these guarantees or liens to be void, or in the event that the guarantees or liens must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the senior exchange notes would be effectively subordinated to the obligations of our subsidiaries, including trade payables and other liabilities that constitute indebtedness. The senior exchange notes would be effectively subordinated to the liabilities of our subsidiaries, and if a default occurs, we may not have sufficient funds to satisfy our obligations under those notes.

Risks Associated with the Exchange Offer

You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the exchange offer.

If you do not exchange your original notes for exchange notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the legends on the original notes. In general, you may not offer, sell or otherwise transfer the original notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Currently, we do not anticipate that we will register the original notes under the Securities Act. Except for limited instances involving the initial purchasers or holders of original notes who are not eligible to participate in the exchange offer or who receive freely transferable exchange notes in the exchange offer, we will not be under any obligation to register the original notes under the Securities Act under the registration rights agreement or otherwise. Also, if the exchange offer is completed on the terms and within the time period contemplated by this prospectus, additional interest will not be payable on your original notes.

Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer.

To the extent that original notes are exchanged in the exchange offer, the trading market for the original notes that remain outstanding may be significantly more limited. As a result, the liquidity of the original notes not tendered for exchange in the exchange offer could be adversely affected. The extent of the market for original notes will depend upon a number of factors, including the number of holders of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for original notes that are not exchanged in the exchange offer may be affected adversely to the extent that original notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the original notes that are not exchanged more volatile.

There are state securities law restrictions on the resale of the exchange notes.

In order to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied.

Currently, we do not intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Some holders who exchange their original notes may be deemed to be underwriters.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We will not accept your original notes for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes.

We will issue exchange notes as part of the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange. See “The Exchange Offer.”

Risks Relating to Our Business

We service industries that are highly cyclical, and any downturn in our customers’ industries could reduce our sales and profitability. The economic downturn has reduced demand for our products and may continue to reduce demand until an economic recovery.

Many of our products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, seasonality, consumer demand and other factors beyond our control. These industries include manufacturing, electrical products and transportation. We do not expect the cyclical nature of our industry to change.

The U.S. economy entered an economic recession in December 2007, which spread to many global markets in 2008 and 2009 and affected Ryerson and other metals service centers. Beginning in late 2008 and continuing through 2013, the metals industry, including Ryerson and other service centers, felt additional effects of the global economic crisis and recovery thereto and the impact of the credit market disruption. These events contributed to a rapid decline in both demand for our products and pricing levels for those products. The Company has implemented a number of actions to conserve cash, reduce costs and strengthen its competitiveness, including curtailing non-critical capital expenditures, initiating headcount reductions and reductions of certain employee benefits, among other actions. However, there can be no assurance that these actions, or any others that the Company may take in response to further deterioration in economic and financial conditions, will be sufficient.

The volatility of the market could result in a material impairment of goodwill.

         We evaluate goodwill annually on October 1 and whenever events or changes in circumstances indicate potential impairment. Events or changes in circumstances that could trigger an impairment review include significant underperformance relative to our historical or projected future operating results, significant changes in the manner or the use of our assets or the strategy for our overall business, and significant negative industry or economic trends. We test for impairment of goodwill by calculating the fair value of a reporting unit using an average of an income approach based on discounted future cash flows and a market approach at the date of valuation. Under the discounted cash flow method, the fair value of each reporting unit is estimated based on expected future economic benefits discounted to a present value at a rate of return commensurate with the risk associated with the investment. Projected cash flows are discounted to present value using an estimated weighted average cost of capital, which considers both returns to equity and debt investors. Significant changes in any one of the assumptions made as part of our analysis, which could occur as a result of actual events, or further declines in the market conditions for our products, could significantly impact our impairment analysis. An impairment charge, if incurred, could be material.

The metals distribution business is very competitive and increased competition could reduce our revenues and gross margins.

The principal markets that we serve are highly competitive. The metals distribution industry is fragmented and competitive, consisting of a large number of small companies and a few relatively large companies. Competition is based principally on price, service, quality, production capabilities, inventory availability and timely delivery. Competition in the various markets in which we participate comes from companies of various sizes, some of which have greater financial resources than we have and some of which have more established brand names in the local markets served by us. Increased competition could reduce our market share, force us to lower our prices or to offer increased services at a higher cost, which could reduce our profitability.

The economic downturn has reduced metals prices. Though prices have risen since the onset of the economic downturn, we cannot assure you that prices will continue to rise. Changing metals prices may have a significant impact on our liquidity, net sales, gross margins, operating income and net income.

The metals industry as a whole is cyclical and, at times, pricing and availability of metal can be volatile due to numerous factors beyond our control, including general domestic and international economic conditions, labor costs, sales levels, competition, levels of inventory held by other metals service centers, consolidation of metals producers, higher raw material costs for the producers of metals, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of materials for us.

We, like many other metals service centers, maintain substantial inventories of metal to accommodate the short lead times and just-in-time delivery requirements of our customers. Accordingly, we purchase metals in an effort to maintain our inventory at levels that we believe to be appropriate to satisfy the anticipated needs of our customers based upon historic buying practices, contracts with customers and market conditions. When metals prices decline, as they did in 2008 and 2009, customer demands for lower prices and our competitors’ responses to those demands could result in lower sale prices and, consequently, lower margins as we use existing metals inventory. Notwithstanding recent price increases, metals prices may decline, and declines in those prices or further reductions in sales volumes could adversely impact our ability to maintain our liquidity and to remain in compliance with certain financial covenants under the Ryerson Credit Facility, as well as result in us incurring inventory or goodwill impairment charges. Changing metals prices therefore could significantly impact our liquidity, net sales, gross margins, operating income and net income.

We may not be able to generate sufficient cash to service all of our indebtedness.

Our ability to make payments on our indebtedness depends on our ability to generate cash in the future. Our outstanding notes, the Ryerson Credit Facility and our other outstanding indebtedness are expected to account for significant cash interest expenses. Accordingly, we will have to generate significant cash flows from operations to meet our debt service requirements. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may be required to sell assets, seek additional capital, reduce capital expenditures, restructure or refinance all or a portion of our existing indebtedness, or seek additional financing. Moreover, insufficient cash flow may make it more difficult for us to obtain financing on terms that are acceptable to us, or at all. Furthermore, Platinum has no obligation to provide us with debt or equity financing and we therefore may be unable to generate sufficient cash to service all of our indebtedness.

Because a portion of our indebtedness bears interest at rates that fluctuate with changes in certain prevailing short-term interest rates, we are vulnerable to interest rate increases.

A portion of our indebtedness, including the Ryerson Credit Facility, bears interest at rates that fluctuate with changes in certain short-term prevailing interest rates. As of March 31, 2013, we had approximately $336.3 million of outstanding borrowings under the Ryerson Credit Facility, with an additional $322 million available for borrowing under such facility. Assuming a consistent level of debt, a 100 basis point change in the interest rate on our floating rate debt effective from the beginning of the year would increase or decrease our interest expense under the Ryerson Credit Facility by approximately $3.6 million on an annual basis. If interest rates increase dramatically, we could be unable to service our debt which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We may not be able to successfully consummate and complete the integration of future acquisitions, and if we are unable to do so, we may be unable to increase our growth rates.

We have grown through a combination of internal expansion, acquisitions and joint ventures. We intend to continue to grow through selective acquisitions, but we may not be able to identify appropriate acquisition candidates, obtain financing on satisfactory terms, consummate acquisitions or integrate acquired businesses effectively and profitably into our existing operations. Restrictions contained in the agreements governing our notes, the Ryerson Credit Facility or our other existing or future debt may also inhibit our ability to make certain investments, including acquisitions and participations in joint ventures.

Our future success will depend on our ability to complete the integration of these future acquisitions successfully into our operations. After any acquisition, customers may choose to diversify their supply chains to reduce reliance on a single supplier for a portion of their metals needs. We may not be able to retain all of our and an acquisition’s customers, which may adversely affect our business and sales. Integrating acquisitions, particularly large acquisitions, requires us to enhance our operational and financial systems and employ additional qualified personnel, management and financial resources, and may adversely affect our business by diverting management away from day-to-day operations. Further, failure to successfully integrate acquisitions may adversely affect our profitability by creating significant operating inefficiencies that could increase our operating expenses as a percentage of sales and reduce our operating income. In addition, we may not realize expected cost savings from acquisitions, which may also adversely affect our profitability.

We may not be able to retain or expand our customer base if the North American manufacturing industry continues to erode through moving offshore or through acquisition and merger or consolidation activity in our customers’ industries.

Our customer base primarily includes manufacturing and industrial firms. Some of our customers operate in industries that are undergoing consolidation through acquisition and merger activity; some are considering or have considered relocating production operations overseas or outsourcing particular functions overseas; and some customers have closed as they were unable to compete successfully with overseas competitors. Our facilities are predominately located in the United States and Canada. To the extent that our customers cease U.S. operations, relocate or move operations overseas to regions in which we do not have a presence, we could lose their business. Acquirers of manufacturing and industrial firms may have suppliers of choice that do not include us, which could impact our customer base and market share.

Certain of our operations are located outside of the United States, which subjects us to risks associated with international activities.

Certain of our operations are located outside of the United States, primarily in Canada, China, Mexico and Brazil. We are subject to the Foreign Corrupt Practices Act (“FCPA”), which generally prohibits U.S. companies and their intermediaries from making corrupt payments or otherwise corruptly giving any other thing of value to foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment, and requires companies to maintain adequate record-keeping and internal accounting practices. The FCPA applies to covered companies, individual directors, officers, employees and agents. Under the FCPA, U.S. companies may be held liable for some actions taken by strategic or local partners or representatives. If we or our intermediaries fail to comply with the requirements of the FCPA, governmental authorities in the United States could seek to impose civil and/or criminal penalties.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, particularly with regards to the land our facilities are located on.

The Chinese government has exercised and continues to exercise substantial control over the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Moreover, the Chinese court system does not provide the same property and contract right guarantees as do courts in the United States and, accordingly, disputes may be protracted and resolution of claims may result in significant economic loss.

Additionally, although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, there is no private ownership of land in China and all land ownership is held by the government of China, its agencies, and collectives, which issue land use rights that are generally renewable. We lease the land where our Chinese facilities are located from the Chinese government. Although we believe our relationship with the Chinese government is sound, if the Chinese government decided to terminate our land use rights agreements, our assets could become impaired and our ability to meet customer orders could be impacted.

Operating results experience seasonal fluctuations.

A portion of our customers experience seasonal slowdowns. Our sales in the months of July, November and December traditionally have been lower than in other months because of a reduced number of shipping days and holiday or vacation closures for some customers. Consequently, our sales in the first two quarters of the year are usually higher than in the third and fourth quarters.

Damage to our information technology infrastructure could harm our business.

The unavailability of any of our computer-based systems for any significant period of time could have a material adverse effect on our operations. In particular, our ability to manage inventory levels successfully largely depends on the efficient operation of our computer hardware and software systems. We use management information systems to track inventory information at individual facilities, communicate customer information and aggregate daily sales, margin and promotional information. Difficulties associated with upgrades, installations of major software or hardware, and integration with new systems could have a material adverse effect on results of operations. We will be required to expend substantial resources to integrate our information systems with the systems of companies we have acquired. The integration of these systems may disrupt our business or lead to operating inefficiencies. In addition, these systems are vulnerable to, among other things, damage or interruption from fire, flood, tornado and other natural disasters, power loss, computer system and network failures, operator negligence, physical and electronic loss of data, or security breaches and computer viruses.

Any significant work stoppages can harm our business.

As of March 31, 2013, we employed approximately 3,400 persons in North America, 400 persons in China, and 50 persons in Brazil. Our North American workforce was comprised of approximately 1,600 office employees and approximately 1,800 plant employees. Twenty-nine percent of our plant employees were members of various unions, including the United Steel Workers and the International Brotherhood of Teamsters. Our relationship with the various unions has generally been good.

Nine contracts covering 339 persons were scheduled to expire in 2009. We reached agreement on the renewal of eight contracts covering approximately 258 persons and one contract covering approximately 89 persons was extended. During 2010, the parties to this extended contract covering two Chicago area facilities agreed to sever the bargaining unit between the two facilities and bargaining was concluded for one facility, which covered approximately 59 employees. This contract expired in 2011 due to facility closure. The other facility’s contract, which covered approximately 30 employees, completed negotiations in 2011. Seven contracts covering approximately 85 persons were scheduled to expire in 2010. We reached agreement on the renewal of all seven contracts. Ten contracts covering approximately 312 persons were scheduled to expire in 2011. One of these contracts, which covered 59 employees, was not renewed due to facility closure. Eight of these contracts were successfully negotiated in 2011 and the remaining contract covering 60 employees had been extended and then was successfully concluded in December 2012. Six contracts covering approximately 258 employees were scheduled to expire in 2012. We reached agreement on all six of those agreements. In 2013, there is one contract covering 16 employees scheduled to expire in December.

Certain employee retirement benefit plans are underfunded and the actual cost of those benefits could exceed current estimates, which would require us to fund the shortfall.

As of December 31, 2012, our pension plan had an unfunded liability of $370 million. Our actual costs for benefits required to be paid may exceed those projected and future actuarial assessments to the extent that those costs exceed the current assessment. Under those circumstances, the adjustments required to be made to our recorded liability for these benefits could have a material adverse effect on our results of operations and financial condition and cash payments to fund these plans could have a material adverse effect on our cash flows. We may be required to make substantial future contributions to improve the plan’s funded status.

Future funding for postretirement employee benefits other than pensions also may require substantial payments from current cash flow.

We provide postretirement life insurance and medical benefits to eligible retired employees. Our unfunded postretirement benefit obligation as of December 31, 2012 was $130 million. Our actual costs for benefits required to be paid may exceed those projected and future actuarial assessments to the extent that those costs exceed the current assessment. Under those circumstances, adjustments will be required to be made to our recorded liability for these benefits.

Any prolonged disruption of our processing centers could harm our business.

We have dedicated processing centers that permit us to produce standardized products in large volumes while maintaining low operating costs. We may suffer prolonged disruption in the operations of any of these facilities, whether due to labor or technical difficulties, destruction or damage to any of the facilities or otherwise.

If we are unable to retain and attract management and key personnel, it may adversely affect our business.

We believe that our success is due, in part, to our experienced management team. Losing the services of one or more members of our management team could adversely affect our business and possibly prevent us from improving our operational, financial and information management systems and controls. In the future, we may need to retain and hire additional qualified sales, marketing, administrative, operating and technical personnel, and to train and manage new personnel. Our ability to implement our business plan is dependent on our ability to retain and hire a large number of qualified employees each year.

Our existing international operations and potential joint ventures may cause us to incur costs and risks that may distract management from effectively operating our North American business, and such operations or joint ventures may not be profitable.

We maintain foreign operations in Canada, China, Mexico and Brazil. International operations are subject to certain risks inherent in conducting business in, and with, foreign countries, including price controls, exchange controls, export controls, economic sanctions, duties, tariffs, limitations on participation in local enterprises, nationalization, expropriation and other governmental action, and changes in currency exchange rates. While we believe that our current arrangements with local partners provide us with experienced business partners in foreign countries, events or issues, including disagreements with our partners, may occur that require attention of our senior executives and may result in expenses or losses that erode the profitability of our foreign operations or cause our capital investments abroad to be unprofitable.

Lead time and the cost of our products could increase if we were to lose one of our primary suppliers.

If, for any reason, our primary suppliers of aluminum, carbon steel, stainless steel or other metals should curtail or discontinue their delivery of such metals in the quantities needed and at prices that are competitive, our business could suffer. The number of available suppliers could be reduced by factors such as industry consolidation and bankruptcies affecting steel and metal producers. For the year ended December 31, 2012, our top 25 suppliers represented approximately 75% of our purchases. We could be significantly and adversely affected if delivery were disrupted from a major supplier. If, in the future, we were unable to obtain sufficient amounts of the necessary metals at competitive prices and on a timely basis from our traditional suppliers, we may not be able to obtain such metals from alternative sources at competitive prices to meet our delivery schedules, which could have a material adverse effect on our sales and profitability.

We could incur substantial costs related to environmental, health and safety laws.

Our operations are subject to increasingly stringent environmental, health and safety laws. These include laws that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of regulated materials and the investigation and remediation of contaminated soil, surface water and groundwater. Failure to maintain or achieve compliance with these laws or with the permits required for our operations could result in substantial increases in operating costs and capital expenditures. In addition, we may be subject to fines and civil or criminal sanctions, third party claims for property damage or personal injury, worker’s compensation or personal injury claims, cleanup costs or temporary or permanent discontinuance of operations. Certain of our facilities are located in industrial areas, have a history of heavy industrial use and have been in operation for many years and, over time, we and other predecessor operators of these facilities have generated, used, handled and disposed of hazardous and other regulated wastes. Environmental liabilities could exist, including cleanup obligations at these facilities or at off-site locations where materials from our operations were disposed of, which could result in future expenditures that cannot be currently quantified and which could have a material adverse effect on our financial position, results of operations or cash flows. Such liabilities may be imposed without regard to fault or the legality of a party’s conduct and may, in certain circumstances, be joint and several. Future changes to environmental, health and safety laws, including those related to climate change, could result in material liabilities and costs, constrain operations or make such operations more costly for us, our suppliers and our customers. In October 2011, the United States Environmental Protection Agency named us as one of more than 100 businesses that may be a potentially responsible party for the Portland Harbor Superfund Site. We do not currently have sufficient information available to us to determine the total cost of any required investigation or remediation of the Portland Harbor site and management cannot predict the ultimate outcome of this matter or estimate a range of potential loss at this time.

New regulations related to conflict-free minerals may force us to incur additional expenses and place us at a competitive disadvantage.

On August 22, 2012, under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the SEC adopted new requirements for reporting companies that use certain minerals and metals, known as “conflict minerals”, in their products, whether or not these products are manufactured by third parties. These requirements will require companies to diligence, disclose and report whether or not such minerals originate from the Democratic Republic of Congo and adjoining countries. Since our supply chain is complex, we may not be able to conclusively verify the origins for all metals used in our products and we may face reputational challenges with our customers. Additionally, as there may be only a limited number of suppliers offering “conflict free” metals, we cannot be sure that we will be able to obtain necessary metals from such suppliers in sufficient quantities or at competitive prices. Accordingly, we could incur significant cost related to the compliance process, including potential difficulty or added costs in satisfying the disclosure requirements. Moreover, we may encounter challenges to satisfy those customers who require that all of the components of our products be certified as conflict free which could place us at a competitive disadvantage if we are unable to do so.

We are subject to litigation that could strain our resources and distract management.

From time to time, we are involved in a variety of claims, lawsuits and other disputes arising in the ordinary course of business. These suits concern issues including product liability, contract disputes, employee-related matters and personal injury matters. It is not feasible to predict the outcome of all pending suits and claims, and the ultimate resolution of these matters as well as future lawsuits could have a material adverse effect on our business, financial condition, results of operations or cash flows or reputation.

We may face product liability claims that are costly and create adverse publicity.

If any of the products that we sell cause harm to any of our customers, we could be exposed to product liability lawsuits. If we were found liable under product liability claims, we could be required to pay substantial monetary damages. Further, even if we successfully defended ourself against this type of claim, we could be forced to spend a substantial amount of money in litigation expenses, our management could be required to spend valuable time in the defense against these claims and our reputation could suffer.

We are controlled by a single investor group and its interest as an equity holder may conflict with yours as a creditor.

Platinum owns 99% of the issued and outstanding capital stock of Ryerson Holding, which owns 100% of the issued and outstanding capital stock of Ryerson Inc. As a result, Platinum controls matters such as the election of all of the members of our board of directors, amendments to our organizational documents, or the approval of any mergers, tender offers, sales of assets or other major corporate transactions.

The interests of Platinum may not in all cases be aligned with your interests as a holder of the notes. For example, Platinum could cause us to make acquisitions that increase the amount of the indebtedness that is secured or senior to the notes or to sell revenue-generating assets, impairing our ability to make payments under the notes. Additionally, Platinum is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Accordingly, Platinum may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. In addition, Platinum may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to you as a holder of our notes.

Our risk management strategies may result in losses.

From time to time, we may use fixed-price and/or fixed-volume supplier contracts to offset contracts with customers. Additionally, we may use foreign exchange contracts and interest rate swaps to hedge Canadian dollar and floating rate debt exposures. These risk management strategies pose certain risks, including the risk that losses on a hedge position may exceed the amount invested in such instruments. Moreover, a party in a hedging transaction may be unavailable or unwilling to settle our obligations, which could cause us to suffer corresponding losses. A hedging instrument may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of use of such instruments.

We may be adversely affected by currency fluctuations in the U.S. dollar versus the Canadian dollar and the Chinese renminbi.

We have significant operations in Canada which incur the majority of their metal supply costs in U.S. dollars but earn the majority of their sales in Canadian dollars. Additionally, we have significant assets in China. We may from time to time experience losses when the value of the U.S. dollar strengthens against the Canadian dollar or the Chinese renminbi, which could have a material adverse effect on our results of operations. In addition, we will be subject to translation risk when we consolidate our Canadian and Chinese subsidiaries’ net assets into our balance sheet. Fluctuations in the value of the U.S. dollar versus the Canadian dollar or Chinese renminbi could reduce the value of these assets as reported in our financial statements, which could, as a result, reduce our stockholders’ equity.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of exchange notes in the exchange offer. The exchange notes will evidence the same debt as the original notes tendered in exchange for the exchange notes. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

We used the net proceeds from the issuance of the original notes to (i) repay in full Ryerson Holding Corporation’s 14 1/2% senior discount notes due 2015, plus accrued and unpaid interest thereon up to, but not including, the repayment date, (ii) repay in full our outstanding floating rate senior secured notes due 2014 and our senior secured notes due 2015, plus accrued and unpaid interest thereon up to, but not including, the repayment date, (iii) repay a portion of the outstanding indebtedness under the Ryerson Credit Facility and (iv) pay related fees, expenses and premiums.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On October 10, 2012, we sold the original notes in transactions exempt from registration under the Securities Act. Accordingly, the original notes may not be reoffered, resold or otherwise transferred in the United States, unless so registered or unless an exemption from the Securities Act registration requirements is available. Pursuant to the registration rights agreements entered into with the initial purchasers of the original notes, we agreed, for the benefit of holders of the original notes, to use our commercially reasonable efforts to:

•

no later than 270 days after the original issue date of the original notes, or July 7, 2013, file a registration statement with the SEC with respect to a registered offer to exchange the original notes for exchange notes that will be issued under the same indentures, in the same aggregate principal amount as and with terms that are substantially identical in all material respects to the original notes, except that they will not contain terms with respect to transfer restrictions, and cause such registration statement to become effective at the earliest practicable time;

•

have the exchange offer registration statement remain effective under the Securities Act until the earlier of 180 days after the effective date of the exchange offer registration statement and the date on which broker-dealers that receive exchange notes for their own account in exchange for original notes, where such original notes were acquired by such broker-dealers as a result of market-making activities or other trading activities, which broker-dealers we refer to herein as the “Participating Broker-Dealers”, are no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•	complete the exchange offer no later than October 5, 2013.

For each original note tendered to us pursuant to the exchange offer, we will issue to the holder of such original note an exchange note having a principal amount at maturity equal to that of the surrendered original note. Interest on each exchange note will accrue:

(1)	from the later of:

•	the last interest payment date on which interest was paid on the note surrendered in exchange therefore; or

•

if the note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date; or

(2)	if no interest has been paid on such note, from the original issue date.

This exchange offer satisfies our obligations under the registration rights agreement.

Under existing SEC interpretations, contained in several no-action letters to third parties, the exchange notes (and the related guarantees) will be freely transferable by holders (other than affiliates of the issuer) after the exchange offer free of any covenant regarding registration under the Securities Act; provided, however, that each holder that wishes to exchange its original notes for exchange notes will be required to represent:

•	that any exchange notes to be received by it will be acquired in the ordinary course of its business;

•

that at the time of the commencement and consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	that it is not our “affiliate” (as defined in Rule 405 promulgated under the Securities Act);

•	if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

•

if such holder is a broker-dealer, or a Participating Broker-Dealer, that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes.

The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the exchange notes) with the prospectus contained in the exchange offer registration statement.

Under the registration rights agreement, we have agreed to furnish upon written request, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers for use in connection with any resale of exchange notes.

Shelf Registration Statement

In the event that:

(1)	changes in applicable law or SEC policy do not permit us to effect the exchange offer;

(2)	for any reason the exchange offer is not completed on or prior to October 7, 2013; or

(3)	with respect to any holder of original notes, (i) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) such holder may not sell the exchange notes acquired by it in the exchange offer without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate for such resales by such holder or (iii) such holder is a broker-dealer and holds original notes acquired directly from us or one of our affiliates, upon such holder’s request, which must be delivered no later than the 20th day following consummation of the exchange offer;

then in each case, we will, at our sole expense, (a) as soon as practicable, but, in no event later than the later of (x) July 8, 2013 and (y) 90 days after such filing obligation arises (or if such 90th day is not a business day, the next succeeding business day), file a shelf registration statement covering resales of the original notes (the “Shelf Registration Statement”), (b) use our commercially reasonable efforts to cause the Shelf Registration to be declared effective by the SEC on or before the 180th day after such filing obligation arises (or if such 180th day is not a business day, the next succeeding business day) and (c) keep effective the Shelf Registration Statement until the earlier of two years after the effective date of the Shelf Registration Statement or such time as all of the applicable notes have been sold thereunder.

We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the original notes. A holder selling such original notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

Additional Interest

If we fail to meet the obligations listed above, then additional interest (the “Additional Interest”) shall become payable in respect of the exchange notes if:

(A) neither the exchange offer registration statement nor the Shelf Registration Statement is filed with the SEC on or before July 8, 2013, in the case of the exchange offer registration statement, or the later of July 8, 2013 and 90 days after such filing obligation arises (or if such 90th day is not a business day, the next succeeding business day) in the case of the Shelf Registration Statement;

(B) the Shelf Registration has not been declared effective by the SEC on or before the 180th day after such filing obligation arises (or if such 180th day is not a business day, the next succeeding business day);

(C) the exchange offer has not been completed on or before October 7, 2013; or

(D) the exchange offer registration statement or the Shelf Registration Statement is filed and declared effective by the SEC and thereafter ceases to be effective or fails to be usable for its intended purpose during the periods required under the registration rights agreement without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself immediately declared effective (each, a “Registration Default”), then the Company will pay Additional Interest to each holder of the notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one quarter of one percent (0.25%) per annum on the principal amount of the then accreted value held by such holder. The amount of the Additional Interest will increase by an additional one quarter of one percent (0.25%) per annum on the principal amount of the then accreted value with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount Additional Interest for all Registration Defaults of 1.0% per annum. Any Additional Interest on the Notes will either be added to the accreted value of each Note or paid to you in cash on each semi-annual accrual date.

Expiration Date; Extensions; Termination; Amendments

The exchange offer expires on the expiration date. The expiration date is 5:00 p.m., New York City time, on                     , 2013, unless we, in our sole discretion, extend the period during which the exchange offer is open, in which event the expiration date is the latest time and date on which the exchange offer, as so extended by us, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to Wells Fargo Bank, National Association, as the exchange agent, and by timely public announcement communicated in accordance with applicable law or regulation. During any extension of the exchange offer, all original notes previously tendered pursuant to the exchange offer and not validly withdrawn will remain subject to the exchange offer.

The exchange date will occur promptly after the expiration date. We expressly reserve the right to:

•

terminate the exchange offer and not accept for exchange any original notes for any reason, including if any of the events set forth below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner, whether before or after any tender of the original notes.

If any such termination or amendment occurs, we will notify the exchange agent in writing and either will issue a press release or will give written notice to the holders of the original notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the original notes on the exchange date.

If we waive any material condition to the exchange offer, or amend the exchange offer in any material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of original notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the exchange offer will be extended until the expiration of such five business day period.

This prospectus and the related letters of transmittal and other relevant materials will be mailed by us to record holders of original notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer

We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of exchange notes for each $1,000 in principal amount of outstanding original notes, provided that no notes of $2,000 or less shall be accepted in part. We will accept for exchange any and all original notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under “—Conditions of the Exchange Offer.” Original notes may be tendered only in multiples of $1,000, provided that no notes of $2,000 or less shall be accepted in part. Holders of original notes may tender less than the aggregate principal amount represented by their original notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered original notes or indicate this fact pursuant to the procedures for book-entry transfer described below.

As of the date of this prospectus, $600 million in aggregate principal amount at maturity of the original senior secured notes and $300 million in aggregate principal amount at maturity of the original senior notes are outstanding. Solely for reasons of administration, we have fixed the close of business on                     , 2013 as the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the original notes, or the holder’s legal representative or attorney-in-fact, whose ownership is reflected in the records of Wells Fargo Bank, National Association, as registrar, or whose original notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the original notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder of notes is our “affiliate,” as defined in Rule 405 under the Securities Act.

We will be deemed to have accepted validly tendered original notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes and for purposes of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted original notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

Holders of original notes do not have appraisal or dissenters’ rights under applicable law or the Indentures as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations under the Exchange Act, including Rule 14e-1.

Holders who tender their original notes in the exchange offer will not be required to pay brokerage commissions or fees or, provided that the instructions in the letter of transmittal are followed, transfer taxes with respect to the exchange of original notes under the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. See “—Solicitation of Tender; Expenses” for more information about the costs of the exchange offer.

We do not make any recommendation to holders of original notes as to whether to tender any of their original notes under the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of original notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of original notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

How to Tender

The tender to us of original notes by you pursuant to one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal.

General Procedures. A holder of an original note may tender the same by (i) properly completing and signing the applicable letter of transmittal or a facsimile thereof (all references in this prospectus to the letter of transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer, which we refer to herein as a Book-Entry Confirmation, pursuant to the procedure described below), to the exchange agent at its address set forth on the inside back cover of this prospectus on or prior to the expiration date or (ii) complying with the guaranteed delivery procedures described below.

If tendered original notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange therefore are to be issued (and any untendered original notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm, which we refer to herein as an Eligible Institution, that is a member of a recognized signature guarantee medallion program, which we refer to herein as an Eligible Program, within the meaning of Rule 17Ad-15 under the Exchange Act. If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, the signature on the letter of transmittal must be guaranteed by an Eligible Institution.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact such holder promptly and instruct such holder to tender original notes on such beneficial owner’s behalf. If such beneficial owner wishes to tender such original notes himself, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering such original notes, either make appropriate arrangements to register ownership of the original notes in such beneficial owner’s name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

Book-Entry Transfer. The exchange agent will make a request to establish an account with respect to the original notes at The Depository Trust Company, which we refer to herein as the Book-Entry Transfer Facility, for purposes of the exchange offer within two business days after receipt of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility’s systems may make book-entry deliver of original notes by causing the Book-Entry Transfer Facility to transfer such original notes into the exchange agent’s account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address specified on the inside back cover page of this prospectus on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The method of delivery of original notes and all other documents is at your election and risk. If sent by mail, we recommend that you use registered mail, return receipt requested, obtain proper insurance, and complete the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

Guaranteed Delivery Procedures. If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or original notes to reach the exchange agent before the expiration date, a tender may be effected if the exchange agent has received at its office listed on the inside back cover of this prospectus on or prior to the expiration date a letter or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the original notes are registered, the principal amount of the original notes and, if possible, the certificate numbers of the original notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the date of execution of such letter or facsimile transmission by the Eligible Institution, the original notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed letter of transmittal (and any other required documents). Unless original notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the exchange agent within the time period set forth above (accompanied or preceded by a properly completed letter of transmittal and any other required documents), we may, at our option, reject the tender. Copies of a Notice of Guaranteed Delivery that may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this prospectus and the related letter of transmittal.

A tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the original notes (or a timely Book-Entry Confirmation) is received by the exchange agent. Issuances of exchange notes in exchange for original notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered original notes (or a timely Book-Entry Confirmation).

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of original notes will be determined by us and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of us, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer (including the letters of transmittal and the instructions thereto) will be final and binding.

Terms and Conditions of the Letters of Transmittal

The letters of transmittal contain, among other things, the following terms and conditions, which are part of the exchange offer.

The party tendering original notes for exchange, whom we refer to herein as the “Transferor”, exchanges, assigns and transfers the original notes to us and irrevocably constitutes and appoints the exchange agent as the Transferor’s agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the original notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The Transferor further agrees that acceptance of any tendered original notes by us and the issuance of exchange notes in exchange therefore shall constitute performance in full by us of our obligations under the registration rights agreement and that we shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

Withdrawal Rights

Original notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at its address set forth on the inside back cover of this prospectus. Any such notice of withdrawal must specify the person named in the letter of transmittal as having tendered the original notes to be withdrawn, the certificate numbers of the original notes to be withdrawn, the principal amount of original notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such original notes exchanged, and the name of the registered holder of such original notes, and must be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes being withdrawn. The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and our determination will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For the purposes of the exchange offer, we shall be deemed to have accepted for exchange validly tendered original notes when, as and if we have given written notice thereof to the exchange agent.

The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving exchange notes from us and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange by us will be returned without expense to the tendering holders (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged original notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the expiration date or, if we terminate the exchange offer prior to the expiration date, promptly after the exchange offer is so terminated.

Conditions to the Exchange Offer

We are not required to accept or exchange, or to issue exchange notes in exchange for, any outstanding original notes. We may terminate or extend the exchange offer by oral or written notice to the exchange agent and by timely public announcement communicated in accordance with applicable law or regulation, if:

•

any federal law, statute, rule, regulation or interpretation of the staff of the SEC has been proposed, adopted or enacted that, in our judgment, might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

•

an action or proceeding has been instituted or threatened in any court or by any governmental agency that, in our judgment might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

•

there has occurred a material adverse development in any existing action or proceeding that might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

•

any stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of either of the Indentures under the Trust Indenture Act of 1939;

•

there is a change in the current interpretation by the staff of the SEC which permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer exchange notes issued in the exchange offer without registration of the exchange notes and delivery of a prospectus; or

•	a material adverse change shall have occurred in our business, condition, operations or prospects.

The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances (including any action or inaction by us) giving rise to such condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Letters of transmittal must be addressed to the exchange agent at its address set forth on the inside back cover page of this prospectus. Delivery to an address other than the one set forth herein, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. We also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the exchange offer. If given or made, you must not rely on such information or representations as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given herein.

The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, at our discretion, we may take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of original notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on behalf of us by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Appraisal Rights

You will not have appraisal rights in connection with the exchange offer.

Federal Income Tax Consequences

The exchange of original notes for exchange notes should not be a taxable exchange for U.S. federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See “Certain United States Federal Income Tax Considerations.”

Regulatory Approvals

Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes. Accordingly, we will recognize no gain or loss for accounting purposes in connection with the exchange offer. The expense of the exchange offer will be expensed over the term of the exchange notes.

Other

Participation in the exchange offer is voluntary and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the terms of the original notes and the registration rights agreement. Holders of the original notes who do not tender their original notes in the exchange offer will continue to hold such original notes and will be entitled to all the rights and limitations applicable thereto under the applicable Indenture, except for any terms of the registration rights agreement, which by its terms, terminate or cease to have further effect as a result of the making of this exchange offer. See “Description of the Exchange Notes.” All untendered original notes will continue to be subject to the restriction on transfer set forth in the applicable Indenture. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes not tendered and accepted in the exchange offer could be adversely affected. See “Risk Factors—Risks Associated with the Exchange Offer—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer.”

We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our total capitalization as of March 31, 2013:

You should read this table together with the information contained in “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related financial information contained elsewhere in this prospectus.

As of March 31, 2013
Actual
Cash and cash equivalents(1)	$74.0

Debt:
Ryerson Credit Facility(2)	$336.3
9% Senior Secured Notes due 2017	600.0
11 1/4% Senior Notes due 2018	300.0
Foreign debt	27.9

Total debt	$1,264.2

Total stockholders’ equity (deficit)(4)	(276.0)

Total capitalization	$988.2

(1)	As of May 31, 2013, our cash and cash equivalents was approximately $71.5 million.
(2)	As of May 31, 2013, we had approximately $369.6 million outstanding and $280 million of availability under the Ryerson Credit Facility.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected historical consolidated financial information. Our selected historical consolidated statements of operations data for the years ended December 31, 2010, 2011 and 2012 and the summary historical balance sheet data as of December 31, 2011 and 2012 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated statements of operations data for the years ended December 31, 2008 and 2009 and the summary historical balance sheet data as of December 31, 2008, 2009 and 2010 were derived from the audited financial statements and related notes thereto, which are not included in this prospectus.

Our selected historical consolidated financial data as of March 31, 2013 and for the three months ended March 31, 2012 and 2013 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The March 31, 2012 and 2013 unaudited financial statements have been prepared on a basis consistent with our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of any interim period are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year, and the historical results set forth below do not necessarily indicate results expected for any future period. The information presented below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(In millions)
Statements of Operations Data:
Net sales	$5,309.8	$3,066.1	$3,895.5	$4,729.8	$4,024.7	$1,121.6	$891.1
Cost of materials sold	4,597.7	2,610.6	3,355.7	4,071.0	3,315.1	930.8	735.3

Gross profit(1)	712.1	455.5	539.8	658.8	709.6	190.8	155.8
Warehousing, selling, general and administrative	586.1	483.9	505.7	539.8	508.2	131.4	121.7
Restructuring and other charges	—	—	12.0	11.1	1.1	—	—
Gain on insurance settlement	—	—	(2.6)	—	—	—	—
Gain on sale of assets	—	(3.3)	—	—	—	—	—
Impairment charges on fixed assets and goodwill	—	19.3	1.4	9.3	1.0	—	0.9
Pension and other postretirement benefits curtailment (gain) loss	—	(2.0)	2.0	—	(1.7)	—	—

Operating profit (loss)	126.0	(42.4)	21.3	98.6	201.0	59.4	33.2
Other income and (expense), net(2)	21.4	(10.2)	(3.2)	4.6	(18.0)	(0.3)	1.2
Interest and other expense on debt(3)	(109.9)	(72.9)	(75.2)	(80.1)	(86.4)	(19.3)	(28.4)

Income (loss) before income taxes	37.5	(125.5)	(57.1)	23.1	96.6	39.8	6.0
Provision (benefit) for income taxes(4)	11.7	66.9	12.9	(11.5)	(7.2)	2.7	1.1

Net income (loss)(5)	25.8	(192.4)	(70.0)	34.6	103.8	37.1	4.9
Less: Net loss attributable to noncontrolling interest	(1.6)	(3.1)	(4.6)	(8.3)	(5.5)	(1.1)	(2.2)

Net income (loss) attributable to Ryerson Inc.	$27.4	$(189.3)	$(65.4)	$42.9	$109.3	$38.2	$7.1

Balance Sheet Data (at period end):
Cash and cash equivalents	$108.9	$114.9	$62.2	$61.3	$70.8	$41.9	$74.0
Restricted cash	7.0	19.5	15.6	5.3	3.9	8.4	4.0
Working capital	1,066.5	754.1	862.7	805.4	798.3	831.4	769.2
Property, plant and equipment, net	556.3	488.7	490.4	491.1	483.4	494.8	474.3
Total assets	2,272.5	1,787.6	2,061.3	2,063.2	1,964.2	2,161.0	2,006.6
Long-term debt, including current maturities	1,030.3	754.2	960.2	1,023.6	1,305.4	1,001.8	1,264.2
Total equity	382.9	166.4	77.4	31.3	(282.2)	76.4	(276.0)
Other Financial Data:
Cash flows provided by (used in) operations	$279.3	$284.7	$(198.4)	$54.6	$186.6	$33.3	$29.7
Cash flows provided by (used in) investing activities	24.0	32.1	(44.4)	(115.0)	(35.3)	(14.6)	(3.9)
Cash flows provided by (used in) financing activities	(222.0)	(320.9)	184.5	57.9	(143.4)	(39.5)	(21.4)
Capital expenditures	30.1	22.8	27.0	47.0	40.8	14.5	4.0
Depreciation and amortization	37.7	37.1	38.6	43.3	47.3	11.0	11.3
Ratio of earnings to fixed charges(6)(7)	1.2x	—	—	1.3x	2.0x	2.8x	1.2x

(1)	The year ended December 31, 2008 includes a LIFO liquidation gain of $15.6 million, or $9.9 million after-tax.
(2)	The year ended December 31, 2008 includes an $18.2 million gain on the retirement of debt. The year ended December 31, 2009 includes $11.8 million of foreign exchange losses related to short-term loans from our Canadian operations, offset by the recognition of a $2.7 million gain on the retirement of debt. The year ended December 31, 2010 includes $2.6 million of foreign exchange losses related to the repayment of a long-term loan to our Canadian operations. The year ended December 31, 2011 includes a $5.8 million gain on bargain purchase related to our Singer acquisition. The year ended December 31, 2012 includes a $17.2 million loss on the redemption of the Old Ryerson Notes.
(3)	The year ended December 31, 2011 includes a $1.1 million write off of debt issuance costs associated with our prior credit facility upon entering into an amended revolving credit facility on March 14, 2011. Interest expense for the year ended December 31, 2012 would have been $29 million higher on a pro forma basis if we had issued the original notes on January 1, 2012.
(4)	The year ended December 31, 2009 includes a $92.3 million tax expense related to the establishment of a valuation allowance against the Company’s US deferred tax assets and a $14.5 million income tax charge on the sale of our joint venture in India. The year ended December 31, 2011 includes income tax benefits of $18.0 million relating to the purchase accounting impact of the Turret and Singer acquisitions. The year ended December 31, 2012 includes an income tax benefit of $15.2 million related to the release of valuation allowance associated with certain state deferred tax assets.
(5)	Net income for the year ended December 31, 2012 would have been $11.7 million lower on a pro forma basis if we had issued the original notes on January 1, 2012 and excluded the impact of the $17.2 million loss on redemption of the Old Ryerson Notes.
(6)	For purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes and before income or loss from equity investees and “fixed charges” consist of interest expense and the interest component of rent expense. The ratio of earnings to fixed charges for the year ended December 31, 2012 would have been 1.7x on a pro forma basis if we had issued the original notes on January 1, 2012 and excluded the impact of the $17.2 million loss on the redemption of the Old Ryerson Notes.
(7)	Earnings were insufficient to cover fixed charges by $126.2 million and $57.1 million for the year ended December 31, 2009 and 2010, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Selected Historical Consolidated Financial Data” and the accompanying consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Our actual results and the timing of selected events could differ materially from those discussed in these forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

Overview

Business

Ryerson Inc. (“Ryerson”), a Delaware corporation, conducts materials distribution operations in the United States through its wholly-owned direct subsidiary Joseph T. Ryerson & Son, Inc. (“JT Ryerson”), a Delaware corporation, in Canada through its indirect wholly-owned subsidiary Ryerson Canada, Inc., a Canadian corporation (“Ryerson Canada”), and in Mexico through its indirect wholly-owned subsidiary Ryerson Metals de Mexico, S. de R.L. de C.V., a Mexican corporation (“Ryerson Mexico”). In addition to our North American operations, we conduct materials distribution operations in China through Ryerson China Limited (“Ryerson China”), a company in which we have a 50% direct ownership percentage and an additional 50% interest through Ryerson Holding Corporation (“Ryerson Holding”), and in Brazil through Açofran Aços e Metais Ltda (“Açofran”), a company in which we have a 50% direct ownership percentage as of February 17, 2012. Ryerson, through its predecessor, has been in business since 1842.

On October 19, 2007, the merger (the “Platinum Acquisition”) of Rhombus Merger Corporation (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Ryerson Holding, formerly named Rhombus Holding Corporation, with and into Ryerson, was consummated in accordance with the Agreement and Plan of Merger, dated July 24, 2007, by and among Ryerson, Ryerson Holding and Merger Sub (the “Merger Agreement”). Upon the closing of the Platinum Acquisition, Ryerson ceased to be a publicly traded company and became a wholly-owned subsidiary of Ryerson Holding. 99% of the issued and outstanding capital stock of Ryerson Holding is owned by affiliates of Platinum Equity, LLC (“Platinum”).

Unless the context indicates otherwise, Ryerson, JT Ryerson, Ryerson Canada, Ryerson China, Ryerson Mexico and Açofran together with their subsidiaries, are collectively referred to herein as “Ryerson,” “we,” “us,” “our,” “Successor” or the “Company”.

Industry and Operating Trends

We purchase large quantities of metal products from primary producers and sell these materials in smaller quantities to a wide variety of metals-consuming industries. More than one-half of the metals products sold are processed by us by burning, sawing, slitting, blanking, cutting to length or other techniques. We sell our products and services to many industries, including machinery manufacturers, metals fabricators, electrical machinery, transportation equipment, construction, wholesale distributors, and metals mills and foundries. Revenue is recognized upon delivery of product to customers. The timing of shipment is substantially the same as the timing of delivery to customers given the proximity of our distribution sites to our customers.

Sales, cost of materials sold, gross profit and operating expense control are the principal factors that impact our profitability:

Net Sales. Our sales volume and pricing is driven by market demand, which is largely determined by overall industrial production and conditions in specific industries in which our customers operate. Sales prices are also primarily driven by market factors such as overall demand and availability of product. Our net sales include revenue from product sales, net of returns, allowances, customer discounts and incentives.

Cost of materials sold. Cost of materials sold includes metal purchase and in-bound freight costs, third-party processing costs and direct and indirect internal processing costs. The cost of materials sold fluctuates with our sales volume and our ability to purchase metals at competitive prices. Increases in sales volume generally enable us both to improve purchasing leverage with suppliers, as we buy larger quantities of metals inventories, and to reduce operating expenses per ton sold.

Gross profit. Gross profit is the difference between net sales and the cost of materials sold. Our sales prices to our customers are subject to market competition. Achieving acceptable levels of gross profit is dependent on our acquiring metals at competitive prices, our ability to manage the impact of changing prices and efficiently managing our internal and external processing costs.

Operating expenses. Optimizing business processes and asset utilization to lower fixed expenses such as employee, facility and truck fleet costs which cannot be rapidly reduced in times of declining volume, and maintaining low fixed cost structure in times of increasing sales volume, have a significant impact on our profitability. Operating expenses include costs related to warehousing and distributing our products as well as selling, general and administrative expenses.

The metals service center industry is generally considered cyclical with periods of strong demand and higher prices followed by periods of weaker demand and lower prices due to the cyclical nature of the industries in which the largest consumers of metals operate. However, domestic metals prices are volatile and remain difficult to predict due to its commodity nature and the extent which prices are affected by interest rates, foreign exchange rates, energy prices, international supply/demand imbalances, surcharges and other factors.

Results of Operations

	Three Months Ended March 31, 2013	% of Net Sales	Three Months Ended March 31, 2012	% of Net Sales	Year Ended December 31, 2012	% of Net Sales	Year Ended December 31, 2011	% of Net Sales	Year Ended December 31, 2010	% of Net Sales
	(In millions)
Net sales	$891.1	100.0%	$1,121.6	100.0%	$4,024.7	100.0%	$4,729.8	100.0%	$3,895.5	100.0%
Cost of materials sold	735.3	82.5	930.8	83.0	3,315.1	82.4	4,071.0	86.1	3,355.7	86.1

Gross profit	155.8	17.5	190.8	17.0	709.6	17.6	658.8	13.9	539.8	13.9
Warehousing, delivery, selling, general and administrative expenses	121.7	13.7	131.4	11.7	508.2	12.6	539.8	11.4	505.7	13.0
Restructuring and other charges	—	—	—	—	1.1	—	11.1	0.2	12.0	0.3
Gain on insurance settlement	—	—	—	—	—	—	—	—	(2.6)	(0.1)
Impairment charge on fixed assets	0.9	0.1	—	—	1.0	—	9.3	0.2	1.4	0.1
Pension and other postretirement benefits curtailment (gain) loss	—	—	—	—	(1.7)	—	—	—	2.0	0.1

Operating profit	33.2	3.7	59.4	5.3	201.0	5.0	98.6	2.1	21.3	0.5
Other expenses	(27.2)	(3.0)	(19.6)	(1.8)	(104.4)	(2.6)	(75.5)	(1.6)	(78.4)	(2.0)

Income (loss) before income taxes	6.0	0.7	39.8	3.5	96.6	2.4	23.1	0.5	(57.1)	(1.5)
Provision (benefit) for income taxes	1.1	0.1	2.7	0.2	(7.2)	(0.2)	(11.5)	(0.2)	12.9	0.3

Net income (loss)	4.9	0.6	37.1	3.3	103.8	2.6	34.6	0.7	(70.0)	(1.8)
Less: Net loss attributable to Noncontrolling interest	(2.2)	(0.2)	(1.1)	(0.1)	(5.5)	(0.1)	(8.3)	(0.2)	(4.6)	(0.1)

Net income (loss) attributable to Ryerson Inc.	$7.1	0.8%	$38.2	3.4%	$109.3	2.7%	$42.9	0.9%	$(65.4)	(1.7)%

Comparison of First Three Months 2012 to First Three Months 2013

Net Sales

Revenue for the first quarter of 2013 decreased 20.6% from the same period a year ago to $891.1 million. Tons sold for the first quarter of 2013 decreased 11.5% from the first quarter of 2012 primarily due to weaker economic conditions in the metals market. Tons sold in the first quarter of 2013 decreased across all of our products compared to the year-ago quarter with the largest decreases in shipments of aluminum plate, aluminum flat and carbon plate products. Average selling price decreased 10.3% against the price levels in the first quarter of 2012, as metals prices decreased across all of our products with the largest decreases in our carbon plate, stainless steel plate and stainless steel long product lines.

Cost of Materials Sold

Cost of materials sold decreased 21.0% to $735.3 million in the first quarter of 2013 compared to $930.8 million in the first quarter of 2012. The decrease in cost of materials sold in the first quarter of 2013 compared to the same period a year ago is primarily due to the decrease in tons sold in addition to a decrease in the average cost of materials sold per ton. The average cost of materials sold per ton decreased to $1,442 in 2013 from $1,616 in 2012. The average cost of materials sold for our carbon plate, stainless steel plate and stainless steel long product lines decreased more than our other products, in line with the change in average selling price per ton. During the first quarter of 2013, LIFO income was $4.4 million compared to LIFO income of $8.1 million in the first quarter of 2012.

Gross Profit

Gross profit decreased by $35.0 million to $155.8 million in the first quarter of 2013. Gross profit as a percent of sales in the first quarter of 2013 increased to 17.5% from 17.0% in the first quarter of 2012. While our revenue per ton decreased in the first quarter of 2013 as compared to the first quarter of 2012, cost of material sold per ton decreased at a faster pace resulting in higher gross margins.

Operating Expenses

Total operating expenses decreased by $8.8 million to $122.6 million in the first quarter of 2013 from $131.4 million in the first quarter of 2012. The decrease was due to lower employee benefit costs, primarily commissions and post employment benefit costs, of $2.8 million, lower salary and wage expenses of $2.5 million, lower delivery expenses of $2.6 million resulting from lower volume and lower facility cost expenses, primarily operating supplies, of $2.0 million, partially offset by the $0.9 million impairment charge on fixed assets in the first quarter of 2013. On a per ton basis, first quarter of 2013 operating expenses increased to $240 per ton from $228 per ton in the first quarter of 2012.

Operating Profit

For the first quarter of 2013, the Company reported an operating profit of $33.2 million, or $65 per ton, compared to $59.4 million, or $103 per ton, in the first quarter of 2012, as a result of the factors discussed above.

Other Expenses

Interest and other expense on debt increased to $28.4 million in the first quarter of 2013 from $19.3 million in the first quarter of 2012, primarily due to an increased debt level after we refinanced our debt in the fourth quarter of 2012. On October 10, 2012, we issued $600 million of the original senior secured notes and $300 million of the original senior notes. In connection therewith, we redeemed the $368.7 million outstanding principal of our 12% Senior Secured Notes due November 1, 2015 (“2015 Notes”) and the $102.9 million outstanding principal of our Floating Rate Senior Secured Notes due November 1, 2014 (“2014 Notes” and, together with the 2015 Notes, the “Old Ryerson Notes”). We also made a distribution of $344.9 million to Ryerson Holding for the redemption of the Ryerson Holding 14 1/2% Senior Discount Notes. Other income and (expense), net was income of $1.2 million in the first quarter of 2013 as compared to expense of $0.3 million in the same period a year ago. Other income and (expense), net in both periods is primarily related to foreign exchange gains and losses related to our Canadian operations.

Provision for Income Taxes

In the first quarter of 2013, the Company recorded income tax expense of $1.1 million compared to $2.7 million in the first quarter of 2012. The $1.1 million income tax expense in the first quarter of 2013 primarily represents foreign and U.S. state income tax expense and adjustments related to our tax LIFO inventory method. Due to existing U.S. federal tax loss carry forwards and a valuation allowance on related deferred tax assets, no current U.S. federal income tax expense on earnings was recorded in the quarter. During the first quarter of 2012, the $2.7 million of tax expense primarily represents foreign and U.S. state income tax expense plus an increase in the valuation allowance related to the closing of an income tax examination. The valuation allowance was adjusted in the first quarter of 2013 and 2012 for changes in our deferred tax assets.

Comparison of the year ended December 31, 2011 with the year ended December 31, 2012

Net Sales

Net sales decreased 14.9% to $4.0 billion in 2012 as compared to $4.7 billion in 2011. Tons sold per ship day were 8,528 in 2012 as compared to 9,655 in 2011. Volume decreased 11.7% in 2012 reflecting our efforts to improve margins by focusing on less price sensitive transactional customers who buy in smaller quantities instead of large volume program buyers. Tons sold in 2012 decreased across all of our product lines compared to 2011 with the largest decreases in shipments of our stainless steel flat, carbon steel flat and aluminum flat product lines. The average selling price per ton decreased in 2012 to $1,873 from $1,944 in 2011 reflecting weaker market conditions compared to 2011. Average selling prices per ton decreased for most of our product lines in 2012 with the largest decrease in our stainless steel flat and stainless steel plate product lines.

Cost of Materials Sold

Cost of materials sold decreased 18.6% to $3.3 billion in 2012 compared to $4.1 billion in 2011. The decrease in cost of materials sold in 2012 compared to 2011 was primarily due to the decrease in tons sold. The average cost of materials sold per ton decreased to $1,543 in 2012 from $1,673 in 2011. The average cost of materials sold for our stainless steel plate and stainless steel flat product lines decreased more than our other products, in line with the change in average selling price per ton.

During 2012, LIFO income was $63 million related to decreases in pricing for all product lines. During 2011, LIFO expense was $49 million primarily related to increases in the cost of carbon steel.

Gross Profit

Gross profit as a percentage of sales improved to 17.6% in 2012 compared to 13.9% in 2011 for reasons discussed above. Gross profit increased 7.7% to $709.6 million in 2012 as compared to $658.8 million in 2011.

Operating Expenses

Operating expenses as a percentage of sales increased to 12.6% in 2012 from 11.8% in 2011. Operating expenses in 2012 decreased $51.6 million from $560.2 million in 2011 primarily due to the following reasons:

•	lower salaries and wages of $12.9 million resulting from lower employment levels;
•	lower incentive plan expenses of $10.4 million;
•	lower restructuring charges of $10.0 million;
•	lower impairment charges of $8.3 million;
•	lower delivery costs of $6.8 million due to lower volume;
•	lower bad debt expense of $3.7 million; and
•	the other postretirement benefits curtailment gain of $1.7 million in 2012.

These changes were partially offset by:

•	higher amortization of intangibles expense of $3.3 million in 2012 primarily due to the acquisition of Turret Steel in December of 2011.

On a per ton basis, operating expenses increased to $237 per ton in 2012 from $230 per ton in 2011.

Operating Profit

As a result of the factors above, in 2012 we reported an operating profit of $201.0 million, or 5.0% of sales, compared to an operating profit of $98.6 million, or 2.1% of sales, in 2011.

Other Expenses

Interest and other expense on debt increased to $86.4 million in 2012 from $80.1 million in 2011 primarily due to an increased debt level after we refinanced our debt. On October 10, 2012, we issued $600 million of the original senior secured notes and $300 million of the original senior notes. In connection therewith, we redeemed the $368.7 million outstanding principal of our 12% Senior Secured Notes due November 1, 2015 (“2015 Notes”) and the $102.9 million outstanding principal of our Floating Rate Senior Secured Notes due November 1, 2014 (“2014 Notes” and, together with the 2015 Notes, the “Old Ryerson Notes”). We also made a distribution of $344.9 million to Ryerson Holding for the redemption of the Ryerson Holding 14 1/2% Senior Discount Notes. The excess of the proceeds from the issuance of the original senior secured notes and the original senior notes over the redemption of the Old Ryerson Notes and the distribution made to Ryerson Holding was used to repay borrowings on our credit facility. Other income and (expense), net was expense of $18.0 million in 2012 compared to income of $4.6 million in 2011. The year 2012 net expense was primarily related to a $17.2 million loss on the redemption of the Old Ryerson Notes. The year 2011 income included a $5.8 million bargain purchase gain on our acquisition of Singer Steel Company (“Singer”).

Provision for Income Taxes

The Company recorded an income tax benefit of $7.2 million in 2012 compared to an income tax benefit of $11.5 million in 2011. The $7.2 million income tax benefit in 2012 primarily relates to the impact of acquisition-related elections and settlements, as well as net changes in valuation allowance. The $11.5 million income tax benefit in 2011 primarily relates to $18.0 million of tax benefits relating to the purchase accounting impact of the acquisitions of Singer and Turret Steel Industries Inc., Sunbelt-Turret Steel, Inc., Wilcox-Turret Cold Drawn, Inc., Imperial Trucking Company, LLC (collectively, “Turret”) net of foreign tax expense.

Noncontrolling Interest

Ryerson China’s and Açofran’s results of operations was a loss in 2012. Ryerson China’s results of operations was also a loss in 2011. The portion of the loss attributable to the noncontrolling interest in Ryerson China and Açofran was $5.5 million for 2012 and $8.3 million for 2011.

Comparison of the year ended December 31, 2010 with the year ended December 31, 2011

Net Sales

Net sales increased 21.4% to $4.7 billion in 2011 as compared to $3.9 billion in 2010. Tons sold per ship day were 9,655 in 2011 as compared to 8,972 in 2010. Volume increased 8.0% in 2011 as improvement in the manufacturing sector of the economy favorably impacted all of our product lines. The average selling price per ton increased in 2011 to $1,944 from $1,730 in 2010 reflecting the improvement in market conditions compared to 2010. Average selling prices per ton increased for all of our product lines in 2011 with the largest increase in our carbon plate and carbon long product lines.

Cost of Materials Sold

Cost of materials sold increased 21.3% to $4.1 billion in 2011 compared to $3.4 billion in 2010. The increase in cost of materials sold in 2011 compared to 2010 was primarily due to an 11.0% increase in average mill prices in 2011 along with the 8.0% increase in tons sold reflecting the improvement in the economy. The average cost of materials sold per ton increased to $1,673 in 2011 from $1,490 in 2010. The average cost of materials sold for our carbon plate and carbon long product lines increased more than our other products, in line with the change in average selling price per ton.

During 2011, LIFO expense was $49 million, primarily related to an increase in the cost of carbon steel. During 2010, LIFO expense was $52 million primarily related to increases in the costs of stainless and carbon steel.

Gross Profit

Gross profit as a percentage of sales was 13.9% in both 2011 and 2010. Gross profit increased 22.0% to $658.8 million in 2011 as compared to $539.8 million in 2010.

Operating Expenses

Operating expenses as a percentage of sales decreased to 11.8% in 2011 from 13.4% in 2010. Operating expenses in 2011 increased $41.7 million from $518.5 million in 2010 primarily due to the following reasons:

•	higher delivery costs of $11.9 million resulting from higher volume;
•	higher salaries and wages of $11.8 million;
•	higher facility costs of $4.8 million;
•	higher outside consultant costs of $4.3 million;
•	the $11.1 million restructuring charge in 2011;
•	the $9.3 million impairment charges on fixed assets and goodwill included in 2011 results; and
•	the gain on insurance settlement of $2.6 million in 2010.

These changes were partially offset by:

•	the $12.0 million restructuring and other charges along with the $2.0 million pension curtailment loss in 2010; and
•	the impairment charge of $1.4 million in 2010 to reduce the carrying value of certain assets to their net realizable value.

On a per ton basis, operating expenses were $230 per ton in both 2011 and 2010.

Operating Profit

As a result of the factors above, in 2011 we reported an operating profit of $98.6 million, or 2.1% of sales, compared to an operating profit of $21.3 million, or 0.5% of sales, in 2010.

Other Expenses

Interest and other expense on debt increased to $80.1 million in 2011 from $75.2 million in 2010 primarily due to a higher level of borrowing on our credit facility to support acquisitions and capital expenditures made in 2011 and to recording a charge of $1.1 million in the first quarter of 2011 to write off debt issuance costs associated with our prior credit facility upon entering into an amended revolving credit facility. Other income and (expense), net was income of $4.6 million in 2011 compared to expense of $3.2 million in 2010. The year 2011 income included a $5.8 million bargain purchase gain on our acquisition of Singer Steel Company (“Singer”). The year 2010 was negatively impacted by $2.6 million of foreign exchange loss realized upon the repayment of a long-term loan to our Canadian operations.

Provision for Income Taxes

The Company recorded an income tax benefit of $11.5 million in 2011 compared to an income tax expense of $12.9 million in 2010. The $11.5 million income tax benefit in 2011 primarily relates to $18.0 million of tax benefits relating to the purchase accounting impact of the acquisitions of Singer and Turret Steel Industries Inc., Sunbelt-Turret Steel, Inc., Wilcox-Turret Cold Drawn, Inc., Imperial Trucking Company, LLC (collectively, “Turret”) net of foreign tax expense. The $12.9 million income tax expense in 2010 primarily relates to additional valuation allowance recorded against deferred tax assets due to changes in the deferred tax asset amounts, adjustments to reflect the filing of the Company’s 2009 federal income tax return and to foreign income tax expense.

Noncontrolling Interest

Ryerson China’s results of operations was a loss in 2011 and 2010. The portion of the loss attributable to the noncontrolling interest in Ryerson China was $8.3 million for 2011 and $4.6 million for 2010.

Liquidity and Capital Resources

The Company’s primary sources of liquidity are cash and cash equivalents, cash flows from operations and borrowing availability under the $1.35 billion revolving credit facility agreement that matures on March 14, 2016 (as amended, the “Ryerson Credit Facility”). Its principal source of operating cash is from the sale of metals and other materials. Its principal uses of cash are for payments associated with the procurement and processing of metals and other materials inventories, costs incurred for the warehousing and delivery of inventories and the selling and administrative costs of the business, capital expenditures, and for interest payments on debt.

The following table summarizes the Company’s cash flows:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(In millions)
Net cash provided by (used in) operating activities	$29.7	$33.3	$186.6	$54.6	$(198.4)
Net cash used in investing activities	(3.9)	(14.6)	(35.3)	(115.0)	(44.4)
Net cash provided by (used in) financing activities	(21.4)	(39.5)	(143.4)	57.9	184.5
Effect of exchange rates on cash	(1.2)	1.4	1.6	1.6	5.6

Net increase (decrease) in cash and cash equivalents	$3.2	$(19.4)	$9.5	$(0.9)	$(52.7)

The Company had cash and cash equivalents at March 31, 2013 of $74.0 million, compared to $70.8 million at December 31, 2012. The Company had $1,264 million and $1,305 million of total debt outstanding and a debt-to-capitalization ratio of 128% and 127% at March 31, 2013 and December 31, 2012, respectively. The Company had total liquidity (defined as cash and cash equivalents, marketable securities and availability under the Ryerson Credit Facility and foreign debt facilities) of $437 million at March 31, 2013 versus $406 million at December 31, 2012. Total liquidity is a non-GAAP financial measure. We believe that total liquidity provides additional information for measuring our ability to fund our operations. Total liquidity does not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles and total liquidity is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements.

The Company had cash and cash equivalents at December 31, 2012 of $70.8 million, compared to $61.3 million at December 31, 2011 and $62.2 million at December 31, 2010. The Company had $1,305 million, $1,024 million and $960 million of total debt outstanding, a debt-to-capitalization ratio of 127%, 97% and 93% and $293 million, $274 million and $317 million available under the Ryerson Credit Facility at December 31, 2012, 2011 and 2010, respectively. The Company had total liquidity of $406 million, $367 million and $413 million at December 31, 2012, 2011 and 2010, respectively.

Below is a reconciliation of cash and cash equivalents to total liquidity:

	March 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010
	(In millions)
Cash and cash equivalents	$74	$71	$61	$62
Marketable securities	24	21	10	20
Availability on Ryerson Credit Facility and foreign debt facilities	339	314	296	331

Total liquidity	$437	$406	$367	$413

Of the total cash and cash equivalents, as of March 31, 2013, $59.4 million was held in subsidiaries outside the United States which is deemed to be permanently reinvested. Ryerson does not currently foresee a need to repatriate funds from its non-U.S. subsidiaries. Although Ryerson has historically satisfied needs for more capital in the U.S. through debt or equity issuances, Ryerson could elect to repatriate funds held in foreign jurisdictions. This alternative could result in higher effective tax rates.

Net cash provided by operating activities of $29.7 million in the first three months of 2013 was primarily due to an increase in accounts payable of $54.5 million resulting from a higher level of material purchases at the end of the first quarter of 2013 compared to year-end 2012, higher accrued liabilities of $17.3 million and non-cash depreciation and amortization expense of $11.3 million, partially offset by an increase in accounts receivable of $41.5 million resulting from higher sales levels in the first quarter of 2013 compared to year-end 2012 and pension contributions of $9.6 million. Net cash provided by operating activities of $33.3 million in the first three months of 2012 was primarily due to net income of $37.1 million for the quarter and an increase in accounts payable of $98.7 million resulting from higher inventory purchases to support increased sales levels in the first three months of 2012, offset by increases in inventory of $49.5 million and in accounts receivable of $42.8 million.

During the years ended December 31, 2012 and 2011, net cash provided by operating activities was $186.6 million and $54.6 million, respectively. During the year ended December 31, 2010, net cash used by operating activities was $198.4 million. Net income (loss) was $103.8 million, $34.6 million, and $(70.0) million for the years ended December 31, 2012, 2011 and 2010, respectively. In addition to the net income in 2012, cash provided by operating activities of $186.6 million during the year ended December 31, 2012 was primarily the result of a decrease in accounts receivable of $120.2 million reflecting lower volume in 2012 and non-cash depreciation and amortization expense of $47.3 million, partially offset by pension contributions of $45.9 million and a decrease in accounts payable of $38.3 million. Cash provided by operating activities was $54.6 million during the year ended December 31, 2011 and was primarily the result of a decrease in inventories of $92.9 million resulting from increased sales, partially offset by a decrease in accounts payable of $71.6 million. Cash used by operating activities was $198.4 million during the year ended December 31, 2010 and was primarily the result of an increase in inventories of $170.9 million resulting from higher inventory purchases to support increased sales levels, an increase in accounts receivable of $138.5 million reflecting higher sales levels, partially offset by an increase in accounts payable of $102.4 million.

Net cash used by investing activities was $3.9 million and $14.6 million for the three months ended March 31, 2013 and 2012, respectively. Capital expenditures during the first three months of 2013 totaled $4.0 million compared to $14.5 million in the first three months of 2012. The Company sold property, plant and equipment and assets held for sale generating cash proceeds of $0.2 million and $2.9 million during the first three months of 2013 and 2012, respectively.

Net cash used by investing activities was $35.3 million, $115.0 million and $44.4 million in 2012, 2011 and 2010, respectively. Capital expenditures for the years ended December 31, 2012, 2011 and 2010, were $40.8 million, $47.0 million and $27.0 million, respectively. The Company sold property, plant and equipment and assets held for sale generating cash proceeds of $11.6 million, $11.3 million and $5.5 million during the years ended December 31, 2012, 2011 and 2010, respectively. In 2012, 2011 and 2010, the Company made several acquisitions, resulting in cash outflows of $5.1 million, $95.2 million and $12.0 million, respectively.

Net cash used by financing activities in the first three months of 2013 was $21.4 million compared to $39.5 million in the first three months of 2012. Net cash used by financing activities in the first three months of 2013 was primarily related to repayments on credit facility borrowings as a result of the net cash provided by operating activities discussed above. Net cash used by financing activities in the first three months of 2012 was primarily related to repayments on credit facility borrowings as a result of the net income for the quarter.

Net cash used in financing activities was $143.4 million for the year ended December 31, 2012, primarily due to the redemption of the Old Ryerson Notes for $484.6 million, a distribution of $344.9 million to Ryerson Holding to redeem the Ryerson Holding Notes, an additional distribution of $35.0 million to Ryerson Holding, repayment of credit facility borrowings of $149.0 million and the payment of $18.1 million in fees related to the issuance of the original senior secured notes and the original senior notes, partially offset by the issuance of the original senior secured notes and the original senior notes for $900.0 million. The $149.0 million reduction in credit facility borrowings was primarily due to the $186.6 million of net cash provided by operating activities and excess proceeds from the issuance of the original senior secured notes and the original senior notes over the redemption of the Old Ryerson Notes, partially offset by the capital spending of $40.8 million and an additional $35.0 million distribution to Ryerson Holding in 2012. Net cash provided by financing activities was $57.9 million for the year ended December 31, 2011, primarily related to increased credit facility borrowings to finance accounts receivable and inventory to support increased sales levels. Net cash provided by financing activities was $184.5 million for the year ended December 31, 2010, primarily related to increased credit facility borrowings to finance accounts receivable and inventory to support increased sales levels. We also acquired Van Shung Chong Holdings Limited’s (“VSC”), our former joint venture partner, remaining 20 percent ownership in Ryerson China for $17.5 million in 2010.

We believe that cash flow from operations and proceeds from the Ryerson Credit Facility will provide sufficient funds to meet our contractual obligations and operating requirements in the normal course of business.

As a result of net cash provided by operating activities, total debt in the Condensed Consolidated Balance Sheet decreased to $1,264.2 million at March 31, 2013 from $1,305.4 million at December 31, 2012.

Total debt outstanding as of March 31, 2013 consisted of the following amounts: $336.3 million borrowing under the Ryerson Credit Facility, $600.0 million under the original senior secured notes, $300.0 million under the original senior notes, and $27.9 million of foreign debt. Discussion of each of these borrowings follows.

Ryerson Credit Facility

On March 14, 2011, the Company amended and restated the Ryerson Credit Facility, which extends the maturity date to March 14, 2016. At March 31, 2013, Ryerson had $336.3 million of outstanding borrowings, $30 million of letters of credit issued and $322 million available under the $1.35 billion Ryerson Credit Facility compared to $383.5 million of outstanding borrowings, $24 million of letters of credit issued and $293 million available at December 31, 2012. Total credit availability is limited by the amount of eligible accounts receivable and inventory pledged as collateral under the agreement insofar as the Company is subject to a borrowing base comprised of the aggregate of these two amounts, less applicable reserves. Eligible accounts receivable, at any date of determination, are comprised of the aggregate value of all accounts directly created by a borrower in the ordinary course of business arising out of the sale of goods or the rendition of services, each of which has been invoiced, with such receivables adjusted to exclude various ineligible accounts, including, among other things, those to which a borrower does not have sole and absolute title and accounts arising out of a sale to an employee, officer, director, or affiliate of a borrower. Eligible inventory, at any date of determination, is comprised of the aggregate value of all inventory owned by a borrower, with such inventory adjusted to exclude various ineligible inventory, including, among other things, any inventory that is classified as “supplies” or is unsaleable in the ordinary course of business and 50% of the value of any inventory that (i) has not been sold or processed within a 180 day period and (ii) which is calculated to have more than 365 days of supply based upon the immediately preceding 6 months consumption. The weighted average interest rate on the borrowings under the Ryerson Credit Facility was 2.5 percent and 2.6 percent at March 31, 2013 and December 31, 2012, respectively.

Amounts outstanding under the Ryerson Credit Facility bear interest at a rate determined by reference to the base rate (Bank of America’s prime rate) or a LIBOR rate or, for the Company’s Canadian subsidiary which is a borrower, a rate determined by reference to the Canadian base rate (Bank of America-Canada Branch’s “Base Rate” for loans in U.S. Dollars in Canada) or the BA rate (average annual rate applicable to Canadian Dollar bankers’ acceptances) or a LIBOR rate and the Canadian prime rate (Bank of America-Canada Branch’s “Prime Rate.”). The spread over the base rate and Canadian prime rate is between 0.75% and 1.50% and the spread over the LIBOR and for the bankers’ acceptances is between 1.75% and 2.50%, depending on the amount available to be borrowed. Overdue amounts and all amounts owed during the existence of a default bear interest at 2% above the rate otherwise applicable thereto. The Company also pays commitment fees on amounts not borrowed at a rate between 0.375% and 0.50% depending on the average borrowings as a percentage of the total $1.35 billion agreement during a rolling three month period.

Borrowings under the Ryerson Credit Facility are secured by first-priority liens on all of the inventory, accounts receivable, lockbox accounts and related assets of Ryerson, subsidiary borrowers and certain other U.S. subsidiaries of Ryerson that act as guarantors.

The Ryerson Credit Facility contains covenants that, among other things, restrict Ryerson and its subsidiaries with respect to the incurrence of debt, the creation of liens, transactions with affiliates, mergers and consolidations, sales of assets and acquisitions. The Ryerson Credit Facility also requires that, if availability under such facility declines to a certain level, Ryerson maintain a minimum fixed charge coverage ratio as of the end of each fiscal quarter.

The Ryerson Credit Facility contains events of default with respect to, among other things, default in the payment of principal when due or the payment of interest, fees and other amounts due thereunder after a specified grace period, material misrepresentations, failure to perform certain specified covenants, certain bankruptcy events, the invalidity of certain security agreements or guarantees, material judgments and the occurrence of a change of control of Ryerson. If such an event of default occurs, the lenders under the Ryerson Credit Facility will be entitled to various remedies, including acceleration of amounts outstanding under the Ryerson Credit Facility and all other actions permitted to be taken by secured creditors.

The lenders under the Ryerson Credit Facility have the ability to reject a borrowing request if any event, circumstance or development has occurred that has had or could reasonably be expected to have a material adverse effect on Ryerson. If Ryerson or any significant subsidiaries of the other borrowers becomes insolvent or commences bankruptcy proceedings, all amounts borrowed under the Ryerson Credit Facility will become immediately due and payable.

Proceeds from borrowings under the Ryerson Credit Facility and repayments of borrowings thereunder that are reflected in the Consolidated Statements of Cash Flows represent borrowings under the Company’s revolving credit agreement with original maturities greater than three months. Net proceeds (repayments) under the Ryerson Credit Facility represent borrowings under the Ryerson Credit Facility with original maturities less than three months.

Original Notes

On October 10, 2012, Ryerson and its wholly owned subsidiary, Joseph T. Ryerson & Son, Inc., issued $600 million in aggregate principal amount of the original senior secured notes, due 2017, and $300 million in aggregate principal amount of the original senior notes, due 2018. The original senior secured notes bear interest at a rate of 9% per annum. The original senior notes bear interest at a rate of 11.25% per annum. The original senior secured notes are fully and unconditionally guaranteed on a senior secured basis and the original senior notes are fully and unconditionally guaranteed on a senior unsecured basis by all of our existing and future domestic subsidiaries that are co-borrowers or guarantee obligations under the Ryerson Credit Facility.

The original senior secured notes and related guarantees are secured by a first-priority lien on substantially all of our and our guarantors’ present and future assets located in the United States (other than receivables, inventory, related general intangibles, certain other assets and proceeds thereof), subject to certain exceptions and customary permitted liens. The original senior secured notes and related guarantees are secured on a second-priority basis by a lien on the assets that secure our obligations under the Ryerson Credit Facility. The original senior notes are not secured. The original senior secured notes and original senior notes contain customary covenants that, among other things, limit, subject to certain exceptions, our ability, and the ability of our restricted subsidiaries, to incur additional indebtedness, pay dividends on our capital stock or repurchase our capital stock, make investments, sell assets, engage in acquisitions, mergers or consolidations or create liens or use assets as security in other transactions. Subject to certain exceptions, Ryerson may only pay dividends to Ryerson Holding to the extent of 50% of future net income, once prior losses are offset.

The original senior secured notes will become redeemable by the Company, in whole or in part, at any time on or after April 15, 2015 and the original senior notes will become redeemable, in whole or in part, at any time on or after October 15, 2015, in each case at specified redemption prices. The original senior secured notes and original senior notes are redeemable prior to such dates at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium. If a change of control occurs, Ryerson must offer to purchase the original senior secured notes and original senior notes at 101% of their principal amount, plus accrued and unpaid interest.

Pursuant to registration rights agreements relating to the original senior secured notes and original senior notes, we agreed to file with the SEC by July 7, 2013, registration statements with respect to offers to exchange each of the original senior secured notes and original senior notes for new issues of our debt securities registered under the Securities Act, with terms substantially identical to those of the original senior secured notes and original senior notes and to consummate such exchange offers no later than October 5, 2013.

The Company used the net proceeds from the original senior secured notes and original senior notes (i) to repay in full the 14  1/2 Senior Discount Notes due 2015 (“Ryerson Holding Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date, (ii) to repay in full the Old Ryerson Notes, plus accrued and unpaid interest thereon up to, but not including, the repayment date, (iii) to repay outstanding indebtedness under the Ryerson Credit Facility and (iv) to pay related fees, expenses and premiums.

Foreign Debt

At March 31, 2013, Ryerson China’s total foreign borrowings were $27.6 million, which were owed to banks in Asia at a weighted average interest rate of 4.5% secured by inventory and property, plant and equipment. At December 31, 2012, Ryerson China’s total foreign borrowings were $21.4 million, which were owed to banks in Asia at a weighted average interest rate of 4.8% secured by inventory and property, plant and equipment. At March 31, 2013, Açofran’s total foreign borrowings were $0.3 million, which were owed to foreign banks at a weighted average interest rate of 11.2%. At December 31, 2012, Açofran’s total foreign borrowings were $0.5 million, which were owed to foreign banks at a weighted average interest rate of 11.2%.

Availability under the foreign credit lines was $17 million and $21 million at March 31, 2013 and December 31, 2012, respectively. Letters of credit issued by our foreign subsidiaries totaled $11 million and $8 million at March 31, 2013 and December 31, 2012, respectively.

Pension Funding

At December 31, 2012, pension liabilities exceeded plan assets by $370 million. The Company anticipates that it will have a minimum required pension contribution of approximately $48 million in 2013 under the Employee Retirement Income Security Act of 1974 (“ERISA”) and Pension Protection Act (“PPA”) in the U.S and the Ontario Pension Benefits Act in Canada. Through the three months ended March 31, 2013, the Company has made approximately $10 million in pension contributions, and anticipates an additional $38 million contribution in the remaining nine months of 2013. Future contribution requirements depend on the investment returns on plan assets, the impact of discount rates on pension liabilities and changes in regulatory requirements. The Company is unable to determine the amount or timing of any such contributions required by ERISA or whether any such contributions would have a material adverse effect on the Company’s financial position or cash flows. The Company believes that cash flow from operations and the Ryerson Credit Facility described above will provide sufficient funds to make the minimum required contribution in 2013.

Income Tax Payments

The Company made income tax payments of $5.2 million in 2012 and received income tax refunds of $3.1 million and $46.8 million in 2011 and 2010, respectively.

Off-Balance Sheet Arrangements

In the normal course of business with customers, vendors and others, we have entered into off-balance sheet arrangements, such as letters of credit, which totaled $41 million as of March 31, 2013. Additionally, other than normal course long-term operating leases included in the following Contractual Obligations table, we do not have any material off-balance sheet financing arrangements. None of these off-balance sheet arrangements are likely to have a material effect on our current or future financial condition, results of operations, liquidity or capital resources.

Contractual Obligations

The following table presents contractual obligations at March 31, 2013:

	Payments Due by Period
Contractual Obligations(1)(2)	Total	Less than 1 year	1 – 3 years	4 – 5 years	After 5 years
	(In millions)
Original Senior Secured Notes	$600	$—	$—	$600	$—
Original Senior Notes	300	—	—	—	300
Ryerson Credit Facility	336	—	336	—	—
Foreign Debt	28	28	—	—	—
Interest on Original Senior Secured Notes, Original Senior Notes, Ryerson Credit Facility and Foreign Debt (3)	458	97	192	151	18
Purchase Obligations (4)	46	46	—	—	—
Operating Leases	128	26	40	28	34
Pension Withdrawal Liability	1	—	—	—	1

Total	$1,897	$197	$568	$779	$353

(1)	The contractual obligations disclosed above do not include the Company’s potential future pension funding obligations (see discussion under “Pension Funding” caption).
(2)	Due to uncertainty regarding the completion of tax audits and possible outcomes, we do not know the timing of when our obligations related to unrecognized tax benefits will occur, if at all.
(3)	Interest payments related to the variable rate debt were estimated using the weighted average interest rate for the Ryerson Credit Facility.
(4)	The purchase obligations with suppliers are entered into when we receive firm sales commitments with certain of our customers.

Subsequent Events

On April 3, 2013, Ryerson amended and restated the Ryerson Credit Facility to, among other things, extend the maturity date to the earlier of (a) April 3, 2018 or (b) August 16, 2017 (60 days prior to the scheduled maturity date of the 2017 Notes), if the 2017 Notes are then outstanding. The amendment also reduces the interest rate on outstanding borrowings by 25 to 50 basis points as well as reduces the commitment fees on amounts not borrowed by 12.5 basis points.

Capital Expenditures

Capital expenditures during the first three months of 2013 totaled $4.0 million compared to $14.5 million in the first three months of 2012. Capital expenditures during 2012, 2011 and 2010 totaled $40.8 million, $47.0 million and $27.0 million, respectively. Capital expenditures were primarily for machinery and equipment.

The Company anticipates capital expenditures, excluding acquisitions, to be approximately $30 million in 2013. The spending includes improvements in the Company’s North American processing capabilities and expenditures in emerging markets.

Restructuring

2012

In 2012, the Company recorded a charge of $1.3 million related to the closure of one of its facilities. The charge consists of employee-related costs, primarily severance for 42 employees. In the fourth quarter of 2012, the Company paid $0.3 million in employee costs related to this facility closure. The remaining $1.0 million balance is expected to be paid in 2013. In the first half of 2013, as part of this facility closure, the Company expects to record tenancy-related costs of approximately $2 million.

During 2012, the Company paid $4.0 million in employee costs and $0.2 million in tenancy costs related to its October 2011 reorganization plan. The Company also recorded a $0.4 million reduction to this reorganization reserve for employee-related costs and recorded a charge of $0.2 million related to tenancy costs. The $0.2 million net credit reduced the reserve for the October 2011 reorganization to zero and was credited to restructuring and other charges in the Consolidated Statements of Operations.

In 2012, the Company paid the remaining $0.1 million of employee costs related to the facility closed in the fourth quarter of 2010.

2011

In October 2011, the Company implemented a reorganization plan that reduced headcount by 292 employees resulting in a restructuring charge of $9.8 million recorded in the fourth quarter. The Company reduced headcount in a continued effort to decentralize functions to its regions as well as to execute management’s strategy of focusing on long and fabricated product sales. The charge consists of restructuring expenses of $8.4 million for employee-related costs, primarily severance, and additional non-cash pensions and other post-retirement benefit costs totaling $1.4 million. In the fourth quarter of 2011, the Company paid $4.0 million in employee costs related to this restructuring.

In 2011, the Company recorded an additional charge of $1.3 million related to the closure of one of its facilities for which it had recorded a charge of $12.5 million in the fourth quarter of 2010. The charge consists of additional employee-related costs, primarily severance. In 2011, the Company paid $1.3 million in employee costs related to this facility closure.

During 2011, the Company paid the remaining $0.2 million of tenancy and other costs related to the exit plan liability recorded on October 19, 2007.

2010

During 2010, the Company paid $0.7 million related to the exit plan liability recorded on October 19, 2007.

In the fourth quarter of 2010, the Company recorded a $12.5 million charge related to the closure of one of its facilities. The charge consists of restructuring expenses of $0.4 million for employee-related costs, including severance for 66 employees, and additional non-cash pensions and other post-retirement benefits costs totaling $12.1 million. Included in the non-cash pension charge is a pension curtailment loss of $2.0 million. In the fourth quarter of 2010, the Company paid $0.3 million in employee costs related to this facility closure.

Other Charges

In the fourth quarter of 2010, the Company also recorded a charge of $1.5 million for costs related to the retirement of its former Chief Executive Officer, which is recorded within the “Restructuring and other charges” line of the Consolidated Statements of Operations.

Deferred Tax Amounts

At December 31, 2012, the Company had a net deferred tax liability of $83 million comprised primarily of a deferred tax asset of $143 million related to pension liabilities, a deferred tax asset related to postretirement benefits other than pensions of $49 million, $31 million of Alternative Minimum Tax (“AMT”) credit carryforwards, and deferred tax assets of $25 million related to federal, local and foreign tax loss carryforwards, offset by a valuation allowance of $95 million, and deferred tax liabilities of $112 million related to fixed assets and $130 million related to inventory.

The Company’s deferred tax assets include $10 million related to US federal net operating loss (“NOL”) carryforwards, $7 million related to state NOL carryforwards and $8 million related to foreign NOL carryforwards, available at December 31, 2012.

In accordance with FASB ASC 740, “Income Taxes,” the Company assesses the realizability of its deferred tax assets. The Company records a valuation allowance when, based upon the evaluation of all available evidence, it is more-likely-than-not that all or a portion of the deferred tax assets will not be realized. In making this determination, we analyze, among other things, our recent history of earnings, the nature and timing of reversing book-tax temporary differences, tax planning strategies and future income. After considering both the positive and negative evidence available, in the second quarter of 2009, the Company determined that it was more-likely-than-not that it would not realize a portion of its U.S. deferred tax assets. As a result, the Company established a valuation allowance against a portion of its U.S. deferred tax assets. The Company has maintained a valuation allowance against a portion of its U.S. deferred tax assets since that time. As of December 31, 2010, the valuation allowance was $124.8 million, an increase of $26.4 million from the prior year. Of the $26.4 million increase during 2010, $24.5 million was charged to the income tax provision, $4.4 million was charged to other comprehensive income and $2.5 million reflected a decrease in net deferred tax assets for which a valuation allowance was fully provided. As of December 31, 2011, the valuation allowance was $121.5 million, a decrease of $3.3 million from the prior year. Of the $3.3 million decrease during 2011, $30.1 million was credited to the income tax provision predominantly due to the impact of purchase accounting for the Singer and Turret acquisitions, and $26.8 million was charged to other comprehensive income predominantly due to increases in our unfunded pension liability. As of December 31, 2012, the Company had a valuation allowance of $95.2 million, a decrease of $26.3 million from the prior year. Of the $26.3 million decrease in 2012, $41.0 million was credited to the income tax provision, $13.5 million was charged to other comprehensive income and $1.2 million was added related to the purchase accounting of Açofran.

The Company recognized a total net tax benefit of $41.0 million related to 2012 changes in valuation allowance, including a $15.2 million tax benefit as a result of the release of valuation allowance related to certain state deferred tax assets recorded at one of its subsidiaries, JT Ryerson, at December 31, 2012. As described in Note 1 to the Financial Statements, the Company assesses the need for a valuation allowance considering all available positive and negative evidence, including past operating results, projections of future taxable income and the feasibility of ongoing tax planning strategies. The fourth quarter of 2012 was the first quarter in which JT Ryerson had sustained an operating profit in both the preceding cumulative three fiscal year period and in each of its two preceding fiscal years, providing objective evidence of JT Ryerson’s ability to earn future profits. Combined with JT Ryerson’s projections of future income providing additional subjective evidence of JT Ryerson’s ability to earn future profits and management’s judgment, the Company determined that these deferred tax assets were more likely than not realizable and accordingly the valuation allowance was no longer required.

The Company will continue to maintain a valuation allowance on definite-lived U.S. federal and state (excluding JT Ryerson) deferred tax assets until such time as in management’s judgment, considering all available positive and negative evidence and consistent with its determinations regarding JT Ryerson described above, the Company determines that these deferred tax assets are more likely than not realizable. If the current trend in our U.S. operating profit continues, it is possible that we will release some or all of the current valuation allowance recorded against the U.S. related deferred tax assets during the next twelve months.

Recent legislative proposals in the U.S. would repeal the use of the last-in-first-out method of accounting (“LIFO method”) for inventory for U.S. tax purposes. Currently, the Company carries a deferred tax liability associated with its use of the LIFO method that does not offset the Company’s deferred tax assets, with the effect that the Company carries a valuation allowance against most of its U.S. deferred tax assets. If legislation repealing the use of the LIFO method for tax purposes becomes law, we would expect to release a substantial portion of our valuation allowance during the quarter of that event. In addition, enactment of those proposals would generally result in an increase in the cash taxes the Company will need to pay over a 10 year period, resulting from repeal of the LIFO method.

Critical Accounting Estimates

Preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of sales and expenses during the reporting period. Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed under the caption “NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Note 1: Summary of Accounting and Financial Policies.” These policies have been consistently applied and address such matters as revenue recognition, depreciation methods, inventory valuation, asset impairment recognition and pension and postretirement expense. While policies associated with estimates and judgments may be affected by different assumptions or conditions, we believe our estimates and judgments associated with the reported amounts are appropriate in the circumstances. Actual results may differ from those estimates.

We consider the policies discussed below as critical to an understanding of our financial statements, as application of these policies places the most significant demands on management’s judgment, with financial reporting results relying on estimation of matters that are uncertain.

Provision for allowances, claims and doubtful accounts: We perform ongoing credit evaluations of customers and set credit limits based upon review of the customers’ current credit information and payment history. We monitor customer payments and maintain a provision for estimated credit losses based on historical experience and specific customer collection issues that we have identified. Estimation of such losses requires adjusting historical loss experience for current economic conditions and judgments about the probable effects of economic conditions on certain customers. We cannot guarantee that the rate of future credit losses will be similar to past experience. Provisions for allowances and claims are based upon historical rates, expected trends and estimates of potential returns, allowances, customer discounts and incentives. We consider all available information when assessing the adequacy of the provision for allowances, claims and doubtful accounts.

Inventory valuation: Our inventories are stated at the lower of cost or market. Inventory costs reflect metal and in-bound freight purchase costs, third-party processing costs and internal direct and allocated indirect processing costs. Cost is primarily determined by the LIFO method. We regularly review inventory on hand and record provisions for obsolete and slow-moving inventory based on historical and current sales trends. Changes in product demand and our customer base may affect the value of inventory on hand which may require higher provisions for obsolete inventory.

Income Taxes: Our income tax expense, deferred tax assets and liabilities and reserve for uncertain tax positions reflect our best estimate of taxes to be paid. The Company is subject to income taxes in the U.S. and several foreign jurisdictions. The determination of the consolidated income tax expense requires judgment and estimation by management. It is possible that actual results could differ from the estimates that management has used to determine its consolidated income tax expense.

We record operating loss and tax credit carryforwards and the estimated effect of temporary differences between the tax basis of assets and liabilities and the reported amounts in the Consolidated Balance Sheet. We follow detailed guidelines in each tax jurisdiction when reviewing tax assets recorded on the balance sheet and provide for valuation allowances as required. Deferred tax assets are reviewed for recoverability based on historical taxable income, the expected reversals of existing temporary differences, tax planning strategies and on forecasts of future taxable income. The forecasts of future taxable income require assumptions regarding volume, selling prices, margins, expense levels and industry cyclicality. If we are unable to generate sufficient future taxable income in certain tax jurisdictions, we may be required to record additional valuation allowances against our deferred tax assets related to those jurisdictions.

The Company’s income tax provisions are based on calculations and assumptions that are subject to examination by the IRS and other tax authorities. Although the Company believes that the positions taken on filed tax returns are reasonable, it has established tax and interest reserves in recognition that various taxing authorities may challenge the positions taken. For uncertain tax positions, the Company applies the provisions of relevant authoritative guidance, which requires application of a “more likely than not” threshold to the recognition and derecognition of tax positions. The Company’s ongoing assessments of the more likely than not outcomes of tax authority examinations and related tax positions require significant judgment and can increase or decrease the Company’s effective tax rate.

Long-lived Assets and Other Intangible Assets: Long-lived assets held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. Determining whether an impairment has occurred typically requires various estimates and assumptions, including determining which undiscounted cash flows are directly related to the potentially impaired asset, the useful life over which cash flows will occur, their amount, and the asset’s residual value, if any. Any related impairment loss is calculated based upon comparison of the fair value to the carrying value of the asset. Separate intangible assets that have finite useful lives are amortized over their useful lives. An impaired long-lived or intangible asset would be written down to fair value, based on various available valuation techniques, including the discounted cash flow method.

Goodwill: We assess the recoverability of the carrying value of recorded goodwill annually in the fourth quarter of each year or whenever indicators of potential impairment exist. We test for impairment of goodwill by assessing various qualitative factors with respect to developments in our business and the overall economy and calculating the fair value of a reporting unit using the discounted cash flow method, as necessary. Factors that may be considered indicators of impairment include: deterioration in general economic conditions; declines in the market conditions of our products, including metals prices; reduced future cash flow estimates; and slower growth rates in our industry, among others. If we determine that it is more likely than not that the fair value of a reporting unit is less than the carrying value based on our qualitative assessment, we will proceed to the two-step goodwill impairment test. In step one, we compare the fair value of the reporting unit in which goodwill resides to its carrying value. If the carrying amount exceeds the fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. In the second step, the implied fair value of the goodwill is estimated as the fair value of the reporting unit used in the first step less the fair value of all other net tangible and intangible assets of the reporting unit. If the carrying amount of goodwill exceeds its implied fair value, an impairment loss is recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. The fair value of the reporting units are estimated using an average of an income approach and a market approach as this combination is deemed to be the most indicative of our fair value in an orderly transaction between market participants. An income approach based on discounted future cash flows requires us to estimate income from operations based on projected results and discount rates based on a weighted average cost of capital of comparable companies. A market approach estimates fair value using market multiples of various financial measures of comparable public companies. If these estimates or their related assumptions for commodity prices and demand change in the future, we may be required to record impairment charges for these assets.

Based on the impairment test performed on October 1, 2012, the Company concluded that the fair values for each reporting unit exceeded the carrying values. The discount rate for each reporting unit was estimated to be 14% at October 1, 2012. The Company determines a discount rate based on an estimate of a reasonable risk-adjusted return an investor would expect to realize on an investment in the reporting unit. Our U.S. reporting unit’s fair value exceeded its carrying value by more than 25%. Certain of our foreign subsidiary reporting units’ fair values exceeded their carrying values by approximately 8%. The goodwill balance at risk for these foreign subsidiaries is approximately $7 million. Deterioration in market conditions in our industry or products, changes in expected future cash flows, expected growth rates or to discount rates could result in impairment charges in future periods.

Purchase Price Accounting: Business combinations are accounted for using the acquisition method of accounting. This method requires the Company to record assets and liabilities of the business acquired at their estimated fair market values as of the acquisition date. Any excess of the cost of the acquisition over the fair value of the net assets acquired is recorded as goodwill. The Company uses valuation specialists, where necessary, to perform appraisals and assist in the determination of the fair values of the assets acquired and liabilities assumed. These valuations require management to make estimates and assumptions that are critical in determining the fair values of the assets and liabilities.

Pension and postretirement benefit plan assumptions: We sponsor various benefit plans covering a substantial portion of our employees for pension and postretirement medical costs. Statistical methods are used to anticipate future events when calculating expenses and liabilities related to the plans. The statistical methods include assumptions about, among other things, the discount rate, expected return on plan assets, rate of increase of health care costs and the rate of future compensation increases. Our actuarial consultants also use subjective factors such as withdrawal and mortality rates when estimating expenses and liabilities. The discount rate used for U.S. plans reflects the market rate for high-quality fixed-income investments on our annual measurement date (December 31) and is subject to change each year. The discount rate was determined by matching, on an approximate basis, the coupons and maturities for a portfolio of corporate bonds (rated Aa or better by Moody’s Investor Services or AA or better by Standard and Poor’s) to the expected plan benefit payments defined by the projected benefit obligation. The discount rates used for plans outside the U.S. are based on a combination of relevant indices regarding corporate and government securities, the duration of the liability and appropriate judgment.

When calculating pension expense for 2012, we assumed the pension plans’ assets would generate a long-term rate of return of 8.75% and 6.50% for the U.S. and Canadian plans, respectively. The expected long-term rate of return assumption was developed based on historical experience and input from the trustee managing the plans’ assets. The expected long-term rate of return on plan assets is based on a target allocation of assets, which is based on a goal of earning the highest rate of return while maintaining risk at acceptable levels. Our projected long-term rate of return for the U.S. pension plan is slightly higher than some market indices due to the active management of our plans’ assets, and is supported by the historical returns on our plans’ assets. The plans strive to have assets sufficiently diversified so that adverse or unexpected results from one security class will not have an unduly detrimental impact on the entire portfolio. We regularly review actual asset allocation and the pension plans’ investments are periodically rebalanced to the targeted allocation when considered appropriate. Pension expense increases as the expected rate of return on plan assets decreases. Lowering the expected long-term rate of return on plan assets by 50 basis points would have increased 2012 pension expense by approximately $3 million.

Future pension obligations for the U.S. and Canadian plans were discounted using a weighted average rate of 4.00% and 4.20% at December 31, 2012, respectively. Lowering the discount rate by 50 basis points would increase the pension liability at December 31, 2012 by approximately $56 million.

The calculation of other postretirement benefit expense and obligations requires the use of a number of assumptions, including the assumed discount rate for measuring future payment obligations and the health care cost trend rate. A one percentage point increase (decrease) in assumed health care trend rates would increase (decrease) our total service and interest cost for the year ended December 31, 2012 by $0.3 million and $(0.2) million, respectively. A one percentage point decrease in the weighted average discount rate would increase the postretirement benefit liability by approximately $6 million.

The assumptions used in the actuarial calculation of expenses and liabilities may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter life spans of participants. These differences may result in a significant impact on the amount of pension or postretirement benefit expense we may record in the future.

Legal contingencies: We are involved in a number of legal and regulatory matters including those discussed in the “NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Note 11: Commitments and Contingencies.” We determine whether an estimated loss from a loss contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We analyze our legal matters based on available information to assess potential liability. We consult with outside counsel involved in our legal matters when analyzing potential outcomes. We cannot determine at this time whether any potential liability related to this litigation would materially affect our financial position, results of operations or cash flows.

Recent Accounting Pronouncements

Recent accounting pronouncements are discussed within the “NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Note 1: Summary of Accounting and Financial Policies.”

Quantitative and Qualitative Disclosures About Market Risk

Interest rate risk

We are exposed to market risk related to our fixed-rate and variable-rate long-term debt. Market risk is the potential loss arising from adverse changes in market rates and prices, such as interest rates. Changes in interest rates may affect the market value of our fixed-rate debt. The estimated fair value of our long-term debt and the current portions thereof using quoted market prices of Company debt securities recently traded and market-based prices of similar securities for those securities not recently traded was $1,332 million at March 31, 2013 and $1,296 million at December 31, 2012 as compared with the carrying value of $1,264 million and $1,305 million at March 31, 2013 and December 31, 2012, respectively.

A hypothetical 1% increase in interest rates on variable rate debt would have increased interest expense for the first three months of 2013 by approximately $0.9 million.

Foreign exchange rate risk

We are subject to exposure from fluctuations in foreign currencies. We use foreign currency exchange contracts to hedge our Canadian subsidiaries’ variability in cash flows from the forecasted payment of currencies other than the functional currency. The Canadian subsidiaries’ foreign currency contracts were principally used to purchase U.S. dollars. We had foreign currency contracts with a U.S. dollar notional amount of $1.4 million outstanding at March 31, 2013 and a value of zero. We do not currently account for these contracts as hedges but rather mark these contracts to market with a corresponding offset to current earnings.

Commodity price risk

Metal prices can fluctuate significantly due to several factors including changes in foreign and domestic production capacity, raw material availability, metals consumption and foreign currency rates. Declining metal prices could reduce our revenues, gross profit and net income. From time to time, we may enter into fixed price sales contracts with our customers for certain of our inventory components. We may enter into metal commodity futures and options contracts to reduce volatility in the price of these metals. We do not currently account for these contracts as hedges, but rather mark these contracts to market with a corresponding offset to current earnings. As of March 31, 2013, we had 132 tons of nickel futures or option contracts, 5,000 tons of hot roll steel coil option contracts, and 60 tons of aluminum price swaps outstanding with an asset value of $0.1 million, a liability value of $0.2 million, and a value of zero, respectively.

BUSINESS

Our Company

We believe we are one of the largest processors and distributors of metals in North America measured in terms of sales, with global operations in North America, China and a recently established presence in Brazil. Our industry is highly fragmented with the largest companies accounting for only a small percentage of total market share. We believe we have an established and growing presence in China and that we are the only major North American metal service center whose activities in China represent a meaningful portion of overall operations in terms of revenue, which we believe positions us favorably in the largest metals market in the world. Our customer base ranges from local, independently owned fabricators and machine shops to large, international original equipment manufacturers. We process and distribute a full line of over 75,000 products in stainless steel, aluminum, carbon steel and alloy steels and a limited line of nickel and red metals in various shapes and forms. More than one-half of the products we sell are processed to meet customer requirements. We use various processing and fabricating techniques to process materials to a specified thickness, length, width, shape and surface quality pursuant to customer orders. For the year ended December 31, 2012, we purchased 2.1 million tons of materials from suppliers throughout the world. For the three months ended March 31, 2013, our Adjusted EBITDA, excluding LIFO expense was $47.3 million, revenue was $891.1 million and net income was $4.9 million. See note 5 within “Summary Historical Consolidated Financial and Other Data” for a reconciliation of Adjusted EBITDA to net income (loss).

We operate over 100 facilities across North America and six facilities in China and one in Brazil. Our service centers are strategically located in close proximity to our customers, which allows us to quickly process and deliver our products and services, often within the next day of receiving an order. We own, lease or contract a fleet of tractors and trailers, allowing us to efficiently meet our customers’ delivery demands. In addition, our scale enables us to maintain low operating costs. Our operating expenses as a percentage of sales for the years ended December 31, 2011 and 2012 were 11.8% and 12.6%, respectively.

In addition to providing a wide range of flat and long metals products, we offer numerous value-added processing and fabrication services such as sawing, slitting, blanking, cutting to length, leveling, flame cutting, laser cutting, edge trimming, edge rolling, roll forming, tube manufacturing, polishing, shearing, forming, stamping, punching, rolling shell plate to radius and beveling to process materials to a specified thickness, length, width, shape and surface quality pursuant to specific customer orders. Our value proposition also includes providing a superior level of customer service and responsiveness, technical services and inventory management solutions. Our breadth of services allows us to create long-term partnerships with our customers and enhances our profitability.

We serve more than 40,000 customers across a wide range of manufacturing end markets. We believe the diverse end markets we serve reduce the volatility of our business in the aggregate. Our geographic network and broad range of products and services allow us to serve large, international manufacturing companies across multiple locations.

We are broadly diversified in our end markets and product lines in North America, as detailed below.

2012 Sales by End Market	2012 Sales by Product

(1) “Other” includes copper, brass, nickel, pipe, valves and fittings.

Industry Overview

Metals service centers serve as key intermediaries between metal producers and end users of metal products. Metal producers offer commodity products and typically sell metals in the form of standard-sized coils, sheets, plates, structurals, bars and tubes. Producers prefer large order quantities, longer lead times and limited inventory in order to maximize capacity utilization. End users of metal products seek to purchase metals with customized specifications, including value-added processing. End market customers look for “one-stop” suppliers that can offer processing services along with lower order volumes, shorter lead times, and more reliable delivery. As an intermediary, metals service centers aggregate end-users’ demand, purchase metal in bulk to take advantage of economies of scale and then process and sell metal that meets specific customer requirements. The end-markets for metals service centers are highly diverse and include machinery, manufacturing, construction and transportation.

The metals service center industry is comprised of many companies, the majority of which have limited product lines and inventories, with customers located in a specific geographic area. The industry is highly fragmented, with a large number of small companies and few relatively large companies. In general, competition is based on quality, service, price and geographic proximity.

The metals service center industry typically experiences cash flow trends that are counter-cyclical to the revenue and volume growth of the industry. Companies that participate in the industry have assets that are composed primarily of working capital. During an industry downturn, companies generally reduce working capital investments and generate cash as inventory and accounts receivable balances decline. As a result, operating cash flow and liquidity tend to increase during a downturn, which typically facilitates industry participants’ ability to cover fixed costs and repay outstanding debt.

The industry is divided into three major groups: general line service centers, specialized service centers, and processing centers, each of which targets different market segments. General line service centers handle a broad line of metals products and tend to concentrate on distribution rather than processing. General line service centers range in size from a single location to a nationwide network of locations. For general line service centers, individual order size in terms of dollars and tons tends to be small relative to processing centers, while the total number of orders is typically high. Specialized service centers focus their activities on a narrower range of product and service offerings than do general line companies. Such service centers provide a narrower range of services to their customers and emphasize product expertise and lower operating costs, while maintaining a moderate level of investment in processing equipment. Processing centers typically process large quantities of metals purchased from primary producers for resale to large industrial customers, such as the automotive industry. Because orders are typically large, operation of a processing center requires a significant investment in processing equipment.

We compete with many other general line service centers, specialized service centers and processing centers on a regional and local basis, some of which may have greater financial resources and flexibility than us. We also compete to a lesser extent with primary metal producers. Primary metal producers typically sell to very large customers that require regular shipments of large volumes of steel. Although these large customers sometimes use metals service centers to supply a portion of their metals needs, metals service center customers typically are consumers of smaller volumes of metals than are customers of primary steel producers. Although we purchase from foreign steelmakers, some of our competitors purchase a higher percentage of metals than us from foreign steelmakers. Such competitors may benefit from favorable exchange rates or other economic or regulatory factors that may result in a competitive advantage. This competitive advantage may be offset somewhat by higher transportation costs and less dependable delivery times associated with importing metals into North America.

Competitive Strengths

Leading Market Position in North America.

We believe we are one of the largest service center companies for carbon and stainless steel as well as aluminum based on sales in the North American market where we have a broad geographic presence with over 100 locations.

Our service centers are located near our customer locations, enabling us to provide timely delivery to customers across numerous geographic markets. Additionally, our widespread network of locations in the United States, Canada and Mexico helps us to utilize our expertise to more efficiently serve customers with complex supply chain requirements across multiple manufacturing locations. We believe this is a key differentiator among customers who need a supplier that can reliably and consistently support them. Our ability to transfer inventory among our facilities better enables us to more timely and profitably source and process specialized items at regional locations throughout our network than if we were required to maintain inventory of all products and specialized equipment at each location.

We believe with our significant footprint in the North American market, combined with our significant scale and operating leverage, a cyclical recovery of the service center industry supported by long-term growth trends in Ryerson’s end-markets should allow us to experience higher growth rates relative to North American economic improvement, but there can be no guarantee that we will experience such higher growth rates.

Broad Geographic Reach across Attractive End Markets.

Our operations cover a diverse range of industries, including industrial equipment, industrial fabrication, electrical machinery, transportation equipment, heavy equipment and oil and gas. Manufacturing growth has accelerated since November 2012 as shown by the ISM index (as described in the Industry and End Market Outlook), and we believe industries we serve will provide strong demand for our products and services as the North American manufacturing economy continues to recover. We also believe that the continued trend of moving manufacturing to the United States from overseas should benefit us with our broad North American platform. In addition, we expect to benefit from continued growth in international markets that will help spur demand at domestic manufacturing facilities that sell into the global market. We believe that our ability to quickly adjust our offering based on regional and industry specific trends creates stability while also providing the opportunity to access specific growth markets.

Established Platform for Organic and Acquisition Growth.

Since 2011, we have opened seven new service centers in previously underserved North American regions. We have acquired another ten facilities to complement our existing locations and expanded the product offering in many locations based on customer demand. Over the last two years, a significant portion of our capital expenditures have been made to expand our long and plate processing capabilities at 15 existing locations. We believe that our expanded presence in select regions and products positions us well to capture further growth in these regions and products.

Although there can be no guarantee of growth, we believe a number of our other strategies, such as improving our product mix, pricing our products and services based on the value we provide our customers, growing our large national network, and expanding our diverse operating capabilities, will provide us with growth opportunities.

In addition, we have utilized our leadership and experience in the North American markets to establish operations in China, the largest and one of the highest growth metals markets in the world, as well as in Brazil.

Given the highly fragmented nature of the service center industry, we believe there are numerous additional opportunities to acquire businesses and incorporate them into our existing infrastructure. Given our large scale and geographic reach, we believe we can add value to these businesses in a number of ways, including providing greater purchasing power, access to additional end markets and broadening product mix. Although the Company does not have any current plans to engage in any specific acquisitions, from time to time and in the ordinary course of business, the Company regularly evaluates potential acquisition opportunities.

Lean Operating Structure Providing Operating Leverage.

Since the acquisition by Platinum, we have transformed our operating model by decentralizing our operations and reducing our cost base. Decentralization has improved our customer service by moving key functions such as procurement, credit and operations support to our regional offices. From 2007 through the end of 2009, we engaged in a number of cost reduction initiatives that included a headcount reduction of approximately 1,700, representing 33% of our workforce, and the closure of 14 redundant or underperforming facilities in North America. Furthermore, in 2011, we also completed the decentralization of credit, operations, and procurement and reduced field staffing levels. In that overall period, we believe that we have generated annual fixed cost savings of approximately $200 million since 2007. We believe this reduction has improved our operating efficiency while also providing the flexibility for further growth in our targeted markets.

We have also focused on process improvements in inventory management. Despite an increase in average inventory days from 74 days in 2011 to 82 days in 2012, our average inventory days have improved on an overall basis from 100 days in 2006. This reduction has decreased our exposure to metals price movements as well as increased capacity in our facilities to devote to higher margin products. These organizational and operating changes have improved our operating structure, working capital management and efficiency.

As a result of our initiatives, we have increased our financial flexibility and believe we have a favorable cost structure compared to many of our peers. This will provide significant operating leverage.

Extensive Breadth of Products and Services for Diverse Customer Base.

We carry a full range of over 75,000 products, including aluminum, carbon, stainless and alloy steels and a limited line of nickel and red metals. In addition, we provide a broad range of processing and fabrication services to meet the needs of our 40,000 customers and fulfill more than 1,000,000 orders per year. We also provide supply chain solutions, including just-in-time delivery, and value-added components to many original equipment manufacturers.

We believe our broad product mix and marketing approach provides customers with a “one-stop shop” solution few other service center companies are able to offer.

For the year ended December 31, 2012, no single customer accounted for more than 2% of our sales, and our top 10 customers accounted for less than 10% of sales.

Strong Relationships with Suppliers.

We are among the largest purchasers of metals in North America and have long-term relationships with many of our North American suppliers. We believe we are frequently one of the largest customers of our suppliers and that concentrating our orders among a core group of suppliers is an effective method for obtaining favorable pricing and service. We believe we have the opportunity to further leverage this strength through continued focus on price and volume using an analytics-driven approach to procurement. In addition, we view our strategic suppliers as supply chain partners. Our coordinated effort focused on logistics, lead times, rolling schedules, and scrap return programs ultimately results in value-based buying that is advantageous for us. Metals producers worldwide are consolidating, and large, geographically diversified customers, such as Ryerson, are desirable partners for these larger suppliers. Our relationships with suppliers often provides us with access to metals when supply is constrained. Through our knowledge of the global metals marketplace and capabilities of specific mills we believe we have developed a global purchasing strategy that allows us to secure favorable prices across our product lines.

Experienced Management Team with Deep Industry Knowledge.

Our senior management team has extensive industry and operational experience and has been instrumental in optimizing and implementing our strategy in the last two years. Our senior management has an average of more than 20 years of experience in the metals or service center industries. The senior executive team’s extensive experience in international markets and outside the service center industry provides perspective to drive profitable growth.

Our CEO, Mr. Michael Arnold, joined the Company in January 2011 and has 34 years of diversified industrial experience. Mr. Edward Lehner, who has been our CFO since August 2012, has 24 years of experience predominantly in the metals industry. Under their leadership, we have increased our focus on positioning the Company for growth and enhanced profitability.

Our Strategy

Expand Margins.

We are actively pursuing strategies to achieve increased gross margins. We believe this will allow our profitability to accelerate as volumes in our industry improve. Although our 2012 net sales decreased by 14.9% as compared to our net sales in 2011, we have employed and continue to employ the initiatives below which have resulted in an increase in our gross margins as a percentage of sales, excluding LIFO expense, by over 250 basis points, from 13.4% in Q4 2011 to 16.2% in Q4 2012. We have excluded LIFO expense from the gross margin as a percentage of sales metric in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories.

Optimize Product Mix. We see significant opportunities to continue to improve our margins by increasing long and plate products supplied to our customers, as long and plate products typically generate higher margins than flat products. We have established regional long product inventory to provide a broad line of stainless, aluminum, carbon and alloy long products as well as the necessary processing equipment to meet demanding requirements of these customers. In addition, over the past two years, a significant portion of our capital expenditures have gone toward upgrading and adding plate and long processing capabilities throughout our operational footprint. We expect to continue to optimize product mix through these initiatives.

Optimize Customer Mix. We have increased our focus on serving a diversified group of industrial customers that value our customized processing services which we price on a transaction-by-transaction basis as opposed to larger volume program account customers who typically have fixed pricing arrangements over varying time periods. Our sales to customers using transactional pricing arrangements typically generate higher margins and require less working capital investment. We have re-evaluated and re-priced many of our lower margin program accounts which has resulted in an increase in our margins, as evidenced above.

Expand Value-added Processing Services. We seek to continue to improve our margins by complementing our products with first stage manufacturing and other processing capabilities that add value for our customers. Additionally, for certain customers we have assumed the management and responsibility for complex supply chains involving numerous suppliers, fabricators and processors. We leverage our capabilities to deliver the highest value proposition to our customers by providing a wide breadth of competitive products and services, as well as superior customer service and product quality.

Improve Supply Chain and Procurement Management. As a large purchaser of metals we continue to use analytic-driven processes to develop supply chains which lower our procured costs, shorten our lead times, improve our working capital management and decrease our exposure to commodity price fluctuations.

Improve Operating Efficiency.

We are committed to improving our operating capabilities through continuous business improvements and cost reductions. We have made, and continue to make, improvements in a variety of areas, including operations, sales, delivery, administration and working capital management. Furthermore, we continue to focus on better customer service and the hiring, retention and promotion of high performing employees as well as place greater emphasis on working capital efficiencies. In particular with respect to inventory, our goal of maintaining approximately 75-80 days of sales on hand reduces our exposure to metals prices and increases capacity in facilities to devote to higher margin products. Our streamlined organizational structure combines local decision making with regional and national sourcing to improve efficiency.

Pursue Profitable Growth Through Expansion and Value-Accretive Acquisitions.

We are focused on increasing our sales to existing customers, as well as expanding our customer base globally, but there can be no guarantee we will be able to expand. We expect to continue increasing revenue through a variety of sales initiatives and by targeting attractive markets.

In North America, we have expanded and continue to expand in markets that we believe are underserved. We opened seven new facilities since 2011 in Texas, Georgia, Iowa, Illinois, Utah and Mexico, and have expanded higher-margin plate fabrication or long-product capabilities at many existing locations, where we have observed an opportunity to generate attractive returns. We are continuously monitoring opportunities for further expansion across the United States, Canada and Mexico. We expect to leverage our expertise in North America and selectively expand our business in China and Brazil as well as additional high growth emerging markets.

Since 2010, we have completed five strategic acquisitions: Texas Steel Processing Inc., SFI-Gray Steel Inc., Singer Steel Company, Turret Steel and Açofran Aços e Metais Ltda. These acquisitions have provided various opportunities for long-term value creation through the expansion of our product and service capabilities, geographic reach, operational distribution network, end markets diversification, cross-selling opportunities and the addition of transactional-based customers. Although the Company does not have any current plans to engage in any specific acquisitions, we regularly evaluate potential acquisitions of service center companies that complement our existing customer base and product offerings, and plan to continue pursuing our disciplined approach to such acquisitions.

Maintain Flexible Capital Structure and Strong Liquidity Position.

Our management team is focused on maintaining a strong level of liquidity that will facilitate our plans to execute our various growth strategies. Throughout the economic downturn, we maintained liquidity in excess of $300 million. Liquidity as of March 31, 2013 was approximately $437 million, comprised of $339 million of excess availability under Ryerson’s senior secured $1.35 billion asset-based revolving credit facility and foreign debt facilities, and $98 million of cash-on-hand and marketable securities. We have no financial maintenance covenants in our debt agreements unless availability under the Ryerson Credit Facility falls below $125 million.

Following the 2012 bond refinancing, there are no significant debt maturities until the maturity of the Ryerson Credit Facility, which occurs on the earlier of (a) April 3, 2018 or (b) August 16, 2017 (60 days prior to the scheduled maturity date of the original senior secured notes and the senior secured exchange notes), if the original senior secured notes or senior secured exchange notes are then outstanding.

Industry and End Market Outlook

Ryerson participates in the metals service center industry providing steel, aluminum and other metals products across a wide range of industrial manufacturing end markets. Our business performance is therefore impacted by a number of factors tied to industrial activity, including economic growth, end market demand and metals pricing. With steel products accounting for 76% of our 2012 sales, it is the largest driver of our business. Aluminum products account for 21% of our business, with other metals accounting for the remainder.

Macroeconomic Outlook. Steel is utilized in a diverse range of manufacturing and fabrication applications with a variety of end market demand drivers. The primary drivers of demand for the steel industry are the construction, automotive, machinery and equipment, and energy end markets, which, according to the American Iron and Steel Institute, account for approximately 85% of shipments collectively. As evidenced by our end market sales segmentation, we are not reliant on a single specific sector, but rather broader diversified industrial activity. Our primary end markets include industrial equipment and fabrication, transportation equipment, heavy equipment, electrical machinery and oil and gas. We believe that we are well positioned in these markets and that they are poised for growth as the broader industrial sectors continue to grow. The charts below, which reflect the most recently available data from AISI, show our end market exposure as well as the broader steel market.

2012 Steel Shipments by Market Classification (AISI)	2012 Ryerson Sales by End Market

Source: American Iron and Steel Institute	Source: Company estimates

While some of the key end market drivers of steel industry demand do not directly overlap with our end markets, they do impact broader steel demand and pricing, which can impact our business. Recently, leading indicators in the key steel industry end markets referenced above have begun to show sustained growth and continue to build positive momentum. For example, housing starts have shown stable growth over the last 24 months, while non-residential construction, which typically lags housing, is starting to show signs of sustained improvement as well. Additionally, U.S. automotive sales continue to rise, reaching 15.2 million vehicles on a seasonally adjusted annualized rate basis in March 2013 versus 14.1 million for 2012. Machinery and equipment, a key end market for us, includes a variety of industrial manufacturing end markets, many of which are showing signs of significant growth. This is evidenced by the Institute for Supply Management’s (“ISM”) Purchasing Managers’ Index (“PMI”), which reached 51.3 in March 2013. The United States Congressional Budget Office’s GDP growth estimates of 1.4% and 3.4% for 2013 and 2014, respectively. Finally, the oil and gas end market continues to be a long-term growth market in steel. Much of this growth is attributable to growth in North American drilling and refining, substantially impacted by activity in United States shale oil and gas and the Canadian oil sands. Additionally, investment in new petrochemical production capacity in the United States as a result of relatively low domestic natural gas prices may further bolster steel demand. The following chart shows the historical movements of the Purchasing Managers’ Index.

ISM Purchasing Managers’ Index

According to MSCI, total inventory levels of carbon steel, stainless steel and aluminum at U.S. service centers reached a trough in August 2009 and bottomed at the lowest levels since the data series began in 1977. Although industry demand recovered in 2010, 2011 and 2012, shipments and inventory are still well below pre-downturn averages, which we believe suggests long-term growth potential that may be realized if these metrics return to, or exceed, their historical averages.

North American Monthly Service Center Shipments	North American Monthly Service Center Inventory

Ryerson End Market Outlook. Although our revenue for the first quarter of 2013 decreased 20.6% compared to the first quarter of 2012 due to weaker economic conditions in the metals market, according to the latest Livingston Survey, published by the Federal Reserve Bank of Philadelphia, U.S. industrial production is expected to grow by 1.9% and 3.1% in 2013 and 2014, respectively. Two of our largest end markets, industrial equipment and fabrication, include numerous diversified industrial manufacturing markets which, along with the broader economy, are showing signs of sustained growth. For example, in the U.S. major appliances and Heating Ventilation and Air Conditioning (“HVAC”) equipment, both markets we serve, are projected to grow at even higher rates. Specifically, major appliances are expected to grow 4.2% and 6.5% in 2013 and 2014, respectively, according to Euromonitor. According to IBIS Worldwide, HVAC is expected to grow 4.5% and 7.8% over the same periods.

In addition, we also serve the transportation equipment, heavy equipment and electrical equipment markets which are expected to show significant growth in the coming years. Transportation equipment, including commercial vehicle production, represents 17% of our sales and is expected to grow 4.7% per year in the U.S. between 2012 and 2014 according to LMC Automotive. Machinery and heavy equipment, including construction and agricultural equipment, represents 9% of our end-market sales and is projected to grow 6.1% per year in the U.S. between 2012 and 2016 according to MarketLine.

Metals Pricing. Along with improvements in volume, as indicated by demand trends in the end markets, movements in the price of steel will also impact our business. Steel prices are driven by a number of factors, including input prices, capacity utilization and foreign imports. Currently, input costs are providing support for steel pricing, as they flow directly through the pricing of the mills’ steel output. Additionally, we believe that recent closings of mills, including the Sparrows Point steel mill, among others, that have been dismantled, combined with continued growth in the global economy and end market demand, should begin to absorb global capacity, resulting in increased utilization. The U.S. steel industry production capacity utilization rate increased to 77.6% by the end of April 2013 from a low of 34% in December 2008, according to American Metal Market. North American production capacity utilization levels remain below the 85% average utilization level observed in the post- consolidation restructured steel industry from 2002 to 2008. Although our average selling price decreased 10.3% in the first quarter of 2013 compared to the first quarter of 2012 due to decreases in metals prices across all of our products, with some of the largest decreases in our steel products, we believe that the combination of higher input prices, increased global demand and increased capacity utilization will support steel price increases, positively impacting our business.

Aluminum pricing also remains well below pre-downturn levels but has stabilized recently. Global output of aluminum is projected to increase 6.8% in 2013 according to Wood Mackenzie, fueled by factors including the rebound in U.S. construction and increased demand from the transportation and infrastructure markets in China.

Industry Consolidation. The United States service center industry is a highly fragmented market with the top 50 service centers controlling approximately 25% of industry sales, according to American Metal Market, only 12 of which have sales over $1 billion. Such fragmentation has historically resulted in the smaller service centers having less negotiating leverage with both the larger consolidated steel mills, as well as larger customers. In recent years, however, there has been increased consolidation among larger players resulting in fewer customers of size for the mills and greater purchasing power for service centers. A recent example is the recently completed acquisition of Metals USA Holding Corp. by Reliance Steel & Aluminum Co. We believe that there is significant opportunity for consolidation and we expect the trend will continue.

Products and Services

We carry a full line of carbon steel, stainless steel, alloy steels and aluminum, and a limited line of nickel and red metals. These materials are inventoried in a number of shapes, including coils, sheets, rounds, hexagons, square and flat bars, plates, structurals and tubing.

The following table shows our percentage of sales by major product lines for 2010, 2011 and 2012:

Product Line	2010	2011	2012
Carbon Steel Flat	29%	27%	25%
Carbon Steel Plate	8	11	13
Carbon Steel Long	9	10	15
Stainless Steel Flat	21	18	15
Stainless Steel Plate	4	4	4
Stainless Steel Long	3	4	4
Aluminum Flat	15	15	14
Aluminum Plate	3	3	3
Aluminum Long	4	4	4
Other	4	4	3

Total	100%	100%	100%

More than one-half of the materials sold by us are processed. We use processing and fabricating techniques such as sawing, slitting, blanking, cutting to length, leveling, flame cutting, laser cutting, edge trimming, edge rolling, polishing and shearing to process materials to specified thickness, length, width, shape and surface quality pursuant to specific customer orders. Among the most common processing techniques used by us are slitting, which involves cutting coiled metals to specified widths along the length of the coil, and leveling, which involves flattening metals and cutting them to exact lengths. We also use third-party fabricators to outsource certain processes that we are not able to perform internally (such as pickling, painting, forming and drilling) to enhance our value-added services.

The plate burning and fabrication processes are particularly important to us. These processes require sophisticated and expensive processing equipment. As a result, rather than making investments in such equipment, manufacturers have increasingly outsourced these processes to metals service centers.

As part of securing customer orders, we also provide services to our customers to assure cost effective material application while maintaining or improving the customers’ product quality.

Our services include: just-in-time inventory programs, production of kits containing multiple products for ease of assembly by the customer, consignment arrangements and the placement of our employees at a customer’s site for inventory management and production and technical assistance. We also provide special stocking programs in which products that would not otherwise be stocked by us are held in inventory to meet certain customers’ needs. These services are designed to reduce customers’ costs by minimizing their investment in inventory and improving their production efficiency.

Customers

Our customer base is diverse, numbering approximately 40,000 and includes most metal-consuming industries, most of which are cyclical. For the year ended December 31, 2012, no single customer accounted for more than 2% of our sales, and the top 10 customers accounted for less than 10% of our sales. Substantially all of our sales are attributable to our U.S. operations and substantially all of our long-lived assets are located in the United States. Our Canadian operations comprised 10% of our sales in each of 2010, 2011 and 2012, our China operations comprised 4%, 4%, and 3% of our sales in 2010, 2011 and 2012, respectively, our Mexican operations comprised less than 1% of our sales in each of 2010, 2011 and 2012, and our Brazilian operations comprised less than 1% of our sales in 2012. Canadian assets were 10%, 10% and 11% of consolidated assets at December 31, 2010, 2011 and 2012, respectively. Chinese assets were 5% of consolidated assets at December 31, 2010, 2011 and 2012. Mexican assets were less than 1% of consolidated assets at December 31, 2010, 2011 and 2012. Brazilian assets were less than 1% of consolidated assets at December 31, 2012.

Some of our largest customers have procurement programs with us, typically ranging from three months to one year in duration. Pricing for these contracts is generally based on a pricing formula rather than a fixed price for the program duration. However, certain customer contracts are at fixed prices; in order to minimize our financial exposure, we generally match these fixed-price sales programs with fixed-price supply programs. In general, sales to customers are priced at the time of sale based on prevailing market prices.

Suppliers

For the year ended December 31, 2012, our top 25 suppliers accounted for approximately 75% of our purchase dollars.

We purchase the majority of our inventories at prevailing market prices from key suppliers with which we have established relationships to obtain improvements in price, quality, delivery and service. We are generally able to meet our materials requirements because we use many suppliers, because there is a substantial overlap of product offerings from these suppliers, and because there are a number of other suppliers able to provide identical or similar products. Because of the competitive nature of the business, when metal prices increase due to product demand, mill surcharges, supplier consolidation or other factors that in turn lead to supply constraints or longer mill lead times, we may not be able to pass our increased material costs fully to customers. In recent years, there have been significant consolidations among suppliers of carbon steel, stainless steel, and aluminum. Continued consolidation among suppliers could lead to disruptions in our ability to meet our material requirements as the sources of our products become more concentrated from fewer producers. We believe we will be able to meet our material requirements because we believe that we have good relationships with our suppliers and believe we will continue to be among the largest customers of our suppliers.

Facilities

Our owned and leased facilities as of March 31, 2013 are set forth below.

Operations in the United States

Ryerson, through JT Ryerson, maintains 87 operational facilities, including 6 locations that are dedicated to administration services, in the United States. All of our metals service center facilities are in good condition and are adequate for JT Ryerson’s existing operations. Approximately 47% of these facilities are leased. The lease terms expire at various times through 2021. Owned properties noted as vacated below have been closed and are in the process of being sold. JT Ryerson’s properties and facilities are adequate to serve its present and anticipated needs.

The following table sets forth certain information with respect to each facility as of March 31, 2013:

Location	Own/Lease
Birmingham, AL	Owned
Mobile, AL	Owned
Fort Smith, AR	Owned
Hickman, AR**	Leased
Little Rock, AR(2)	Owned
Phoenix, AZ	Owned
Dos Palos, CA	Leased
Fresno, CA	Leased
Livermore, CA	Leased
Vernon, CA	Owned
Commerce City, CO	Owned
Greenwood, CO*	Leased/Vacated
South Windsor, CT	Leased
Wilmington, DE	Leased
Wilmington, DE	Owned
Jacksonville, FL	Owned
Tampa Bay, FL	Owned
Duluth, GA	Owned/Vacated
Norcross, GA	Leased
Norcross, GA	Owned
Des Moines, IA	Owned
Eldridge, IA	Leased
Marshalltown, IA	Owned
Boise, ID	Leased
Chicago, IL (Headquarters)*	Leased
Chicago, IL(2)	Leased
Dekalb, IL	Leased
Elgin, IL	Leased
Lisle, IL*	Leased
Burns Harbor, IN	Owned
Indianapolis, IN	Owned
Wichita, KS	Leased
Louisville, KY	Owned/Vacated
Shelbyville, KY**	Owned
Shreveport, LA	Owned
St. Rose, LA	Owned
Devens, MA	Owned
Grand Rapids, MI*	Leased
Jenison, MI	Owned
Lansing, MI	Leased
Minneapolis, MN	Owned
Plymouth, MN	Owned
Maryland Heights, MO	Leased
North Kansas City, MO	Owned
St. Louis, MO	Leased/Vacated
Greenwood, MS	Leased
Jackson, MS	Owned
Charlotte, NC	Owned
Charlotte, NC	Owned/Vacated
Charlotte, NC	Leased
Greensboro, NC	Owned
Pikeville, NC	Leased
Youngsville, NC	Leased
Omaha, NE	Owned

Location	Own/Lease
Lancaster, NY	Owned
Liverpool, NY*	Leased/Vacated
New York, NY*	Leased/Vacated
Cincinnati, OH	Owned/Vacated
Cleveland, OH	Owned
Columbus, OH	Leased
Hamilton, OH*	Leased
Streetsboro, OH	Leased
Warren, OH	Leased
Tulsa, OK	Owned
Oklahoma City, OK	Owned
Portland, OR	Leased
Tigard, OR	Leased
Ambridge, PA**	Owned
Fairless Hills, PA	Leased
Pittsburgh, PA*	Leased
Charleston, SC	Owned
Greenville, SC	Owned
Chattanooga, TN	Owned
Knoxville, TN*	Leased
Memphis, TN	Owned
Cooper, TX	Leased
Dallas, TX(2)	Owned
El Paso, TX	Leased
Houston, TX	Owned
Houston, TX(3)	Leased
McAllen, TX	Leased
Salt Lake City, UT	Leased
Pounding Mill, VA	Owned
Richmond, VA	Owned
Renton, WA	Owned
Spokane, WA	Owned
Baldwin, WI	Leased
Green Bay, WI	Leased
Green Bay, WI	Owned
Milwaukee, WI	Owned

*	Office space only
**	Processing centers

Operations in Canada

Ryerson Canada, a wholly owned indirect Canadian subsidiary of Ryerson, has 13 facilities in Canada. All of the metals service center facilities are in good condition and are adequate for Ryerson Canada’s existing and anticipated operations. Five facilities are leased.

Location	Own/ Lease
Calgary, AB	Owned
Edmonton, AB	Owned
Richmond, BC	Owned
Winnipeg, MB	Owned
Winnipeg, MB	Leased
Saint John, NB	Owned
Brampton, ON	Leased

Location	Own/ Lease
Sudbury, ON	Owned
Toronto, ON (includes Canadian Headquarters)	Owned
Laval, QC	Leased
Vaudreuil, QC	Leased
Saskatoon, SK	Owned
Saskatoon, SK	Leased

Operations in China

Ryerson China, an indirect wholly owned subsidiary of Ryerson, has six service and processing centers in China, at Guangzhou, Dongguan, Kunshan and Tianjin, performing coil processing, sheet metal fabrication and plate processing. Ryerson China’s headquarters office building is located in Kunshan. We own three buildings in China and have purchased the related land use rights. The remainder of our facilities are leased. All of the facilities are in good condition and are adequate for Ryerson China’s existing and anticipated operations.

Operations in Mexico

Ryerson Mexico, an indirect wholly owned subsidiary of Ryerson, has two facilities in Mexico. We have service centers in Monterrey and Tijuana, both of which are leased. The facilities are in good condition and are adequate for Ryerson Mexico’s existing and anticipated operations.

Operations in Brazil

On February 17, 2012, we acquired 50% of the issued and outstanding capital stock of Açofran. We, through Açofran, lease one service center in São Paulo, Brazil. The facility is in good condition and is adequate for its existing and anticipated operations.

Sales and Marketing

We maintain our own sales force. In addition to our office sales staff, we market and sell our products through the use of our field sales force that we believe has extensive product and customer knowledge and through a comprehensive catalog of our products. Our office and field sales staffs, which together consist of approximately 700 employees, include technical and metallurgical personnel.

A portion of our customers experience seasonal slowdowns. Our sales in the months of July, November and December traditionally have been lower than in other months because of a reduced number of shipping days and holiday or vacation closures for some customers. Consequently, our sales in the first two quarters of the year are usually higher than in the third and fourth quarters.

Capital Expenditures

In recent years we have made capital expenditures to maintain, improve and expand processing capabilities. Additions by us to property, plant and equipment, together with retirements for the five years ended December 31, 2012, excluding the initial purchase price of acquisitions and the initial effect of fully consolidating a joint venture, are set forth below. The net capital change during such period aggregated to an increase of $59.9 million.

	Additions	Retirements or Sales	Net
	(In millions)
2012	$40.8	$18.0	$22.8
2011	47.0	14.9	32.1
2010	27.0	5.5	21.5
2009	22.8	17.4	5.4
2008	30.1	52.0	(21.9)

We currently anticipate capital expenditures, excluding acquisitions, of up to approximately $30 million for 2013. We expect capital expenditures will be funded from cash generated by operations and available borrowings.

Employees

As of March 31, 2013, we employed approximately 3,400 persons in North America, 400 persons in China, and 50 persons in Brazil. Our North American workforce was comprised of approximately 1,600 office employees and approximately 1,800 plant employees. Twenty-nine percent of our plant employees were members of various unions, including the United Steel Workers and the International Brotherhood of Teamsters. Our relationship with the various unions has generally been good.

Nine contracts covering 339 persons were scheduled to expire in 2009. We reached agreement on the renewal of eight contracts covering approximately 258 persons and one contract covering approximately 89 persons was extended. During 2010, the parties to this extended contract covering two Chicago area facilities agreed to sever the bargaining unit between the two facilities and bargaining was concluded for one facility, which covered approximately 59 employees. This contract expired in 2011 due to facility closure. The other facility’s contract, which covered approximately 30 employees, completed negotiations in 2011. Seven contracts covering approximately 85 persons were scheduled to expire in 2010. We reached agreement on the renewal of all seven contracts. Ten contracts covering approximately 312 persons were scheduled to expire in 2011. One of these contracts, which covered 59 employees, was not renewed due to facility closure. Eight of these contracts were successfully negotiated in 2011 and the remaining contract covering 60 employees had been extended and then was successfully concluded in December 2012. Six contracts covering approximately 258 employees were scheduled to expire in 2012. We reached agreement on all six of those agreements. In 2013, there is one contract covering 16 employees scheduled to expire in December.

Environmental, Health and Safety Matters

Our facilities and operations are subject to many foreign, federal, state and local laws and regulations relating to the protection of the environment and to health and safety. In particular, our operations are subject to extensive requirements relating to waste disposal, recycling, air and water emissions, the handling of regulated materials, remediation, underground storage tanks, asbestos-containing building materials, workplace exposure and other matters. We believe that our operations are currently in substantial compliance with all such laws and do not presently anticipate substantial expenditures in the foreseeable future in order to meet environmental, workplace health or safety requirements or to pay for any investigations, corrective action or claims. Claims, enforcement actions, or investigations regarding personal injury, property damage, or violation of environmental laws could result in substantial costs to us, divert our management’s attention and result in significant liabilities, fines, or the suspension or interruption of our facilities.

We continue to analyze and implement safeguards to mitigate any environmental, health and safety risks we may face. As a result, additional costs and liabilities may be incurred to comply with future requirements or to address newly discovered conditions, which costs and liabilities could have a material adverse effect on the results of operations, financial condition or cash flows. For example, there is increasing likelihood that additional regulation of greenhouse gas emissions will occur at the foreign, federal, state and local level, which could affect us, our suppliers, and our customers. While the costs of compliance could be significant, given the uncertain outcome and timing of future action by the U.S. federal government and states on this issue, we cannot accurately predict the financial impact of future greenhouse gas regulations on our operations or our customers at this time. We do not currently anticipate any new programs disproportionately impacting us compared to our competitors.

Some of the properties currently or previously owned or leased by us are located in industrial areas or have a long history of heavy industrial use. We may incur environmental liabilities with respect to these properties in the future including cost of investigations, corrective action, claims for natural resource damages, claims by third parties relating to property damages or claims relating to contamination at sites where we have sent waste for treatment or disposal. Based on currently available information we do not expect any investigation or remediation matters or claims related to properties presently or formerly owned or operated or to which we have sent waste for treatment or disposal would have a material adverse effect on our financial condition, results of operations or cash flows.

In October 2011, the United States Environmental Protection Agency named us as one of more than 100 businesses that may be a potentially responsible party for the Portland Harbor Superfund Site. We do not currently have sufficient information available to us to determine the total cost of any required investigation or remediation of the Portland Harbor site and management cannot predict the ultimate outcome of this matter or estimate a range of potential loss at this time.

Capital and operating expenses for pollution control projects were less than $500,000 per year for the past five years. Excluding any potential additional remediation costs resulting from any corrective action for the properties described above, we expect spending for pollution control projects to remain at historical levels.

Our United States operations are also subject to the Department of Transportation Federal Motor Carrier Safety Regulations. We operate a private trucking motor fleet for making deliveries to some of our customers. Our drivers do not carry any material quantities of hazardous materials. Our foreign operations are subject to similar regulations. Future regulations could increase maintenance, replacement, and fuel costs for our fleet. These costs could have a material adverse effect on our results of operations, financial condition or cash flows.

Intellectual Property

We own several U.S. and foreign trademarks, service marks and copyrights. Certain of the trademarks are registered with the U.S. Patent and Trademark Office and, in certain circumstances, with the trademark offices of various foreign countries. We consider certain other information owned by us to be trade secrets. We protect our trade secrets by, among other things, entering into confidentiality agreements with our employees regarding such matters and implementing measures to restrict access to sensitive data and computer software source code on a need-to-know basis. We believe that these safeguards adequately protect our proprietary rights and vigorously defend these rights. While we consider all of our intellectual property rights as a whole to be important, we do not consider any single right to be essential to our operations as a whole. The original notes are, and the exchange notes will be, secured by our intellectual property.

Foreign Operations

Ryerson Canada

Ryerson Canada, an indirect wholly owned Canadian subsidiary of Ryerson, is a metals service center and processor. Ryerson Canada has facilities in Calgary (AB), Edmonton (AB), Richmond (BC), Winnipeg (MB), Saint John (NB), Brampton (ON), Sudbury (ON), Toronto (ON) (includes Canadian headquarters), Laval (QC), Vaudreuil (QC) and Saskatoon (SK), Canada.

Ryerson China

In 2006, Ryerson and VSC and its subsidiary, CAMP BVI, formed Ryerson China to enable us, through this foreign operation, to provide metals distribution services in China. We invested $28.3 million in Ryerson China for a 40% equity interest. We increased ownership of Ryerson China from 40% to 80% in the fourth quarter of 2008 for a total purchase cost of $18.5 million. We consolidated the operations of Ryerson China as of October 31, 2008. On July 12, 2010, we acquired VSC’s remaining 20% equity interest in Ryerson China for $17.5 million. As a result, Ryerson China is now an indirect wholly owned subsidiary of Ryerson Holding. Ryerson China is based in Kunshan and operates processing and service centers in Guangzhou, Dongguan, Kunshan and Tianjin.

Ryerson Mexico

Ryerson Mexico, an indirect wholly owned subsidiary of Ryerson, operates as a metals service center and processor. Ryerson formed Ryerson Mexico in 2010 to expand operations into the Mexican market. Ryerson Mexico has a service centers in Monterrey, Mexico and Tijuana, Mexico.

Brazil

In February 2012, we acquired 50% of the issued and outstanding capital stock of Açofran. As of such date, we, through Açofran, lease one service center in São Paulo, Brazil.

Legal Proceedings

From time to time, we are named as a defendant in legal actions incidental to our ordinary course of business. We do not believe that the resolution of these claims will have a material adverse effect on our financial position, results of operations or cash flows. We maintain liability insurance coverage to assist in protecting our assets from losses arising from or related to activities associated with business operations.

On December 27, 2011, Nancy Hoffman, Mark Hoffman, and Karen Hoffman (collectively, the “plaintiffs”) filed a sixth amended complaint in the Circuit Court of Cook County, Illinois naming JT Ryerson and three other entities as defendants (collectively, the “defendants”) in a lawsuit (Nancy Hoffman, et.al. v. Dorlan Crane, et.al.). That complaint asserted negligence and loss of consortium counts against the defendants for personal injuries allegedly suffered by plaintiffs resulting from a motor vehicle accident. On February 10, 2012, a jury returned a verdict against the defendants and awarded damages totaling $27.7 million for which the defendants are purportedly jointly and severally liable. On August 28, 2012, our post-trial motion was denied. On September 24, 2012, we filed our Notice of Appeal to the Appellate Court of Illinois, First Judicial District. Any potential loss ranges from zero to $27.7 million plus interest. We believe that any loss will be covered by insurance. At this time, the Company cannot predict the likely outcome of this matter.

In October 2011, the United States Environmental Protection Agency named us as one of more than 100 businesses that may be a potentially responsible party for the Portland Harbor Superfund Site (“Portland Harbor”). We do not currently have sufficient information available to us to determine the total cost of any required investigation or remediation of the Portland Harbor site. We cannot predict the ultimate outcome of this matter or estimate a range of potential loss at this time.

MANAGEMENT

Set forth below is a list of the names, ages and positions of the executive officers and directors of Ryerson Holding Corporation, our parent corporation.

Name	Age	Position
Michael C. Arnold	56	Chief Executive Officer and President
Edward J. Lehner	46	Executive Vice President and Chief Financial Officer
Robert L. Archambault	48	Director
Eva M. Kalawski	57	Director
Jacob Kotzubei	44	Director
Mary Ann Sigler	58	Director

Biographies of Executive Officers

Michael C. Arnold has been our Chief Executive Officer and President since January 2011. Prior to joining Ryerson, he served as executive vice president for The Timken Company (“Timken”) and president of Timken’s Bearings and Power Transmission Group from 2007 to 2010. Timken is a global company that manufactures steel, bearings and related components. Mr. Arnold earned a Bachelor’s degree in Mechanical Engineering and an MBA in sales and marketing from the University of Akron.

Edward J. Lehner has been our Executive Vice President and Chief Financial Officer since August 2012. Prior to joining Ryerson, he served as chief financial officer and chief administrative officer for PSC Metals, Inc. from 2009 to 2012. PSC Metals is a North American ferrous and non-ferrous scrap processor. Mr. Lehner earned a Bachelor’s degree in Accounting from the University of Cincinnati.

In addition to the above-named executive officers, there are a number of Platinum employees who perform non-policy making officer functions at the Company.

Biographies of Directors

Robert L. Archambault has been a director since April 2010. Mr. Archambault joined Platinum in 1997 and is a Partner at the firm. Prior to joining Platinum, Mr. Archambault worked at Pilot Software, Inc., where he held the positions of VP Business Development, VP Professional Services and VP Channels, Americas. Mr. Archambault received a B.S. in Management from New York Maritime College. Mr. Archambault served as acting president of Ryerson from October 2007 through August 2008 and his familiarity with Ryerson and its business has led the Board of Directors to conclude that he has the necessary expertise to serve as a director of the Company.

Eva M. Kalawski has been a director since October 2007. Ms. Kalawski joined Platinum in 1997, is a Partner and serves as the firm’s General Counsel and Secretary. Ms. Kalawski serves or has served as an officer and/or director of many of Platinum’s portfolio companies. Prior to joining Platinum in 1997, Ms. Kalawski was Vice President of Human Resources, General Counsel and Secretary for Pilot Software, Inc. Ms. Kalawski earned a Bachelor’s Degree in Political Science and French from Mount Holyoke College and a Juris Doctor from Georgetown University Law Center. Ms. Kalawski’s expertise and experience managing the legal operations of many portfolio companies has led the Board of Directors to conclude that she has the background and skills necessary to serve as a director of the Company.

Jacob Kotzubei has been a director since January 2010. Mr. Kotzubei joined Platinum in 2002 and is a Partner at the firm. Mr. Kotzubei serves as an officer and/or director of a number of Platinum’s portfolio companies. Prior to joining Platinum in 2002, Mr. Kotzubei worked for 4 1/2 years for Goldman Sachs’ Investment Banking Division in New York City. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law where he was elected a member of the Columbia Law Review. Mr. Kotzubei’s experience in executive management oversight, private equity, capital markets and transactional matters has led the Board of Directors to conclude that he has the varied expertise necessary to serve as a director of the Company.

Mary Ann Sigler has been a director since January 2010. Ms. Sigler is the Chief Financial Officer of Platinum. Ms. Sigler joined Platinum in 2004 and is responsible for overall accounting, tax, and financial reporting as well as managing strategic planning projects for the firm. Prior to joining Platinum, Ms. Sigler was with Ernst & Young LLP for 25 years where she was a partner. Ms. Sigler has a B.A. in Accounting from California State University Fullerton and a Masters in Business Taxation from the University of Southern California. Ms. Sigler is a Certified Public Accountant in California, as well as a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Ms. Sigler’s experience in accounting and strategic planning matters has led the Board of Directors to conclude that she has the requisite qualifications to serve as a director of the Company and facilitate its continued growth.

Independence of Board of Directors

At this time, we are not subject to the independence requirements of any applicable listing standards. Accordingly, we have not assessed the independence of our board of directors.

Audit Committee

Our entire Board of Directors acts as our audit committee and oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. Our Board of Directors (i) monitors the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm, (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm, (iii) provides a medium for consideration of matters relating to any audit issues and (iv) will prepare the audit committee report that the rules require be included in our filings with the SEC.

Compensation Committee Interlocks and Insider Participation

We do not currently have a designated compensation committee. None of our executive officers has served as a member of the Board of Directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that contains the ethical principles by which our chief executive officer and chief financial officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of our Code of Ethics may be found on our website at www.ryerson.com. We will provide a copy of our Code of Ethics to any person, without charge, upon request, by writing to the Compliance Officer, Ryerson Inc., 227 W. Monroe, 27th Floor, Chicago, Illinois 60606 (telephone number (312) 292-5000). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by posting such information on Ryerson Inc.’s website at www.ryerson.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Overview and Objectives

As a private company, our compensation decisions with respect to our named executive officers have historically been based on the goal of achieving performance at levels necessary to provide meaningful returns to our primary stockholder upon an ultimate liquidity event. To this end, our compensation decisions in 2012 were primarily based on the goals of recruiting, retaining, and motivating individuals who can help us meet and exceed our financial and operational goals.

Determination of Compensation

Ryerson’s Board of Directors (the “Ryerson Board”), in consultation with us, was principally responsible for establishing and making decisions with respect to our compensation and benefit plans in 2012, including all compensation decisions relating to our named executive officers. The following individuals served as named executive officers in 2012: (i) Michael C. Arnold, President and Chief Executive Officer of Ryerson Inc., (ii) Edward J. Lehner, Executive Vice President and Chief Financial Officer of Ryerson Inc., (iii) Matthias Heilmann, former Chief Operating Officer of Ryerson Inc., who resigned from Ryerson Inc. on January 31, 2012, (iv) Terence R. Rogers, former Chief Financial Officer of Ryerson Inc., who left the Company on April 12, 2012, and (v) William S. Johnson, former Interim Chief Financial Officer of Ryerson Inc., who resigned from Ryerson Inc. on November 2, 2012.

In determining the levels and mix of compensation, the Ryerson Board has not generally relied on formulaic guidelines but rather has sought to maintain a flexible compensation program that allowed it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to maximize stockholder value. Subjective factors considered in compensation determinations included an executive’s skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance, and whether the total compensation potential and structure were sufficient to ensure the retention of an executive when considering the compensation potential that may be available elsewhere. In making its determination, the Ryerson Board has not undertaken any formal benchmarking or reviewed any formal surveys of compensation for our competitors. During the first few months of 2012, the Ryerson Board consulted with each of the then named executive officers for recommendations regarding annual bonus targets and other compensation matters (including their own) and for financial analysis concerning the impact of various benefits and compensation structures. The Ryerson Board had no formal, regularly scheduled meetings to set compensation policy and instead met as circumstances required from time to time.

The Ryerson Board considered the slow pace of the economic recovery and its impact on our business as the biggest factor impacting compensation decisions during 2012. The Ryerson Board weighed the conflicting goals of providing an attractive and competitive compensation package against making appropriate adjustments to our cost structure in recognition of this slow recovery. The Ryerson Board considered the impact on employee morale and potential loss of key employees versus the desire to contain costs. The Ryerson Board believes that its compensation decisions in 2012 accomplished both goals.

The Ryerson Board believes that employment agreements with our named executive officers are valuable tools to both enhance our efforts to retain these executives and to protect our competitive and confidential information. The estimates of the value of the benefits potentially payable under these agreements upon a termination of employment or a change in control are set out below under the caption “Potential Payments Upon Termination or Change in Control.”

Components of Compensation for 2012

The compensation provided to our named executive officers in 2012 consisted of the same elements generally available to our non-executive employees, including base salary, bonuses, perquisites and retirement and other benefits, each of which is described in more detail below. Additionally, our named executive officers participated in a long-term incentive program, also described in more detail below.

Base Salary

The base salary (or, with respect to Mr. Johnson, the monthly fee) payable to each named executive officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, as well as to recruit well-qualified executives. In determining base salary for any particular year (or, with respect to Mr. Johnson, the monthly fee for any particular month), the Ryerson Board generally considered, among other factors, competitive market practice, individual performance for the prior year, the mix of fixed compensation to overall compensation, and any minimum guarantees afforded to the named executive officer pursuant to any agreement. Pursuant to the terms of his contract, Mr. Johnson received a 25% increase in his monthly fee on June 25, 2012.

Annual Bonus

Ryerson Inc. maintains the Ryerson Annual Incentive Plan, as amended (the “AIP”), pursuant to which its key managers (including our named executive officers (other than Mr. Johnson)) were eligible to receive a performance-based cash bonus tied to our achievement of specified financial performance targets in 2012. Each participant’s threshold and target performance measures, as well as each participant’s target award (expressed as a percentage of the participant’s base salary) were established by the Ryerson Board. No cash AIP bonuses were payable unless we achieved the threshold set for the performance period. The Ryerson Board generally viewed the use of cash AIP bonuses as an effective means to compensate our named executive officers for achieving our annual financial goals and to provide meaningful returns to our primary stockholder upon a future liquidity event. The target AIP bonuses for Messrs. Arnold, Lehner, Heilmann and Rogers were 100%, 75%, 100% and 75% of their respective base salaries for 2012. In early 2012, the Ryerson Board set and communicated the performance targets to the named executive officers. The target AIP bonus levels were set to reflect the relative responsibility for our performance and to appropriately allocate the total cash opportunity between base salary and incentive based compensation. Mr. Johnson did not participate in the AIP, but in order to induce him to accept the position of Interim Chief Financial Officer, the terms of his offer letter provided for a $25,000 bonus award after the completion of three months of service.

For 2012, the Ryerson Board determined that a combination of earnings before interest, taxes, depreciation, amortization and restructuring expenses (“EBITDAR”) excluding last in, first out inventory accounting expense plus adjustments established by the Ryerson Board, if any and “economic value added” (“EVA”) should be used as the performance measure for determining the cash AIP bonus payable to our named executive officers. EVA is the amount by which (i) EBITDAR plus adjustments established by the Ryerson Board, if any, exceeded (ii) a carrying cost of capital applied to certain of our assets. The Ryerson Board chose these factors as the appropriate performance measures to motivate our key executives, including the named executive officers, to both maximize earnings and increase utilization of our working capital. Fifty percent of each named executive officer’s bonus opportunity for 2012 was based on the EBITDAR during 2012 and the remaining 50% was based on the EVA during 2012.

For 2012, threshold EBITDAR was set at approximately $275 million, target EBITDAR was set at $327 million, and maximum EBITDAR was set at $401 million. For 2012, the actual EBITDAR for AIP purposes was $207 million, which did not meet the threshold EBITDAR and thus did not result in cash bonuses. For 2012, threshold EVA was set at approximately $22 million, target EVA was set at approximately $66 million and maximum EVA was set at $125 million. For 2012, the actual EVA for AIP purposes was negative $28 million, which did not meet the threshold EVA and thus did not result in cash bonuses to any of our named executive officers for 2012.

Long Term Incentive Bonus

In February of 2009, we adopted the Rhombus Holding Corporation Amended and Restated 2009 Participation Plan (the “Participation Plan”), designed to provide incentive to key employees, including our named executive officers, to maximize our performance and to provide maximum returns to our stockholders. Under the Participation Plan, participants are granted performance units, the value of which appreciate when and as the value of the Company increases from and after the date of grant, and it is this appreciation in value which is the basis upon which incentive compensation may become payable upon the occurrence of certain qualifying events, which are described below. The Compensation Committee for the Participation Plan (the “Compensation Committee”) determines who is eligible to receive an award, the size and timing of the award, and the value of the award at the time of grant. The maximum number of performance units that may be awarded under the Participation Plan is 87,500,000. The performance units generally mature over a 44-month period of time which the Compensation Committee believes acts as an incentive for participants to remain in our employ and to strive to create value throughout the investment cycle. Subject to certain thresholds, payment on the performance units is contingent upon the occurrence of either (i) a sale of some or all of Ryerson Holding’s common stock by its stockholders or (ii) Ryerson Holding’s payment of a cash dividend. The Participation Plan will expire on February 15, 2014 (or earlier if terminated by the Compensation Committee prior to February 15, 2014) and all performance units will terminate upon the expiration of the Participation Plan. Performance units are generally forfeited upon a participant’s termination of employment. Before their termination, Messrs. Heilmann and Rogers each held grants of 8,750,000 performance units, which units were forfeited upon termination. No performance units were granted in 2012, although Mr. Arnold and Mr. Lehner are each eligible to receive a number of performance units that each represents 1% of the management allocation pursuant to their respective employment letters (described below).

Retirement Benefits

Ryerson currently sponsors a qualified defined benefit pension plan, which was frozen as of December 31, 1997. The plan is described in further detail below under the caption “Narrative Disclosure of the Pension Benefits Table.”

Ryerson’s tax-qualified employee savings and retirement plan (“401(k) Plan”) covers certain full and part-time employees, including our named executive officers. Under the 401(k) Plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) Plan. The Ryerson Board believes that the 401(k) Plan provides an important and highly valued means for employees to save for retirement.

The Ryerson Board reviewed the basic employee matching contribution policy under the 401(k) Plan in 2012 and concluded that it was competitive as compared to that of other employers. With respect to the 401(k) Plan, in 2012, we matched 100% of the first 4% of the named executive officers’ contributed base salary and 50% of the contributions of the 5th and 6th percent of the named executive officers’ contributed base salary. Except for Mr. Johnson, all of our named executive officers participated in the 401(k) Plan on the same basis as our other employees in 2012.

Ryerson also maintains a nonqualified savings plan, which is an unfunded, nonqualified plan that allows highly compensated employees who make the maximum annual 401(k) contributions allowed by applicable law to the 401(k) Plan to make additional deferrals in excess of the statutory limits. We match up to 4% of all contributed base salary of the participants. The Ryerson Board believes that our nonqualified savings plan provides an enhanced opportunity for our eligible employees, including our named executive officers, to plan for and meet their retirement savings needs. Messrs. Rogers and Heilmann participated in this plan on the same terms as other eligible employees in 2012.

Perquisites and Other Benefits

Except for Mr. Johnson, all of our named executives were eligible for coverage under the Company’s health insurance programs, and Company-provided life insurance, short-term disability and long term disability benefits.

Mr. Lehner’s employment letter provides payments for 12 months of temporary housing in Chicago, weekly round trip airfare to Ohio and payments pursuant to the relocation policy which provided for payment of or reimbursement for certain expenses such as moving expenses, buying or selling a home, and a tax gross-up for any income related to such relocation payments and reimbursements. The Ryerson Board believed that Mr. Lehner should not suffer any adverse financial impact due to his relocation from Ohio to Illinois.

The terms of Mr. Johnson’s contract provided for housing, bi-monthly travel to/from Chicago, Illinois and Orange County, California and reimbursement of certain other travel expenses which was capped in the aggregate at $8,000 per month. The Ryerson Board believed that Mr. Johnson should not suffer any adverse financial impact due to his commute from California to Illinois.

Employment/Severance, Non-compete, Change in Control and Non-solicitation Agreements

Ryerson Inc. is a party to a letter agreement with Mr. Arnold which provides for at-will employment, an annual base salary of $750,000 per year and a target annual bonus opportunity equal to 100% of his base salary, based on the achievement of targets established pursuant to the AIP. Additionally, Mr. Arnold is eligible to receive an allocation of a number of performance units under the Participation Plan that represents 1% of the management allocation. The offer letter also provides that we and Mr. Arnold will work together to structure an additional incentive compensation arrangement that will entitle Mr. Arnold to an after-tax economic return of between $2.8 and $3.2 million upon the occurrence of a liquidity event. In addition, the employment letter provides that Mr. Arnold is entitled to six weeks’ paid vacation.

In the event that Mr. Arnold’s employment is terminated by us without cause, he will, subject to his execution and non-revocation of a general release in favor of us and our affiliates, be entitled to continue to receive his base salary payable in installments in accordance with normal payroll practices for the lesser of (i) the 52-week period following such termination and (ii) the period beginning on the date of such termination and ending on the date on which Mr. Arnold secures employment, either as an employee or an independent contractor, with Platinum Equity.

Ryerson Inc. is a party to a letter agreement with Mr. Lehner, which provides for at-will employment, a base salary of $450,000 per year and a target annual bonus opportunity equal to 75% of his base salary, based on the achievement of targets established pursuant to the AIP. Mr. Lehner’s employment letter provides for a one-time $200,000 gross payment which shall be repayable if Mr. Lehner leaves Ryerson Inc. within 2 years of his start date without “good reason.” Further, the employment letter provides that Mr. Lehner be provided with certain temporary housing and relocation expenses in connection with his move from Ohio to Illinois. Additionally, Mr. Lehner is eligible to receive an allocation of a number of performance units under the Participation Plan that represents 1% of the management allocation. In the event that Mr. Lehner’s employment is terminated by us without cause, he will, subject to his execution and non-revocation of a post-employment non-competition agreement and a general release in favor of us and our affiliates, be entitled to continue to receive his base salary, payable in installments in accordance with the normal payroll practices, for the lesser of (i) the 52-week period immediately following such termination and (ii) the period beginning on the date of such termination and ending on the date on which Mr. Lehner secures employment, either as an employee or an independent contractor, with Platinum.

During 2012, the terms of employment for Mr. Rogers were governed by employment/severance, non-compete, confidentiality and similar arrangements with Ryerson Inc., pursuant to which Mr. Rogers served as Chief Financial Officer, which arrangements set his title, base salary, target cash AIP bonus, and other compensation elements, and imposes post-termination confidentiality, non-compete, and non-solicitation obligations that apply following the termination of an executive’s employment for any reason. The employment agreement sets a minimum base salary and target bonus, but the compensation paid to him exceeded the minimum amounts provided in the employment agreement. Additionally, Mr. Rogers’ employment agreement provided for severance upon a termination by us without cause or by him for good reason. On April 12, 2012, Mr. Rogers terminated his employment voluntarily and therefore the Company was under no obligation to pay severance.

Ryerson Inc. was a party to an employment letter with Mr. Heilmann which provided for at-will employment, a base salary of $350,000 and a target AIP bonus of 100% of base salary. Additionally, the employment letter provided that Mr. Heilmann be provided with certain temporary housing and relocation expenses in connection with his move from California to Illinois. Because Mr. Heilmann’s employment was terminated for reasons other than cause, he was paid $344,858.87 as an enhanced 52 weeks of severance pay based on his weekly base pay rate and received medical and dental benefits until January 31, 2013 pursuant to our severance plan. Mr. Heilmann is subject to invention assignment provisions and confidentiality provisions which run for a 3-year period following any termination of employment, as well as post-termination non-compete and non-solicitation covenants which run for a 12-month period immediately following any termination.

Ryerson Inc. was a party to a letter agreement with Mr. Johnson, which provided for compensation of $20,000 per month for the first three months. After completion of the first 3 months, Mr. Johnson’s compensation would increase to $25,000 per month. Additionally, the contract provided for a $25,000 bonus payment to Mr. Johnson after the completion of the first 3 months. The agreement had a minimum term of 90 days, after which it could be terminated by either party upon 30 days’ notice. Mr. Johnson’s agreement did not provide for any participation in the AIP.

The Ryerson Board believes that employment agreements with our named executive officers are valuable tools to both enhance our efforts to retain these executives and to protect our competitive and confidential information. The estimates of the value of the benefits potentially payable under these agreements upon a termination of employment or a change of control are set out below under the captions “Potential Payments Upon Termination or Change in Control.”

Compensation Risk Management

We have reviewed our compensation policies and practices and have determined that those policies and practices do not subject us to any material risk.

Executive Compensation

The following table shows compensation of our principal executive officer, our principal financial officer, and our other named executive officers.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension and Nonqualified Deferred Compensation Earnings ($) (3)	All other Compensation ($) (4)	Total ($) (6)
Michael C. Arnold— President and Chief Executive Officer	2012 2011	750,006 721,160	— 437,970	— —	10,001 9,801	760,007 1,168,931

Edward J. Lehner— Executive Vice President and Chief Financial Officer(1)	2012	178,269	—	—	263,539	441,808

Terence R. Rogers— Former Chief Financial Officer(2)	2012 2011 2010	121,364 354,620 333,951	— 148,948 179,159	16,977 6,765 6,513	5,392 16,313 20,579	143,733 526,646 540,202

William S. Johnson Interim Former Chief Financial Officer(2)	2012	171,887	25,000	—	60,626	257,513

Matthias L. Heilmann— Former Chief Operating Officer(5)	2012 2011 2010	69,564 384,068 359,649	— 224,718 257,250	— — —	346,857 18,547 105,166	416,421 627,333 722,065

(1)	Edward J. Lehner became the Executive Vice President and Chief Financial Officer on August 1, 2012.
(2)	During 2012, Mr. Rogers served as the Chief Financial Officer during the period from January 1, 2012 until resigning on April 12, 2012. Mr. Johnson served as Interim Chief Financial Officer from April 12, 2012 until the election of Mr. Lehner as Chief Financial Officer on August 1, 2012.
(3)	Shows the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under our qualified pension plan and supplemental pension plan from December 31, 2011 (the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2011) to December 31, 2012 (the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2012). We do not pay above-market or preferential earnings on compensation deferred under our nonqualified savings plan.
(4)	In 2012, we contributed to our qualified savings plan $10,001, $7,785, $5,392 and $1,998 for Messrs. Arnold, Lehner, Rogers and Heilmann, respectively, and did not make any contributions to any non-qualified plan account. Mr. Lehner’s other compensation also includes $32,770 for relocation expenses, a $22,984 tax gross up related to the relocation expenses and a $200,000 signing bonus. Mr. Johnson’s other compensation also includes $60,626 for housing and travel expenses. Mr. Heilmann’s other compensation also includes $344,859 for severance payments.
(5)	Mr. Heilmann’s employment with us terminated effective January 31, 2012, as a result of our election to eliminate our Chief Operating Officer position.

GRANTS OF PLAN-BASED AWARDS

		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)
Michael C. Arnold	AIP	03/29/12	375,000	750,000	1,500,000
Edward J. Lehner	AIP	08/01/12	168,750	337,500	675,000
Terence R. Rogers	AIP	N/A	N/A	N/A	N/A
Mathias Heilmann	AIP	N/A	N/A	N/A	N/A
William S. Johnson	AIP	N/A	N/A	N/A	N/A

Narrative Relating to Summary Compensation Table and

Grants of Plan-based Awards Table

Employment Agreements

Ryerson Inc. is a party to a letter agreement with Mr. Arnold, which provides for at-will employment, an annual base salary of $750,000 per year and has a target annual bonus opportunity equal to 100% of his base salary, based on the achievement of targets established pursuant to the AIP. Additionally, Mr. Arnold is eligible to receive an allocation of a number of performance units under the Participation Plan that represents 1% of the management allocation. The offer letter also provides that we and Mr. Arnold will work together to structure an additional incentive compensation arrangement that will entitle Mr. Arnold to an after-tax economic return of between $2.8 and $3.2 million upon the occurrence of a liquidity event. In addition, the employment letter provides that Mr. Arnold is entitled to six weeks’ paid vacation.

In the event that Mr. Arnold’s employment is terminated by us without cause, he will, subject to his execution and non-revocation of a general release in favor of us and our affiliates, be entitled to continue to receive his base salary, payable in installments in accordance with normal payroll practices, for the lessor of (i) the 52-week period immediately following such termination and (ii) the period beginning on the date of such termination and ending on the date on which Mr. Arnold secures employment, either as an employee or an independent contractor, with Platinum.

Ryerson Inc. is a party to a letter agreement with Mr. Lehner, which provides for at-will employment, a base salary of $450,000 per year and a target annual bonus opportunity equal to 75% of his base salary, based on the achievement of targets established pursuant to the AIP. Mr. Lehner’s employment letter provides for a one-time $200,000 gross payment which shall be repayable if Mr. Lehner leaves Ryerson Inc. within 2 years of his start date without “good reason.” Further, the employment letter provides that Mr. Lehner be provided with certain temporary housing and relocation expenses in connection with his move from Ohio to Illinois. Additionally, Mr. Lehner is eligible to receive an allocation of a number of performance units under the Participation Plan that represents 1% of the management allocation. In the event that Mr. Lehner’s employment is terminated by us without cause, he will, subject to his execution and non-revocation of a post-employment non-competition agreement and a general release in favor of us and our affiliates, be entitled to continue to receive his base salary, payable in installments in accordance with normal payroll practices, for the lesser of (i) the 52-week period immediately following such termination and (ii) the period beginning on the date of such termination and ending on the date on which Mr. Lehner secures employment, either as an employee or an independent contractor, with Platinum.

During 2012, the terms of employment for Mr. Rogers were governed by employment/severance, non-compete, confidentiality, and similar arrangements with Ryerson Inc., pursuant to which Mr. Rogers served as Chief Financial Officer, which arrangements set his title, base salary, target cash AIP bonus, and other compensation elements, and imposes post-termination confidentiality, non-compete, and non-solicitation obligations that apply following the termination of an executive’s employment for any reason. The employment agreement sets a minimum base salary and target bonus, but the compensation paid to him exceeded the minimum amounts provided in the employment agreement. Additionally, Mr. Rogers’ employment agreement provided for severance upon a termination by us without cause or by him for good reason. On April 12, 2012, Mr. Rogers terminated his employment voluntarily and therefore the Company was under no obligation to pay severance.

Ryerson Inc. was a party to an employment letter with Mr. Heilmann, which provided for at-will employment, a base salary of $350,000 and a target AIP bonus of 100% of base salary. Additionally, the employment letter provided that Mr. Heilmann be provided with certain temporary housing and relocation expenses in connection with his move from California to Illinois. Because Mr. Heilmann’s employment was terminated for reasons other than cause, he was paid $344,859 as an enhanced 52 weeks of severance pay based on his weekly base pay rate and received medical and dental benefits until January 31, 2013 pursuant to our severance plan. Mr. Heilmann is subject to invention assignment provisions and confidentiality provisions which run for a 3-year period following any termination of employment, as well as post-termination non-compete and non-solicitation covenants which run for a 12-month period immediately following any termination.

Ryerson Inc. was a party to a letter agreement with Mr. Johnson, which provided for compensation of $20,000 per month for the first three months. After completion of the first 3 months, Mr. Johnson’s compensation would increase to $25,000 per month. Additionally, the contract provided for a $25,000 bonus payment to Mr. Johnson after the completion of the first 3 months. The agreement had a minimum term of 90 days, after which it could be terminated by either party upon 30 days’ notice. Mr. Johnson’s agreement did not provide for any participation in the AIP.

Outstanding Equity Awards at Fiscal Year-End 2012

There were no outstanding equity awards at fiscal year-end 2012.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Michael C. Arnold	Pension Plan	—	—
Edward J. Lehner	Pension Plan	—	—
Terence R. Rogers	Pension Plan	3.67	67,924
Matthias Heilmann	Pension Plan	—	—
William S. Johnson	Pension Plan	—	—

(1)	Computed as of December 31, 2012, the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year.
(2)	The actuarial present value of the named executive officer’s accumulated benefit under the relevant plan, assuming retirement at age 65 with at least 5 years of credited service, computed as of December 31, 2012, the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year. The valuation method and material assumptions applied in quantifying the present value of the current accrued benefits under the Pension Plan include, amongst other assumptions, that the discount rate used to value the present value of accumulated benefits is 4.00%.

Narrative Disclosure of the Pension Benefits Table

Qualified Pension Plan

We froze benefit and service accruals under our qualified pension plan (the “Pension Plan”), effective as of December 31, 1997 and most participants, including our named executive officers, no longer accrue any benefit under these plans.

Full pension benefits are payable to eligible employees who, as of the date of separation from employment, are (i) age 65 or older with at least 5 years of vesting service, (ii) age 55 or older with at least 10 years of vesting service, or (iii) any age with at least 30 years of vesting service. Benefits may be reduced depending on age and service when an individual retires and/or chooses to have benefit payments begin. Benefits are reduced under (ii) above if voluntary retirement commences prior to the employee reaching age 62 with at least 15 years of vesting service. Benefits are not reduced if the age and service conditions under (i) or (iii) are met.

In general, benefits for salaried employees are based on two factors: (i) years of benefit service prior to the freeze date of the pension benefit, and (ii) average monthly earnings, based on the highest 36 months of earnings during the participant’s last ten years of service prior to the freeze date of the participant’s pension benefit.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)
Michael C. Arnold	—	—	—	—
Edward J. Lehner	—	—	—	—
Terence R. Rogers(1)	—	—	—	—
Matthias Heilmann	—	—	53	4,216
William S. Johnson(2)	—	—	—	—

(1)	Upon his departure on April 12, 2012, Mr. Rogers withdrew $79,704, which represented a disbursement of the entire balance of his nonqualified savings plan account.
(2)	Mr. Johnson was not eligible to participate in the nonqualified savings plan.
(3)	All account balances are deferred to a cash account which is credited with interest at the rate paid by our 401(k) Plan’s Managed Income Portfolio Fund II fund, which in 2012 ranged from 0.10% to 0.12% compounded monthly. The amounts reported in this column consist of interest earned on such deferred cash accounts.

Narrative Disclosure of Nonqualified Deferred Compensation

The Internal Revenue Code imposes annual limits on employee contributions to our 401(k) Plan. Our nonqualified plan allows highly compensated employees who make the maximum annual 401(k) contributions to defer, on a pre-tax basis, amounts in excess of the limits applicable to deferrals under our 401(k) Plan. This nonqualified savings plan allows deferred amounts to be notionally invested in the Managed Income Portfolio Fund II (or any successor fund) that is available to the participants in our 401(k) Plan.

Generally, each of our named executive officers (other than Mr. Johnson) is eligible to participate in, our nonqualified savings plan. Our named executive officers will be entitled to the vested balance of their respective accounts when they retire or otherwise terminate employment. Participants are generally permitted to choose whether the benefits paid following their retirement will be paid in a lump sum or installments, with all amounts to be paid by the end of the calendar year in which the employee reaches age 75. For participants terminating employment for reasons other than retirement, the account balance is payable in a lump sum by no later than 60 days after the 1-year anniversary of the termination of employment.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers have entered into agreements, the material terms of which have been summarized above under the caption “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-based Awards Table.” Upon certain terminations of employment, our named executive officers (employed as of December 31, 2012) are entitled to payments of compensation and certain benefits. The table below reflects the amount of compensation and benefits payable to each named executive officer who was employed as of December 31, 2012 in the event of (i) termination for cause or without good reason (“voluntary termination”), (ii) termination other than for cause or with good reason (“involuntary termination”), (iii) termination by reason of an executive’s death or disability, or (iv) a change in control. The amounts shown assume that the applicable triggering event occurred on December 31, 2012, and therefore, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

Name	Reason for Termination	Cash Severance ($)		Continued Welfare Benefits ($)	Total ($)
Mr. Arnold	Voluntary	—		—	—
	Involuntary	750,000	(1)	—	750,000
	Death or Disability	—		—	—
	Change in Control(2)(3)	—		—	—
Mr. Lehner	Voluntary	—		—	—
	Involuntary	450,000	(1)	—	450,000
	Death or Disability	—		—	—
	Change in Control(3)	—		—	—

(1)	Consists of 52 weeks of severance pay based on weekly base pay rate.

(2)	We have an obligation to structure an additional compensation arrangement that will entitle Mr. Arnold to an after-tax economic return of between $2.8 million and $3.2 million upon the occurrence of a liquidity event. However, no arrangement has been negotiated to date.
(3)	No performance units were granted in 2012, though Mr. Arnold and Mr. Lehner are eligible to receive a number of performance units that each represents 1%, respectively of the management allocation pursuant to their employment letters.

Narrative Disclosure of Payments Upon Termination

Mr. Heilmann’s employment ended involuntarily on January 31, 2012 and pursuant to the terms of his employment letter we have made bi-weekly severance payments that totaled $344,859. We also provided him with $7,987 in continued health benefits.

Mr. Rogers’ employment ended voluntarily and therefore we were under no obligation to pay, nor did we pay, any severance to him. Upon his departure, Mr. Rogers withdrew $79,704 as a distribution for his nonqualified deferred savings plan account.

Director Compensation

We did not pay our current directors any compensation for serving on the Board of Directors during 2012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Services Agreement

JT Ryerson, one of our subsidiaries, is party to a corporate advisory services agreement (the “Services Agreement”) with Platinum Advisors, an affiliate of Platinum. Under the terms of the Services Agreement, Platinum Advisors provides to JT Ryerson certain general business, management, administrative and financial advice. In consideration of these and other services, JT Ryerson pays an annual advisory fee to Platinum Advisors of no greater than $5 million. The Services Agreement will continue in effect until terminated by Platinum Advisors. In addition to the fees paid to Platinum Advisors pursuant to the Services Agreement, JT Ryerson will pay Platinum’s out-of-pocket expenses incurred in connection with providing management services to JT Ryerson.

If the initial public offering of Ryerson Holding Corporation is consummated, Platinum Advisors and JT Ryerson intend to terminate the Services Agreement upon the consummation of the initial public offering, in connection with which JT Ryerson will pay Platinum Advisors $        million as consideration for terminating the fee payable thereunder.

Participation Plan

In February of 2009, we adopted the Rhombus Holding Corporation 2009 Participation Plan (the “Participation Plan”), pursuant to which participants are granted performance units, the value of which appreciate when and as our value increases from and after the date of grant, and it is this appreciation in value which is the basis upon which incentive compensation may become payable upon the occurrence of certain qualifying events, which are described below. On February 16, 2009, the Compensation Committee granted 8,750,000 performance units to Mr. Rogers. These performance units matured in four equal installments; the first installment matured on the date of grant, the second matured on October 31, 2009, the third installment matured on October 31, 2010 and the remaining installment matured on October 31, 2011. Subject to certain thresholds, payment on the performance units is contingent upon the occurrence of either (i) a sale of some or all of our common stock by our stockholders, or (ii) our payment of a cash dividend. The Participation Plan will expire February 15, 2014 and all performance units will terminate upon the expiration of the Participation Plan. Performance units are generally forfeited upon a participant’s termination of employment.

Dividend Payments

In December 2012, we made distributions of $379.9 million to Ryerson Holding to redeem the Ryerson Holding Notes and to make a distribution of $35.0 million to Platinum.

Original Notes

Investment funds advised by affiliates of Platinum purchased a certain amount of the original notes at a purchase price per note equal to the issue price set forth on the cover page of the offering memorandum pursuant to which the original notes were offered, less the initial purchasers’ discount.

PRINCIPAL STOCKHOLDERS

All of our issued and outstanding stock is held by Ryerson Holding. Approximately 99% of Ryerson Holding’s issued and outstanding 5,000,000 shares of common stock is beneficially owned by Platinum.

The following table sets forth certain information regarding the beneficial ownership of Ryerson Holding’s common stock as of the date of this prospectus. None of our directors or executive officers beneficially owns any of Ryerson Holding’s common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. As of the date of this prospectus, there were nine registered holders of Ryerson Holding’s common stock.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent
Platinum(1)(2)	4,950,000	99%
Moelis(3)(4)	50,000	1%

(1)	Consists of (i) 711,236.84 shares of common stock held by Platinum Equity Capital Partners, L.P.; (ii) 132,868.42 shares of common stock held by Platinum Equity Capital Partners-PF, L.P.; (iii) 195,394.74 shares of common stock held by Platinum Equity Capital Partners-A, L.P.; (iv) 2,211,674 shares of common stock held by Platinum Equity Capital Partners II, L.P.; (v) 358,366 shares of common stock held by Platinum Equity Capital Partners-PF II, L.P.; (vi) 350,460 shares of common stock held by Platinum Equity Capital Partners-A II, L.P.; and (vii) 990,000 shares of common stock held by Platinum Rhombus Principals, LLC. Platinum is the beneficial owner of each of the Platinum entities listed above and Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC, which, through its affiliates, manages Platinum. Mr. Gores may be deemed to share voting and investment power with respect to all shares of common stock of Ryerson Holding held beneficially by Platinum. Mr. Gores disclaims beneficial ownership of all shares of common stock of Ryerson Holding that are held by each of the Platinum entities listed above with respect to which Mr. Gores does not have a pecuniary interest therein. Eva M. Kalawski, Mary Ann Sigler, Jacob Kotzubei and Robert L. Archambault are directors of Ryerson Holding and each disclaims beneficial ownership of any shares of common stock of Ryerson Holding that they may be deemed to beneficially own because of their affiliation with Platinum, except to the extent of any pecuniary interest therein.

(2)	Address is 360 North Crescent Drive, Beverly Hills, California 90210.

(3)	Consists of (i) 46,448 shares of common stock held by Moelis Capital Partners Opportunity Fund I, LP and (ii) 3,552 shares of common stock held by Moelis Capital Partners Opportunity Fund I-A, LP. Moelis & Company Holdings LLC is the beneficial owner of each of the Moelis entities listed above (together with all other affiliated investment funds, “Moelis”) and Kenneth D. Moelis is the Chief Executive Officer of Moelis & Company Holdings LLC, which, through controlled affiliates, manages Moelis. Mr. Moelis may be deemed to have voting and investment power with respect to all shares of common stock of Ryerson Holding held beneficially by Moelis. Mr. Moelis is also a limited partner of Moelis Capital Partner Opportunity Fund I-A, LP. Mr. Moelis disclaims beneficial ownership of all shares of common stock of Ryerson Holding that are held by each of the Moelis entities listed above with respect to which Mr. Moelis does not have a pecuniary interest therein.

(4)	Address is 399 Park Avenue, 5th Floor, New York, New York 10022.

DESCRIPTION OF OTHER INDEBTEDNESS

Ryerson Credit Facility

As of March 31, 2013, we are party to the Ryerson Credit Facility, a senior secured asset-based revolving credit facility with Bank of America, N.A. that allows it to borrow up to $1.35 billion of revolving loans, including a Canadian subfacility and a letter of credit subfacility with a maximum availability of $135.0 million.

Availability under the Ryerson Credit Facility is determined by a U.S. and a Canadian borrowing base of specified percentages of Ryerson’s eligible inventories and accounts receivable, but in no event in excess of $1.35 billion. All borrowings under the Ryerson Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties. As of March 31, 2013, Ryerson Inc. had outstanding borrowings under the Ryerson Credit Facility of $336.3 million.

Interest and Fees

Borrowings under the Ryerson Credit Facility bear interest at a rate per annum equal to:

•

in the case of borrowings in U.S. Dollars, the applicable margin plus, at Ryerson Inc.’s option, either (1) a base rate determined by reference to the prime rate of Bank of America, N.A. or (2) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs; or

•

in the case of borrowings in Canadian Dollars, the applicable margin plus, at Ryerson Inc.’s option, either (1) a base rate determined by reference to the Canadian base rate of Bank of America-Canada, (2) a rate determined by reference to Canadian dollar bankers’ acceptances (the “BA rate”) or (3) a Canadian prime rate.

Borrowings under the Ryerson Credit Facility are based on the base rate and Canadian prime rate borrowings plus a spread or LIBOR and BA rate plus a spread. The initial applicable margin may be reduced based on excess availability.

Ryerson Inc. is also required to pay the lenders under the Ryerson Credit Facility a commitment fee in respect of unused commitments ranging from 0.375% to 0.50% per annum based on the average usage of the Ryerson Credit Facility during a rolling three-month period. Ryerson Inc. is also required to pay customary letter of credit and agency fees.

Collateral and Guarantors

Certain of Ryerson Inc.’s existing and future domestic subsidiaries act as co-borrowers. We and our existing and future domestic subsidiaries guarantee the obligations under the Ryerson Credit Facility. The Ryerson Credit Facility is secured by a first-priority security interest in substantially all of Ryerson Holding, Ryerson Inc., and Ryerson Inc.’s current and future domestic subsidiaries’ current assets, including accounts receivable, inventory and related general intangibles and proceeds of the foregoing, and certain other assets (in each case subject to certain exceptions). In addition, one of Ryerson Inc.’s Canadian subsidiaries acts as a borrower under the Canadian subfacility. Obligations under the Canadian subfacility of the Ryerson Credit Facility are also guaranteed by, and secured by a first-priority security interest in the comparable assets of Ryerson Inc.’s Canadian subsidiaries.

Incremental Facility Amounts

The Ryerson Credit Facility also permits Ryerson Inc. to increase the aggregate amount of such facility from time to time in minimum tranches of $100.0 million and up to a maximum aggregate amount of $400.0 million subject to certain conditions and adjustments. The existing lenders under the Ryerson Credit Facility will be entitled, but not obligated, to provide the incremental commitments.

Covenants, Representations and Other Matters

The Ryerson Credit Facility also includes negative covenants restricting or limiting Ryerson Inc.’s ability, and the ability of its subsidiaries, to, among other things:

•	incur, assume or permit to exist indebtedness or guarantees;

•	incur liens;

•	make loans and investments;

•	enter into joint ventures;

•	declare dividends, make payments on or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and other business combinations;

•	prepay, redeem or purchase certain indebtedness, including outstanding notes;

•	make certain capital expenditures;

•	sell assets;

•	enter into transactions with affiliates; and

•	alter the business that we conduct.

These negative covenants are subject to certain baskets and exceptions.

A minimum fixed charge coverage ratio will be applicable under the Ryerson Credit Facility only if (i) less than 10% of the lesser of (A) the aggregate commitments and (B) the borrowing base under the facility were available on any business day or (ii) if less than $125.0 million under the facility were available at any time.

The Ryerson Credit Facility contains certain customary representations and warranties with respect to, among other things, the organization and qualification of the borrowers, power and authority of the borrowers to enter into the Ryerson Credit Facility, the reliability of each borrower’s financial statements, the solvent financial condition of each borrower and the compliance by each borrower with all applicable laws. A material misrepresentation of any of the representations and warranties contained in the Ryerson Credit Facility will result in an event of default and the lenders under the Ryerson Credit Facility will be entitled to various remedies, including acceleration of amounts due under the Ryerson Credit Facility and all other actions permitted to be taken by secured creditors.

The Ryerson Credit Facility contains events of default with respect to, among other things, default in the payment of principal when due or the payment of interest, fees and other amounts after a specified grace period, material misrepresentations, failure to perform certain specified covenants, certain bankruptcy events, invalidity of certain security agreements or guarantees, material judgments or the occurrence of a change of control of Ryerson. If such an event of default occurs, the lenders under the Ryerson Credit Facility will be entitled to various remedies, as described above.

Amortization and Final Maturity

There is no scheduled amortization under the Ryerson Credit Facility. The principal amount outstanding of the loans under the Ryerson Credit Facility will be due and payable in full at maturity, which occurs on the earlier of (a) April 3, 2018 or (b) August 16, 2017 (60 days prior to the scheduled maturity date of the original senior secured notes and senior secured exchange notes), if the original senior secured notes or senior secured exchange notes are then outstanding. If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Ryerson Credit Facility exceeds the lesser of (1) the commitment amount and (2) the borrowing base, Ryerson Inc. will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. In addition, Ryerson Inc. will be required to repay outstanding loans or cash collateralize letters of credit with the proceeds from certain asset sales, in such amount as is necessary if excess availability under the Ryerson Credit Facility is less than a predetermined amount. If excess availability under the Ryerson Credit Facility is less than such predetermined amount or certain events of default have occurred under the Ryerson Credit Facility, Ryerson Inc. will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the Ryerson Credit Facility.

Foreign Debt

As of March 31, 2013, Ryerson China’s total foreign borrowings were $27.6 million, which were owed to banks in Asia at a weighted average interest rate of 4.5% and secured by inventory, property, plant and equipment. As of December 31, 2012, Ryerson China’s total foreign borrowings were $21.4 million, which were owed to banks in Asia at a weighted average interest rate of 4.8% and secured by inventory, property, plant and equipment. As of March 31, 2013, Açofran’s total foreign borrowings were $0.3 million, which were owed to foreign banks at a weighted average interest rate of 11.2%. As of December 31, 2012, Açofran’s total foreign borrowings were $0.5 million, which were owed to foreign banks at a weighted average interest rate of 11.2%. Availability under the foreign credit lines was $17 million and $21 million at March 31, 2013 and December 31, 2012, respectively. Letters of credit issued by our foreign subsidiaries totaled $11 million and $8 million at March 31, 2013 and December 31, 2012, respectively.

DESCRIPTION OF SENIOR SECURED EXCHANGE NOTES

Ryerson Inc. and its wholly owned subsidiary Joseph T. Ryerson & Son, Inc. (“JT Ryerson”) issued the senior secured original notes under an indenture dated as of October 10, 2012 (for the purposes of this “Description of Senior Secured Exchange Notes”, the “Indenture”) among itself, each Guarantor and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). For purposes of this section of this prospectus, references to the “Company,” “we,” “us,” “our” or similar terms shall mean Ryerson Inc. and JT Ryerson, jointly and severally as co-issuers of the notes, without Ryerson Inc.’s other subsidiaries.

As used in this “Description of the Senior Secured Exchange Notes,” except as the context otherwise requires, the term “notes” refers to both the original senior secured notes and the senior secured exchange notes, as well as any additional notes that the Company may issue from time to time under the Indenture. The form and terms of the senior secured exchange notes are substantially identical to the form and terms of the original senior secured notes, except that the senior secured exchange notes:

•	will be registered under the Securities Act; and

•	will not bear any legends restricting transfer.

In connection with the offering of the original senior secured notes, we entered into a registration rights agreement with the original purchasers of the original senior secured notes. In the registration rights agreement, we agreed to offer our new senior secured exchange notes, which will be registered under the Securities Act in exchange for the original senior secured notes. The exchange offer is intended to satisfy our obligations under such registration rights agreement. See “The Exchange Offer”.

The statements under this caption relating to the Indenture, the notes and the Security Documents are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture, the notes and the Security Documents and those terms made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” Unless otherwise indicated, references under this caption to Sections or Articles are references to sections and articles of the Indenture. A copy of the Indenture, the Security Documents and the Registration Rights Agreement are available upon request from the Company.

General

On October 10, 2012, we completed offerings of $600,000,000 in aggregate principal amount of 9% senior secured notes due 2017. The Company may issue additional notes (the “Additional Notes”) under the Indenture, subject to the limitations described below under the covenant “Limitation on Incurrence of Debt” and “Limitation on Liens” (including the “Permitted Additional Note Obligations” definition). The notes and any Additional Notes subsequently issued would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Additional Notes will be secured, equally and ratably with the notes, by the Liens on the Collateral described below under the caption “— Security.”

Interest on the notes will be payable at 9.000% per annum. Interest on the notes will be payable semi-annually in cash in arrears on April 15 and October 15, commencing on April 15, 2013. The Company will make each interest payment to the Holders of record of the notes on the immediately preceding April 1 and October 1. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date with respect to the notes.

Principal of and premium, if any, and interest on the notes will be payable, and the notes will be transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the office of the Trustee or an agent thereof; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. As described under “— Registration Rights; Additional Interest,” Additional Interest may accrue and be payable under the circumstances set forth therein. References herein to “interest” shall be deemed to include any such Additional Interest.

The principal of, premium, if any, and interest on the notes will be payable, and the notes will be transferable, at office or agency of the Company maintained for such purposes, which initially will be the corporate trust office of the Trustee, located at MAC N9311-110, 625 Marquette Avenue, Minneapolis, Minnesota 55479.

Guarantees

The notes will be guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). On the Issue Date, each of our domestic subsidiaries that are co-borrowers or guarantee the Credit Agreement were Guarantors. The Note Guarantees will be senior secured obligations of each Guarantor and will rank equal with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor. The Indenture provides that the obligations of a Guarantor under its Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. The Note Guarantees will be secured by Liens on the Collateral described below under “— Security.”

As of the date of the Indenture, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the notes, claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes.

The Indenture provides that in the event of a sale or other transfer or disposition of all of the Capital Interests in any Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Capital Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee and any liens granted thereby in support thereof, as evidenced by a supplemental indenture executed by the Company, the Guarantors and the Trustee, without any further action on the part of the Trustee or any Holder; provided that the Company delivers an Officers’ Certificate to the Trustee certifying that the Net Cash Proceeds of such sale or other disposition will be applied in accordance with the “Limitation on Asset Sales” covenant.

Not all of our Subsidiaries will guarantee the notes. Only Domestic Subsidiaries that are borrowers or guarantors under the Credit Agreement will be required to become Guarantors and may be unconditionally released and discharged of any obligations under its Note Guarantee under the circumstances described below under the subheading “— Certain Covenants — Additional Note Guarantees.” The notes will be effectively subordinated in right of payment to all Debt and other liabilities (including trade payables and lease obligations) of Subsidiaries that do not provide Note Guarantees. As of March 31, 2013, our Subsidiaries that will not be Guarantors represented approximately 6.1% of our liabilities and approximately 16.4% of our total assets. For the three months ended March 31, 2013, those non-guarantor Subsidiaries represented approximately 13.8% and 2.3% of our net sales and EBITDA, respectively.

Ranking

Ranking of the Notes

The notes will be senior secured obligations of the Company. As a result, the notes will rank:

•	equally in right of payment with all existing and future senior Debt of the Company;
•	senior in right of payment to all existing and future subordinated Debt of the Company;
•	effectively subordinated to secured Debt of the Company under the Credit Agreement, to the extent of the ABL Collateral securing such Debt; and
•	structurally junior to any Debt or Obligations of any non-Guarantor Subsidiaries.

The notes will be secured by first-priority Security Interests in the Note Collateral and second-priority Security Interests in the ABL Collateral (subject as to priority and otherwise, in each case, to certain exceptions and permitted liens). As a result, the notes will be effectively (a) junior to any Debt of the Company and the Guarantors which either is (i) secured by the ABL Liens or (ii) secured by assets that are not part of the Collateral securing the notes, in each case, to the extent of the value of such assets and (b) equal in rank with any Permitted Additional Note Obligations. The Debt Incurred under the Credit Agreement will be secured by substantially all of the Company’s and the Guarantor’s receivables and inventory and general intangibles, certain other assets and proceeds relating thereto. Accordingly, while the notes rank equally in right of payment with the Debt Incurred under the Credit Agreement and all other liabilities not expressly subordinated by their terms to the notes, the notes are effectively subordinated to the Debt outstanding under the Credit Agreement, to the extent of the value of the assets securing such Debt (subject to borrowing base limitations).

As of March 31, 2013, the Company and its Subsidiaries had approximately $1,264.2 million of senior debt, including approximately $336.3 million of secured Debt outstanding under the Credit Agreement, which was secured by the ABL Liens. In addition, we and our subsidiaries had approximately $322 million of availability under the Credit Agreement, all of which is secured by the ABL Collateral.

Ranking of the Note Guarantees

Each Note Guarantee is a senior obligation of the Guarantors. As such each Note Guarantee will rank:

•	equally in right of payment with all existing and future unsubordinated Debt of the Guarantors;
•	senior in right of payment to all existing and future subordinated Debt of the Guarantors, if any;
•	effectively junior to ABL Obligations guaranteed by the Guarantors, to the extent of the value of the Guarantors’ assets securing such ABL Obligations; and
•	structurally junior to any Debt or Obligations of any non-Guarantor Subsidiaries.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the notes.

Security

The obligations of the Company with respect to the notes, the obligations of the Guarantors under the Note Guarantees, and the performance of all other obligations of the Company and the Guarantors under or relating to the Senior Secured Note Documents will be secured equally and ratably (with any other Permitted Additional Note Obligations) by (i) second-priority Security Interests in the ABL Collateral and (ii) by first-priority Security Interests in substantially all of the other assets of the Company and the Guarantors, in each case whether now owned or hereafter acquired, including, without limitation, the following assets (other than the Excluded Assets) (the “Notes Collateral” and, together with the ABL Collateral, the “Collateral”):

•

all right, title and interest of the Company and the Guarantors in and to any and all equipment, machinery, furniture, furnishings and fixtures, together with all additions, accessions, improvements, alterations, replacements and repairs thereto;

•	deposit accounts, other than lock-box accounts and other accounts constituting ABL Collateral, collateral accounts, securities accounts and other investment property;
•	the Capital Interests (including, without limitation, joint venture interests) of each of the Company’s Restricted Subsidiaries;
•

all right, title and interest, including without limitation all right, title and interests of the Company and the Guarantors, in substantially all parcels of owned real property, together with all fixtures, easements, hereditaments and appurtenances relating thereto and all other improvements, accessions, alterations, replacements and repairs thereto and all leases, rents and other income, issues or profits derived therefrom or relating thereto and fixtures located thereon;

•	intellectual property;
•	the Collateral Account and all Trust Monies;
•	other personal property (other than ABL Collateral);
•	general intangibles, including contract rights, relating to the foregoing; and
•

all proceeds and products of any and all of the foregoing including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to any and all of the foregoing.

“Excluded Assets” include, among other things:

(i) assets of the Company and the Guarantors located outside the United States to the extent a lien on such assets cannot be created and perfected under United States federal law or the laws of any state;

(ii) assets securing Purchase Money Indebtedness, Capital Lease Obligations, letters of credit or Hedging Obligations permitted to be incurred under the Indenture to the extent such Purchase Money Indebtedness, Capital Lease Obligations, letters of credit or Hedging Obligations prohibit granting a security interest in such assets;

(iii) the voting capital stock of all first-tier controlled foreign corporations (as defined in the Code) in excess of 65% of the voting rights of such corporations and the voting stock of all other controlled foreign corporations;

(iv) all of the Company’s and the Guarantors’ right, title and interest in owned real property to the extent the book value or estimated fair market value (determined in good faith by the Issuers or the Guarantors) thereof does not exceed $1.0 million; provided, however, that to the extent any owned interest in real property shall, after the Issue Date, have a book value or estimated fair market value in excess of $1.0 million (as determined in good faith by the Company) as a result of any improvements, accessions, alterations, replacements or repairs thereto, such owned interest shall not constitute Excluded Assets hereunder, and within a reasonable period of time following notice to the Collateral Agent, shall be made subject to the Lien of the Security Documents in accordance with the provisions of the Indenture;

(v) any leasehold interest in real property;

(vi) motor vehicles and other assets subject to certificates of title;

(vii) interests in joint ventures to the extent and for so long as the documents governing such joint venture interests prohibit the granting of a security interest therein;

(viii) any collateral as to which the Collateral Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time, and/or expense of obtaining a perfected security interest therein;

(ix) any property in which the Company or any Guarantor now or hereafter has rights, to the extent in each case, a security interest may not be granted by the Company or Guarantor in such property as a matter of applicable law, or under the effective terms of the governing document applicable thereto, without the consent of one or more parties thereto other than the Company or any Guarantor, but only for so long as such consent has not been obtained;

(x) any application for registration of a trademark filed with the United States Patent and Trademark Office (“PTO”) on an intent-to-use basis until such time (if any) as a statement of use or amendment to allege use is accepted by the PTO, at which time such trademark shall automatically become part of the Collateral and subject to the security interest pledged;

(xi) Excluded Accounts;

(xii) any Capital Interests or other securities of the Company’s Subsidiaries to the extent that the pledge of such Capital Interests or securities results in the Company being required to file separate financial statements of such Subsidiary with the Commission, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence;

(xiii) property and assets released in accordance with the Indenture, the Credit Agreement, the Security Agreement or the Intercreditor Agreement;

(xiv) property and assets owned by the Company or any Guarantor to the extent that it is excluded from collateral under the Credit Agreement because the cost of obtaining a Lien thereon would be excessive in relation to the benefit thereof but only to the extent its fair market value determined at the time of exclusion does not exceed $2,000,000 individually;

(xv) letters of credit with a value of less than $5,000,000 individually and $10,000,000 in the aggregate; and

(xvi) proceeds and products of any and all of the foregoing excluded assets described in clause (i) through (xv) above only to the extent such proceeds and products would constitute property or assets of the type described in clause (i) through (xv) above.

The Collateral is pledged pursuant to a security agreement by and among the Company, the Guarantors and the Trustee, in its capacity as Collateral Agent (the “Security Agreement”), and one or more fee mortgages, deeds of trust or deeds to secure debt (the “Mortgages”) or other grants or transfers for security executed and delivered by the Company or the applicable Guarantor to the Trustee, in its capacity as Collateral Agent, creating a Lien under the Security Documents upon property owned or to be acquired by the Company or the applicable Guarantor in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes (including any Permitted Additional Note Obligations) and any Additional Secured Obligations.

So long as no Event of Default and no event of default under any Additional Secured Obligations shall have occurred and be continuing, and subject to certain terms and conditions, the Company and the Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Capital Interests pledged pursuant to the Security Agreement and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Security Documents will, however, generally require the Company to maintain all cash and marketable securities in deposit accounts or securities accounts that are subject to a control agreement in favor of the Collateral Agent; provided the Collateral Agent shall not exercise control prior to the continuance of an Event of Default. For the avoidance of doubt, Excluded Accounts shall not be subject to a control agreement. Upon the occurrence and during the continuance of an Event of Default or an event of default under any Additional Secured Obligations, to the extent permitted by law and subject to the provisions of the Security Documents:

(1) all of the rights of the Company and the Guarantors to exercise voting or other consensual rights with respect to all Capital Interests included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

(2) the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Documents, and, in the case of ABL Collateral, subject to the terms of the Intercreditor Agreement.

In the case of an Event of Default or an event of default under any Additional Secured Obligations, the Collateral Agent will only be permitted, subject to applicable law, to exercise remedies and sell the Collateral under the Security Documents (i) in the case of the Notes Collateral, at the direction of the holders of a majority of the indebtedness secured by such Security Documents and (ii) in the case of the ABL Collateral, solely in accordance with the provisions of the Intercreditor Agreement. See “— Intercreditor Agreement.” If such remedies are exercised by the Collateral Agent with respect to the Notes Collateral, the proceeds from the sale of the Notes Collateral will be applied first, to pay the expenses of the exercise of such remedies and fees and other amounts then payable to the Collateral Agent and the Trustee under the Indenture and the Security Documents and thereafter, to pay the principal of, premium, if any, and accrued interest on the Notes and the Additional Secured Obligations on a pro rata basis. If remedies are exercised by the ABL Facility Collateral Agent with respect to the ABL Collateral, the proceeds from the sale of the ABL Collateral will be applied as set forth in the Intercreditor Agreement. See “— Intercreditor Agreement.” The proceeds of any sale of the Collateral following an Event of Default may not be sufficient to satisfy in full our obligations under the Notes and the other indebtedness secured by the Collateral. See “Risk Factors — Risks Related to the Notes.”

The Indenture and the Security Documents require that the Company and the Guarantors grant to the Collateral Agent, for the benefit of the Trustee and the Holders of the Notes, a first-priority lien on all property acquired after the Issue Date of the kinds described above as Notes Collateral (other than Excluded Assets) and a second-priority Lien on property acquired after the Issue Date on property of the type described above as ABL Collateral. In addition, any future domestic Restricted Subsidiaries will be required to become Guarantors and similarly grant liens on their assets to the Collateral Agent, for the benefit of the Trustee and the Holders of the Notes.

Intercreditor Agreement

The Collateral Agent, on behalf of the Trustee, the Holders of notes, and the Holders of any Additional Secured Obligations, the ABL Facility Collateral Agent, on behalf of the holders of the ABL Obligations, and the Company have entered into an intercreditor agreement (the “Intercreditor Agreement”) that sets forth the relative priority of the ABL Liens and the Note Liens, as well as certain other rights, priorities and interests of the Holders of the notes and the holders of the ABL Obligations. See “Risk Factors — Risks Related to the Notes.” Until such time as the First-Priority Liens have been satisfied in full, the Lenders will generally have the exclusive right to determine the circumstances and manner in which the ABL Collateral may be disposed of.

The Intercreditor Agreement provides, among other things, that until such time as all ABL Liens have been discharged:

(1) upon the occurrence of an Event of Default, all decisions with respect to the ABL Collateral will be made by the ABL Facility Collateral Agent unless certain circumstances occur; and

(2) proceeds of the ABL Collateral (except for certain mandatory prepayments of the notes) will be applied, first, to pay the expenses of the exercise of such remedies and fees and other amounts then payable to the ABL Facility Collateral Agent, second to the outstanding ABL Obligations, and third, any remaining ABL Collateral (including proceeds thereof) will be delivered to the Collateral Agent for application in accordance with the provisions of the Indenture and the Security Documents.

The Intercreditor Agreement provides that the Trustee and the Collateral Agent has no liability to any party to such agreement as a consequence of its performance or non-performance under the Intercreditor Agreement except for gross negligence, bad faith or willful misconduct.

Use and Release of Collateral

Unless an Event of Default shall have occurred and be continuing, the Company will have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Eligible Cash Equivalents constituting part of the Collateral and deposited with the Trustee and other than as set forth in the Collateral Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

The Indenture and the Security Documents provide that the Liens securing the notes will, upon compliance with the condition that the Company or the applicable Guarantor satisfies certain conditions set forth in the Indenture and delivers to the Trustee all documents required by the Trust Indenture Act, automatically and without the need for any further action by any Person be released so long as such release is in compliance with the Trust Indenture Act:

(1) in whole or in part, as applicable, as to all or any portion of property subject to such Liens that has been taken by eminent domain, condemnation or other similar circumstances;

(2) in whole, as to all property subject to such Liens, upon:

(a) payment in full of the principal of, accrued and unpaid interest and premium on the notes; or

(b) satisfaction and discharge of the Indenture as set forth below under “— Satisfaction and Discharge”; or

(c) legal defeasance or covenant defeasance of the Indenture as set forth below under “Legal Defeasance and Covenant Defeasance”;

(3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or Restricted Subsidiary in a transaction not prohibited by the Indenture or the relevant Security Documents, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee in each case;

(4) as to property that constitutes all or substantially all of the Collateral securing the notes, with the consent of each holder of the notes;

(5) as to property that constitutes less than all or substantially all of the Collateral securing the notes, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the notes;

(6) if such property becomes Excluded Assets; or

(7) in part, in accordance with the applicable provisions of the Security Documents.

Notwithstanding anything to the contrary herein, the Company and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the Commission have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the Company’s business without requiring the Company to provide certificates and other documents under Section 314(d) of the Trust Indenture Act.

If any Collateral is released in accordance with any of the Security Documents (other than as permitted by the Indenture) and if the Company or the applicable Guarantor has delivered the certificates and documents required by the Security Documents, the Trustee will determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act (to the extent applicable) in connection with such release.

Disposition of Collateral Without Release

Notwithstanding the provisions of “Release of Collateral” above, so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Guarantors may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral in accordance with the provisions of the Indenture, including selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents that has become worn out or obsolete and that either has an aggregate fair market value of $50,000 or less per transaction or series of transactions, or that is replaced by property of substantially equivalent or greater value that becomes subject to the Lien of the Security Documents; abandoning, terminating, cancelling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents; surrendering or modifying any franchise, license or permit subject to the Lien of the Indenture or any of the Security Documents that it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of Directors of the Company, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company; granting a nonexclusive license of any intellectual property; and abandoning intellectual property that has become obsolete and not used in the business.

Use of Trust Monies

All Trust Monies (including, without limitation, all Net Cash Proceeds and Net Loss Proceeds) shall be held by the Trustee as a part of the Collateral securing the notes and, so long as no Event of Default shall have occurred and be continuing, may, subject to certain conditions set forth in the Indenture, at the written direction of the Company be applied by the Trustee from time to time to (i) fund the purchase of properties or assets that replace the properties of assets that were subject to a sale or other disposition in accordance with the “Limitation on Asset Sales” covenant, (ii) the payment of the principal of, premium, if any, and interest on any notes at maturity or upon redemption or retirement, or to the purchase of notes upon tender or in the open market or otherwise, in each case in compliance with the Indenture and (iii) any other purpose permitted under the “Limitation on Asset Sales” covenant.

Certain bankruptcy limitations

The right of the Trustee to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or the Guarantors prior to the Trustee having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the notes and any other Permitted Additional Note Obligations, the holders of the notes and such other Permitted Additional Note Obligations would hold secured claims to the extent of the value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable Federal bankruptcy laws do not permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Optional Redemption

The notes may be redeemed, in whole or in part, at any time prior to April 15, 2015, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice sent electronically or mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, the notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after April 15, 2015, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on April 15 of the years indicated:

Year	Redemption Price
2015	104.500%
2016	102.250%
2017 and thereafter	100.000%

In addition to the optional redemption of the notes in accordance with the provisions of the preceding paragraph, prior to April 15, 2015, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding notes (including Additional Notes) at a Redemption Price equal to 109.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

Notice of any redemption upon any Qualified Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering.

The Company will have the right to redeem the notes following the consummation of a Change of Control if at least 90% of the notes outstanding prior to such consummation are purchased pursuant to such Change of Control. See “Change of Control.”

If less than all of the notes are to be redeemed, the Trustee will select the notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to the Depository Trust Company, Euroclear and/or Clearstream procedures as applicable).

No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be sent electronically or mailed by first class mail at least 30 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

The Company may at any time, and from time to time, purchase notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of Control

Upon the occurrence of a Change of Control, the Company will make an Offer to Purchase all of the outstanding notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase all outstanding notes at the Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Offer to Purchase, so long as the Company has used and continues to use its commercial best efforts to make and conclude such Offer to Purchase promptly) and (ii) all notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Company to make an Offer to Purchase the notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting either of the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding notes. See “— Amendment, Supplement and Waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the notes as described above.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption “— Optional Redemption.”

The Company’s ability to pay cash to the Holders of notes upon a Change of Control may be limited by the Company’s then existing financial resources. Further, the agreements governing the Company’s other Debt contain, and future agreements of the Company may contain, prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of notes of their right to require the Company to repurchase the notes upon a Change of Control occurred at the same time as a change of control event under one or more of either of the Company’s other debt agreements, the Company’s ability to pay cash to the Holders of notes upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk Factors — Risks Related to the Notes.”

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

Certain Covenants

Set forth below are certain covenants contained in the Indenture:

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided, that the Company and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period (as defined below) (provided that any Debt Incurred under the revolving portion of a credit agreement shall be calculated (x) on an annualized basis for periods prior to the one year anniversary of the Issue Date and (y) thereafter, only on such date) had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, is at least 2.00:1.00; provided further, that the aggregate principal amount of Debt Incurred by Restricted Subsidiaries that are not Guarantors pursuant to this paragraph shall not exceed $10.0 million.

If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any asset sale or asset acquisition, investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such asset sale or asset acquisition, investments, mergers, consolidations, discontinued operations or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

If the Debt that is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, (x) Debt Incurred under the Credit Agreement on the Issue Date shall initially be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and may not later be re-classified and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, shall divide and classify, and from time to time may divide and reclassify, all or any portion of such item of Debt.

The accrual of interest, the accretion or amortization of accreted value or original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi) (vii), (viii), (ix), (x), (xi), (xiii), (xiv), (xvi) and (xvii) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion or exchange of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, (x) Capital Interests or Debt sold to a Subsidiary of the Company and (y) Excluded Contributions), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments) subsequent to the Issue Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances (but only to the extent such interest, dividends or repayments are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person, plus

(4) 100% of any cash dividends or cash distributions received directly or indirectly by the Company or a Guarantor after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income, plus

(5) in the event the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Fair Market Value of the existing Investment in such Person that was previously treated as a Restricted Payment, plus

(6) in the event any Unrestricted Subsidiary of the Company has been redesigned as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Debt associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (x) of the next succeeding paragraph or constituted a Permitted Investment).

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv), (x), (xiii) or (xv) immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after declaration thereof or the giving of a redemption notice, as the case maybe, if at the date of such declaration or notice such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii) the retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Interests of the Company;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Company;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or any direct or indirect parent of the Company (or any payments to a direct or indirect parent company of the Company for the purposes of permitting any such repurchase) held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $1.0 million in any calendar year, provided that any unused amounts in any calendar year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) may not exceed $3.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

(provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (iv) in any calendar year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(v) repurchase, redemption or other acquisition, cancellation or retirement of Capital Interests (a) deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities , or (b) made in lieu of withholding taxes resulting from the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Interests or other securities convertible into or exchangeable for Capital Stock;

(vi) intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “Limitation on Incurrence of Debt”;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “Limitation on Incurrence of Debt” to the extent such dividends are included in the definition of Consolidated Fixed Charges;

(ix) upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under “— Change of Control” and “— Limitation on Asset Sales” at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the notes and has repurchased all notes validly tendered for payment and not withdrawn in connection therewith;

(x) other Restricted Payments not in excess of $60.0 million in the aggregate;

(xi) the declaration and payment of dividends to, or the making of loans to any direct or indirect parent company of the Company required for it to pay:

(a) federal, state and local income taxes to the extent such income taxes are directly attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent directly attributable to the income of such Unrestricted Subsidiaries; provided, however, that in each case, the amount of such payments in any fiscal year does not exceed the amount that the Company and the Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year if the Company and the Restricted Subsidiaries had paid such taxes on a stand-alone basis;

(b) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent entity of the Company to the extent such salaries, bonuses and other benefits are directly attributable to the ownership or operation of the Company and the Restricted Subsidiaries; and

(c) general corporate overhead expenses (including professional and administrative expenses) and franchise taxes and other fees, taxes and expenses required to maintain its corporate existence to the extent such expenses are directly attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

(d) pay fees and expenses incurred by any direct or indirect parent, other than to Affiliates of Holdings, related to any equity or debt offering or issuance (whether or not successful) or any Investment permitted under the Indenture of such parent;

(xii) the payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment by any direct or indirect parent of the Company of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Company from any public offering of common stock or contributed to the Company by any direct or indirect parent of the Company from any public offering of common stock;

(xiii) Restricted Payments that are made with any Excluded Contributions:

(xiv) other Restricted Payments that are made with the proceeds of Asset Sales constituting Note Collateral that is real property; provided that:

(a) the Company shall have made an Offer to Purchase to all Holders of notes with such proceeds at a price equal to 100% of the principal amount of the notes, plus a premium equal to one-half the interest rate then in effect on the date of such Offer to Purchase (on a pro rata basis to each series of notes), plus accrued and unpaid interest to the date of purchase;

(b) on a pro forma basis, after giving effect to such Restricted Payment, the Company could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the “Limitation on Incurrence of Debt” covenant;

(c) the aggregate amount of all such Restricted Payments pursuant to this clause (xiv) does not exceed $75.0 million in the aggregate since the Issue Date;

(xv) any Restricted Payments made in connection with the consummation of the Transactions as described in the offering memorandum, dated September 27, 2012, pursuant to which the notes were offered, including any payments or loans made to any direct or indirect parent to enable it to make such payments; and

(xvi) the payment of fees and expenses in connection with a Qualified Receivables Transaction; and

(xvii) payments or distributions to satisfy dissenters’ rights pursuant to or in connection with a consolidation, merger, transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfer of all or substantially all of the property or assets of the Company.

If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the “Limitation on Asset Sales” covenant, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments,” the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments.”

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

For purposes of this covenant, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable provision or exception as of the date of such reclassification.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to the Collateral except Permitted Collateral Liens. Subject to the immediately preceding sentence, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except the Collateral without securing the notes and all other amounts due under the Indenture and the Security Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Collateral Liens and/or Permitted Liens described in definition of “Permitted Collateral Liens” or “Permitted Liens,” as applicable, or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt or Preferred Interests (or any portion thereof) meets the criteria of one or more of the categories of Permitted Collateral Liens and/or Permitted Liens described in the definition of “Permitted Collateral Liens: or “Permitted Liens,” as applicable, or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing each item of Debt (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Debt secured by such Lien in one of the clauses of the definition of “Permitted Collateral Liens” or “Permitted Liens,” as applicable, and such Lien securing such item of Debt will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

With respect of any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt that is not deemed to be an Incurrence of Debt or reserve of capital stock for purposes of covenant “Limitation on Incurrence of Debt.”

Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction that exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, that is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and that is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h) any encumbrance or restriction under the Indenture, the notes, the Note Guarantees and the Collateral Documents;

(i) any encumbrance or restriction under the sale of assets, including, without limitation, any agreement for the sale or other disposition of a subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(j) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into the ordinary course of business;

(l) any provisions in joint venture agreements, partnership agreements, LLC agreements and other similar agreements, which (x) are customary or (y), as determined in good faith by the Company, do not adversely affect the Company’s ability to make payments of principal or interest payments on the notes when due;

(m) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;

(n) Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the “Limitation on Liens” covenant that limit the right of the debtor to dispose of the assets subject to such Liens;

(o) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by the Indenture entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(p) any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction that are subject to such Qualified Receivables Transaction.

Nothing contained in this “Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with the Indenture.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Interests in receiving dividends prior to distributions being paid on Common Interests shall not be deemed a restriction on the ability to make distributions on Capital Interests and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Debt Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Limitation on Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and

(c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $20.0 million and (y) 1.0 % of Total Assets, at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(3) if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions of the Indenture and the Security Documents, including those described under “— Use and Release of Collateral;” and

(4) if such Asset Sale involves the disposition of Notes Collateral, the Net Cash Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than cash or Eligible Cash Equivalents is included in such Net Cash Proceeds, such property shall be made subject to the Lien of the Indenture and the applicable Security Documents.

Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1) to the extent such Net Cash Proceeds constitute proceeds from the sale of ABL Collateral, to permanently repay Debt under the Credit Agreement and, if the Obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

(2) in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay, prepay, defease, redeem, purchase or otherwise retire (and to permanently reduce commitments with respect thereto in the case of revolving borrowings) Debt of such Restricted Subsidiary or any other Restricted Subsidiary that is not a Guarantor;

(3) to permanently reduce obligations under any other Debt of the Company (other than any Redeemable Capital Interests or subordinated Debt) or Debt of a Restricted Subsidiary (other than any Redeemable Capital Interests or guarantor subordinated Debt) (in each case other than Debt owed to the Company or an Affiliate of the Company); provided that the Company shall equally and ratably reduce obligations under the notes as provided under “— Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid;

(4) to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(5) to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of the Indenture;

(6) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(7) any combination of the foregoing;

provided that pending the final application of any such Net Available Cash Proceeds in accordance with clauses (1) through (7) above, the Company and its Restricted Subsidiaries may temporarily reduce Debt or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture; provided further that a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 360 days of such commitment (an “Acceptable Commitment”), it being understood that if an Acceptable Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then all such Net Cash Proceeds not so applied shall constitute Excess Proceeds.

Subject to the next two succeeding paragraphs, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within thirty days thereof, the Company will make an Offer to Purchase to all Holders of notes (including any Permitted Additional Note Obligations), and to all holders of other Debt ranking pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to assets sales, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes (including any Permitted Additional Note Obligations) and other pari passu debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes (including any Permitted Additional Note Obligations) to be purchased on a pro rata basis among each series. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

With respect to any Net Cash Proceeds of an Asset Sale that constitutes a sale of Collateral, the Company (or the Restricted Subsidiary that owned the assets, as the case may be) may apply those Net Cash Proceeds to purchase other long-term assets that constitute Collateral and become subject to the first-priority Lien of the Indenture and the Security Documents (subject to no other Liens other than Permitted Collateral Liens) or otherwise use such proceeds as provided in the second preceding paragraph. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds received from a sale of Collateral shall constitute Collateral under the Security Documents and the Indenture. Any Net Cash Proceeds received from a sale of Collateral shall constitute Collateral under the Security Documents and the Indenture and be deposited in the Collateral Account and released therefrom in accordance with the provisions described in “— Use and Release of Collateral.”

Notwithstanding the foregoing, the Company may use up to $75.0 million of the proceeds from the sale of Notes Collateral that is real property in accordance with the provisions of clause (xv) of the second paragraph of the covenant described under “Limitation on Restricted Payments.”

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Events of Loss

In the event of an Event of Loss, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may (and to the extent required pursuant to the terms of any lease encumbered by a mortgage shall) apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the “Subject Property”), with no concurrent obligation to offer to purchase any of the notes; provided, however, that the Company delivers to the Trustee within 90 days of such Event of Loss:

(1) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operated in, substantially the same condition as it existed prior to the Event of Loss within 360 days of the Event of Loss; and

(2) an Officer’s Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement of construction described in clause (1) above.

Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this covenant will be deemed “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $20.0 million, the Company will make an offer (an “Event of Loss Offer”) to all Holders to purchase or redeem the notes with the proceeds from the Event of Loss in an amount equal to the maximum principal amount of notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture and the Security Documents; provided that any remaining Excess Loss Proceeds shall remain subject to the Lien of the Security Documents. If the aggregate principal amount of notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the notes to be purchased on a pro rata basis based on the principal amount of notes tendered.

With respect to any Event of Loss pursuant to clause (iv) of the definition of “Event of Loss” that has a fair market value (or replacement cost, if greater) in excess of $20.0 million, the Company (or the affected Guarantor, as the case may be), shall be required to receive consideration (i) at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate delivered to the Trustee) of the assets subject to the Event of Loss and (ii) at least 85% of which is in the form of cash or Eligible Cash Equivalents.

Any Net Loss Proceeds received in respect of Collateral shall constitute Collateral under the Security Documents and the Indenture and be deposited in the Collateral Account and released therefrom in accordance with the provisions described in “— Use and Release of Collateral.”

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Event of Loss provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of the Indenture described above under “— Limitation on Restricted Payments” and Permitted Investments permitted under the Indenture;

(2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors;

(3) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith;

(4) transactions between or among the Company and/or its Restricted Subsidiaries;

(5) the issuance of Capital Interests (other than Redeemable Capital Interests) of the Company;

(6) any agreement or arrangement as in effect on the Issue Date (other than the Management Agreement) and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the holders of the notes in any material respect;

(7) transactions approved by the majority of Disinterested Directors or in which the Company delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries;

(8) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders of the notes in any material respect as determined in good faith by the Board of Directors of the Company;

(9) the Transactions and the payment of all fees and expenses in connection therewith;

(10) any contribution of capital to the Company;

(11) transactions permitted by, and complying with, the provisions of the Indenture described below under “— Consolidation, Merger, Conveyance, Transfer or Lease”;

(12) transactions with any joint venture; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons that are not Affiliates of the Company;

(13) transactions with Affiliates solely in their capacity as holders of Debt or Capital Interests of the Company or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(14) the entering into of any tax sharing, allocation or similar agreement and any payments by the Company (or any other direct or indirect parent of the Company) or any of the Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement; provided that the amount of such payments for any fiscal year shall not exceed the amount of taxes that the Company and its Restricted Subsidiaries would be required to pay with respect to such fiscal year on a separate stand-alone basis;

(15) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company;

(16) the payment to the Permitted Holders and any of their affiliates of annual management, consulting, monitoring and advisory fees pursuant to the Management Agreement in an aggregate amount not to exceed $5.0 million per year and reasonable related expenses;

(17) transactions effected as part of a Qualified Receivables Transaction; and

(18) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not more disadvantageous to the holders of the notes in any material respect, than the applicable agreement as in effect on the date of such acquisition, merger or consolidation.

Provision of Financial Information

So long as any Notes are outstanding (unless defeased in a legal defeasance), the Company will have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and will furnish to the Trustee and the Holders of notes, all quarterly and annual financial statements in the form included in the offering memorandum, dated September 27, 2012, pursuant to which the notes were offered, prepared in accordance with GAAP that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file those Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountant; provided, however, that such information and such reports shall not be required to comply with any segment reporting requirements (whether pursuant to GAAP or Regulation S-X) in greater detail than is provided in the offering memorandum, dated September 27, 2012, pursuant to which the notes were offered. Any reports on Form 10-Q shall be provided within 45 days after the end of each of the first three fiscal quarters and annual reports on Form 10-K shall be provided within 90 days after the end of each fiscal year. To the extent that the Company does not file such information with the Securities and Exchange Commission (the “Commission”), the Company will distribute such information and such reports (as well as the details regarding the conference call described below) electronically to (a) any Holder of the notes, (b) to any beneficial owner of the notes, who provides its email address to the Company and certifies that it is a beneficial owner of notes, (c) to any prospective investor who provides its email address to the Company and certifies that it is a Qualified Institutional Buyer (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) or (d) any securities analyst who provides their email address to the Company and certifies that they are a securities analyst. Unless the Company is subject to the reporting requirements of the Exchange Act, the Company will also hold a quarterly conference call for the Holders of the notes to discuss such financial information. The conference call will not be later than five business days from the time that the Company distributes the financial information as set forth above.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent that any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries would (but for its or their being designated as an Unrestricted Subsidiary or Subsidiaries) constitute a Significant Subsidiary or Subsidiaries, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

The Company has agreed that, for so long as any of the notes remain outstanding, it will furnish to the Holders of the notes and to any prospective investor that certifies that it is a Qualified Institutional Buyer, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Following the consummation of the exchange offer contemplated hereby, whether or not required by the Commission, the Company will file a copy of all of the information and reports that would be required by the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent of the Company becomes a Guarantor or co-obligor of the notes, the Indenture will permit the Company to satisfy its obligations under this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that, if required by Regulation S-X under the Securities Act, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors, if any, and the other Subsidiaries of the Company on a standalone basis, on the other hand.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and Holders if it or any direct or indirect parent of the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer contemplated hereby or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing with the Commission of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) and/or Shelf Registration Statement in accordance with the provisions of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant.

To the extent any such information is not so filed or posted, as applicable, within the time periods specified above and such information is subsequently filed or posted, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “— Events of Default” if Holders of at least 25% in principal amount of the then total outstanding notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

Additional Note Guarantees

On the Issue Date, each of the Guarantors guaranteed the notes in the manner and on the terms set forth in the Indenture.

The Company will cause each of its Domestic Restricted Subsidiaries that borrows under or guarantees the Credit Agreement to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the notes on a senior basis and all other obligations under the Indenture. Notwithstanding the foregoing, in the event (a) a Guarantor is released and discharged in full from all of its obligations under its Guarantees of the Credit Agreement, and (b) such Guarantor has not Incurred any Indebtedness in reliance on its status as a Guarantor under the “Limitation on Incurrence of Debt” covenant or such Guarantor’s obligations under such Debt are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under the “Limitation on Incurrence of Debt” covenant then the Guarantee of such Guarantor shall be automatically and unconditionally released or discharged.

The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Each Guarantee shall also be released in accordance with the provisions of the Indenture described under “Guarantees.”

The Obligations of any Person that is or becomes a Guarantor after the Issue Date will be secured equally and ratably by a second-priority Security Interest in the ABL Collateral and a first-priority Security Interest in the Notes Collateral, in each case granted to the Collateral Agent for the benefit of the Holders of the notes. Such Guarantor will enter into a joinder agreement to the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the notes and take all actions advisable in the opinion of the Company, as set forth in an Officers’ Certificate accompanied by an opinion of counsel to the Company to cause the ABL Liens and the Notes Liens created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable law, including the filing of financing statements in such jurisdictions as requested by the Company or the Collateral Agent.

Further Assurances

Except as otherwise provided under “— Security,” the Company will, and will cause each of its existing and future Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1) carry out more effectively the purposes of the Security Documents;

(2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and

(3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under the Indenture or any of the Security Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will, and will cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by the Board of Directors of the Company as set forth below where (a) neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivables Subsidiary any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivables Subsidiary any Standard Securitization Undertakings), and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity (except in the case of a Receivables Subsidiary any Standard Securitization Undertakings); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

(x) the Subsidiary to be so designated has total assets of $1,000 or less; or

(y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the second paragraph under the “Limitation on Incurrence of Debt” covenant, and provided further that the Company could make a Restricted Payment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “— Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “— Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “— Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the notes and the performance of the covenants and obligations of the Company under the Indenture and (3) shall expressly assume the due and punctual performance of the covenants and obligations of the Company and the Guarantors under the Security Documents; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the notes that is a corporation;

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the “— Limitation on Incurrence of Debt” covenant or the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than such ratio immediately prior to such transaction;

(iv) the Company delivers, or causes to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture;

(v) the Surviving Entity causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(vi) the Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the notes, and (c) not be subject to any Lien other than Permitted Collateral Liens; and

(vii) the property and assets of the Person that is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types that would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture.

The preceding clause (iii) will not prohibit:

(a) a merger between the Company and a Restricted Subsidiary; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

For all purposes of the Indenture and the notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Limitation on Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Impairment of Security Interests

The Company and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, (i) take or omit to take any action with respect to the Collateral that could reasonably be expected to have the result of affecting or impairing the security interest in the Collateral in favor of the Collateral Agent for the benefit of the Trustee and for the benefit of the Holders of the notes or (ii) grant to any Person (other than the Collateral Agent for the benefit of the Trustee and the Holders of the notes and the holders of any other Additional Secured Obligations) any interest whatsoever in the Collateral, in each case except as provided for in the Indenture or the Security Documents.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with the Indenture provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease”;

(4) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(5) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days (or 120 days with respect to a default under the “Provision of Financial Information” covenant) after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $20.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $20.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $20.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(9) unless all of the Note Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, default by the Company or any Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Note Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders of the notes, the repudiation or disaffirmation by the Company or any Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Subsidiary party thereto for any reason with respect to a material portion of the Note Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 66 2/3% of the outstanding principal amount of the Notes Obligations and demanding that such default be remedied.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal of the notes and any accrued interest on the notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “— Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such note on or after the respective due dates expressed in such note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, the Guarantees and the Security Documents for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, the Guarantees and the Security Documents and in the notes;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee or Collateral Agent;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add to the Collateral securing the notes, to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(10) to conform the text of the Indenture or the notes to any provision of this “Description of Senior Secured Exchange Notes” to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in this “Description of Senior Secured Exchange Notes”;

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the notes, as additional security for the payment and performance of all or any portion of the Notes Obligations under the Indenture and the notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(12) to provide for the release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture;

(13) to secure any Additional Secured Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement;

(14) to comply with the rules of any applicable securities depositary;

(15) to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes, including, without limitations, to facilitate the issuance and administration of the notes; provided, however, that compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law;

(16) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited by the Indenture; or

(17) to make any change to the notes or the Indenture that does not adversely affect the rights of the holders as determined by the Company as set forth in an Officers’ Certificate.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the notes or of modifying in any manner the rights of the Holders of the notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding note affected thereby:

(1) change the Stated Maturity of any note or of any installment of interest on any note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,

(4) subordinate, in right of payment, the notes to any other Debt of the Company,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding note affected thereby, or

(6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes or otherwise modify the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding.

The Holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the Holders of all the notes waive any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any notes (including any note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company and the Guarantors may terminate the obligations under the Indenture when:

(1) either: (A) all notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding notes (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

(1) the rights of Holders of such notes to receive payments in respect of the principal of and any premium and interest on such notes when payments are due,

(2) the Company’s obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Company’s right of optional redemption, and

(5) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, their obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either defeasance or covenant defeasance with respect to outstanding notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such notes;

(2) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

In the event of a defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a defeasance need not to be delivered if all notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

Wells Fargo Bank, National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the notes. The Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The Indenture provides that neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received), for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Note Lien.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Governing Law

The Indenture, the notes and the Security Agreement are governed by, and will be construed in accordance with, the laws of the State of New York.

Registration Rights; Additional Interest

Holders of notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above. By acquiring notes, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“ABL Collateral” means:

(a) “accounts” and “payment intangibles” (as defined in Article 9 of the UCC) (other than “payment intangibles” that constitute identifiable proceeds of the Notes Collateral);

(b) “inventory” (as defined in Article 9 of the UCC) or documents of title for any inventory;

(c) “deposit accounts” (as defined in Article 9 of the UCC) that constitute lock-box accounts and any concentration accounts related thereto (if any); provided, however, that to the extent that instruments or chattel paper constitute identifiable proceeds of the Notes Collateral or other identifiable proceeds of the Notes Collateral are deposited or held in any such deposit accounts after an Enforcement Notice, then such instruments, chattel paper or other identifiable proceeds shall be treated as Notes Collateral;

(d) “general intangibles” (as defined in Article 9 of the UCC) pertaining to the other items of property included within clauses (a), (b) and (c) of this definition of ABL Collateral, including, without limitation, all contingent rights with respect to warranties on inventory or accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC);

(e) “records” (as defined in Article 9 of the UCC), “supporting obligations” (as defined in Article 9 of the UCC) and related letters of credit, commercial tort claims or other claims and causes of action, in each case, pertaining to the other items of property included within clauses (a), (b) and (c) of this definition of ABL Collateral; and

(f) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, only to the extent any of the foregoing would constitute property of the type described as ABL Collateral in clauses (a) through (e) of this definition.

For the avoidance of doubt, under no circumstances shall ABL Collateral include any Excluded Assets or Notes Collateral.

“ABL Facility Collateral Agent” means Bank of America, N.A., as Administrative Agent and Collateral Agent under the Credit Agreement, its successors and/or assigns in such capacity.

“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on ABL Collateral securing the ABL Obligations.

“ABL Obligations” means the Debt and other obligations incurred under clause (i) of the definition of “Permitted Debt.”

“Acquired Debt” means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Additional Secured Obligations” means Pari Passu Lien Obligations of the Company or any Guarantor permitted to be incurred under the Indenture and designated in writing by the Company as Indebtedness to be secured by a Lien on the Collateral that is permitted by the Indenture and the Security Documents; provided that the representative of such Additional Secured Obligation executes a joinder agreement to the Security Documents in the form attached thereto agreeing to be bound thereby.

“Additional Interest” means all additional interest owing on the notes pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium” means,

(A) with respect to any note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the note at April 15, 2015 (such Redemption Price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through April 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the note.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person that constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i) Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law);

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided , however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by the provisions described under “Consolidation, Merger, Conveyance, Lease or Transfer” that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole or a disposition that constitutes a Change of Control;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10.0 million;

(c) sales or other dispositions of cash or Eligible Cash Equivalents;

(d) sales of interests in Unrestricted Subsidiaries;

(e) the sale and leaseback of any assets within 180 days of the acquisition thereof;

(f) the disposition of assets that, in the good faith judgment of the Company, are no longer used or useful in the business of such entity;

(g) a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h) any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(i) the creation or incurrence of a Permitted Lien or any other Lien incurred or created in compliance with the Indenture and dispositions in connection therewith;

(j) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(k) any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary that is a Guarantor;

(l) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business or in bankruptcy or similar proceeding;

(m) licensing of intellectual property in accordance with industry practice in the ordinary course of business;

(n) a disposition of equipment, inventory, receivables or other tangible or intangible assets or property in the ordinary course of business;

(o) an issuance of Capital Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary;

(p) the issuance by a Restricted Subsidiary of Preferred Interests or Redeemable Capital Stock that is permitted by the covenant described under the “Limitation on Incurrence of Debt” covenant;

(q) a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(r) foreclosure on assets or property;

(s) any sale or other disposition of Capital Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(t) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction; or

(u) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof; including cash in an amount at least equal to 75% of the Fair Market Value thereof (for the purposes of this clause (u), Purchase Money Notes will be deemed to be cash).

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” under the Indenture in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the “Limitation on Liens” covenant, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Change of Control” means the occurrence of any of the following events:

(a) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Company; or

(b) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Company or (y) a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the Permitted Holders.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral Account” means the collateral account established pursuant to the Indenture and the Security Documents.

“Collateral Agent” means Wells Fargo Bank, National Association or other financial institution or entity which, in the determination of the Company is acceptable and may include, without limitation, an entity affiliated with the initial purchasers, any lenders or an entity affiliated with the lenders under the Credit Agreement or an affiliate thereof.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means Ryerson Inc. and any successor thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);

(e) facility closure and severance costs and charges;

(f) impairment charges, including the write-down of Investments;

(g) restructuring expenses and charges;

(h) acquisition integration expenses and charges;

(i) systems implementation expenses related to SAP Platform;

(j) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt permitted to be Incurred by the Indenture (whether or not successful) or related to this offering of the notes;

(k) the amount of management fees and related expenses (if any) paid in such period to the Permitted Holders and any of its Affiliates to the extent otherwise permitted under the terms of the Indenture;

(l) the Historical Costs and Expenses; and

(m) less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate, equity owner of the entity involved in any such Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include operating expense reductions for such period resulting from the Asset Sale or other disposition or Asset Acquisition, investment, merger, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) for which steps have been taken or are reasonably expected to be taken within six months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial or similar officer that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Officers executing such Officers’ Certificate at the time of such execution.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(ii) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e) all accrued interest;

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period; and

(iv) less interest income of such Person and its Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication

(i) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis other than in the ordinary course of business;

(iv) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses paid in connection with the Transactions, including, without limitations, rating agency fees;

(viii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix) any net after-tax gains or losses attributable to the early extinguishment of Debt or Hedging Obligations;

(x) any non-cash impairment charges or write-off or write-down of assets or liabilities resulting from the application of GAAP and the amortization of intangibles arising from the application of GAAP;

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by FASB ASC 815.

(xii) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) costs and expenses related to employment of terminated employees or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries;

(xiii) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Debt, issuance of Capital Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the date of the Indenture and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction; and

(xiv) the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof; and

(B) including, without duplication, dividends from joint ventures actually received in cash by the Company.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge that requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Total Debt of the Company and its Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the then most recent Four Quarter Period, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow Available for Fixed Charges as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of the Company and its Restricted Subsidiaries (excluding Hedging Obligations and any undrawn letters of credit issued in the ordinary course of business).

“Credit Agreement” means the Company’s Credit Agreement, dated March 14, 2011, among the Company, Ryerson Canada, Inc. and the other co-borrowers and guarantors named therein and Bank of America, N.A., as administrative agent and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) or (xv) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures with banks or institutional lenders or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of notes or other debt securities, in each case, as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time (including, without limitation, by means of sales of notes or other debt securities) and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Currency Hedge Obligations” means the obligations of a Person Incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person’s exposure to fluctuations in foreign currency exchange rates on Debt permitted under the Indenture.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Currency Hedge Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, the term “Debt” will exclude (t) any liability for foreign, federal, state, local or other taxes; (u) performance bonds, bid bonds, appeal, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (v) any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five business days of its incurrence; (w) any liability owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; (x) agreements providing for indemnification, adjustment of purchase price or earnouts or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations or such Person or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition or acquisition of any business, assets or Subsidiary (other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by such Person or any Subsidiary in connection with such disposition and (y) any indebtedness existing on the date of the Indenture that has been satisfied and discharged or defeased by legal defeasance.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disinterested Director” means, with respect to any proposed transaction between (i) the Company or a Restricted Subsidiary, as applicable, and (ii) an Affiliate thereof (other than the Company or a Restricted Subsidiary), a member of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Interests in the Company or is an employee of the Company.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Debt of the Company.

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than two years after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within two years after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Enforcement Notice” means a written notice delivered pursuant to the Intercreditor Agreement, at a time when an event of default under the ABL Facility or an event of default under the Indenture has occurred and is continuing, by either the Collateral Agent or the ABL Facility Collateral Agent to the other, specifying the relevant event of default.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(i) any loss, destruction or damage of such property or asset;

(ii) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(iv) any settlement in lieu of clauses (ii) or (iii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company’s or any Guarantor’s salaried employees, (ii) any deposit account the balance of which is swept at the end of each Business Day into a deposit account subject to a control agreement, (iii) deposit accounts not otherwise subject to the provisions of this definition the aggregate average daily balance for a ten consecutive day period of which for the Company and all Guarantors do not exceed $1,000,000 at any time; and (iv) escrow accounts including any deposit account holding customer deposits that by its terms or applicable law may not be pledged.

“Excluded Contribution” means net cash proceeds received by the Company and its Restricted Subsidiaries from:

(1) contributions to its common equity capital (or equivalent); and

(2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Interests (other than Redeemable Capital Interests or Designated Preferred Stock) of the Company, in each case, designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contribution is made or such Capital Stock is sold, as the case may be, which amounts shall be excluded from the calculation set forth in clause (c) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company. In the case of a transaction between the Company or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Board of Directors determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and the Company or such Restricted Subsidiary during the course of such transaction.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Foreign Subsidiary” means any subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Historical Costs and Expenses” means public company costs, merger and proxy related expenses, workers compensation reserve adjustments, legal settlements and historical costs associated with closed facilities to the extent incurred prior to the Issue Date and, in each case, on a basis consistent with the calculation of pro forma Adjusted EBITDA as set forth in this prospectus.

“Holder” means a Person in whose name a note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the notes on the Issue Date and any similar purchase agreement in connection with any Permitted Additional Note Obligations.

“Interest Rate Protection Agreements” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any Interest Rate Protection Agreements.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person or the issuance of a “keep-well” with respect thereto; and (iii) the purchase or acquisition of the business or assets of another Person but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Issue Date” means October 10, 2012.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Management Agreement” means the corporate advisory services agreement by and among the Company and the Permitted Holders as in effect on the Issue Date.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Debt secured by any Permitted Collateral Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations, including, without limitation, any Permitted Additional Note Obligations.

“Note Obligations” means the Debt Incurred and Obligations under the Senior Secured Note Documents.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of notes within five business days after the Expiration Date. The Company shall notify the Trustee prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $2,000 principal amount of notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the notes registered in the name of such Holder and that any portion of a note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6) the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender such note or cause such note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the notes the Holder tendered, the certificate number of the note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such notes and (b) if notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(12) if applicable, that, in the case of any Holder whose note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the notes so tendered.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Pari Passu Lien Obligations” means Obligations with respect to other Debt permitted to be incurred under the Indenture that by their terms intended to be secured equally and ratably with the notes (including any Permitted Additional Note Obligations); provided such Lien is permitted to be incurred under the Indenture.

“Pari Passu Liens” means Liens securing Obligations ranking pari passu with the notes that by their terms are intended to be secured equally and ratably with the notes and are permitted pursuant to the applicable provisions of the Indenture and the Security Documents.

“Permitted Additional Note Obligations” means obligations under the Additional Notes secured by the Note Liens; provided that the amount of such obligations does not exceed the greater of (x) $50.0 million and (y) an amount such that immediately after giving effect to the Incurrence of such Additional Notes and the receipt and application of the proceeds therefrom, the Consolidated Total Debt Ratio of the Company and its Restricted Subsidiaries (determined on a pro forma basis as set forth under the “Limitation on Incurrence of Debt” covenant and the definition of “Consolidated Fixed Charge Coverage Ratio”) would be equal to or less than 3.0:1.0.

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Board of Directors of the Company;

“Permitted Collateral Liens” means:

(i) Liens securing the notes outstanding on the Issue Date, Refinancing Indebtedness with respect to such notes, the Guarantees relating thereto and any Obligations with respect to such notes, Refinancing Debt and Guarantees;

(ii) Pari Passu Liens securing Permitted Additional Note Obligations permitted to be incurred pursuant to the Indenture, which Liens are granted pursuant to the provisions of the Security Documents;

(iii) Liens existing on the Issue Date (other than Liens specified in clause (i) or (ii) above);

(iv) Liens described in clauses (b) (which Liens shall not be Pari Passu Liens on the Notes Collateral), (c), (d), (g) (l) (but only with respect to Obligations secured by Liens described in clause (g) referred to therein), (m), (n), (r), (t), (u), (x), (y), (z), (aa), (bb), (dd), (kk), (ll) and, to the extent applicable to any of the foregoing, (oo) of the definition of Permitted Liens;

(v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the property affected thereby or materially impair the use of such property in the operation of the business of such Person;

(vi) other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets that do not individually or in the aggregate materially adversely affect the value of the property affected thereby or materially impair the use of such property in the operation of the business of the Company or its Restricted Subsidiaries;

(vii) Liens on the Collateral in favor of the Collateral Agent relating to Collateral Agent’s administrative expenses with respect to the Collateral.

For purposes of determining compliance with this definition, (A) Pari Passu Lien Obligations need not be Incurred solely by reference to one category of permitted Pari Passu Lien Obligations described in clauses (i) through (vii) of this definition but are permitted to be Incurred in part under any combination thereof and (B) in the event that an item of Pari Passu Lien Obligations (or any portion thereof) meets the criteria of one or more of the categories of permitted Pari Passu Lien Obligations described in clauses (i) through (vii) above, the Company shall, in its sole discretion, classify (but not reclassify) such item of Pari Passu Lien Obligations (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Pari Passu Lien Obligations in one of the above clauses and such item of Pari Passu Lien Obligations will be treated as having been Incurred pursuant to only one of such clauses.

“Permitted Debt” means

(i) Debt Incurred pursuant to any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $1,400.0 million and (y) the sum of (A) 75% of the book value (calculated in accordance with GAAP) of the inventory of the Company and its Restricted Subsidiaries (excluding LIFO reserves) and (B) 90% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (in each case, determined on a pro forma basis by the book value set forth on the consolidated balance sheet of the Company for the fiscal quarter immediately preceding the date on which such Debt is Incurred for which internal financial statements are available) and, (z) minus (A) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (xvi) below and (B) with respect to clause (x) above, any amount used to permanently repay such Obligations (or permanently reduce commitments with respect thereto) pursuant to the “Limitation on Asset Sales” covenant;

(ii) Debt outstanding under the notes on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such notes;

(iii) Guarantees of the notes (and any Exchange Notes pursuant to the Registration Rights Agreement);

(iv) Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i), (ii) or (iii) above);

(v) Debt owed to and held by the Company or a Restricted Subsidiary;

(vi) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the notes to the same extent as the Debt being guaranteed;

(viii) Debt incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Swap Contracts and Currency Hedge Obligations;

(x) Debt owed by the Company to any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;

(xi) Indebtedness (including Capital Lease Obligations, Attributable Debt, mortgage financings or Purchase Money Debt) of the Company or a Restricted Subsidiary Incurred to finance any part of the purchase price for, or the cost of design, lease, construction, repair, maintenance, installation or improvement of, any property (real or personal), plant or equipment used or to be used in the business of the Company or a Restricted Subsidiary (or the Capital Interests of any Person owning any such property, plant or equipment (but no other material assets other than cash or cash equivalents)) in principal amount not to exceed the greater of (x) $75.0 million and (y) 3.5% of Total Assets in the aggregate at any one time outstanding;

(xii) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(xiii) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $100.0 million at any time outstanding, which Debt may be Incurred under a Credit Facility;

(xv) Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness;

(xvi) (a) Debt of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary or (b) Debt Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by, or merged into, the Company; provided, however, that at the time such Person is acquired, either:

(a) the Company would have been able to Incur $1.00 of additional Debt pursuant to the first paragraph of this covenant after giving effect to such acquisition and the Incurrence of such Debt pursuant to this clause (xvi); or

(b) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;

(xvii) Debt to the extent the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes;

(xviii) Debt of any Foreign Subsidiary of the Company; provided that any Debt Incurred pursuant to this clause (xviii) and then outstanding is non-recourse to the Company and any other Restricted Subsidiary other than a Foreign Subsidiary;

(xix) Refinancing Debt; and

(xx) Debt of the Company or any of its Restricted Subsidiaries arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business and consistent with past practices; provided, however, that such Debt is extinguished within five business days of Incurrence.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xix) of this definition of “Permitted Debt.”

“Permitted Holders” means Platinum Equity Advisors, LLC, a Delaware limited liability company, or any of its Affiliates.

“Permitted Investments” means:

(a) Investments in existence on the Issue Date and any extension, modification or renewal of such existing Investments, or conversion or exchange of such existing Investments to Investments of another type or, in the case of a Guarantee, payment thereof, to the extent not involving any additional Investment;

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) cash or Eligible Cash Equivalents;

(d) Investments in property and other assets owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g) Swap Contracts and Currency Hedge Obligations;

(h) non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under the “Limitation on Asset Sales” covenant;

(i) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(j) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $50.0 million at any one time outstanding;

(k) any Investment by the Company or any of its Restricted Subsidiaries in a joint venture in an aggregate amount not to exceed $100.0 million at any one time outstanding;

(l) loans and advances (including for travel and relocation) to employees in an amount not to exceed $1.0 million in the aggregate at any one time outstanding;

(m) Investments the payment for which consists solely of Capital Interests of the Company;

(n) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under the “Limitation on Asset Sales” covenant or any other disposition of Property not constituting an Asset Sale;

(o) any acquisition of assets or Capital Interests solely in exchange for the issuance or Capital Interest (other than Disqualified Stock) of the Company;

(p) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(q) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary (other than a Receivables Subsidiary) of Debt otherwise permitted by the covenant described hereunder the “Limitation on Incurrence of Debt” covenant;

(r) any Investment by the Company or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests;

(s) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(t) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business; and

(u) any Investment in any Subsidiary of the Company in connection with intercompany cash management arrangements or related activities.

“Permitted Liens” means:

(a) Liens existing at the Issue Date;

(b) Liens that secure Obligations incurred pursuant to clause (i) and (xv) of the definition of “Permitted Debt” (and any related Currency Hedge Obligations and Swap Contracts permitted under the agreement related thereto), provided that, in the case of clause (i), such Liens are subject to the provisions of the Intercreditor Agreement;

(c) any Lien for taxes or assessments or other governmental charges or levies not yet overdue for a period of more than 30 days (or which, if so overdue, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(d) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by Law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of such Person;

(f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the company or any Restricted Subsidiary; provided that the Liens may not extend to any other property owned by the Company or any Restricted subsidiary (other than the proceeds or products of such property or improvements thereon);

(h) Liens securing Debt of a Restricted Subsidiary that is a Guarantor owed to and held by the Company or a Restricted Subsidiary that is a Guarantor;

(i) other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets that do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(j) [Reserved];

(k) [Reserved];

(l) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a), (b) and (g); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

(m) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(n) licenses of intellectual property granted in the ordinary course of business;

(o) Liens to secure Debt permitted to be incurred pursuant to clause (xi) of the definition of “Permitted Debt”; provided that such Liens do not extend to any Collateral;

(p) Liens in favor of the Company or any Guarantor;

(q) [Reserved];

(r) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(s) [Reserved];

(t) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any Collateral or other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(u) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(v) [Reserved];

(w) [Reserved];

(x) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry and;

(y) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(z) deposits made in the ordinary course of business to secure liability to insurance carriers;

(aa) leases, subleases, licenses or sublicenses (including real property and intellectual property rights) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(bb) Liens arising from Uniform Commercial Code financing statement filings regarding (i) operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a Person in connection with the processing, reprocessing, recycling or tolling of such goods;

(cc) [Reserved];

(dd) Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the notes, the Guarantees and the Permitted Additional Note Obligations;

(ee) Liens not otherwise permitted under the Indenture in an aggregate amount not to exceed $100.0 million, provided that no portion of the Liens permitted pursuant to this clause (ee) may be used to encumber Collateral except as provided in the definition of “Permitted Additional Note Obligations”;

(ff) Liens on the Capital Interests of an Unrestricted Subsidiary of the Company or of a Person that is not a Subsidiary of the Company securing Debt of such Unrestricted Subsidiary or other Person if recourse to the Company and its Restricted subsidiaries with respect to such Debt is limited to such Capital Interests;

(gg) restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(hh) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(ii) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;

(jj) Liens on any property in favor of domestic or foreign government bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(kk) Liens solely on cash advances or any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture and Liens consisting of an agreement to sell or otherwise dispose of any property permitted under the Indenture;

(ll) Liens on receivables and related assets including proceeds thereof being sold in factoring arrangements entered into in the ordinary course of business;

(mm) Liens securing Debt of a Foreign Subsidiary that is otherwise permitted to be Incurred;

(nn) Liens to secure any Refinancing Debt permitted to be incurred under the Indenture; provided that (i) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien on the Debt being refinanced and (ii) the new Lien shall have the same or a lesser propriety than the Lien on the Debt being refinanced; and

(oo) any extensions, substitutions, replacements or renewals of the foregoing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and

in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Company or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Company to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $25.0 million or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the notes to be redeemed pursuant to the provisions described under the third paragraph of “— Optional Redemption.”

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Board of Directors of the Company at the time the Company or such Restricted Subsidiary enters into such transaction.

“Receivable Subsidiary” means a Subsidiary of the Company:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries;

(2) that is designated by the Board of Directors as a Receivable Subsidiary pursuant to a Board of Directors’ resolution set forth in an Officers’ Certificate and delivered to the Trustee;

(3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the covenant described under the “Limitation on Creation of Unrestricted Subsidiaries” covenant;

(4) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Company or a Restricted Subsidiary; and

(6) with respect to which neither the Company nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the earlier of the Stated Maturity of the notes and the date the notes are no longer outstanding; provided that only the portion of such equity security that is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the “Limitation on Restricted Payments” covenant. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) the Refinancing Debt is subordinated to the notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the notes,

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the notes,

(iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended,

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Indenture, among the Company, the Guarantors and the Initial Purchasers and any similar agreement entered into in connection with any Additional Notes.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than

(i) dividends, distributions or payments made solely in Qualified Capital Interests in the Company) and

(ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary;

(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary; provided, however, the transactions contemplated under the heading “Use of Proceeds” in the offering memorandum, dated September 27, 2012, shall not constitute “Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Security Agreement” means the security agreement to be dated as of the Issue Date between the Collateral Agent, the Company and the Guarantors (and any representative of Additional Secured Obligations that may become a party thereto) granting, among other things, a second-priority Lien on the ABL Collateral and a first-priority Lien on the Notes Collateral subject to Permitted Collateral Liens and Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the notes and the Holders of any Additional Secured Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, any mortgages, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any Security Interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the notes and the Holders of any Additional Secured Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the notes (including any Permitted Additional Note Obligations) and any Holders of any Additional Secured Obligations.

“Senior Notes” means the Company’s 11 1/4% senior notes due 2018 issued on the Issue Date and including any exchange notes issued in exchange therefor pursuant to a registration rights agreement.

“Senior Secured Note Documents” means the Indenture, notes, the Note Guarantees and the Security Documents.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Board of Directors of the Company, including Guarantees by the Company or any Restricted Subsidiary of any of the foregoing obligations of the Company or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any note or any installment of interest thereon, means the date specified in such note as the fixed date on which the principal amount of such note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that is a Guarantor.

“Successor Entity” means a corporation or other entity that succeeds to and continues the business of Ryerson Inc.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Total Assets” means, at any time, the total consolidated assets of the Company and its Restricted Subsidiaries at such time, determined in accordance with GAAP.

“Transactions” means the (i) issuance of the notes and Senior Notes the repayment of (1) the Company’s Floating Rate Notes due 2014, (2) the Company’s Senior Secured Notes due 2015 and (3) Ryerson Holding Corporation’s Senior Discount Notes due 2015, (ii) the amendment to the Credit Agreement and (iii) the payment of fees and expenses.

“Treasury Rate” means with respect to the notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 15, 2015; provided, however, that if the period from such redemption date to April 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Monies” means all cash and Eligible Cash Equivalents received by the Trustee:

(1) upon the release of Collateral from the Lien of the Indenture or the Security Documents, including all Net Cash Proceeds and Net Loss Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

(2) pursuant to the Security Documents;

(3) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Security Documents or otherwise; or

(4) for application as provided in the relevant provisions of the Indenture or any Security Document or which disposition is not otherwise specifically provided for in the Indenture or in any Security Document;

provided, however, that Trust Monies shall in no event include (i) any proceeds from the sale or other disposition of any ABL Collateral, (ii) proceeds of any sale or other disposition of any other Collateral so long as the amount of such proceeds that have not otherwise been used in accordance with the requirements described under “Limitations on Asset Sales” or “Events of Loss” do not exceed $50.0 million, (iii) any proceeds from the sale or other disposition of Eligible Cash Equivalents (or similar securities) that do not otherwise constitute Trust Monies and (iv) any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of notes pursuant to an Offer to Purchase in accordance with the terms of the Indenture and shall not include any cash received or applicable by the Trustee in payment of its fees and expenses.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

DESCRIPTION OF SENIOR EXCHANGE NOTES

Ryerson Inc. and its wholly owned subsidiary Joseph T. Ryerson & Son, Inc. (“JT Ryerson”) issued the original senior notes under an indenture dated as of October 10, 2012 (for the purposes of this “Description of Senior Exchange Notes”, the “Indenture”) among itself, each Guarantor and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). For purposes of this section of this prospectus, references to the “Company,” “we,” “us,” “our” or similar terms shall mean Ryerson Inc. and JT Ryerson, jointly and severally as co-issuers of the notes, without its subsidiaries.

As used in this “Description of the Senior Exchange Notes,” except as the context otherwise requires, the term “notes” refers to both the original senior notes and the senior exchange notes, as well as any additional notes that the Company may issue from time to time under the Indenture. The form and terms of the senior exchange notes are substantially identical to the form and terms of the original senior notes, except that the senior exchange notes:

•	will be registered under the Securities Act; and

•	will not bear any legends restricting transfer.

In connection with the offering of the original senior notes, we entered into a registration rights agreement with the original purchasers of the original senior notes. In the registration rights agreement, we agreed to offer our new senior exchange notes, which will be registered under the Securities Act in exchange for the original senior notes. The exchange offer is intended to satisfy our obligations under such registration rights agreement. See “The Exchange Offer”.

The statements under this caption relating to the Indenture and the notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the notes and those terms made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” Unless otherwise indicated, references under this caption to Sections or Articles are references to sections and articles of the Indenture. A copy of the Indenture and the Registration Rights Agreement are available upon request from the Company.

General

On October 10, 2012, we completed offerings of $300,000,000 in aggregate principal amount of 11 1/4% senior notes due 2018. The Company may issue additional notes (the “Additional Notes”) under the Indenture, subject to the limitations described below under the covenant “Limitation on Incurrence of Debt” and “Limitation on Liens” (including the “Permitted Additional Note Obligations” definition). The notes and any Additional Notes subsequently issued would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Interest on the notes will be payable at 11.250% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on April 15 and October 15, commencing on April 15, 2013. The Company will make each interest payment to the Holders of record of the notes on the immediately preceding April 1 and October 1. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date with respect to the notes.

Principal of and premium, if any, and interest on the notes will be payable, and the notes will be transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the office of the Trustee or an agent thereof; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. As described under “— Registration Rights; Additional Interest,” Additional Interest may accrue and be payable under the circumstances set forth therein. References herein to “interest” shall be deemed to include any such Additional Interest.

The principal of, premium, if any, and interest on the notes will be payable, and the notes will be transferable, at the office or agency of the Company maintained for such purposes, which initially will be the corporate trust office of the Trustee, located at MAC N9311-110, 625 Marquette Avenue, Minneapolis, Minnesota 55479.

Guarantees

The notes will be guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). On the Issue Date, each of our domestic subsidiaries that are co-borrowers or guarantee the Credit Agreement were Guarantors. The Note Guarantees will be senior unsecured obligations of each Guarantor and will rank equal with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor. The Indenture provides that the obligations of a Guarantor under its Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

As of the date of the Indenture, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the notes, claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes.

The Indenture provides that in the event of a sale or other transfer or disposition of all of the Capital Interests in any Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Capital Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee and any liens granted thereby in support thereof, as evidenced by a supplemental indenture executed by the Company, the Guarantors and the Trustee, without any further action on the part of the Trustee or any Holder; provided that the Company delivers an Officers’ Certificate to the Trustee certifying that the Net Cash Proceeds of such sale or other disposition will be applied in accordance with the “Limitation on Asset Sales” covenant.

Not all of our Subsidiaries will guarantee the notes. Only Domestic Subsidiaries that are borrowers or guarantors under the Credit Agreement will be required to become Guarantors and may be unconditionally released and discharged of any obligations under its Note Guarantee under the circumstances described below under the subheading “— Certain Covenants — Additional Note Guarantees.” The notes will be effectively subordinated in right of payment to all Debt and other liabilities (including trade payables and lease obligations) of Subsidiaries that do not provide Note Guarantees. As of March 31, 2013, our Subsidiaries that will not be Guarantors represented approximately 6.1% of our liabilities and approximately 16.4% of our total assets. For the three months ended March 31, 2013, those non-guarantor Subsidiaries represented approximately 13.8% and 2.3% of our net sales and EBITDA, respectively.

Ranking

Ranking of the Notes

The notes will be senior unsecured obligations of the Company. As a result, the notes will rank:

•	equally in right of payment with all existing and future senior Debt of the Company;
•	senior in right of payment to all existing and future subordinated Debt of the Company;
•	effectively subordinated to any existing and future secured Debt of the Company, to the extent of the to the extent of the value of the assets securing such Debt; and
•	structurally junior to any Debt or Obligations of any non-Guarantor Subsidiaries.

As of March 31, 2013, the Company and its Subsidiaries had approximately $1,264.2 million of Debt, including approximately $964.2 million of secured Debt. In addition, we and our subsidiaries had approximately $322 million of availability under the Credit Agreement, all of which was secured Debt.

Ranking of the Note Guarantees

Each Note Guarantee is a senior obligation of the Guarantors. As such each Note Guarantee will rank:

•	equally in right of payment with all existing and future unsubordinated Debt of the Guarantors;
•	senior in right of payment to all existing and future subordinated Debt of the Guarantors, if any;
•	effectively junior to any existing or future secured Debt guaranteed by the Guarantors, to the extent of the value of the Guarantors’ assets securing such Debt; and
•	structurally junior to any Debt or Obligations of any non-Guarantor Subsidiaries.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the notes.

Optional Redemption

The notes may be redeemed, in whole or in part, at any time prior to October 15, 2015, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice sent electronically or mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, the notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after October 15, 2015, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on October 15 of the years indicated:

Year	Redemption Price
2015	105.625%
2016	102.813%
2017 and thereafter	100.000%

In addition to the optional redemption of the notes in accordance with the provisions of the preceding paragraph, prior to October 15, 2015, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding notes (including Additional Notes) at a Redemption Price equal to 111.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

Notice of any redemption upon any Qualified Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering.

The Company will have the right to redeem the notes following the consummation of a Change of Control if at least 90% of the notes outstanding prior to such consummation are purchased pursuant to such Change of Control. See “Change of Control.”

If less than all of the notes are to be redeemed, the Trustee will select the notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to the Depository Trust Company, Euroclear and/or Clearstream procedures as applicable).

No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be sent electronically or mailed by first class mail at least 30 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

The Company may at any time, and from time to time, purchase notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of Control

Upon the occurrence of a Change of Control, the Company will make an Offer to Purchase all of the outstanding notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase all outstanding notes at the Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Offer to Purchase, so long as the Company has used and continues to use its commercial best efforts to make and conclude such Offer to Purchase promptly) and (ii) all notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the notes elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Company to make an Offer to Purchase the notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting either of the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding notes. See “— Amendment, Supplement and Waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the notes as described above.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption “— Optional Redemption.”

The Company’s ability to pay cash to the Holders of notes upon a Change of Control may be limited by the Company’s then existing financial resources. Further, the agreements governing the Company’s other Debt contain, and future agreements of the Company may contain, prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of notes of their right to require the Company to repurchase the notes upon a Change of Control occurred at the same time as a change of control event under one or more of either of the Company’s other debt agreements, the Company’s ability to pay cash to the Holders of notes upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk Factors — Risks Related to the Notes.”

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

Certain Covenants

Set forth below are certain covenants contained in the Indenture:

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided, that the Company and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period (as defined below) (provided that any Debt Incurred under the revolving portion of a credit agreement shall be calculated (x) on an annualized basis for periods prior to the one year anniversary of the Issue Date and (y) thereafter, only on such date) had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, is at least 2.00:1.00; provided further, that the aggregate principal amount of Debt Incurred by Restricted Subsidiaries that are not Guarantors pursuant to this paragraph shall not exceed $10.0 million.

If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any asset sale or asset acquisition, investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such asset sale or asset acquisition, investments, mergers, consolidations, discontinued operations or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

If the Debt that is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, (x) Debt Incurred under the Credit Agreement on the Issue Date shall initially be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and may not later be re-classified and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, shall divide and classify, and from time to time may divide and reclassify, all or any portion of such item of Debt.

The accrual of interest, the accretion or amortization of accreted value or original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi) (vii), (viii), (ix), (x), (xi), (xiii), (xiv), (xvi) and (xvii) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion or exchange of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, (x) Capital Interests or Debt sold to a Subsidiary of the Company and (y) Excluded Contributions), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments) subsequent to the Issue Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances (but only to the extent such interest, dividends or repayments are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person, plus

(4) 100% of any cash dividends or cash distributions received directly or indirectly by the Company or a Guarantor after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income, plus

(5) in the event the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Fair Market Value of the existing Investment in such Person that was previously treated as a Restricted Payment, plus

(6) in the event any Unrestricted Subsidiary of the Company has been redesigned as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Debt associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (x) of the next succeeding paragraph or constituted a Permitted Investment).

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv), (x), (xiii) or (xv) immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after declaration thereof or the giving of a redemption notice, as the case maybe, if at the date of such declaration or notice such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii) the retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Interests of the Company;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Company;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or any direct or indirect parent of the Company (or any payments to a direct or indirect parent company of the Company for the purposes of permitting any such repurchase) held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $1.0 million in any calendar year, provided that any unused amounts in any calendar year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) may not exceed $3.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

(provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (iv) in any calendar year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(v) repurchase, redemption or other acquisition, cancellation or retirement of Capital Interests (a) deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities , or (b) made in lieu of withholding taxes resulting from the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Interests or other securities convertible into or exchangeable for Capital Stock;

(vi) intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “Limitation on Incurrence of Debt”;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “Limitation on Incurrence of Debt” to the extent such dividends are included in the definition of Consolidated Fixed Charges;

(ix) upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under “— Change of Control” and “— Limitation on Asset Sales” at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the notes and has repurchased all notes validly tendered for payment and not withdrawn in connection therewith;

(x) other Restricted Payments not in excess of $35.0 million in the aggregate;

(xi) the declaration and payment of dividends to, or the making of loans to any direct or indirect parent company of the Company required for it to pay:

(a) federal, state and local income taxes to the extent such income taxes are directly attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent directly attributable to the income of such Unrestricted Subsidiaries; provided, however, that in each case, the amount of such payments in any fiscal year does not exceed the amount that the Company and the Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year if the Company and the Restricted Subsidiaries had paid such taxes on a stand-alone basis;

(b) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent entity of the Company to the extent such salaries, bonuses and other benefits are directly attributable to the ownership or operation of the Company and the Restricted Subsidiaries; and

(c) general corporate overhead expenses (including professional and administrative expenses) and franchise taxes and other fees, taxes and expenses required to maintain its corporate existence to the extent such expenses are directly attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

(d) pay fees and expenses incurred by any direct or indirect parent, other than to Affiliates of Holdings, related to any equity or debt offering or issuance (whether or not successful) or any Investment permitted under the Indenture of such parent;

(xii) the payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent of the Company to fund the payment by any direct or indirect parent of the Company of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Company from any public offering of common stock or contributed to the Company by any direct or indirect parent of the Company from any public offering of common stock;

(xiii) Restricted Payments that are made with any Excluded Contributions:

(xiv) [Reserved];

(xv) any Restricted Payments made in connection with the consummation of the Transactions as described in the offering memorandum, dated September 27, 2012, pursuant to which the notes were offered, including any payments or loans made to any direct or indirect parent to enable it to make such payments;

(xvi) the payment of fees and expenses in connection with a Qualified Receivables Transaction; and

(xvii) payments or distributions to satisfy dissenters’ rights pursuant to or in connection with a consolidation, merger, transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfer of all or substantially all of the property or assets of the Company.

If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the “Limitation on Asset Sales” covenant, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments,” the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments.”

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

For purposes of this covenant, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable provision or exception as of the date of such reclassification.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom without securing the notes and all other amounts due under the Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt or Preferred Interests (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing each item of Debt (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Debt secured by such Lien in one of the clauses of the definition of “Permitted Liens,” and such Lien securing such item of Debt will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

With respect of any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt that is not deemed to be an Incurrence of Debt or reserve of capital stock for purposes of covenant “Limitation on Incurrence of Debt.”

Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction that exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, that is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and that is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h) any encumbrance or restriction under the Indenture, the notes and the Note Guarantees;

(i) any encumbrance or restriction under the sale of assets, including, without limitation, any agreement for the sale or other disposition of a subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(j) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into the ordinary course of business;

(l) any provisions in joint venture agreements, partnership agreements, LLC agreements and other similar agreements, which (x) are customary or (y), as determined in good faith by the Company, do not adversely affect the Company’s ability to make payments of principal or interest payments on the notes when due;

(m) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;

(n) Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the “Limitation on Liens” covenant that limit the right of the debtor to dispose of the assets subject to such Liens;

(o) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by the Indenture entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(p) any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction that are subject to such Qualified Receivables Transaction.

Nothing contained in this “Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with the Indenture.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Interests in receiving dividends prior to distributions being paid on Common Interests shall not be deemed a restriction on the ability to make distributions on Capital Interests and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Debt Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Limitation on Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and

(c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $20.0 million and (y) 1.0 % of Total Assets, at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1) to permanently repay Debt under the Credit Agreement and, if the Obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

(2) in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay, prepay, defease, redeem, purchase or otherwise retire (and to permanently reduce commitments with respect thereto in the case of revolving borrowings) Debt of such Restricted Subsidiary or any other Restricted Subsidiary that is not a Guarantor;

(3) to permanently reduce obligations under any other Debt of the Company (other than any Redeemable Capital Interests or subordinated Debt) or Debt of a Restricted Subsidiary (other than any Redeemable Capital Interests or guarantor subordinated Debt) (in each case other than Debt owed to the Company or an Affiliate of the Company); provided that the Company shall equally and ratably reduce obligations under the notes as provided under “— Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid;

(4) to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(5) to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of the Indenture;

(6) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(7) any combination of the foregoing;

provided that pending the final application of any such Net Available Cash Proceeds in accordance with clauses (1) through (7) above, the Company and its Restricted Subsidiaries may temporarily reduce Debt or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture; provided further that a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 360 days of such commitment (an “Acceptable Commitment”), it being understood that if an Acceptable Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then all such Net Cash Proceeds not so applied shall constitute Excess Proceeds.

Subject to the next two succeeding paragraphs, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within thirty days thereof, the Company will make an Offer to Purchase to all Holders of notes (including any Permitted Additional Note Obligations), and to all holders of other Debt ranking pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to assets sales, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes (including any Permitted Additional Note Obligations) and other pari passu debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes (including any Permitted Additional Note Obligations) to be purchased on a pro rata basis among each series. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of the Indenture described above under “— Limitation on Restricted Payments” and Permitted Investments permitted under the Indenture;

(2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors;

(3) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith;

(4) transactions between or among the Company and/or its Restricted Subsidiaries;

(5) the issuance of Capital Interests (other than Redeemable Capital Interests) of the Company;

(6) any agreement or arrangement as in effect on the Issue Date (other than the Management Agreement) and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the holders of the notes in any material respect;

(7) transactions approved by the majority of Disinterested Directors or in which the Company delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries;

(8) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders of the notes in any material respect as determined in good faith by the Board of Directors of the Company;

(9) the Transactions and the payment of all fees and expenses in connection therewith;

(10) any contribution of capital to the Company;

(11) transactions permitted by, and complying with, the provisions of the Indenture described below under “— Consolidation, Merger, Conveyance, Transfer or Lease”;

(12) transactions with any joint venture; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons that are not Affiliates of the Company;

(13) transactions with Affiliates solely in their capacity as holders of Debt or Capital Interests of the Company or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(14) the entering into of any tax sharing, allocation or similar agreement and any payments by the Company (or any other direct or indirect parent of the Company) or any of the Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement; provided that the amount of such payments for any fiscal year shall not exceed the amount of taxes that the Company and its Restricted Subsidiaries would be required to pay with respect to such fiscal year on a separate stand-alone basis;

(15) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company;

(16) the payment to the Permitted Holders and any of their affiliates of annual management, consulting, monitoring and advisory fees pursuant to the Management Agreement in an aggregate amount not to exceed $5.0 million per year and reasonable related expenses;

(17) transactions effected as part of a Qualified Receivables Transaction; and

(18) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not more disadvantageous to the holders of the notes in any material respect, than the applicable agreement as in effect on the date of such acquisition, merger or consolidation.

Provision of Financial Information

So long as any notes are outstanding (unless defeased in a legal defeasance), the Company will have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and will furnish to the Trustee and Holders of notes, all quarterly and annual financial statements in the form included in the offering memorandum, dated September 27, 2012, pursuant to which the notes were offered, prepared in accordance with GAAP that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file those Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountant; provided, however, that such information and such reports shall not be required to comply with any segment reporting requirements (whether pursuant to GAAP or Regulation S-X) in greater detail than is provided in the offering memorandum, dated September 27, 2012, pursuant to which the notes were offered. Any reports on Form 10-Q shall be provided within 45 days after the end of each of the first three fiscal quarters and annual reports on Form 10-K shall be provided within 90 days after the end of each fiscal year. To the extent that the Company does not file such information with the Securities and Exchange Commission (the “Commission”), the Company will distribute such information and such reports (as well as the details regarding the conference call described below) electronically to (a) any Holder of the notes, (b) to any beneficial owner of the notes, who provides its email address to the Company and certifies that it is a beneficial owner of notes, (c) to any prospective investor who provides its email address to the Company and certifies that it is a Qualified Institutional Buyer (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) or (d) any securities analyst who provides their email address to the Company and certifies that they are a securities analyst. Unless the Company is subject to the reporting requirements of the Exchange Act, the Company will also hold a quarterly conference call for the Holders of the notes to discuss such financial information. The conference call will not be later than five business days from the time that the Company distributes the financial information as set forth above.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent that any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries would (but for its or their being designated as an Unrestricted Subsidiary or Subsidiaries) constitute a Significant Subsidiary or Subsidiaries, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

The Company has agreed that, for so long as any of the notes remain outstanding, it will furnish to the Holders of the notes and to any prospective investor that certifies that it is a Qualified Institutional Buyer, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Following the consummation of the exchange offer contemplated hereby, whether or not required by the Commission, the Company will file a copy of all of the information and reports that would be required by the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Trustee and to Holders and to securities analysts and prospective investors the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent of the Company becomes a Guarantor or co-obligor of the notes, the Indenture will permit the Company to satisfy its obligations under this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that, if required by Regulation S-X under the Securities Act, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors, if any, and the other Subsidiaries of the Company on a standalone basis, on the other hand.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders if it or any direct or indirect parent of the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer contemplated hereby or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing with the Commission of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) and/or Shelf Registration Statement in accordance with the provisions of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant.

To the extent any such information is not so filed or posted, as applicable, within the time periods specified above and such information is subsequently filed or posted, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “— Events of Default” if Holders of at least 25% in principal amount of the then total outstanding notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

Additional Note Guarantees

On the Issue Date, each of the Guarantors guaranteed the notes in the manner and on the terms set forth in the Indenture.

The Company will cause each of its Domestic Restricted Subsidiaries that borrows under or guarantees the Credit Agreement to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the notes on a senior basis and all other obligations under the Indenture. Notwithstanding the foregoing, in the event (a) a Guarantor is released and discharged in full from all of its obligations under its Guarantees of the Credit Agreement, and (b) such Guarantor has not Incurred any Indebtedness in reliance on its status as a Guarantor under the “Limitation on Incurrence of Debt” covenant or such Guarantor’s obligations under such Debt are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under the “Limitation on Incurrence of Debt” covenant then the Guarantee of such Guarantor shall be automatically and unconditionally released or discharged.

The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Each Guarantee shall also be released in accordance with the provisions of the Indenture described under “Guarantees.”

Further Assurances

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under the Indenture which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will, and will cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by the Board of Directors of the Company as set forth below where (a) neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivables Subsidiary any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivables Subsidiary any Standard Securitization Undertakings), and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity (except in the case of a Receivables Subsidiary any Standard Securitization Undertakings); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

(x) the Subsidiary to be so designated has total assets of $1,000 or less; or

(y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the second paragraph under the “Limitation on Incurrence of Debt” covenant, and provided further that the Company could make a Restricted Payment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “— Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “— Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “— Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the notes and the performance of the covenants and obligations of the Company under the Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the notes that is a corporation;

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the “— Limitation on Incurrence of Debt” covenant or the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than such ratio immediately prior to such transaction; and

(iv) the Company delivers, or causes to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

The preceding clause (iii) will not prohibit:

(a) a merger between the Company and a Restricted Subsidiary; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

For all purposes of the Indenture and the notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Limitation on Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with the Indenture provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease”;

(4) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(5) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days (or 120 days with respect to a default under the “Provision of Financial Information” covenant) after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $20.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $20.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $20.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(8) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal of the notes and any accrued interest on the notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “— Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such note on or after the respective due dates expressed in such note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture and the Guarantees for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, the Guarantees and in the notes;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3) to add additional Events of Default;

(4) to provide for uncertificated notes in addition to or in place of the certificated notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(10) to conform the text of the Indenture or the notes to any provision of this “Description of Senior Exchange Notes” to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in this “Description of Senior Exchange Notes”;

(11) [reserved];

(12) [reserved];

(13) [reserved];

(14) to comply with the rules of any applicable securities depositary;

(15) to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes, including, without limitations, to facilitate the issuance and administration of the notes; provided, however, that compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law;

(16) [reserved]; or

(17) to make any change to the notes or the Indenture that does not adversely affect the rights of the holders as determined by the Company as set forth in an Officers’ Certificate.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding note affected thereby:

(1) change the Stated Maturity of any note or of any installment of interest on any note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,

(4) subordinate, in right of payment, the notes to any other Debt of the Company,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding note affected thereby, or

(6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the Holders of all the notes waive any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any notes (including any note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company and the Guarantors may terminate the obligations under the Indenture when:

(1) either: (A) all notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding notes (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

(1) the rights of Holders of such notes to receive payments in respect of the principal of and any premium and interest on such notes when payments are due,

(2) the Company’s obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Company’s right of optional redemption, and

(5) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, their obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either defeasance or covenant defeasance with respect to outstanding notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such notes;

(2) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

In the event of a defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a defeasance need not to be delivered if all notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

Wells Fargo Bank, National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes. The Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Governing Law

The Indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Registration Rights; Additional Interest

Holders of notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above. By acquiring notes, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Acquired Debt” means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Additional Interest” means all additional interest owing on the notes pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium” means,

(A) with respect to any note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the note at October 15, 2015 (such Redemption Price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through October 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the note.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person that constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i) Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law);

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided , however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by the provisions described under “Consolidation, Merger, Conveyance, Lease or Transfer” that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole or a disposition that constitutes a Change of Control;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10.0 million;

(c) sales or other dispositions of cash or Eligible Cash Equivalents;

(d) sales of interests in Unrestricted Subsidiaries;

(e) the sale and leaseback of any assets within 180 days of the acquisition thereof;

(f) the disposition of assets that, in the good faith judgment of the Company, are no longer used or useful in the business of such entity;

(g) a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h) any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(i) the creation or incurrence of a Permitted Lien or any other Lien incurred or created in compliance with the Indenture and dispositions in connection therewith;

(j) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(k) any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary that is a Guarantor;

(l) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business or in bankruptcy or similar proceeding;

(m) licensing of intellectual property in accordance with industry practice in the ordinary course of business;

(n) a disposition of equipment, inventory, receivables or other tangible or intangible assets or property in the ordinary course of business;

(o) an issuance of Capital Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary;

(p) the issuance by a Restricted Subsidiary of Preferred Interests or Redeemable Capital Stock that is permitted by the covenant described under the “Limitation on Incurrence of Debt” covenant;

(q) a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(r) foreclosure on assets or property;

(s) any sale or other disposition of Capital Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(t) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction; or

(u) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof; including cash in an amount at least equal to 75% of the Fair Market Value thereof (for the purposes of this clause (u), Purchase Money Notes will be deemed to be cash).

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” under the Indenture in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the “Limitation on Liens” covenant, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Change of Control” means the occurrence of any of the following events:

(a) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Company; or

(b) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Company or (y) a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the Permitted Holders.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means Ryerson Inc. and any successor thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);

(e) facility closure and severance costs and charges;

(f) impairment charges, including the write-down of Investments;

(g) restructuring expenses and charges;

(h) acquisition integration expenses and charges;

(i) systems implementation expenses related to SAP Platform;

(j) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt permitted to be Incurred by the Indenture (whether or not successful) or related to this offering of the notes;

(k) the amount of management fees and related expenses (if any) paid in such period to the Permitted Holders and any of its Affiliates to the extent otherwise permitted under the terms of the Indenture;

(l) the Historical Costs and Expenses; and

(m) less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate, equity owner of the entity involved in any such Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include operating expense reductions for such period resulting from the Asset Sale or other disposition or Asset Acquisition, investment, merger, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) for which steps have been taken or are reasonably expected to be taken within six months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial or similar officer that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Officers executing such Officers’ Certificate at the time of such execution.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(ii) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e) all accrued interest;

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period; and

(iv) less interest income of such Person and its Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication

(i) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis other than in the ordinary course of business;

(iv) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses paid in connection with the Transactions, including, without limitations, rating agency fees;

(viii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix) any net after-tax gains or losses attributable to the early extinguishment of Debt or Hedging Obligations;

(x) any non-cash impairment charges or write-off or write-down of assets or liabilities resulting from the application of GAAP and the amortization of intangibles arising from the application of GAAP;

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by FASB ASC 815.

(xii) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) costs and expenses related to employment of terminated employees or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries;

(xiii) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Debt, issuance of Capital Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the date of the Indenture and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction; and

(xiv) the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof; and

(B) including, without duplication, dividends from joint ventures actually received in cash by the Company.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge that requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Total Debt of the Company and its Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the then most recent Four Quarter Period, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow Available for Fixed Charges as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of the Company and its Restricted Subsidiaries (excluding Hedging Obligations and any undrawn letters of credit issued in the ordinary course of business).

“Credit Agreement” means the Company’s Credit Agreement, dated March 14, 2011, among the Company, Ryerson Canada, Inc. and the other co-borrowers and guarantors named therein and Bank of America, N.A., as administrative agent and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) or (xv) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures with banks or institutional lenders or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of notes or other debt securities, in each case, as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time (including, without limitation, by means of sales of notes or other debt securities) and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Currency Hedge Obligations” means the obligations of a Person Incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person’s exposure to fluctuations in foreign currency exchange rates on Debt permitted under the Indenture.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Currency Hedge Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, the term “Debt” will exclude (t) any liability for foreign, federal, state, local or other taxes; (u) performance bonds, bid bonds, appeal, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (v) any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five business days of its incurrence; (w) any liability owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; (x) agreements providing for indemnification, adjustment of purchase price or earnouts or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations or such Person or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition or acquisition of any business, assets or Subsidiary (other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by such Person or any Subsidiary in connection with such disposition and (y) any indebtedness existing on the date of the Indenture that has been satisfied and discharged or defeased by legal defeasance.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disinterested Director” means, with respect to any proposed transaction between (i) the Company or a Restricted Subsidiary, as applicable, and (ii) an Affiliate thereof (other than the Company or a Restricted Subsidiary), a member of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Interests in the Company or is an employee of the Company.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Debt of the Company.

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than two years after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within two years after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company’s or any Guarantor’s salaried employees, (ii) any deposit account the balance of which is swept at the end of each Business Day into a deposit account subject to a control agreement, (iii) deposit accounts not otherwise subject to the provisions of this definition the aggregate average daily balance for a ten consecutive day period of which for the Company and all Guarantors do not exceed $1,000,000 at any time; and (iv) escrow accounts including any deposit account holding customer deposits that by its terms or applicable law may not be pledged.

“Excluded Contribution” means net cash proceeds received by the Company and its Restricted Subsidiaries from:

(1) contributions to its common equity capital (or equivalent); and

(2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Interests (other than Redeemable Capital Interests or Designated Preferred Stock) of the Company, in each case, designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contribution is made or such Capital Stock is sold, as the case may be, which amounts shall be excluded from the calculation set forth in clause (c) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Expiration Date “ has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company. In the case of a transaction between the Company or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Board of Directors determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and the Company or such Restricted Subsidiary during the course of such transaction.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Foreign Subsidiary” means any subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Historical Costs and Expenses” means public company costs, merger and proxy related expenses, workers compensation reserve adjustments, legal settlements and historical costs associated with closed facilities to the extent incurred prior to the Issue Date and, in each case, on a basis consistent with the calculation of pro forma Adjusted EBITDA as set forth in this prospectus.

“Holder” means a Person in whose name a note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the notes on the Issue Date and any similar purchase agreement in connection with any Permitted Additional Note Obligations.

“Interest Rate Protection Agreements” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any Interest Rate Protection Agreements.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person or the issuance of a “keep-well” with respect thereto; and (iii) the purchase or acquisition of the business or assets of another Person but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Issue Date” means October 10, 2012.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Management Agreement” means the corporate advisory services agreement by and among the Company and the Permitted Holders as in effect on the Issue Date.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”

“Note Obligations” means the Debt Incurred and Obligations under the Senior Note Documents.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of notes within five business days after the Expiration Date. The Company shall notify the Trustee prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $2,000 principal amount of notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the notes registered in the name of such Holder and that any portion of a note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6) the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender such note or cause such note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the notes the Holder tendered, the certificate number of the note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such notes and (b) if notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(12) if applicable, that, in the case of any Holder whose note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the notes so tendered.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Permitted Additional Note Obligations” means obligations under the Additional Notes secured by the Note Liens; provided that the amount of such obligations does not exceed the greater of (x) $50.0 million and (y) an amount such that immediately after giving effect to the Incurrence of such Additional Notes and the receipt and application of the proceeds therefrom, the Consolidated Total Debt Ratio of the Company and its Restricted Subsidiaries (determined on a pro forma basis as set forth under the “Limitation on Incurrence of Debt” covenant and the definition of “Consolidated Fixed Charge Coverage Ratio”) would be equal to or less than 3.0:1.0.

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Board of Directors of the Company;

“Permitted Debt” means

(i) Debt Incurred pursuant to any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $1,400.0 million and (y) the sum of (A) 75% of the book value (calculated in accordance with GAAP) of the inventory of the Company and its Restricted Subsidiaries (excluding LIFO reserves) and (B) 90% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (in each case, determined on a pro forma basis by the book value set forth on the consolidated balance sheet of the Company for the fiscal quarter immediately preceding the date on which such Debt is Incurred for which internal financial statements are available) and, (z) minus (A) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (xvi) below and (B) with respect to clause (x) above, any amount used to permanently repay such Obligations (or permanently reduce commitments with respect thereto) pursuant to the “Limitation on Asset Sales” covenant;

(ii) Debt outstanding under the notes on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such notes;

(iii) Guarantees of the notes (and any Exchange Notes pursuant to the Registration Rights Agreement);

(iv) Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i), (ii) or (iii) above);

(v) Debt owed to and held by the Company or a Restricted Subsidiary;

(vi) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the notes to the same extent as the Debt being guaranteed;

(viii) Debt incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Swap Contracts and Currency Hedge Obligations;

(x) Debt owed by the Company to any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;

(xi) Indebtedness (including Capital Lease Obligations, Attributable Debt, mortgage financings or Purchase Money Debt) of the Company or a Restricted Subsidiary Incurred to finance any part of the purchase price for, or the cost of design, lease, construction, repair, maintenance, installation or improvement of, any property (real or personal), plant or equipment used or to be used in the business of the Company or a Restricted Subsidiary (or the Capital Interests of any Person owning any such property, plant or equipment (but no other material assets other than cash or cash equivalents)) in principal amount not to exceed the greater of (x) $75.0 million and (y) 3.5% of Total Assets in the aggregate at any one time outstanding;

(xii) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(xiii) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $100.0 million at any time outstanding, which Debt may be Incurred under a Credit Facility;

(xv) Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness;

(xvi) (a) Debt of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary or (b) Debt Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by, or merged into, the Company; provided, however, that at the time such Person is acquired, either:

(a) the Company would have been able to Incur $1.00 of additional Debt pursuant to the first paragraph of this covenant after giving effect to such acquisition and the Incurrence of such Debt pursuant to this clause (xvi); or

(b) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;

(xvii) Debt to the extent the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes;

(xviii) Debt of any Foreign Subsidiary of the Company; provided that any Debt Incurred pursuant to this clause (xviii) and then outstanding is non-recourse to the Company and any other Restricted Subsidiary other than a Foreign Subsidiary;

(xix) Refinancing Debt; and

(xx) Debt of the Company or any of its Restricted Subsidiaries arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business and consistent with past practices; provided, however, that such Debt is extinguished within five business days of Incurrence.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xix) of this definition of “Permitted Debt.”

“Permitted Holders” means Platinum Equity Advisors, LLC, a Delaware limited liability company, or any of its Affiliates.

“Permitted Investments” means:

(a) Investments in existence on the Issue Date and any extension, modification or renewal of such existing Investments, or conversion or exchange of such existing Investments to Investments of another type or, in the case of a Guarantee, payment thereof, to the extent not involving any additional Investment;

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) cash or Eligible Cash Equivalents;

(d) Investments in property and other assets owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g) Swap Contracts and Currency Hedge Obligations;

(h) non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under the “Limitation on Asset Sales” covenant;

(i) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(j) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $50.0 million at any one time outstanding;

(k) any Investment by the Company or any of its Restricted Subsidiaries in a joint venture in an aggregate amount not to exceed $100.0 million at any one time outstanding;

(l) loans and advances (including for travel and relocation) to employees in an amount not to exceed $1.0 million in the aggregate at any one time outstanding;

(m) Investments the payment for which consists solely of Capital Interests of the Company;

(n) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under the “Limitation on Asset Sales” covenant or any other disposition of Property not constituting an Asset Sale;

(o) any acquisition of assets or Capital Interests solely in exchange for the issuance or Capital Interest (other than Disqualified Stock) of the Company;

(p) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(q) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary (other than a Receivables Subsidiary) of Debt otherwise permitted by the covenant described hereunder the “Limitation on Incurrence of Debt” covenant;

(r) any Investment by the Company or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests;

(s) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(t) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business; and

(u) any Investment in any Subsidiary of the Company in connection with intercompany cash management arrangements or related activities.

“Permitted Liens” means:

(a) Liens existing at the Issue Date;

(b) Liens that secure Obligations incurred pursuant to clause (i) and (xv) of the definition of “Permitted Debt” (and any related Currency Hedge Obligations and Swap Contracts permitted under the agreement related thereto);

(c) any Lien for taxes or assessments or other governmental charges or levies not yet overdue for a period of more than 30 days (or which, if so overdue, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(d) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by Law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of such Person;

(f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the company or any Restricted Subsidiary; provided that the Liens may not extend to any other property owned by the Company or any Restricted subsidiary (other than the proceeds or products of such property or improvements thereon);

(h) Liens securing Debt of a Restricted Subsidiary that is a Guarantor owed to and held by the Company or a Restricted Subsidiary that is a Guarantor;

(i) other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets that do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(j) [Reserved];

(k) [Reserved];

(l) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a), (b) and (g); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

(m) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(n) licenses of intellectual property granted in the ordinary course of business;

(o) Liens to secure Debt permitted to be incurred pursuant to clause (xi) of the definition of “Permitted Debt”;

(p) Liens in favor of the Company or any Guarantor;

(q) [Reserved];

(r) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(s) [Reserved];

(t) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(u) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(v) [Reserved];

(w) [Reserved];

(x) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry and;

(y) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(z) deposits made in the ordinary course of business to secure liability to insurance carriers;

(aa) leases, subleases, licenses or sublicenses (including real property and intellectual property rights) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(bb) Liens arising from Uniform Commercial Code financing statement filings regarding (i) operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a Person in connection with the processing, reprocessing, recycling or tolling of such goods;

(cc) [Reserved];

(dd) Liens securing the senior secured notes;

(ee) Liens not otherwise permitted under the Indenture in an aggregate amount not to exceed $75.0 million;

(ff) Liens on the Capital Interests of an Unrestricted Subsidiary of the Company or of a Person that is not a Subsidiary of the Company securing Debt of such Unrestricted Subsidiary or other Person if recourse to the Company and its Restricted subsidiaries with respect to such Debt is limited to such Capital Interests;

(gg) restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(hh) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(ii) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;

(jj) Liens on any property in favor of domestic or foreign government bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(kk) Liens solely on cash advances or any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture and Liens consisting of an agreement to sell or otherwise dispose of any property permitted under the Indenture;

(ll) Liens on receivables and related assets including proceeds thereof being sold in factoring arrangements entered into in the ordinary course of business;

(mm) Liens securing Debt of a Foreign Subsidiary that is otherwise permitted to be Incurred;

(nn) Liens to secure any Refinancing Debt permitted to be incurred under the Indenture; provided that (i) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien on the Debt being refinanced and (ii) the new Lien shall have the same or a lesser propriety than the Lien on the Debt being refinanced; and

(oo) any extensions, substitutions, replacements or renewals of the foregoing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and

in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Company or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Company to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $25.0 million or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the notes to be redeemed pursuant to the provisions described under the third paragraph of “— Optional Redemption.”

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Board of Directors of the Company at the time the Company or such Restricted Subsidiary enters into such transaction.

“Receivable Subsidiary” means a Subsidiary of the Company:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries;

(2) that is designated by the Board of Directors as a Receivable Subsidiary pursuant to a Board of Directors’ resolution set forth in an Officers’ Certificate and delivered to the Trustee;

(3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the covenant described under the “Limitation on Creation of Unrestricted Subsidiaries” covenant;

(4) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Company or a Restricted Subsidiary; and

(6) with respect to which neither the Company nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the earlier of the Stated Maturity of the notes and the date the notes are no longer outstanding; provided that only the portion of such equity security that is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the “Limitation on Restricted Payments” covenant. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price ,” when used with respect to any note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) the Refinancing Debt is subordinated to the notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the notes,

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the notes,

(iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended,

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Indenture, among the Company, the Guarantors and the Initial Purchasers and any similar agreement entered into in connection with any Additional Notes.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than

(i) dividends, distributions or payments made solely in Qualified Capital Interests in the Company) and

(ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary;

(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

provided, however, the transactions contemplated under the heading “Use of Proceeds” in the offering memorandum, dated September 27, 2012 shall not constitute “Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Senior Note Documents” means the Indenture, notes and Note Guarantees.

“Senior Secured Notes” means the Company’s 9% senior secured notes due 2017 issued on the Issue Date and including any exchange notes issued in exchange therefor pursuant to a registration rights agreement.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Board of Directors of the Company, including Guarantees by the Company or any Restricted Subsidiary of any of the foregoing obligations of the Company or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any note or any installment of interest thereon, means the date specified in such note as the fixed date on which the principal amount of such note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary ” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that is a Guarantor.

“Successor Entity” means a corporation or other entity that succeeds to and continues the business of Ryerson Inc.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Total Assets” means, at any time, the total consolidated assets of the Company and its Restricted Subsidiaries at such time, determined in accordance with GAAP.

“Transactions” means the (i) issuance of the notes and the Senior Secured Notes and the repayment of (1) the Company’s Floating Rate Notes due 2014, (2) the Company’s Senior Secured Notes due 2015 and (3) Ryerson Holding Corporation’s Senior Discount Notes due 2015, (ii) the amendment to the Credit Agreement and (iii) the payment of fees and expenses.

“Treasury Rate” means with respect to the notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2015; provided, however, that if the period from such redemption date to October 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC ” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

BOOK ENTRY, DELIVERY AND FORM

The exchange notes will be represented by one or more notes in registered, global form without interest coupons, each, a Global Note, and will be deposited with the Trustee as a custodian for The Depository Trust Company (“DTC”), and registered in the name of a nominee of such depositary.

The Global Notes

We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC, such individuals referred to herein as the participants, or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder, DTC or such nominee, as the case may be, will be considered the sole owner or holder represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the applicable Indenture with respect to the notes.

Payments of the principal of, premium (if any), interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

DTC has advised us that it will take any action permitted to be taken by a holder (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount at maturity of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the applicable Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth in the section entitled “Notice to Investors.”

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Notes in certificated registered form shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depository for the Global Notes and a successor depository is not appointed by the Company within ninety (90) days of such notice or (ii) an event of default has occurred under the applicable Indenture and is continuing and the registrar has received a request from the depository to issue notes in certificated registered form.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

General

The following is a general summary of certain U.S. federal income tax consequences that may be relevant with respect to the exchange offer and the ownership and disposition of the notes. This summary only applies to holders of notes who are exchanging original notes for exchange notes and assumes that holders will hold the notes as capital assets. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including:

•	financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	partnerships and other pass-through entities and investors in such entities;

•	dealers or traders in stocks, securities, notional principal contracts, or currencies;

•

persons that will hold the notes as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction or as a part of a “hedging,” “conversion,” or other risk reduction transaction for U.S. federal income tax purposes;

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar; or

•	former citizens or long-term residents of the United States.

Moreover, this discussion does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the purchase, ownership, or disposition of notes. Each prospective purchaser should consult its tax adviser with respect to the U.S. federal, state, local, and foreign tax consequences of purchasing, owning, and disposing of notes. We are not seeking a ruling from the Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequences of the purchase, ownership or disposition of the notes. Accordingly, there can be no assurance that the IRS will not successfully challenge one or more of the conclusions stated herein.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed, and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change (possibly with retroactive effect) or differing interpretations which could affect the tax consequences described herein.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the notes that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if such trust validly elects to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

A “Non-U.S. Holder” is a beneficial owner of the notes that for U.S. federal income tax purposes is:

•	a nonresident individual,

•	a foreign corporation, or

•	a foreign estate or foreign trust.

If any entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisers as to their tax consequences.

Persons considering the purchase of the notes should consult their own tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under other U.S. federal tax laws and the laws of any state, local, or foreign taxing jurisdictions.

Exchange Offer

The exchange of original notes for exchange notes pursuant to the exchange offer should not constitute a taxable event for U.S. federal income tax purposes. As a result:

•	a holder of original notes will not recognize taxable gain or loss as a result of the exchange of original notes for exchange notes pursuant to the exchange offer;

•	the holding period of the exchange notes will include the holding period of the original notes surrendered in exchange therefor; and

•	a holder’s adjusted tax basis in the exchange notes will be the same as such holder’s adjusted tax basis in the original notes surrendered in exchange therefor.

Tax Treatment for U.S. Holders

Taxation of Interest. A U.S. Holder will recognize income (or loss) on a note in accordance with the Contingent Debt Regulations. The Contingent Debt Regulations require the application of a “noncontingent bond method” to determine accruals of income, gain, loss and deductions with respect to a contingent debt obligation. As described in more detail below, under the noncontingent bond method, a U.S. Holder will be required for tax purposes to include in income each year an accrual of interest at the annual computational rate of 16.57% compounding semi-annually (the “comparable yield”). The comparable yield is intended to equal the rate at which the Issuer could issue a fixed rate debt instrument with terms comparable to those of the notes and no contingent payments. If the comparable yield were successfully challenged by the IRS, the redetermined yield (and resulting interest accruals) could be materially greater or less than the comparable yield provided by us. The comparable yield will be applied to a projected payment schedule, which is a schedule that includes the actual noncontingent payments to be made on the notes and an estimate of contingent payments to be made pursuant to the Mandatory Redemption feature (the “Projected Payments”). You may obtain a copy of the projected payment schedule by submitting a written request to Ryerson Inc., 227 West Monroe Street, 27th Floor, Chicago, Illinois 60606, Attention: Vice President and Managing Counsel.

The comparable yield and the Projected Payments are used to determine accruals of interest FOR TAX PURPOSES ONLY and are not assurances or predictions by the Issuer with respect to the actual yield of or payments to be made in respect of a note. The comparable yield and the Projected Payments do not necessarily represent the Issuer’s expectations regarding such yield or the amount of such payments.

Under the Code and the Contingent Debt Regulations, the entire yield on a note (including the stated interest payments) will be treated as original issue discount for U.S. federal income tax purposes (“Tax OID”). A U.S. Holder of a note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include as ordinary interest income the sum of the “daily portions” of Tax OID on the note for all days during the taxable year that the U.S. Holder owns the note. As a result, U.S. Holders of notes, including U.S. Holders that employ the cash method of tax accounting, will be required to include amounts in respect of Tax OID accruing on notes in taxable income each year regardless of whether such holders receive more or fewer payments on the notes in tax years prior to maturity.

The daily portions of Tax OID on a note are determined by allocating to each day in any accrual period a ratable portion of the Tax OID allocable to that accrual period. In the case of a U.S. Holder, the amount of Tax OID on a note allocable to each accrual period is determined by multiplying the “adjusted issue price” (as defined below) of a note at the beginning of the accrual period by the comparable yield of a note (appropriately adjusted to reflect the length of the accrual period). The “adjusted issue price” of a note at the beginning of any accrual period will generally be the sum of its “issue price” (as defined below) and the amount of Tax OID allocable to all prior accrual periods (determined without regard to any adjustments to OID accruals described below), less the amount of any payments made in all prior accrual periods (including any Projected Payments for such period regardless of the actual amount of any payments made pursuant to the Mandatory Redemption feature). The “issue price” of a note will be the first price at which a substantial amount of the notes are sold to investors (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

A U.S. Holder must reasonably allocate any difference between the adjusted issue price at the time of purchase and the holder’s tax basis in a note to the daily portions of Tax OID or projected payments over the remaining term of the debt instrument. If a U.S. Holder’s basis upon acquisition of a note is greater than the note’s adjusted issue price, the amount of the basis differential allocated to a daily portion of Tax OID or to a projected payment is treated as a negative adjustment (as described below) on the date the daily portion of Tax OID accrues or the payment is made. The holder’s adjusted basis in the debt instrument is reduced by the amount the holder treats as a negative adjustment. If a U.S. Holder’s basis upon acquisition of a note is less than the note’s adjusted issue price, the amount of the differential allocated to a daily portion of Tax OID or to a projected payment is treated as a positive adjustment (as described below) on the date the daily portion accrues or the payment is made. The holder’s adjusted basis in the note is increased by the amount of this type of positive adjustment.

Adjustments to Interest Accruals on the Notes. If, during any taxable year, a U.S. Holder receives actual payments with respect to the Mandatory Redemption feature that in the aggregate exceed the total amount of Projected Payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the Contingent Debt Regulations equal to the amount of such excess. The U.S. Holder will treat a “net positive adjustment” as additional interest income, which will increase the total amount of Tax OID for that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to the Mandatory Redemption feature that in the aggregate are less than the total amount of Projected Payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the Contingent Debt Regulations equal to the amount of such deficit. This adjustment will (i) decrease the total amount of Tax OID for that taxable year and (ii) thereafter, give rise to an ordinary loss to the extent of the U.S. Holder’s Tax OID on the notes during prior tax years (reduced to the extent such Tax OID was offset by prior net negative adjustments). Any net negative adjustment in excess of the amounts described in (i) and (ii) will be carried forward to offset future Tax OID in respect of the notes or to reduce the amount realized upon a sale, exchange, retirement or redemption of the notes.

Accordingly, the amount of taxable income that a U.S. Holder may be required to report with respect to the notes for a particular year may differ significantly both from the amount of unadjusted Tax OID and the actual cash payments received.

U.S. Holders should be aware that the information statements they receive from their brokers (on an Internal Revenue Service Form 1099) stating accrued original issue discount in respect of the notes may not take net negative or positive adjustments into account, and thus may overstate or understate the holders’ interest inclusions.

Disposition of the Notes. When a U.S. Holder sells, exchanges, or otherwise disposes of a note (including upon a redemption or repayment of the note at maturity) (a “disposition”), the U.S. Holder generally will recognize gain or loss on such disposition equal to the difference between the amount received by the U.S. Holder for the note, and the U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in a note generally will be equal to the U.S. Holder’s original purchase price for such note, plus any Tax OID previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and less the amount of any Projected Payments attributable to the U.S. Holder’s holding period (without regard to the actual amount paid in respect of the Mandatory Redemption feature). Any gain realized by a U.S. Holder on a disposition of a note generally will be treated as ordinary interest income. Any loss realized by a U.S. Holder on a disposition generally will be treated as an ordinary loss to the extent of the U.S. Holder’s Tax OID inclusions with respect to the note up to the date of disposition. Any loss realized in excess of the amount of the U.S. Holder’s Tax OID inclusions with respect to the note up to the date of disposition generally will be treated as a capital loss.

An individual U.S. Holder generally will be allowed a deduction for any ordinary loss without regard to the two percent miscellaneous itemized deduction rule of Section 67 of the Code. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding. The paying agent will be required to file information returns with the IRS with respect to payments of interest (including OID) paid on a note and the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to a U.S. Holder (unless, in each case, such holder is an exempt recipient, such as a corporation). In addition, such payments may be subject to backup withholding tax (currently at a rate of 28%) if a U.S. Holder fails to provide an accurate taxpayer identification number on IRS Form W-9 or otherwise satisfy the requirements of the backup withholding rules. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a refund or credit against such holder’s U.S. federal income tax liability, so long as the required information is timely provided to the IRS.

Tax Treatment of Non-U.S. Holders

Payment with Respect to the Notes. All payments on the notes made to a Non-U.S. Holder, and any gain realized on a sale, exchange, retirement or redemption of the notes, will be exempt from U.S. federal income and withholding tax, provided that:

•

such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us;

•

such Non-U.S. Holder certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address or otherwise satisfies applicable documentation requirements; and

•	such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States.

If a Non-U.S. Holder cannot satisfy the requirements described above, such payments on the notes will be subject to a 30% United States federal withholding tax unless such Non-U.S. Holder provides us or our paying agent, as the case may be, with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with such holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the 30% withholding tax discussed in the preceding paragraphs, generally will be subject to regular U.S. federal income tax on any such interest and gain in the same manner as if it were a U.S. Holder (unless an applicable treaty provides otherwise). A Non-U.S. Holder will be required to provide to the withholding agent an applicable properly executed Internal Revenue Service Form W-8 (or successor form) in order to claim an exemption from withholding tax. Additionally, a foreign corporation that is a holder of a note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless an applicable income tax treaty provides otherwise.

Information Reporting and Backup Withholding. In certain circumstances, backup withholding (currently at a rate of 28%) and information reporting may apply to interest (including OID) payments on a note and payments of the proceeds of the sale or other disposition (including a retirement or redemption) of a note unless such Non-U.S. Holder furnishes us or our paying agent with appropriate documentation of such holder’s non-U.S. status. Non-U.S. Holders should consult their tax advisers as to the qualification for exemption from backup withholding and the procedure for obtaining such an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be refunded or allowed as a credit against its U.S. federal income tax liability provided that the Non-U.S. Holder timely provides the required information to the IRS.

Proposed Legislation

The U.S. House of Representatives has passed a bill that, if enacted in its current form, would substantially revise some of the rules discussed above, including with respect to certification requirements and information reporting. In the event of non-compliance with the revised certification requirements, withholding tax could be imposed on payments to holders that own notes through foreign accounts or foreign intermediaries of interest (including OID), principal or sales proceeds (including a retirement or redemption). It cannot be predicted whether, or in what form, this bill will be enacted. Prospective investors should consult their own tax advisers regarding this bill and other proposals made by the Obama administration and members of Congress.

PLAN OF DISTRIBUTION

Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-marketing activities or other trading activities. In addition, until                 , 2013, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any such sale of exchange notes by Participating Broker-Dealers. Exchange notes received by Participating Broker-Dealers for their own account, pursuant to the exchange offer, may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer or the purchasers of any such exchange notes. Any Participating Broker-Dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any Participating Broker-Dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any Participating Broker-Dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of Ryerson Inc. and Subsidiary Companies as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have agreed, so long as any original notes remain outstanding, to make available to any holder or beneficial owner of original notes in connection with any sale thereof and to any prospective purchaser of such original notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of the original notes pursuant to Rule 144A under the Securities Act.

Upon effectiveness of the registration statement of which this prospectus is a part, we will become subject to the periodic reporting and to the informational requirements of the Exchange Act and will file information with the SEC, including annual, quarterly and current reports. You may read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at the following address:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-0330 for further information on the operations of the public reference rooms.

Our SEC filings are also available at the SEC’s website at http://www.sec.gov and at our own website at http://www.ryerson.com. You may also obtain a copy of any our filings, at no cost, by writing to or telephoning us at the following address:

Ryerson Inc.

227 West Monroe Street, 27th Floor

Chicago, Illinois 60606

Attention: Vice President and Managing Counsel

(312) 292-5000

Ryerson Inc.

Joseph T. Ryerson & Son, Inc.

All tendered original notes, executed letters of transmittal, and other related documents should be directed to the exchange agent. Requests for assistance and for additional copies of this prospectus, the letter of transmittal and other related documents should be directed to the exchange agent.

EXCHANGE AGENT:

WELLS FARGO BANK, N.A.

By Facsimile:

(612) 667-6282

Confirm by telephone:

(800) 344-5128

By Regular Mail or Overnight Courier:

Wells Fargo Bank, N.A.

MAC - N9303-121

Corporate Trust Operations

Sixth Street & Marquette Avenue

Minneapolis, MN 55479

By Hand:

Wells Fargo Bank, N.A.

Northstar East Building - 12th floor

Corporate Trust Services

608 Second Avenue South

Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Ryerson Inc.

We have audited the accompanying consolidated balance sheets of Ryerson Inc. and Subsidiary Companies as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audit also included the financial statement schedule listed in the index to the consolidated financial statements. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ryerson Inc. and Subsidiary Companies at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Ernst & Young LLP

Chicago, Illinois

March 13, 2013

RYERSON INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

	Year Ended December 31,
	2012	2011	2010
Net sales	$4,024.7	$4,729.8	$3,895.5
Cost of materials sold	3,315.1	4,071.0	3,355.7

Gross profit	709.6	658.8	539.8
Warehousing, delivery, selling, general and administrative	508.2	539.8	505.7
Restructuring and other charges	1.1	11.1	12.0
Gain on insurance settlement	—	—	(2.6)
Impairment charges on fixed assets and goodwill	1.0	9.3	1.4
Pension and other postretirement benefits curtailment (gain) loss	(1.7)	—	2.0

Operating profit	201.0	98.6	21.3
Other expense:
Other income and (expense), net	(18.0)	4.6	(3.2)
Interest and other expense on debt	(86.4)	(80.1)	(75.2)

Income (loss) before income taxes	96.6	23.1	(57.1)
Provision (benefit) for income taxes	(7.2)	(11.5)	12.9

Net income (loss)	103.8	34.6	(70.0)
Less: Net loss attributable to noncontrolling interest	(5.5)	(8.3)	(4.6)

Net income (loss) attributable to Ryerson Inc.	$109.3	$42.9	$(65.4)

See Notes to Consolidated Financial Statements.

RYERSON INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In millions)

	Year Ended December 31,
	2012	2011	2010
Net income (loss)	$103.8	$34.6	$(70.0)
Other comprehensive income (loss), before tax:
Foreign currency translation adjustments	3.9	(1.0)	11.4
Unrealized gain (loss) on available-for-sale investment	7.7	(9.8)	5.4
Changes in defined benefit pension and other post-retirement benefit plans	(51.5)	(66.7)	(19.0)

Other comprehensive loss	(39.9)	(77.5)	(2.2)
Total comprehensive income (loss), before tax	63.9	(42.9)	(72.2)
Income tax benefit related to items of other comprehensive income	(2.1)	(1.5)	(0.7)

Comprehensive income (loss), after tax	66.0	(41.4)	(71.5)
Less: comprehensive loss attributable to the noncontrolling interest	(5.9)	(7.0)	(3.2)

Comprehensive income (loss) attributable to Ryerson Inc.	$71.9	$(34.4)	$(68.3)

See Notes to Consolidated Financial Statements.

RYERSON INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Year Ended December 31,
	2012	2011	2010
Operating Activities:
Net income (loss)	$103.8	$34.6	$(70.0)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	47.3	43.3	38.6
Deferred income taxes	(10.2)	(12.7)	58.2
Provision for allowances, claims and doubtful accounts	1.7	3.4	3.0
Restructuring and other charges	1.1	11.1	12.0
Impairment charges on fixed assets and goodwill	1.0	9.3	1.4
Gain on bargain purchase	—	(5.8)	—
Pension and other postretirement benefits curtailment (gain) loss	(1.7)	—	2.0
Loss on retirement of debt	17.2	0.2	—
Other items	2.8	1.2	(0.3)
Change in operating assets and liabilities, net of effects of acquisitions:
Receivables	120.2	(2.4)	(138.5)
Inventories	(5.8)	92.9	(170.9)
Other assets	8.4	10.0	8.6
Accounts payable	(38.3)	(71.6)	102.4
Accrued liabilities	(8.4)	(14.5)	(2.5)
Accrued taxes payable/receivable	(3.0)	2.2	(5.5)
Deferred employee benefit costs	(49.5)	(46.6)	(36.9)

Net adjustments	82.8	20.0	(128.4)

Net cash provided by (used in) operating activities	186.6	54.6	(198.4)

Investing Activities:
Acquisitions, net of cash acquired	(5.1)	(95.2)	(12.0)
Decrease in restricted cash	1.4	16.7	3.9
Capital expenditures	(40.8)	(47.0)	(27.0)
Investment in joint venture	(2.9)	—	—
Increase in cash due to consolidation of joint venture	3.0	—	—
Proceeds from sales of property, plant and equipment	11.6	11.3	5.5
Other investments	(2.5)	(0.8)	(14.8)

Net cash used in investing activities	(35.3)	(115.0)	(44.4)

Financing Activities:
Long-term debt issued	900.0	—	—
Long-term debt retired	(484.6)	—	—
Repayment of debt	—	(11.8)	(10.6)
Proceeds from credit facility borrowings	—	—	180.0
Repayment of credit facility borrowings	—	—	(180.0)
Net proceeds/(repayments) of short-term borrowings	(149.0)	68.5	206.0
Long-term debt issuance costs	(18.1)	—	—
Credit facility issuance costs	—	(15.8)	—
Purchase of subsidiary shares from noncontrolling interest	—	—	(17.5)
Net increase (decrease) in book overdrafts	(11.8)	17.0	6.6
Distributions made to parent	(379.9)	—	—

Net cash provided by (used in) financing activities	(143.4)	57.9	184.5

Net increase (decrease) in cash and cash equivalents	7.9	(2.5)	(58.3)
Effect of exchange rate changes on cash and cash equivalents	1.6	1.6	5.6

Net change in cash and cash equivalents	9.5	(0.9)	(52.7)
Cash and cash equivalents—beginning of period	61.3	62.2	114.9

Cash and cash equivalents—end of period	$70.8	$61.3	$62.2

Supplemental Disclosures
Cash paid (received) during the period for:
Interest paid to third parties	$67.6	$71.5	$66.1
Income taxes, net	5.2	(3.1)	(46.8)

See Notes to Consolidated Financial Statements.

RYERSON INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(In millions, except shares)

	At December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$70.8	$61.3
Restricted cash (Note 3)	3.9	5.3
Receivables less provision for allowances, claims and doubtful accounts of $7.1 in 2012 and $7.7 in 2011	396.7	515.8
Inventories (Note 4)	741.5	732.4
Prepaid expenses and other assets	41.4	37.9

Total current assets	1,254.3	1,352.7
Property, plant and equipment, net of accumulated depreciation (Note 5)	483.4	491.1
Deferred income taxes (Note 17)	38.4	35.6
Other intangible assets (Note 6)	57.3	62.1
Goodwill (Note 7)	97.0	96.7
Deferred charges and other assets	33.8	25.0

Total assets	$1,964.2	$2,063.2

Liabilities
Current liabilities:
Accounts payable	$196.2	$245.0
Accrued liabilities:
Salaries, wages and commissions	32.1	40.2
Deferred income taxes (Note 17)	121.6	132.5
Interest on debt	21.2	10.3
Other accrued liabilities	35.4	52.1
Short-term debt (Note 9)	35.3	52.0
Current portion of deferred employee benefits	14.2	15.2

Total current liabilities	456.0	547.3
Long-term debt (Note 9)	1,270.1	971.6
Deferred employee benefits (Note 10)	504.4	502.9
Taxes and other credits	14.2	10.1

Total liabilities	2,244.7	2,031.9
Commitments and contingencies (Note 11)
Redeemable noncontrolling interest (Note 2)	1.7	—
Equity
Ryerson Inc. stockholders’ equity (deficit):
Common stock, $0.01 par value; 1,000 shares authorized; 100 shares issued at 2012 and 2011	—	—
Capital in excess of par value	71.3	451.5
Accumulated deficit	(102.5)	(211.8)
Accumulated other comprehensive loss	(253.7)	(216.3)

Total Ryerson Inc. stockholders’ equity (deficit)	(284.9)	23.4
Noncontrolling interest	2.7	7.9

Total equity (deficit)	(282.2)	31.3

Total liabilities and equity	$1,964.2	$2,063.2

See Notes to Consolidated Financial Statements

RYERSON INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In millions, except shares)

	Ryerson Inc. Stockholders
					Accumulated Other Comprehensive Income (Loss)
	Common Stock		Capital in Excess of Par Value	Accumulated Deficit	Foreign Currency Translation	Benefit Plan Liabilities	Unrealized Gain (Loss) on Available-For-Sale Investments	Noncontrolling Interest	Total	Redeemable Noncontrolling Interest
	Shares	Dollars	Dollars	Dollars	Dollars	Dollars	Dollars	Dollars	Dollars	Dollars
Balance at January 1, 2010	100	$—	$456.2	$(189.3)	$(17.4)	$(118.7)	$—	$35.6	$166.4	$—
Net loss	—	—	—	(65.4)	—	—	—	(4.6)	(70.0)	—
Foreign currency translation	—	—	—	—	10.0	—	—	1.4	11.4	—
Purchase of subsidiary shares from noncontrolling interest	—	—	—	—	—	—	—	(17.5)	(17.5)	—
Changes in defined benefit pension and other post-retirement benefit plans (net of tax benefit of $0.7)	—	—	—	—	—	(18.3)	—	—	(18.3)	—
Unrealized gain on available-for-sale investment	—	—	—	—	—	—	5.4	—	5.4	—

Balance at December 31, 2010	100	$—	$456.2	$(254.7)	$(7.4)	$(137.0)	$5.4	$14.9	$77.4	$—
Net income (loss)	—	—	—	42.9	—	—	—	(8.3)	34.6	—
Foreign currency translation	—	—	—	—	(2.3)	—	—	1.3	(1.0)	—
Distributions to parent	—	—	(4.7)	—	—	—	—	—	(4.7)	—
Changes in defined benefit pension and other post-retirement benefit plans (net of tax benefit of $1.5)	—	—	—	—	—	(65.2)	—	—	(65.2)	—
Unrealized loss on available-for-sale investment	—	—	—	—	—	—	(9.8)	—	(9.8)	—

Balance at December 31, 2011	100	$—	$451.5	$(211.8)	$(9.7)	$(202.2)	$(4.4)	$7.9	$31.3	$—
Net income (loss)	—	—	—	109.3	—	—	—	(5.2)	104.1	(0.3)
Foreign currency translation	—	—	—	—	4.3	—	—	—	4.3	(0.4)
Distributions to parent	—	—	(380.2)	—	—	—	—	—	(380.2)	—
Changes in defined benefit pension and other post-retirement benefit plans (net of tax benefit of $2.1)	—	—	—	—	—	(49.4)	—	—	(49.4)	—
Unrealized gain on available-for-sale investment	—	—	—	—	—	—	7.7	—	7.7	—
Fair value of noncontrolling interest associated with business acquired	—	—	—	—	—	—	—	—	—	2.4

Balance at December 31, 2012	100	$—	$71.3	$(102.5)	$(5.4)	$(251.6)	$3.3	$2.7	$(282.2)	$1.7

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Summary of Accounting and Financial Policies

Business Description and Basis of Presentation. Ryerson Inc. (“Ryerson”), a Delaware corporation, is a wholly-owned subsidiary of Ryerson Holding Corporation (“Ryerson Holding”).

On October 19, 2007, the merger (the “Platinum Acquisition”) of Rhombus Merger Corporation (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Ryerson Holding, with and into Ryerson, was consummated in accordance with the Agreement and Plan of Merger, dated July 24, 2007, by and among Ryerson, Ryerson Holding and Merger Sub (the “Merger Agreement”). Upon the closing of the Platinum Acquisition, Ryerson became a wholly-owned subsidiary of Ryerson Holding. Ryerson Holding is 99% owned by affiliates of Platinum Equity, LLC (“Platinum”).

Ryerson conducts materials distribution operations in the United States through its wholly-owned direct subsidiary Joseph T. Ryerson & Son, Inc. (“JT Ryerson”), a Delaware corporation, in Canada through its indirect wholly-owned subsidiary Ryerson Canada, Inc., a Canadian corporation (“Ryerson Canada”) and in Mexico through its indirect wholly-owned subsidiary Ryerson Metals de Mexico, S. de R.L. de C.V., a Mexican corporation (“Ryerson Mexico”). In addition to our North American operations, we conduct materials distribution operations in China through Ryerson China Limited (“Ryerson China”), a company in which we have a 50% direct ownership percentage and an additional 50% interest through affiliates of Ryerson Holding, and in Brazil through Açofran Aços e Metais Ltda (“Açofran”), a company in which we have had a 50% direct ownership percentage since February 17, 2012. Unless the context indicates otherwise, Ryerson, JT Ryerson, Ryerson Canada, Ryerson China, Ryerson Mexico and Açofran together with their subsidiaries, are collectively referred to herein as “we,” “us,” “our,” or the “Company.”

Principles of Consolidation. The Company consolidates entities in which it owns or controls more than 50% of the voting shares. All significant intercompany balances and transactions have been eliminated in consolidation. Additionally, variable interest entities that do not have sufficient equity investment to permit the entity to finance its activities without additional subordinated support from other parties or whose equity investors lack the characteristics of a controlling financial interest for which the Company is the primary beneficiary are included in the consolidated financial statements.

Business Segments. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280, “Segment Reporting” (“ASC 280”), establishes standards for reporting information on operating segments in interim and annual financial statements. Our Chief Executive Officer, together with the Operating Committee selected by our Board of Directors, serve as our Chief Operating Decision Maker (“CODM”). Our CODM reviews our financial information for purposes of making operational decisions and assessing financial performance. The CODM views our business globally as metals service centers. We have one operating and reportable segment, metal service centers, in accordance with the criteria set forth in ASC 280.

Use of Estimates. The preparation of financial statements in conformity with Generally Accepted Accounting Principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Changes in such estimates may affect amounts reported in future periods.

Equity Investments. Investments in affiliates in which the Company’s ownership is 20% to 50% are accounted for by the equity method. Equity income is reported in “Cost of materials sold” in the Consolidated Statements of Operations. Equity income during the years ended December 31, 2012, 2011 and 2010 totaled $0.2 million, $0.1 million, and zero, respectively.

Revenue Recognition. Revenue is recognized in accordance with FASB ASC 605, “Revenue Recognition.” Revenue is recognized upon delivery of product to customers. The timing of shipment is substantially the same as the timing of delivery to customers given the proximity of the Company’s distribution sites to its customers. Revenue is recorded net of returns, allowances, customer discounts and incentives. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net (excluded from revenues) basis.

Provision for allowances, claims and doubtful accounts. We perform ongoing credit evaluations of customers and set credit limits based upon review of the customers’ current credit information and payment history. The Company monitors customer payments and maintains a provision for estimated credit losses based on historical experience and specific customer collection issues that the Company has identified. Estimation of such losses requires adjusting historical loss experience for current economic conditions and judgments about the probable effects of economic conditions on certain customers. The Company cannot guarantee that the rate of future credit losses will be similar to past experience. Provisions for allowances and claims are based upon historical rates, expected trends and estimates of potential returns, allowances, customer discounts and incentives. The Company considers all available information when assessing the adequacy of the provision for allowances, claims and doubtful accounts.

Shipping and Handling Fees and Costs. Shipping and handling fees billed to customers are classified in “Net Sales” in our Consolidated Statement of Operations. Shipping and handling costs, primarily distribution costs, are classified in “Warehousing, delivery, selling, general and administrative” expenses in our Consolidated Statement of Operations. These costs totaled $87.3 million, $94.8 million and $82.1 million for the years ended December 31, 2012, 2011 and 2010, respectively.

Benefits for Retired Employees. The Company recognizes the funded status of its defined benefit pension and other postretirement plans in the Consolidated Balance Sheets, with changes in the funded status recognized through accumulated other comprehensive income (loss), net of tax, in the year in which the changes occur. The estimated cost of the Company’s defined benefit pension plan and its postretirement medical benefits are determined annually after considering information provided by consulting actuaries. Key factors used in developing estimates of these liabilities include assumptions related to discount rates, rates of return on investments, future compensation costs, healthcare cost trends, benefit payment patterns and other factors. The cost of these benefits for retirees is accrued during their term of employment. Pensions are funded primarily in accordance with the requirements of the Employee Retirement Income Security Act (“ERISA”) of 1974 and the Pension Protection Act of 2006 into a trust established for the Ryerson Pension Plan. Costs for retired employee medical benefits are funded when claims are submitted. Certain salaried employees are covered by a defined contribution plan, for which the cost is expensed in the period earned.

Cash Equivalents. Cash equivalents reflected in the financial statements are highly liquid, short-term investments with original maturities of three months or less that are an integral part of the Company’s cash management portfolio. Checks issued in excess of funds on deposit at the bank represent “book” overdrafts and are reclassified to accounts payable. Amounts reclassified totaled $37.5 million and $49.3 million at December 31, 2012 and 2011, respectively.

Inventory Valuation. Inventories are stated at the lower of cost or market value. We use the last-in, first-out (“LIFO”) method for valuing our domestic inventories. We use the weighted-average cost and the specific cost methods for valuing our foreign inventories.

Property, Plant and Equipment. Property, plant and equipment, including land use rights, are depreciated for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The provision for depreciation in all periods presented is based on the following estimated useful lives of the assets:

Land improvements	20 years
Buildings	45 years
Machinery and equipment	15 years
Furniture and fixtures	10 years
Transportation equipment	6 years
Land use rights	50 years

Expenditures for normal repairs and maintenance are charged against income in the period incurred.

Goodwill. In accordance with FASB ASC 350, “Intangibles – Goodwill and Other” (“ASC 350”), goodwill is reviewed at least annually for impairment or whenever indicators of potential impairment exist. We test for impairment of goodwill by assessing various qualitative factors with respect to developments in our business and the overall economy and calculating the fair value of a reporting unit using the discounted cash flow method, as necessary. If we determine that it is more likely than not that the fair value of a reporting unit is less than the carrying value based on our qualitative assessment, we will proceed to the two-step goodwill impairment test. In step one, we compare the fair value of the reporting unit in which goodwill resides to its carrying value. If the carrying amount exceeds the fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. In the second step, the implied fair value of the goodwill is estimated as the fair value of the reporting unit used in the first step less the fair value of all other net tangible and intangible assets of the reporting unit. If the carrying amount of goodwill exceeds its implied fair value, an impairment loss is recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. The fair value of the reporting units are estimated using an average of an income approach and a market approach as this combination is deemed to be the most indicative of fair value in an orderly transaction between market participants.

Long-lived Assets and Other Intangible Assets. Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment is recognized. Any related impairment loss is calculated based upon comparison of the fair value to the carrying value of the asset. Separate intangible assets that have finite useful lives are amortized over their useful lives. An impaired intangible asset would be written down to fair value, using the discounted cash flow method.

Deferred Financing Costs. Deferred financing costs associated with the issuance of debt are being amortized using the effective interest method over the life of the debt.

Income Taxes. Deferred tax assets or liabilities reflect temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are adjusted, as appropriate, to reflect changes in enacted tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The determination of the amount of a valuation allowance to be provided on recorded deferred tax assets involves estimates regarding (1) the timing and amount of the reversal of taxable temporary differences, (2) expected future taxable income, (3) the impact of tax planning strategies and (4) the ability to carry back deferred tax assets to offset prior taxable income. In assessing the need for a valuation allowance, the Company considers all available positive and negative evidence, including past operating results, projections of future taxable income and the feasibility of ongoing tax planning strategies. The projections of future taxable income include a number of estimates and assumptions regarding volume, pricing, costs and industry cyclicality.

Significant judgment is required in determining income tax provisions and in evaluating tax positions. In the normal course of business, the Company and its subsidiaries are examined by various federal, state and foreign tax authorities. The Company records the impact of a tax position, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of our provision for income taxes. The Company continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, the current tax liability and deferred taxes in the period in which the facts that give rise to a revision become known.

The Company recognizes the benefit of tax positions when a benefit is more likely than not (i.e. greater than 50% likely) to be sustained on its technical merits. Recognized tax benefits are measured at the largest amount that is more likely than not to be sustained, based on cumulative probability, in final settlement of the position. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense.

Earnings Per Share Data. As the Company’s stock is not publicly traded, earnings (loss) per common share data is excluded from presentation.

Foreign Currency. The Company translates assets and liabilities of its foreign subsidiaries, where the functional currency is the local currency, into U.S. dollars at the current rate of exchange on the last day of the reporting period. Revenues and expenses are translated at the average monthly exchange rates prevailing during the year.

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income (loss) for the year. The Company recognized $1.5 million, $0.8 million and $2.7 million of exchange losses for the years ended December 31, 2012, 2011 and 2010, respectively. These amounts are primarily classified in “Other income and (expense), net” in our Consolidated Statements of Operations.

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”). ASU 2011-04 amends ASC 820, “Fair Value Measurements” (“ASC 820”), providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the ASC 820 disclosure requirements, particularly for Level 3 fair value measurements. The revised guidance is effective for interim and annual periods beginning after December 15, 2011 and early application by public entities is prohibited. We adopted this guidance on January 1, 2012. The adoption did not have a material impact on our financial statements.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income” (“ASU 2011-05”). Under ASU 2011-05, entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate but consecutive statements. Under the single-statement approach, entities must include the components of net income, a total for net income, the components of other comprehensive income and a total for comprehensive income. Under the two-statement approach, entities must report an income statement and, immediately following, a statement of other comprehensive income. The amendments in ASU 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU 2011-05 should be applied retrospectively. The provisions for this pronouncement are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, with early adoption permitted. We have adopted this pronouncement for our fiscal year beginning January 1, 2012. The adoption did not have a material impact on our financial statements.

        In September 2011, the FASB issued ASU 2011-08, “Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment” (“ASU 2011-08”). ASU 2011-08 allows an entity to make an initial qualitative evaluation, based on the entity’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The results of this qualitative assessment determine whether it is necessary to perform the currently required two-step impairment test. The new guidance also expands upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The new guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 with early adoption permitted. We adopted this guidance prospectively on January 1, 2012. The adoption did not have an impact on our financial statements.

In February 2013, the FASB issued ASU 2013-2, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This guidance requires an entity to present, either on the face of the financial statements or as a disclosure in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, the guidance requires an entity to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. This guidance is effective for our fiscal year beginning January 1, 2013. As this standard only impacts presentation and disclosure requirements, its adoption will not have a material impact on our financial statements.

Note 2: Acquisitions

Singer Steel Company

On March 14, 2011, the Company acquired all the issued and outstanding capital stock of Singer Steel Company (“Singer”). Singer is a full-service steel value-added processor with state-of-the-art processing equipment. We believe that Singer’s capabilities strongly enhance Ryerson’s offering in the Midwest and Northeast United States.

The fair value of the consideration totaled $23.6 million on the acquisition date, of which $20.0 million was paid on the date of acquisition and $3.6 million was paid in 2012.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date. The Company used a third-party valuation firm to estimate the fair values of the property, plant and equipment and intangible assets. Inventory was valued by the Company using acquisition date fair values of the metals.

At March 14, 2011
(In millions)
Cash	$0.3
Restricted cash	6.5
Accounts receivable	7.3
Inventory	16.3
Property, plant, and equipment	8.2
Intangible assets	4.3
Other assets	0.2

Total identifiable assets acquired	43.1

Current liabilities	11.4
Deferred tax liabilities	2.3

Total liabilities assumed	13.7

Net identifiable assets acquired	29.4
Bargain purchase	(5.8)

Net assets acquired	$23.6

The fair value of accounts receivables acquired was $7.3 million, with a gross amount of $7.8 million. The Company expected $0.5 million to be uncollectible.

Of the $4.3 million of acquired intangible assets, $2.2 million was assigned to customer relationships with a useful life of 7 years, $1.7 million was assigned to trademarks with a useful life of 5 years and $0.4 million was assigned to a license agreement with a useful life of 7 years.

The transaction resulted in a bargain purchase primarily due to the fair value of acquired intangible assets and higher inventory valuation related to rising metals prices. The gain is included in other income and (expense), net in the Statement of Operations. The Company has recognized $0.4 million in acquisition-related fees, which is included in warehousing, delivery, selling, general and administrative expenses.

Included in the 2011 financial results is $36.1 million of revenue and $9.4 million (includes the $5.8 million bargain purchase gain) of net income from Singer since the acquisition date.

Turret Steel

On December 9, 2011, the Company acquired all the issued and outstanding capital stock of Turret Steel Industries, Inc., Sunbelt-Turret Steel, Inc., Wilcox-Turret Cold Drawn, Inc., and Imperial Trucking Company, LLC (collectively, “Turret”). Turret is a premier distributor of Special Bar Quality Carbon and Alloy bar products. We believe that Turret’s product offerings strongly enhance Ryerson’s strategy of increasing its presence in long and fabricated products.

Ryerson acquired Turret for a cash purchase price of $78.8 million, plus assumption of approximately $6.5 million of debt on the acquisition date. A total of $1.5 million of the $78.8 million cash purchase price was held back and paid to the seller in June 2012. The terms of the agreement also include deferred cash consideration payouts, totaling a maximum of $36.0 million over a period of 5 years, which are contingent on the seller’s continued employment with Ryerson as well as the financial performance of Turret. The deferred cash consideration will be recognized as compensation expense and recorded as it is incurred over the five year period.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date. The Company used a third-party valuation firm to estimate the fair values of the property, plant and equipment and intangible assets. Inventory was valued by the Company using acquisition date fair values of the metals.

At December 9, 2011
(In millions)
Cash	$1.8
Accounts receivable	12.0
Inventory	26.7
Property, plant, and equipment	2.9
Intangible assets	45.1
Goodwill	25.1
Other assets	1.2

Total identifiable assets acquired	114.8

Current liabilities	17.5
Deferred tax liabilities	18.5

Total liabilities assumed	36.0

Net assets acquired	$78.8

The fair value of accounts receivables acquired was $12.0 million, with a gross amount of $12.4 million. The Company expected $0.4 million to be uncollectible.

Of the $45.1 million of acquired intangible assets, $27.8 million was assigned to customer relationships with useful lives between 7 and 11 years, $17.0 million was assigned to trademarks with a useful life of 20 years and $0.3 million was assigned to a covenant not to compete with a useful life of 7 years. The Company recognized $25.1 million of goodwill, reflecting management’s expected synergies.

The Company has recognized $0.4 million in acquisition-related fees, which is included in warehousing, delivery, selling, general and administrative expenses.

Included in the 2011 financial results is $5.6 million of revenue and $17.0 million of net income, which includes $16.6 million of tax benefits, from Turret since the acquisition date.

The following unaudited pro forma information presents consolidated results of operations for the year ended December 31, 2012 and 2011 as if the acquisitions of Singer and Turret on March 14, 2011 and December 9, 2011, respectively, had occurred on January 1, 2011:

	Pro Forma
	Year Ended December 31,
	2012	2011
	(In millions)
Net sales	$4,024.7	$4,866.8
Net income attributable to Ryerson Inc.	109.3	27.9

The 2011 supplemental pro forma net income (loss) was adjusted to exclude the $5.8 million bargain purchase gain and $18.0 million of tax benefits realized in 2011 as they are nonrecurring items.

Açofran

On February 17, 2012, the Company acquired 50% of the issued and outstanding capital stock of Açofran, a long products distributor located in São Paulo, Brazil. The Company fully consolidates Açofran based on voting control. The Company is party to a put option arrangement with respect to the securities that represent the noncontrolling interest of Açofran. The put is exercisable by the minority shareholders outside of the Company’s control by requiring the Company to redeem the minority shareholders’ equity stake in the subsidiary at a put price based on earnings before interest, income tax, depreciation and amortization expense and net debt. The redeemable noncontrolling interest is classified as mezzanine equity and measured at the greater of estimated redemption value at the end of each reporting period or the historical cost basis of the noncontrolling interest adjusted for earnings and foreign currency allocations. The resulting increase or decrease in the estimated redemption amount is adjusted with a corresponding charge against retained earnings, or in the absence of retained earnings, additional paid-in-capital. The acquisition is not material to our consolidated financial statements.

Other Acquisitions

On January 26, 2010, the Company acquired, through its subsidiary JT Ryerson, all of the issued and outstanding capital stock of Texas Steel Processing, Inc. (“TSP”), a steel plate processor based in Houston, Texas. The acquisition is not material to our consolidated financial statements.

On August 4, 2010, the Company acquired, through its subsidiary JT Ryerson, all of the issued and outstanding capital stock of SFI-Gray Steel Inc. (“SFI”), a steel plate processor based in Houston, Texas. The acquisition is not material to our consolidated financial statements.

On July 12, 2010, we acquired Van Shung Chong Holdings Limited (“VSC”) remaining 20% equity interest in Ryerson China. As a result, Ryerson China is now a wholly-owned subsidiary of Ryerson Holding. The acquisition did not materially impact the financial statements of Ryerson.

Note 3: Restricted Cash

As part of one of our note indentures, proceeds from the sale of property, plant, and equipment are deposited in a restricted cash account. Cash can be withdrawn from this restricted account upon meeting certain requirements. The balance in this account was zero and $0.9 million at December 31, 2012 and 2011, respectively. In addition, Ryerson China has a restricted cash balance of $0.1 million and $0.3 million as of December 31, 2012 and 2011, respectively, which is primarily related to letters of credit that can be presented for product material purchases. We also have cash restricted for purposes of covering letters of credit that can be presented for potential insurance claims, which totaled $3.8 million and $4.1 million as of December 31, 2012 and 2011, respectively.

Note 4: Inventories

Inventories were classified at December 31, 2012 and 2011 as follows:

	At December 31,
	2012	2011
	(In millions)
In process and finished products	$741.5	$732.4

If current cost had been used to value inventories, such inventories would have been $34 million lower and $29 million higher than reported at December 31, 2012 and 2011, respectively. Approximately 88% of inventories are accounted for under the LIFO method at December 31, 2012 and 2011. Non-LIFO inventories consist primarily of inventory at our foreign facilities using the weighted-average cost and the specific cost methods. Substantially all of our inventories consist of finished products.

The Company has consignment inventory at certain customer locations, which totaled $13.1 million and $15.9 million at December 31, 2012 and 2011, respectively.

Note 5: Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2012 and 2011:

	At December 31,
	2012	2011
	(In millions)
Land and land improvements	$98.3	$100.5
Buildings and leasehold improvements	203.4	195.4
Machinery, equipment and other	339.6	311.0
Construction in progress	7.1	15.7

Total	648.4	622.6
Less: Accumulated depreciation	(165.0)	(131.5)

Net property, plant and equipment	$483.4	$491.1

The Company recorded $1.0 million, $7.8 million, and $1.4 million of impairment charges in 2012, 2011 and 2010, respectively, related to fixed assets. The impairment charge recorded in 2012 and 2011 related to certain assets held for sale in order to recognize the assets at their fair value less cost to sell in accordance with FASB ASC 360-10-35-43, “Property, Plant and Equipment – Other Presentation Matters.” The fair values of each property were determined based on appraisals obtained from a third party, pending sales contracts or recent listing agreements with third party brokerage firms. The Company had $3.6 million and $10.0 million of assets held for sale, classified within “Other current assets” as of December 31, 2012 and 2011, respectively.

Note 6: Intangible Assets

The following summarizes the components of intangible assets at December 31, 2012 and 2011:

	At December 31, 2012			At December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
	(In millions)
Amortized intangible assets
Customer relationships	$46.8	$(9.5)	$37.3	$45.9	$(5.6)	$40.3
Developed technology / product know-how	1.9	(0.9)	1.0	1.9	(0.5)	1.4
Non-compete agreements	1.4	(0.6)	0.8	1.4	(0.3)	1.1
Trademarks	19.8	(1.9)	17.9	19.5	(0.5)	19.0
Licenses	0.4	(0.1)	0.3	0.4	(0.1)	0.3

Total intangible assets	$70.3	$(13.0)	$57.3	$69.1	$(7.0)	$62.1

Amortization expense related to intangible assets for the years ended December 31, 2012, 2011 and 2010 was $6.0 million, $2.7 million and $1.7 million, respectively.

Intangible assets are amortized over a period between 2 and 20 years. Estimated amortization expense related to intangible assets at December 31, 2012, for each of the years in the five year period ending December 31, 2017 and thereafter is as follows:

Estimated Amortization Expense
(In millions)
For the year ended December 31, 2013	$6.0
For the year ended December 31, 2014	6.0
For the year ended December 31, 2015	5.6
For the year ended December 31, 2016	4.8
For the year ended December 31, 2017	4.6
For the years ended thereafter	30.3

Note 7: Goodwill

The following is a summary of changes in the carrying amount of goodwill for the years ended December 31, 2012 and 2011:

Carrying Amount
(In millions)
Balance at January 1, 2011	$73.7
Acquisitions and adjustments to purchase price	24.7
Impairment charge	(1.5)
Changes due to foreign currency translation	(0.2)

Balance at December 31, 2011	$96.7
Acquisitions	0.2
Changes due to foreign currency translation	0.1

Balance at December 31, 2012	$97.0

In 2011, the Company recognized $25.1 million of goodwill related to the Turret acquisition, of which, $7.9 million is deductible for income tax purposes. The Company made purchase price adjustments of $0.4 million during the year ended December 31, 2011.

In 2012, the Company recognized $0.2 million of goodwill related to the Acofran acquisition, which is not deductible for income tax purposes.

As a result of our 2011 annual goodwill impairment test, the Company concluded that the carrying value of one of its reporting units exceeded its fair value. As required by the second step of the impairment test, the Company performed an allocation of the fair value to all the assets and liabilities of the reporting unit, including identifiable intangible assets, based on their fair values, to determine the implied fair value of goodwill. Accordingly, the Company recorded a goodwill impairment charge of $1.5 million in 2011 for the difference between the carrying value of the goodwill in the reporting unit and its implied fair value. The impairment resulted from a combination of factors, including the global economic downturn, a decline in margins for the reporting unit, which led to reductions in the Company’s projected operating results and estimated future cash flows related to the reporting unit in future periods The fair values of the Company’s other reporting units exceeded their estimated carrying values and therefore goodwill in those reporting units was not impaired. The fair values of the reporting units were estimated using an average of a market approach and an income approach as this combination is deemed to be the most indicative of our fair value in an orderly transaction between market participants and is consistent with the methodology used for the goodwill impairment test in the prior year.

Based on our October 1, 2012 annual goodwill impairment test, we have determined there was no impairment in 2012.

Note 8: Restructuring and Other Charges

The following summarizes restructuring accrual activity for the years ended December 31, 2012, 2011 and 2010:

	Employee Related Costs	Tenancy and Other Costs	Total Restructuring Costs
	(In millions)
Balance at January 1, 2010	$0.4	$0.5	$0.9
Restructuring charges	12.5	—	12.5
Cash payments	(0.6)	(0.4)	(1.0)
Adjustments for pension and other post-retirement termination non-cash charges	(12.1)	—	(12.1)
Reclassifications	(0.1)	0.1	—

Balance at December 31, 2010	$0.1	$0.2	$0.3
Restructuring charges	11.1	—	11.1
Cash payments	(5.3)	(0.2)	(5.5)
Adjustments for pension and other post-retirement termination non-cash charges	(1.4)	—	(1.4)

Balance at December 31, 2011	$4.5	$—	$4.5
Restructuring charges	1.3	0.2	1.5
Reduction to reserve	(0.4)	—	(0.4)
Cash payments	(4.4)	(0.2)	(4.6)

Balance at December 31, 2012	$1.0	$—	$1.0

2012

In 2012, the Company recorded a charge of $1.3 million related to the closure of one of its facilities. The charge consists of employee-related costs, primarily severance for 42 employees. In the fourth quarter of 2012, the Company paid $0.3 million in employee costs related to this facility closure. The remaining $1.0 million balance is expected to be paid in 2013. In the first quarter of 2013, as part of this facility closure, the Company expects to record tenancy-related costs of approximately $2 million.

During 2012, the Company paid $4.0 million in employee costs and $0.2 million in tenancy costs related to its October 2011 reorganization plan. The Company also recorded a $0.4 million reduction to this reorganization reserve for employee-related costs and recorded a charge of $0.2 million related to tenancy costs. The $0.2 million net credit reduced the reserve for the October 2011 reorganization to zero and was credited to restructuring and other charges in the Consolidated Statements of Operations.

In 2012, the Company paid the remaining $0.1 million of employee costs related to the facility closed in the fourth quarter of 2010.

2011

In October 2011, the Company implemented a reorganization plan that reduced headcount by 292 employees resulting in a restructuring charge of $9.8 million recorded in the fourth quarter. The Company reduced headcount in a continued effort to decentralize functions to its regions as well as to execute management’s strategy of focusing on long and fabricated product sales. The charge consists of restructuring expenses of $8.4 million for employee-related costs, primarily severance, and additional non-cash pensions and other post-retirement benefit costs totaling $1.4 million. In the fourth quarter of 2011, the Company paid $4.0 million in employee costs related to this restructuring.

In 2011, the Company recorded an additional charge of $1.3 million related to the closure of one of its facilities for which it had recorded a charge of $12.5 million in the fourth quarter of 2010. The charge consists of additional employee-related costs, primarily severance. In 2011, the Company paid $1.3 million in employee costs related to this facility closure.

During 2011, the Company paid the remaining $0.2 million of tenancy and other costs related to the exit plan liability recorded on October 19, 2007.

2010

During 2010, the Company paid $0.7 million related to the exit plan liability recorded on October 19, 2007.

In the fourth quarter of 2010, the Company recorded a $12.5 million charge related to the closure of one of its facilities. The charge consists of restructuring expenses of $0.4 million for employee-related costs, including severance for 66 employees, and additional non-cash pensions and other post-retirement benefits costs totaling $12.1 million. Included in the non-cash pension charge is a pension curtailment loss of $2.0 million. In the fourth quarter of 2010, the Company paid $0.3 million in employee costs related to this facility closure.

Other Charges

In the fourth quarter of 2010, the Company also recorded a charge of $1.5 million for costs related to the retirement of its former Chief Executive Officer, which is recorded within the “Restructuring and other charges” line of the Consolidated Statements of Operations.

Note 9: Debt

Long-term debt consisted of the following at December 31, 2012 and 2011:

	At December 31,
	2012	2011
	(In millions)
Ryerson Secured Credit Facility	$383.5	$520.0
9% Senior Secured Notes due 2017	600.0	—
11 1/4% Senior Notes due 2018	300.0	—
12% Senior Secured Notes due 2015	—	368.7
Floating Rate Senior Secured Notes due 2014	—	102.9
Foreign debt	21.9	32.0

Total debt	1,305.4	1,023.6
Less:
Short-term credit facility borrowings	13.5	20.0
Foreign debt	21.8	32.0

Total long-term debt	$1,270.1	$971.6

The principal payments required to be made on debt during the next five fiscal years are shown below:

Amount
(In millions)
For the year ended December 31, 2013	$21.8
For the year ended December 31, 2014	0.1
For the year ended December 31, 2015	—
For the year ended December 31, 2016	383.5
For the year ended December 31, 2017	600.0
For the years ended thereafter	300.0

Ryerson Credit Facility

On March 14, 2011, the Company amended and restated its $1.35 billion revolving credit facility agreement (as amended, the “Ryerson Credit Facility”), which extends the maturity date to March 14, 2016. At December 31, 2012, Ryerson had $383.5 million of outstanding borrowings, $24 million of letters of credit issued and $293 million available under the $1.35 billion Ryerson Credit Facility compared to $520.0 million of outstanding borrowings, $29 million of letters of credit issued and $274 million available at December 31, 2011. Total credit availability is limited by the amount of eligible accounts receivable and inventory pledged as collateral under the agreement insofar as the Company is subject to a borrowing base comprised of the aggregate of these two amounts, less applicable reserves. Eligible accounts receivable, at any date of determination, are comprised of the aggregate value of all accounts directly created by a borrower in the ordinary course of business arising out of the sale of goods or the rendition of services, each of which has been invoiced, with such receivables adjusted to exclude various ineligible accounts, including, among other things, those to which a borrower does not have sole and absolute title and accounts arising out of a sale to an employee, officer, director, or affiliate of a borrower. The weighted average interest rate on the borrowings under the Ryerson Credit Facility was 2.6 percent and 2.4 percent at December 31, 2012 and 2011, respectively.

Amounts outstanding under the Ryerson Credit Facility bear interest at a rate determined by reference to the base rate (Bank of America’s prime rate) or a LIBOR rate or, for the Company’s Canadian subsidiary which is a borrower, a rate determined by reference to the Canadian base rate (Bank of America-Canada Branch’s “Base Rate” for loans in U.S. Dollars in Canada) or the BA rate (average annual rate applicable to Canadian Dollar bankers’ acceptances) or a LIBOR rate and the Canadian prime rate (Bank of America-Canada Branch’s “Prime Rate.”). The spread over the base rate and Canadian prime rate is between 0.75% and 1.50% and the spread over the LIBOR and for the bankers’ acceptances is between 1.75% and 2.50%, depending on the amount available to be borrowed. Overdue amounts and all amounts owed during the existence of a default bear interest at 2% above the rate otherwise applicable thereto. The Company also pays commitment fees on amounts not borrowed at a rate between 0.375% and 0.50% depending on the average borrowings as a percentage of the total $1.35 billion agreement during a rolling three month period.

Borrowings under the Ryerson Credit Facility are secured by first-priority liens on all of the inventory, accounts receivable, lockbox accounts and related assets of Ryerson, subsidiary borrowers and certain other U.S. subsidiaries of Ryerson that act as guarantors.

The Ryerson Credit Facility contains covenants that, among other things, restrict Ryerson with respect to the incurrence of debt, the creation of liens, transactions with affiliates, mergers and consolidations, sales of assets and acquisitions. The Ryerson Credit Facility also requires that, if availability under such facility declines to a certain level, Ryerson maintain a minimum fixed charge coverage ratio as of the end of each fiscal quarter.

The Ryerson Credit Facility contains events of default with respect to, among other things, default in the payment of principal when due or the payment of interest, fees and other amounts after a specified grace period, material misrepresentations, failure to perform certain specified covenants, certain bankruptcy events, the invalidity of certain security agreements or guarantees, material judgments and the occurrence of a change of control of Ryerson. If such an event of default occurs, the lenders under the Ryerson Credit Facility will be entitled to various remedies, including acceleration of amounts outstanding under the Ryerson Credit Facility and all other actions permitted to be taken by secured creditors.

The lenders under the Ryerson Credit Facility have the ability to reject a borrowing request if any event, circumstance or development has occurred that has had or could reasonably be expected to have a material adverse effect on Ryerson. If Ryerson or any significant subsidiaries of the other borrowers becomes insolvent or commences bankruptcy proceedings, all amounts borrowed under the Ryerson Credit Facility will become immediately due and payable.

Proceeds from borrowings under the Ryerson Credit Facility and repayments of borrowings thereunder that are reflected in the Consolidated Statements of Cash Flows represent borrowings under the Company’s revolving credit agreement with original maturities greater than three months. Net proceeds (repayments) under the Ryerson Credit Facility represent borrowings under the Ryerson Credit Facility with original maturities less than three months.

2017 and 2018 Notes

On October 10, 2012, Ryerson and its wholly owned subsidiary, Joseph T. Ryerson & Son, Inc., issued $600 million in aggregate principal amount of their 9% Senior Secured Notes due 2017 (the “2017 Notes”) and $300 million in aggregate principal amount of their 11 1/4% Senior Notes due 2018 (the “2018 Notes” and, together with the 2017 Notes, the “2017 and 2018 Notes”). The 2017 Notes bear interest at a rate of 9% per annum. The 2018 Notes bear interest at a rate of 11.25% per annum. The 2017 Notes are fully and unconditionally guaranteed on a senior secured basis and the 2018 Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of our existing and future domestic subsidiaries that are co-borrowers or guarantee obligations under the Ryerson Credit Facility.

The 2017 Notes and related guarantees are secured by a first-priority lien on substantially all of our and our guarantors’ present and future assets located in the United States (other than receivables, inventory, related general intangibles, certain other assets and proceeds thereof), subject to certain exceptions and customary permitted liens. The 2017 Notes and related guarantees are secured on a second-priority basis by a lien on the assets that secure our obligations under the Ryerson Credit Facility. The 2018 Notes are not secured. The 2017 and 2018 Notes contain customary covenants that, among other things, limit, subject to certain exceptions, our ability, and the ability of our restricted subsidiaries, to incur additional indebtedness, pay dividends on our capital stock or repurchase our capital stock, make investments, sell assets, engage in acquisitions, mergers or consolidations or create liens or use assets as security in other transactions. Subject to certain exceptions, Ryerson may only pay dividends to Ryerson Holding to the extent of 50% of future net income, once prior losses are offset.

The 2017 Notes will become redeemable by the Company, in whole or in part, at any time on or after April 15, 2015 and the 2018 Notes will become redeemable, in whole or in part, at any time on or after October 15, 2015, in each case at specified redemption prices. The 2017 and 2018 Notes are redeemable prior to such dates at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium. If a change of control occurs, Ryerson must offer to purchase the 2017 and 2018 Notes at 101% of their principal amount, plus accrued and unpaid interest.

Pursuant to registration rights agreements relating to the 2017 and 2018 Notes, we agreed to file with the SEC by July 7, 2013, registration statements with respect to offers to exchange each of the 2017 and 2018 Notes for new issues of our debt securities registered under the Securities Act, with terms substantially identical to those of the 2017 and 2018 Notes and to consummate such exchange offers no later than October 5, 2013.

The Company used the net proceeds from the 2017 and 2018 Notes (i) to repay in full the 14  1/2 Senior Discount Notes due 2015 (“Ryerson Holding Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date, (ii) to repay in full the Company’s outstanding Floating Rate Senior Secured Notes due November 1, 2014 (“2014 Notes”) and 12% Senior Secured Notes due November 1, 2015 (“2015 Notes”) (together with the 2014 Notes, the “Ryerson Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date, (iii) to repay outstanding indebtedness under the Ryerson Credit Facility and (iv) to pay related fees, expenses and premiums.

2014 and 2015 Notes

As of November 1, 2012, all of the Ryerson Notes were repurchased or redeemed and cancelled. The Company recorded a $17.2 million loss on the repurchase and cancellation of debt related to the Ryerson Notes within other income and (expense), net on the Consolidated Statements of Operations.

During 2011, $7.5 million principal amount of the 2015 Notes were repurchased for $7.7 million and retired, resulting in the recognition of a $0.2 million loss within other income and (expense), net on the Consolidated Statements of Operations.

Foreign Debt

At December 31, 2012, Ryerson China’s total foreign borrowings were $21.4 million, which were owed to banks in Asia at a weighted average interest rate of 4.8% secured by inventory and property, plant and equipment. At December 31, 2012, Açofran’s total foreign borrowings were $0.5 million, which were owed to foreign banks at a weighted average interest rate of 11.2%. Of the total foreign borrowings of $32.0 million outstanding at December 31, 2011, $30.1 million was owed to banks in Asia at a weighted average interest rate of 6.2% secured by inventory and property, plant and equipment. Ryerson China also owed $1.9 million at December 31, 2011 to other parties at a weighted average interest rate of 0.9%.

Availability under the foreign credit lines was $21 million and $22 million at December 31, 2012 and 2011, respectively. Letters of credit issued by our foreign subsidiaries totaled $8 million and $11 million at December 31, 2012 and 2011, respectively.

Ryerson Holding Notes

In 2012, the Company made a distribution of $344.9 million to Ryerson Holding to repay in full the Ryerson Holding Notes, plus accrued and unpaid interest thereon up to, but not including, the repayment date. As of November 1, 2012, all of the Ryerson Holding Notes were repurchased or redeemed and cancelled.

Note 10: Employee Benefits

The Company accounts for its pension and postretirement plans in accordance with FASB ASC 715, “Compensation – Retirement Benefits” (“ASC 715”). In addition to requirements for an employer to recognize in its consolidated balance sheet an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur, ASC 715 requires an employer to measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year.

Prior to January 1, 1998, the Company’s non-contributory defined benefit pension plan covered certain employees, retirees and their beneficiaries. Benefits provided to participants of the plan were based on pay and years of service for salaried employees and years of service and a fixed rate or a rate determined by job grade for all wage employees, including employees under collective bargaining agreements.

Effective January 1, 1998, the Company froze the benefits accrued under its defined benefit pension plan for certain salaried employees and instituted a defined contribution plan. Effective March 31, 2000, benefits for certain salaried employees of J. M. Tull Metals Company and AFCO Metals, subsidiaries that were merged into JT Ryerson, were similarly frozen, with the employees becoming participants in the Company’s defined contribution plan. Salaried employees who vested in their benefits accrued under the defined benefit plan at December 31, 1997 and March 31, 2000, are entitled to those benefits upon retirement. For the years ended December 31, 2012, 2011 and 2010, expense recognized for its defined contribution plans was $6.8 million, $7.0 million and $8.6 million, respectively.

In the fourth quarter of 2010, the Company announced the closure of one of its facilities, which significantly reduced the expected years of future service of active accruing participants in the Company’s defined benefit pension plan. As a result, the Company recorded a pension curtailment loss of $2.0 million in 2010.

In 2012, the Company amended the terms of one of our Canadian post-retirement medical and life insurance plans which effectively eliminated benefits to a group of employees unless these individuals agreed to retire by December 31, 2015. These actions meet the definition of a curtailment under FASB ASC 715-30-15 and resulted in a curtailment gain of $1.7 million for the year ended December 31, 2012.

The Company has other deferred employee benefit plans, including supplemental pension plans, the liability for which totaled $18.5 million and $16.0 million at December 31, 2012 and 2011, respectively.

Summary of Assumptions and Activity

The tables included below provide reconciliations of benefit obligations and fair value of plan assets of the Company plans as well as the funded status and components of net periodic benefit costs for each period related to each plan. The Company uses a December 31 measurement date to determine the pension and other postretirement benefit information. For the year 2010, the Company had an additional measurement date of November 18 for our U.S. pension plan due to the announced closure of one of its facilities as discussed above. The assumptions used to determine benefit obligations at the end of the periods and net periodic benefit costs for the Pension Benefits for U.S. plans were as follows:

	Year Ended December 31, 2012	Year Ended December 31, 2011	November 18 to December 31, 2010	January 1 to November 17, 2010
Discount rate for calculating obligations	4.00%	4.90%	5.35%	N/A
Discount rate for calculating net periodic benefit cost	4.90	5.35	5.40	5.80%
Expected rate of return on plan assets	8.75	8.75	8.75	8.75
Rate of compensation increase	3.00	3.00	3.00	4.00

The expected rate of return on U.S. plan assets is 8.20% for 2013.

The assumptions used to determine benefit obligations at the end of the periods and net periodic benefit costs for the Other Postretirement Benefits, primarily health care, for U.S. plans were as follows:

	Year Ended December 31,
	2012	2011	2010
Discount rate for calculating obligations	3.60%	4.60%	5.25%
Discount rate for calculating net periodic benefit cost	4.60	5.25	5.70
Rate of compensation increase – benefit obligations	3.00	3.00	3.00
Rate of compensation increase – net periodic benefit cost	3.00	3.00	4.00

The assumptions used to determine benefit obligations at the end of the periods and net periodic benefit costs for the Pension Benefits for Canadian plans were as follows:

	Year Ended December 31,
	2012	2011	2010
Discount rate for calculating obligations	4.20%	4.75%	5.25%
Discount rate for calculating net periodic benefit cost	4.75	5.25	5.75
Expected rate of return on plan assets	6.50	7.00	7.00
Rate of compensation increase	3.50	3.50	3.50

The expected rate of return on Canadian plan assets is 6.50% for 2013.

The assumptions used to determine benefit obligations at the end of the periods and net periodic benefit costs for the Other Postretirement Benefits, primarily healthcare, for Canadian plans were as follows:

	Year Ended December 31,
	2012	2011	2010
Discount rate for calculating obligations	4.10%	4.80%	5.25%
Discount rate for calculating net periodic benefit cost	4.80	5.25	5.75
Rate of compensation increase	3.50	3.50	3.50

	Year Ended December 31,
	Pension Benefits		Other Benefits
	2012	2011	2012	2011
	(In millions)
Change in Benefit Obligation
Benefit obligation at beginning of year	$856	$815	$143	$176
Service cost	3	3	1	1
Interest cost	41	42	6	8
Plan amendments	—	—	(11)	(1)
Actuarial (gain) loss	81	47	6	(29)
Special termination benefits	1	1	—	1
Effect of changes in exchange rates	1	(1)	1	—
Curtailment gain	—	—	(2)	—
Benefits paid (net of participant contributions and Medicare subsidy)	(53)	(51)	(14)	(13)

Benefit obligation at end of year	$930	$856	$130	$143

Accumulated benefit obligation at end of year	$925	$852	N/A	N/A

Change in Plan Assets
Plan assets at fair value at beginning of year	$497	$509	$—	$—
Actual return (loss) on plan assets	69	(4)	—	—
Employer contributions	46	44	15	15
Effect of changes in exchange rates	1	(1)	—	—
Benefits paid (net of participant contributions)	(53)	(51)	(15)	(15)

Plan assets at fair value at end of year	$560	$497	$—	$—

Reconciliation of Amount Recognized
Funded status	$(370)	$(359)	$(130)	$(143)

Amounts recognized in balance sheet consist of:
Current liabilities	$—	$—	$(13)	$(14)
Non-current liabilities	(370)	(359)	(117)	(129)

Net benefit liability at the end of the year	$(370)	$(359)	$(130)	$(143)

Canadian benefit obligations represented $60 million and $55 million of the Company’s total Pension Benefits obligations at December 31, 2012 and 2011, respectively. Canadian plan assets represented $48 million and $46 million of the Company’s total plan assets at fair value at December 31, 2012 and 2011, respectively. In addition, Canadian benefit obligations represented $16 million and $18 million of the Company’s total Other Benefits obligation at December 31, 2012 and 2011, respectively.

Amounts recognized in accumulated other comprehensive income (loss) at December 31, 2012 and 2011 consist of the following:

	At December 31,
	Pension Benefits		Other Benefits
	2012	2011	2012	2011
	(In millions)
Amounts recognized in accumulated other comprehensive income (loss), pre–tax, consists of
Net actuarial (gain) loss	$403	$355	$(73)	$(87)
Prior service cost (credit)	1	2	(12)	(1)

Total	$404	$357	$(85)	$(88)

Net actuarial losses of $13.8 million and prior service costs of $0.2 million for pension benefits and net actuarial gains of $7.3 million and prior service credits of $1.6 million for other postretirement benefits are expected to be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost over the next fiscal year.

Amounts recognized in other comprehensive income (loss) for the years ended December 31, 2012 and 2011 consist of the following:

	Year Ended December 31,
	Pension Benefits		Other Benefits
	2012	2011	2012	2011
	(In millions)
Amounts recognized in other comprehensive income (loss), pre–tax, consists of
Net actuarial loss (gain)	$58	$98	$6	$(29)
Amortization of net actuarial loss (gain)	(11)	(6)	8	5
Prior service credit	—	—	(11)	(1)

Total recognized in other comprehensive income (loss)	$47	$92	$3	$(25)

For measurement purposes for U.S. plans at December 31, 2012, the annual rate of increase in the per capita cost of covered health care benefits for participants under 65 was 7 percent, grading down to 5 percent in 2020, the level at which it is expected to remain. At December 31, 2012 the rate for participants over 65 was 6.5 percent, grading down to 5 percent in 2018, plus a risk adjustment of 0.6 percent grading down to zero percent in 2062, the level at which it is expected to remain. For measurement purposes for U.S. plans at December 31, 2011, the annual rate of increase in the per capita cost of covered health care benefits was 8.0 percent for all participants, grading down to 5 percent in 2017, the level at which it is expected to remain. For measurement purposes for U.S. plans at December 31, 2010, the annual rate of increase in the per capita cost of covered health care benefits was 8.5 percent for all participants, grading down to 5 percent in 2017, the level at which it is expected to remain.

For measurement purposes for Canadian plans at December 31, 2012, the annual rate of increase in the per capita cost of covered health care benefits was 8 percent per annum, grading down to 4.5 percent in 2033, the level at which it is expected to remain. For measurement purposes for Canadian plans at December 31, 2011, the annual rate of increase in the per capita cost of covered health care benefits was 12 percent per annum, grading down to 5 percent in 2023, the level at which it is expected to remain. For measurement purposes for Canadian plans at December 31, 2010, the annual rate of increase in the per capita cost of covered health care benefits was 12 percent per annum, grading down to 5 percent in 2023, the level at which it is expected to remain.

The components of the Company’s net periodic benefit cost for the years ended December 31, 2012, 2011 and 2010 are as follows:

	Year Ended December 31,
	Pension Benefits			Other Benefits
	2012	2011	2010	2012	2011	2010
	(In millions)
Components of net periodic benefit cost
Service cost	$3	$3	$3	$1	$1	$1
Interest cost	41	42	43	6	8	10
Expected return on assets	(45)	(47)	(46)	—	—	—
Recognized actuarial loss (gain)	11	6	6	(7)	(4)	(4)
Special termination benefits	—	1	7	—	1	3
Curtailment loss (gain)	—	—	2	(2)	—	—

Net periodic benefit cost (credit)	$10	$5	$15	$(2)	$6	$10

The assumed health care cost trend rate has an effect on the amounts reported for the health care plans. For purposes of determining net periodic benefit cost for U.S plans, the annual rate of increase in the per capita cost of covered health care benefits was 8 percent for all participants for the year ended December 31, 2012, grading down to 5 percent in 2017. For purposes of determining net periodic benefit cost for Canadian plans, the annual rate of increase in the per capita cost of covered health care benefits was 8 percent for the year ended December 31, 2012, grading down to 4.5 percent in 2033. A one-percentage-point change in the assumed health care cost trend rate would have the following effects:

	1% increase	1% decrease
	(In millions)
Effect on service cost plus interest cost	$0.3	$(0.2)
Effect on postretirement benefit obligation	4.5	(3.6)

Pension Trust Assets

The expected long-term rate of return on pension trust assets is 6.50% to 8.20% based on the historical investment returns of the trust, the forecasted returns of the asset classes and a survey of comparable pension plan sponsors.

The Company’s pension trust weighted-average asset allocations at December 31, 2012 and 2011, by asset category are as follows:

	Trust Assets at December 31,
	2012	2011
Equity securities	64%	62%
Debt securities	22	22
Real Estate	3	3
Other	11	13

Total	100.0%	100.0%

The Board of Directors of Ryerson has general supervisory authority over the Pension Trust Fund and approves the investment policies and plan asset target allocation. An internal management committee provides on-going oversight of plan assets in accordance with the approved policies and asset allocation ranges and has the authority to appoint and dismiss investment managers. The investment policy objectives are to maximize long-term return from a diversified pool of assets while minimizing the risk of large losses, and to maintain adequate liquidity to permit timely payment of all benefits. The policies include diversification requirements and restrictions on concentration in any one single issuer or asset class. The currently approved asset investment classes are cash; fixed income; domestic equities; international equities; real estate; private equities and hedge funds of funds. Company management allocates the plan assets among the approved investment classes and provides appropriate directions to the investment managers pursuant to such allocations. The approved target ranges and allocations as of the December 31, 2012 measurement date were as follows:

	Range	Target
Equity securities	35-85%	63%
Debt securities	10-30	21
Real Estate	0-10	9
Other	0-10	7

Total		100%

The fair value of Ryerson’s pension plan assets at December 31, 2012 by asset category are as follows. See Note 16 for the definitions of Level 1, 2, and 3 fair value measurements.

	Fair Value Measurements at December 31, 2012
Asset Category	Total	Level 1	Level 2	Level 3
	(In millions)
Cash and cash equivalents	$11.1	$11.1	$—	$—
Equity securities:
US large cap	121.0	—	121.0	—
US small/mid cap	45.4	—	45.4	—
Canadian large cap	6.4	—	6.4	—
Canadian small cap	1.6	—	1.6	—
Other international companies	183.1	—	183.1	—
Fixed income securities:
Investment grade debt	122.7	—	122.7	—
Other types of investments:
Commodity funds	1.5	—	1.5	—
Multi-strategy funds	26.7	—	—	26.7
Private equity funds	22.5	—	—	22.5
Real estate	17.7	—	17.0	0.7

Total	$559.7	$11.1	$498.7	$49.9

The hierarchy classification for common collective trust plan assets in 2011 totaling $151.5 million has been adjusted from level 1 to level 2 due to our ownership at the fund level rather than of the individual securities. The fair value of Ryerson’s pension plan assets at December 31, 2011 by asset category are as follows:

	Fair Value Measurements at December 31, 2011
Asset Category	Total	Level 1	Level 2	Level 3
	(In millions)
Cash and cash equivalents	$31.6	$31.6	$—	$—
Equity securities:
US large cap	138.9	—	138.9	—
US small/mid cap	44.3	—	44.3	—
Canadian large cap	12.0	12.0	—	—
Canadian small cap	1.0	1.0	—	—
Other international companies	112.0	13.4	98.6	—
Fixed income securities:
Investment grade debt	111.1	19.0	92.1	—
Other types of investments:
Multi-strategy funds	2.7	—	—	2.7
Private equity funds	28.3	—	—	28.3
Real estate	15.3	—	12.8	2.5

Total	$497.2	$77.0	$386.7	$33.5

The pension assets classified as Level 2 investments in both 2012 and 2011 are part of common collective trust investments.

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Multi- Strategy Hedge funds	Private Equity Funds	Real Estate	Total
	(In millions)
Beginning balance at January 1, 2010	$19.2	$29.8	$21.4	$70.4
Actual return on plan assets:
Relating to assets still held at the reporting date	0.2	2.4	0.7	3.3
Relating to assets sold during the period	0.7	0.9	3.7	5.3
Purchases, sales, and settlements	(14.1)	(1.6)	(22.0)	(37.7)

Ending balance at December 31, 2010	$6.0	$31.5	$3.8	$41.3
Actual return on plan assets:
Relating to assets still held at the reporting date	0.2	0.3	0.2	0.7
Relating to assets sold during the period	—	0.7	(0.2)	0.5
Purchases	—	1.4	—	1.4
Sales	(3.5)	(5.6)	(1.3)	(10.4)

Ending balance at December 31, 2011	$2.7	$28.3	$2.5	$33.5
Actual return on plan assets:
Relating to assets still held at the reporting date	1.7	0.5	(0.3)	1.9
Relating to assets sold during the period	(0.5)	2.4	0.8	2.7
Purchases	25.0	0.5	—	25.5
Sales	(2.2)	(9.2)	(2.3)	(13.7)

Ending balance at December 31, 2012	$26.7	$22.5	$0.7	$49.9

Securities listed on one or more national securities exchanges are valued at their last reported sales price on the date of valuation. If no sale occurred on the valuation date, the security is valued at the mean of the last “bid” and “ask” prices on the valuation date.

Corporate and government bonds which are not listed or admitted to trading on any securities exchanges are valued at the average mean of the last bid and ask prices on the valuation date based on quotations supplied by recognized quotation services or by reputable broker dealers.

The non-publicly traded securities, other securities or instruments for which reliable market quotations are not available are valued at each investment manager’s discretion. Valuations will depend on facts and circumstances known as of the valuation date and application of certain valuation methods.

Contributions

The Company contributed $45.9 million, $43.9 million, and $46.6 million for the years ended December 31, 2012, 2011 and 2010, respectively, to improve the funded status of the plans. The Company anticipates that it will have a minimum required pension contribution funding of approximately $48 million in 2013.

Estimated Future Benefit Payments

	Pension Benefits	Other Benefits
	(In millions)
2013	$55.6	$13.3
2014	56.0	12.4
2015	56.4	11.9
2016	56.9	11.3
2017	57.2	10.6
2018-2022	289.8	43.1

Multiemployer Pension and Other Postretirement Plans

Ryerson participates in two multiemployer pension plans covering 73 employees at 5 locations. Total contributions to the plans were $0.5 million, $0.4 million, and $0.4 million for the years ended December 31, 2012, 2011, and 2010, respectively. Ryerson’s contributions represent less than 5% of the total contributions to the plans. Ryerson maintains positive employee relations at all locations. During 2012, the Company exited and reentered the pension plan at one of the covered locations in an effort to reduce the overall pension liability. The transaction resulted in a withdrawal liability of $0.6 million as of December 31, 2012 which will be paid over a period of 25 years. The Company’s participation in these plans is not material to our financial statements.

Note 11: Commitments and Contingencies

Lease Obligations & Other

The Company leases buildings and equipment under noncancellable operating leases expiring in various years through 2025. Future minimum rental commitments are estimated to total $133.2 million, including approximately $26.6 million in 2013, $21.6 million in 2014, $18.9 million in 2015, $16.4 million in 2016, $12.7 million in 2017 and $37.0 million thereafter.

Rental expense under operating leases totaled $32.6 million, $30.5 million, and $25.6 million for the years ended December 31, 2012, 2011 and 2010, respectively.

To fulfill contractual requirements for certain customers in 2012, the Company has entered into certain fixed-price noncancellable contractual obligations. These purchase obligations which will all be paid in 2013 aggregated to $32.9 million at December 31, 2012.

Concentrations of Various Risks

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, available-for-sale investments, derivative instruments, accounts payable, and notes payable. In the case of cash, accounts receivable and accounts payable, the carrying amount on the balance sheet approximates the fair values due to the short-term nature of these instruments. The available-for-sale investments in common stock are adjusted to fair value each period with unrealized gains and losses recorded within accumulated other comprehensive income. The derivative instruments are marked to market each period. The fair value of notes payable is disclosed in Note 16.

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of derivative financial instruments and trade accounts receivable. Our derivative financial instruments are contracts placed with major financial institutions. Credit is generally extended to customers based upon an evaluation of each customer’s financial condition, with terms consistent in the industry and no collateral required. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across geographic areas.

The Company has signed supply agreements with certain vendors which may obligate the Company to make cash deposits based on the spot price of aluminum at the end of each month. These cash deposits offset amounts payable to the vendor when inventory is received. We made no cash deposits for the year ended December 31, 2012. We have no exposure as of December 31, 2012.

Approximately 14% of our total labor force is covered by collective bargaining agreements. There are collective bargaining agreements that will expire in fiscal 2013, which cover less than 1% of our total labor force. We believe that our overall relationship with our employees is good.

Litigation

From time to time, we are named as a defendant in legal actions incidental to our ordinary course of business. We do not believe that the resolution of these claims will have a material adverse effect on our financial position, results of operations or cash flows. We maintain liability insurance coverage to assist in protecting our assets from losses arising from or related to activities associated with business operations.

On December 27, 2011, Nancy Hoffman, Mark Hoffman, and Karen Hoffman (collectively, the “plaintiffs”) filed a sixth amended complaint in the Circuit Court of Cook County, Illinois naming JT Ryerson and three other entities as defendants (collectively, the “defendants”) in a lawsuit (Nancy Hoffman, et.al. v. Dorlan Crane, et.al.). That complaint asserted negligence and loss of consortium counts against the defendants for personal injuries allegedly suffered by plaintiffs resulting from a motor vehicle accident. On February 10, 2012, a jury returned a verdict against the defendants and awarded damages totaling $27.7 million for which the defendants are purportedly jointly and severally liable. On August 28, 2012, our post-trial motion was denied. On September 24, 2012, we filed our Notice of Appeal to the Appellate Court of Illinois, First Judicial District. Any potential loss ranges from zero to $27.7 million plus interest. We believe that any loss will be covered by insurance. At this time, the Company cannot predict the likely outcome of this matter.

In October 2011, the United States Environmental Protection Agency named us as one of more than 100 businesses that may be a potentially responsible party for the Portland Harbor Superfund Site (“Portland Harbor”). We do not currently have sufficient information available to us to determine the total cost of any required investigation or remediation of the Portland Harbor site. Management cannot predict the ultimate outcome of this matter or estimate a range of potential loss at this time.

During the year ended December 31, 2010, the Company received $2.6 million related to the settlement of an insurance claim. Based on a 2003 agreement between Ispat International N.V. and Ispat Inland, Inc. (collectively, “Ispat”) and Ryerson, Ryerson assigned its environmental insurance policy issued by Kemper Environmental Ltd (“Kemper”) to Ispat and Ispat agreed to use commercially reasonable efforts to pursue certain claims against Kemper. Ryerson received a letter from ArcelorMittal, the successor in interest by merger to Ispat, in 2010 stating it had reached a settlement with Kemper Environmental Ltd. relating to a 2005 claim and that Ryerson would receive $2.6 million as its agreed upon share of the settlement. The Company received the $2.6 million in 2010 and in accordance with ASC 450-30, the Company recognized the gain upon its realization.

There are various claims and pending actions against the Company. The amount of liability, if any, for those claims and actions at December 31, 2012 is not determinable but, in the opinion of management, such liability, if any, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Note 12: Related Parties

The Company pays an affiliate of Platinum an annual monitoring fee of up to $5.0 million pursuant to a corporate advisory services agreement. The monitoring fee was $5.0 million for the years ended December 31, 2012, 2011 and 2010.

In October of 2012, Company declared and made a distribution of $344.9 million to Ryerson Holding to repay the Ryerson Holding Notes plus accrued interest. In December of 2012, the Company declared and made an additional distribution of $35.0 million to Ryerson Holding.

Note 13: Sales by Product

The Company derives substantially all of its sales from the distribution of metals. The following table shows the Company’s percentage of sales by major product line:

	Year Ended December 31,
Product Line	2012	2011	2010
	(Percentage of Sales)
Carbon Steel Flat	25%	27%	29%
Carbon Steel Plate	13	11	8
Carbon Steel Long	15	10	9
Stainless Steel Flat	15	18	21
Stainless Steel Plate	4	4	4
Stainless Steel Long	4	4	3
Aluminum Flat	14	15	15
Aluminum Plate	3	3	3
Aluminum Long	4	4	4
Other	3	4	4

Total	100%	100%	100%

No customer accounted for more than 2 percent of Company sales for the years ended December 31, 2012, 2011 and 2010. The top ten customers accounted for less than 10 percent of its sales for the year ended December 31, 2012. A significant majority of the Company’s sales are attributable to its U.S. operations and a significant majority of its long-lived assets are located in the United States. The only operations attributed to foreign countries relate to the Company’s subsidiaries in Canada, China, Mexico and Brazil, which in aggregate comprised 13 percent of the Company’s sales during the year ended December 31, 2012 and 14 percent during the years ended December 31, 2011 and 2010; Canadian, Chinese, Mexican and Brazilian assets were 16 percent, 15 percent and 15 percent of total Company assets at December 31, 2012, 2011 and 2010, respectively.

Note 14: Other Matters

Equity Investment

Automated Laser Fabrication Co., LLC. In 2011, the Company invested $0.8 million in Automated Laser Fabrication Co., LLC (“ALF”) for a 38 percent equity interest. ALF is a steel processing company located in Streetsboro, Ohio. The Company accounts for this investment under the equity method of accounting. The Company’s investment in this joint venture is not considered material to the Company’s consolidated financial position or results of operations.

Note 15: Compensation Plan

Participation Plan

In 2009, Ryerson Holding adopted the 2009 Participation Plan (as amended and restated, the “Plan”). The purpose of the Plan is to provide incentive compensation to key employees of the Company by granting performance units. The value of the performance units is related to the appreciation in the value of the Company from and after the date of grant and the performance units vest over a period specified in the applicable award agreement, which typically vest over 44 months. The Plan may be altered, amended or terminated by the Company at any time. All performance units will terminate upon termination of the Plan or expiration on February 15, 2014. Participants in the Plan may be entitled to receive compensation for their vested units if certain performance-based “qualifying events” occur during the participant’s employment with the Company or during a short period following the participant’s death.

There are two “qualifying events” defined in the Plan: (1) A “qualifying sale event” in which there is a sale of some or all of the stock of Ryerson Holding then held by Ryerson Holding’s principal stockholders and (2) A “qualifying distribution” in which Ryerson Holding pays a cash dividend to its principal stockholders. Upon the occurrence of a Qualifying Event, participants with vested units may receive an amount equal to the difference between: (i) the value (as defined by the Plan) of the units on the date of the qualifying event, and (ii) the value of the units assigned on the date of grant. No amounts are due to participants until the total cash dividends and net proceeds from the sale of common stock to Ryerson Holding’s principal stockholder exceeds $875 million. Upon termination, with or without cause, units are forfeited, except in the case of death, as described in the Plan. As of December 31, 2012, 87,500,000 units have been authorized and granted, 50,312,500 units have been forfeited and 37,187,500 units have vested as of the date hereof. The Company is accounting for this Plan in accordance with FASB ASC 718, “Compensation – Stock Compensation” (“ASC 718”). Since the occurrence of future “qualifying events” is not determinable or estimable, no liability or expense has been recognized to date. The fair value of the performance units are based upon cash dividends to and net proceeds from sales of common stock of Ryerson Holding by its principal stockholders through the end of each period that have occurred or are probable. The fair value of the performance units on their grant date in 2009 and at December 31, 2012, 2011 and 2010, which included cash distributions of $35.0 million in 2012, $213.8 million in 2010 and $56.5 million in 2009, was zero.

Note 16: Derivatives and Fair Value Measurements

Derivatives

The Company is exposed to certain risks relating to its ongoing business operations. The primary risks managed by using derivative instruments are interest rate risk, foreign currency risk, and commodity price risk. Interest rate swaps are entered into to manage interest rate risk associated with the Company’s floating-rate borrowings. We use foreign currency exchange contracts to hedge our Canadian subsidiaries’ variability in cash flows from the forecasted payment of currencies other than the functional currency. From time to time, we may enter into fixed price sales contracts with our customers for certain of our inventory components. We may enter into metal commodity futures and options contracts periodically to reduce volatility in the price of metals. We may also enter into natural gas price swaps to manage the price risk of forecasted purchases of natural gas. The Company currently does not account for its derivative contracts as hedges but rather marks them to market with a corresponding offset to current earnings. The Company regularly reviews the creditworthiness of its derivative counterparties and does not expect to incur a significant loss from the failure of any counterparties to perform under any agreements.

The following table summarizes the location and fair value amount of our derivative instruments reported in our consolidated balance sheet as of December 31, 2012 and 2011:

	Asset Derivatives				Liability Derivatives
	December 31, 2012		December 31, 2011		December 31, 2012		December 31, 2011
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
				(In millions)
Derivatives not designated as hedging instruments under ASC 815
Foreign exchange contracts	—	—	—	—	Other accrued liabilities	—	Other accrued liabilities	$0.1
Commodity contracts	Prepaid expenses and other current assets	$0.2	Prepaid expenses and other current assets	$0.1	Other accrued liabilities	—	Other accrued liabilities	1.0

Total derivatives		$0.2		$0.1		$—		$1.1

As of December 31, 2012 and 2011, the Company’s foreign currency exchange contracts had a U.S. dollar notional amount of $0.7 million and $4.9 million, respectively. As of December 31, 2012 and 2011, the Company had 182 tons and 276 tons, respectively, of nickel futures or option contracts related to forecasted purchases. As of December 31, 2012 and 2011, the Company had 1,300 tons and 5,780 tons, respectively, of hot roll steel coil option contracts related to forecasted purchases. The Company has aluminum price swaps related to forecasted purchases, which had a notional amount of 80 tons and 1,210 tons as of December 31, 2012 and 2011, respectively.

The following table summarizes the location and amount of gains and losses reported in our consolidated statement of operations for the years ended December 31, 2012, 2011 and 2010:

		Amount of Gain/ (Loss) Recognized in Income on Derivatives
		Year Ended December 31,
Derivatives not designated as hedging instruments under ASC 815	Location of Gain/(Loss) Recognized in Income on Derivative	2012	2011	2010
		(In millions)
Interest rate contracts	Interest and other expense on debt	$—	$—	$(1.1)
Foreign exchange contracts	Other income and (expense), net	0.1	0.2	(0.3)
Commodity contracts	Cost of materials sold	1.3	(1.9)	(0.3)
Natural gas commodity contracts	Warehousing, delivery, selling, general and administrative	—	(0.1)	(0.1)

Total		$1.4	$(1.8)	$(1.8)

Fair Value Measurements

As required by ASC 820-10-65-1, the Company adopted the nonrecurring fair value measurement disclosures for nonfinancial assets and liabilities. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

1.	Level 1—quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the reporting date.

2.	Level 2—inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

3.	Level 3—unobservable inputs, such as internally-developed pricing models for the asset or liability due to little or no market activity for the asset or liability.

The following table presents assets and liabilities measured and recorded at fair value on our Consolidated Balance Sheets on a recurring basis and their level within the fair value hierarchy as of December 31, 2012:

	At December 31, 2012
	Level 1	Level 2	Level 3
	(In millions)
Assets
Cash equivalents:
Commercial paper	$28.3	$—	$—

Prepaid and other current assets:
Common stock – available-for-sale investment	$20.7	$—	$—

Mark-to-market derivatives:
Commodity contracts	$—	$0.2	$—

The following table presents assets and liabilities measured and recorded at fair value on our Consolidated Balance Sheets on a recurring basis and their level within the fair value hierarchy as of December 31, 2011:

	At December 31, 2011
	Level 1	Level 2	Level 3
	(In millions)
Assets
Cash equivalents:
Commercial paper	13.1	—	—
Money market mutual fund	2.8	—	—

Total cash equivalents	$15.9	$—	$—

Prepaid and other current assets:
Common stock – available-for-sale investment	$10.4	$—	$—

Mark-to-market derivatives:
Commodity contracts	$—	$0.1	$—

Liabilities
Mark-to-market derivatives:
Foreign exchange contracts	—	0.1	—
Commodity contracts	—	1.0	—

Total liability derivatives	$—	$1.1	$—

The fair value of each derivative contract is determined using Level 2 inputs and the market approach valuation technique, as described in ASC 820. The Company has various commodity derivatives to lock in nickel prices for varying time periods. The fair value of these derivatives is determined based on the spot price each individual contract was purchased at and compared with the one-month daily average actual spot price on the London Metals Exchange for nickel on the valuation date. The Company also has commodity derivatives to lock in hot roll coil and aluminum prices for varying time periods. The fair value of these derivatives is determined based on the spot price each individual contract was purchased at and compared with the one-month daily average actual spot price on the New York Mercantile Exchange for the commodity on the valuation date. In addition, the Company has numerous foreign exchange contracts to hedge our Canadian subsidiaries’ variability in cash flows from the forecasted payment of currencies other than the functional currency, the Canadian dollar. The Company defines the fair value of foreign exchange contracts as the amount of the difference between the contracted and current market value at the end of the period. The Company estimates the current market value of foreign exchange contracts by obtaining month-end market quotes of foreign exchange rates and forward rates for contracts with similar terms. The Company uses the exchange rates provided by Reuters. Each contract term varies in the number of months, but on average is between 3 to 12 months in length.

The following table presents assets and liabilities measured and recorded at fair value on our Consolidated Balance Sheets on a non-recurring basis and their level within the fair value hierarchy as of December 31, 2012:

	At December 31, 2012
	Level 1	Level 2	Level 3
	(In millions)
Assets
Other current assets – assets held for sale (Note 5)	$—	$3.6	$—

The following table presents assets and liabilities measured and recorded at fair value on our Consolidated Balance Sheets on a non-recurring basis and their level within the fair value hierarchy as of December 31, 2011:

	At December 31, 2011
	Level 1	Level 2	Level 3
	(In millions)
Assets
Other current assets – assets held for sale (Note 5)	$—	$10.0	$—

The carrying and estimated fair values of the Company’s financial instruments at December 31, 2012 and 2011 were as follows:

	At December 31, 2012		At December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In millions)
Cash and cash equivalents	$70.8	$70.8	$61.3	$61.3
Restricted cash	3.9	3.9	5.3	5.3
Receivables less provision for allowances, claims and doubtful accounts	396.7	396.7	515.8	515.8
Accounts payable	196.2	196.2	245.0	245.0
Long-term debt, including current portion	1,305.4	1,296.4	1,023.6	1,020.0

The estimated fair value of the Company’s cash and cash equivalents, receivables less provision for allowances, claims and doubtful accounts and accounts payable approximate their carrying amounts due to the short-term nature of these financial instruments. The estimated fair value of the Company’s long-term debt and the current portions thereof is determined by using quoted market prices of Company debt securities (Level 2 inputs).

Available-For-Sale Investments

The Company has classified investments made during 2010 and 2012 as available-for-sale at the time of their purchase. Investments classified as available-for-sale are recorded at fair value with the related unrealized gains and losses included in accumulated other comprehensive income. Management evaluates investments in an unrealized loss position on whether an other-than-temporary impairment has occurred on a periodic basis. Factors considered by management in assessing whether an other-than-temporary impairment has occurred include: the nature of the investment; whether the decline in fair value is attributable to specific adverse conditions affecting the investment; the financial condition of the investee; the severity and the duration of the impairment; and whether we intend to sell the investment or will be required to sell the investment before recovery of its amortized cost basis. When it is determined that an other-than-temporary impairment has occurred, the investment is written down to its market value at the end of the period in which it is determined that an other-than-temporary decline has occurred. As of December 31, 2012, the investment was in a gross unrealized gain position. Realized gains and losses are recorded within the statement of operations upon sale of the security and are based on specific identification.

The Company’s available-for-sale securities as of December 31, 2012 can be summarized as follows:

	At December 31, 2012
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In millions)
Common stock	$17.4	$3.3	$—	$20.7

The Company’s available-for-sale security as of December 31, 2011 can be summarized as follows:

	At December 31, 2011
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In millions)
Common stock	$14.8	$—	$(4.4)	$10.4

There is no maturity date for this investment and there have been no sales for the years ended December 31, 2012, 2011, and 2010.

Note 17: Income Taxes

The elements of the provision (benefit) for income taxes were as follows:

	Year Ended December 31,
	2012	2011	2010
	(In millions)
Income (loss) before income tax:
U.S.	$103.8	$27.9	$(50.6)
Foreign	(7.2)	(4.8)	(6.5)

	$96.6	$23.1	$(57.1)

Current income taxes:
Federal	$0.5	$(5.2)	$(47.2)
Foreign	(0.6)	5.9	1.5
State	3.1	0.5	0.4

	3.0	1.2	(45.3)
Deferred income taxes	(10.2)	(12.7)	58.2

Total tax provision (benefit)	$(7.2)	$(11.5)	$12.9

Income taxes differ from the amounts computed by applying the federal tax rate as follows:

	Year Ended December 31,
	2012	2011	2010
	(In millions)
Federal income tax expense (benefit) computed at statutory tax rate of 35%	$33.8	$8.1	$(20.0)
Additional taxes or credits from:
State and local income taxes, net of federal income tax effect	4.7	4.5	(0.4)
Non-deductible expenses and non-taxable income	1.9	(1.1)	0.7
Domestic production activities	—	—	2.1
Foreign income not includable in federal taxable income	(0.8)	6.3	5.5
Effect of acquisition related elections and settlements (1)	(7.1)	—	—
Valuation allowance changes (net) (2)	(41.0)	(30.1)	24.5
All other, net	1.3	0.8	0.5

Total income tax provision (benefit)	$(7.2)	$(11.5)	$12.9

(1)	Includes a $8.5 million deferred tax benefit related to a tax election corresponding with the acquisition of Turret, for which an offsetting valuation allowance was also recorded in 2012.

(2)	The 2012 change in valuation allowance includes a benefit from the use of U.S. federal and state net operating loss carryforwards totaling approximately $22 million.

The components of the deferred income tax assets and liabilities arising under FASB ASC 740, “Income Taxes” (“ASC 740”) were as follows:

	At December 31,
	2012	2011
	(In millions)
Deferred tax assets:
AMT tax credit carryforwards	$31	$30
Post-retirement benefits other than pensions	49	54
Federal and foreign net operating loss carryforwards	18	35
State net operating loss carryforwards	7	9
Pension liability	143	139
Other deductible temporary differences	17	23
Less: valuation allowances	(95)	(121)

	$170	$169

Deferred tax liabilities:
Fixed asset basis difference	$112	$116
Inventory basis difference	130	131
Other intangibles	11	19

	253	266

Net deferred tax liability	$(83)	$(97)

The Company recognized a total net tax benefit of $41.0 million related to 2012 changes in valuation allowance, including a $15.2 million tax benefit as a result of the release of valuation allowance related to certain state deferred tax assets recorded at one of its subsidiaries, JT Ryerson, at December 31, 2012. As described in Note 1, the Company assesses the need for a valuation allowance considering all available positive and negative evidence, including past operating results, projections of future taxable income and the feasibility of ongoing tax planning strategies. The fourth quarter of 2012 was the first quarter in which JT Ryerson had sustained an operating profit in both the preceding cumulative three fiscal year period and in each of its two preceding fiscal years, providing objective evidence of JT Ryerson’s ability to earn future profits. Combined with JT Ryerson’s projections of future income providing additional subjective evidence of JT Ryerson’s ability to earn future profits and management’s judgment, the Company determined that these deferred tax assets were more likely than not realizable and accordingly the valuation allowance was no longer required.

The Company will continue to maintain a valuation allowance on definite-lived U.S. federal and state (excluding JT Ryerson) deferred tax assets until such time as in management’s judgment, considering all available positive and negative evidence and consistent with its determinations regarding JT Ryerson described above, the Company determines that these deferred tax assets are more likely than not realizable.

The Company had available at December 31, 2012, federal AMT credit carryforwards of approximately $31 million, which may be used indefinitely to reduce regular federal income taxes.

The Company’s deferred tax assets also include $10 million related to U.S. federal net operating loss (“NOL”) carryforwards which expire in 18 years, $7 million related to state NOL carryforwards which expire generally in 3 to 15 years and $8 million related to foreign NOL carryforwards which expire in 1 to 5 years, available at December 31, 2012.

Earnings from the Company’s foreign subsidiaries are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes or foreign withholding tax has been made in our Consolidated Financial Statements related to the indefinitely reinvested earnings. At December 31, 2012, the Company had approximately $34 million of undistributed foreign earnings on which no U.S. tax expense has been recorded. A distribution of these non-U.S. earnings in the form of dividends or otherwise would subject the Company to both U.S. federal and state income taxes, as adjusted for tax credits and foreign withholding taxes. A determination of the amount of any unrecognized deferred income tax liability on the undistributed earnings is predominately dependent on the determination of the available tax credits. The ability to benefit from the tax credits is dependent on a number of currently unknown factors including the timing of future distributions, the mix of distributions and the amount of non-U.S. source income in future years. Modeling the many future potential scenarios is therefore not practical.

The Company’s foreign subsidiaries in Canada and China held approximately $51 million in cash and short term investments at the end of 2012 that, if repatriated, would cause the Company to accrue additional U.S. income taxes. The Company does not intend to repatriate these funds.

The Company accounts for uncertain income tax positions in accordance with ASC 740. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Unrecognized Tax Benefits
(In millions)
Unrecognized tax benefits balance at January 1, 2010	$5.0
Gross increases – tax positions in current periods	1.0
Settlements and closing of statute of limitations	(0.2)

Unrecognized tax benefits balance at December 31, 2010	$5.8
Gross increases – tax positions in current periods	1.1
Settlements and closing of statute of limitations	(0.9)

Unrecognized tax benefits balance at December 31, 2011	$6.0
Gross increases – tax positions in current periods	2.0

Unrecognized tax benefits balance at December 31, 2012	$8.0

Ryerson and its subsidiaries are subject to U.S. federal income tax as well as income tax of multiple state and foreign jurisdictions. The Company has substantially concluded all U.S. federal income tax matters for years through 2009. Substantially all state and local income tax matters have been concluded through 2006. However, a change by a state in subsequent years would result in an insignificant change to the Company’s state tax liability. The Company has substantially concluded foreign income tax matters through 2006 for all significant foreign jurisdictions.

We recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2012 and 2011, we had approximately $0.7 million and $0.5 million of accrued interest related to uncertain tax positions, respectively. Total amount of unrecognized tax benefits that would affect our effective tax rate if recognized is $8.0 million and $2.8 million as of December 31, 2012 and 2011, respectively. Although a larger portion of the unrecognized tax benefit may affect the effective tax rate, currently, the benefit would be in the form of a deferred tax asset fully offset by a valuation allowance.

The Company and its U.S. subsidiaries are included in the consolidated federal income tax return with its parent company, Ryerson Holding. Income taxes have been computed as if the Company filed a separate income tax return.

Note 18: Condensed Consolidating Financial Statements

On October 10, 2012, Ryerson issued the 2017 and 2018 Notes. The 2017 Notes are fully and unconditionally guaranteed on a senior secured basis and the 2018 Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of Ryerson’s existing and future domestic subsidiaries that are co-borrowers or guarantee our obligations under the Ryerson Credit Facility. Each guarantor of the 2017 and 2018 Notes is 100% owned by Ryerson and the guarantees are joint and several. Ryerson Inc. may only pay dividends to Ryerson Holding to the extent of 50% of future net income, once prior losses are offset. Presented below is the condensed consolidating financial information of Ryerson and its subsidiaries as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010.

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$3,396.0	$2,827.4	$543.7	$(2,742.4)	$4,024.7
Cost of materials sold	—	2,819.0	2,773.3	465.2	(2,742.4)	3,315.1

Gross profit	—	577.0	54.1	78.5	—	709.6
Warehousing, delivery, selling, general and administrative expenses	4.7	395.5	26.3	81.7	—	508.2
Restructuring and other charges	—	(0.2)	—	1.3	—	1.1
Impairment charges on fixed assets and goodwill	—	1.0	—	—	—	1.0
Pension and other postretirement benefits curtailment gain	—	—	—	(1.7)	—	(1.7)

Operating profit (loss)	(4.7)	180.7	27.8	(2.8)	—	201.0
Other income and (expense), net	(16.8)	0.2	—	(1.4)	—	(18.0)
Interest and other expense on debt	(62.4)	(20.9)	—	(3.1)	—	(86.4)
Intercompany transactions:
Interest expense on intercompany loans	(53.5)	(39.7)	—	—	93.2	—
Interest income on intercompany loans	—	—	93.2	—	(93.2)	—

Income (loss) before income taxes	(137.4)	120.3	121.0	(7.3)	—	96.6
Provision (benefit) for income taxes	(52.1)	(0.5)	45.2	0.2	—	(7.2)
Equity in (earnings) loss of subsidiaries	(194.6)	(46.0)	4.0	—	236.6	—

Net income (loss)	109.3	166.8	71.8	(7.5)	(236.6)	103.8
Less: Net loss attributable to noncontrolling interest	—	—	—	(5.5)	—	(5.5)

Net income (loss) attributable to Ryerson Inc.	$109.3	$166.8	$71.8	$(2.0)	$(236.6)	$109.3

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$4,093.4	$3,326.1	$645.0	$(3,334.7)	$4,729.8
Cost of materials sold	—	3,560.9	3,288.4	556.4	(3,334.7)	4,071.0

Gross profit	—	532.5	37.7	88.6	—	658.8
Warehousing, delivery, selling, general and administrative expenses	5.2	442.8	5.4	86.4	—	539.8
Restructuring and other charges	—	10.0	—	1.1	—	11.1
Impairment charges on fixed assets and goodwill	—	7.8	—	1.5	—	9.3

Operating profit (loss)	(5.2)	71.9	32.3	(0.4)	—	98.6
Other income and (expense), net	(0.2)	6.0	—	(1.2)	—	4.6
Interest and other expense on debt	(76.6)	(0.1)	—	(3.4)	—	(80.1)
Intercompany transactions:
Interest expense on intercompany loans	(42.0)	(37.6)	—	—	79.6	—
Interest income on intercompany loans	—	—	79.6	—	(79.6)	—

Income (loss) before income taxes	(124.0)	40.2	111.9	(5.0)	—	23.1
Provision (benefit) for income taxes	(51.9)	1.1	33.2	6.1	—	(11.5)
Equity in (earnings) loss of subsidiaries	(115.0)	(65.5)	8.7	—	171.8	—

Net income (loss)	42.9	104.6	70.0	(11.1)	(171.8)	34.6
Less: Net loss attributable to noncontrolling interest	—	—	—	(8.3)	—	(8.3)

Net income (loss) attributable to Ryerson Inc.	$42.9	$104.6	$70.0	$(2.8)	$(171.8)	$42.9

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$3,351.3	$2,963.8	$550.5	$(2,970.1)	$3,895.5
Cost of materials sold	—	2,918.8	2,931.7	475.3	(2,970.1)	3,355.7

Gross profit	—	432.5	32.1	75.2	—	539.8
Warehousing, delivery, selling, general and administrative expenses	4.9	422.3	3.9	74.6	—	505.7
Restructuring and other charges	—	12.0	—	—	—	12.0
Gain on Insurance Settlement	(2.6)	—	—	—	—	(2.6)
Impairment charges on fixed assets and goodwill	—	1.4	—	—	—	1.4
Pension and other postretirement benefits curtailment loss	—	2.0	—	—	—	2.0

Operating profit (loss)	(2.3)	(5.2)	28.2	0.6	—	21.3
Other expense, net	—	—	—	(3.2)	—	(3.2)
Interest and other expense on debt	(70.3)	(1.3)	—	(3.6)	—	(75.2)
Intercompany transactions:
Interest expense on intercompany loans	(55.9)	(8.5)	—	(0.4)	64.8	—
Interest income on intercompany loans	—	—	64.8	—	(64.8)	—

Income (loss) before income taxes	(128.5)	(15.0)	93.0	(6.6)	—	(57.1)
Provision (benefit) for income taxes	(15.4)	53.1	(27.8)	3.0	—	12.9
Equity in (earnings) loss of subsidiaries	(47.7)	(28.4)	5.6	—	70.5	—

Net income (loss)	(65.4)	(39.7)	115.2	(9.6)	(70.5)	(70.0)
Less: Net loss attributable to noncontrolling interest	—	—	—	(4.6)	—	(4.6)

Net income (loss) attributable to Ryerson Inc.	$(65.4)	$(39.7)	$115.2	$(5.0)	$(70.5)	$(65.4)

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31, 2012

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
Comprehensive income (loss)	$71.9	$136.1	$79.6	$(5.0)	$(216.6)	$66.0
Less: Comprehensive loss attributable to noncontrolling interest	—	—	—	(5.9)	—	(5.9)

Comprehensive income (loss) attributable to Ryerson Inc.	$71.9	$136.1	$79.6	$0.9	$(216.6)	$71.9

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31, 2011

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
Comprehensive income (loss)	$(34.4)	$67.5	$59.8	$(16.7)	$(117.6)	$(41.4)
Less: Comprehensive loss attributable to noncontrolling interest	—	—	—	(7.0)	—	(7.0)

Comprehensive income (loss) attributable to Ryerson Inc.	$(34.4)	$67.5	$59.8	$(9.7)	$(117.6)	$(34.4)

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31, 2010

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
Comprehensive income (loss)	$(68.3)	$(51.0)	$120.7	$1.1	$(74.0)	$(71.5)
Less: Comprehensive loss attributable to noncontrolling interest	—	—	—	(3.2)	—	(3.2)

Comprehensive income (loss) attributable to Ryerson Inc.	$(68.3)	$(51.0)	$120.7	$4.3	$(74.0)	$(68.3)

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2012

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net income (loss)	$109.3	$166.8	$71.8	$(7.5)	$(236.6)	$103.8

Non-cash expenses	2.1	46.1	2.8	8.2	—	59.2
Equity in (earnings) loss of subsidiaries	(194.6)	(46.0)	4.0	—	236.6	—
Changes in working capital	1,020.4	(895.4)	(122.2)	20.8	—	23.6

Net adjustments	827.9	(895.3)	(115.4)	29.0	236.6	82.8

Net cash provided by (used in) operating activities	937.2	(728.5)	(43.6)	21.5	—	186.6

INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	(2.0)	(29.1)	51.4	0.6	(56.2)	(35.3)

FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	(938.0)	758.4	(7.5)	(12.5)	56.2	(143.4)

Net increase (decrease) in cash and cash equivalents	(2.8)	0.8	0.3	9.6	—	7.9
Effect of exchange rates	—	—	0.1	1.5	—	1.6

Net change in cash and cash equivalents	(2.8)	0.8	0.4	11.1	—	9.5
Beginning cash and cash equivalents	3.0	14.5	1.5	42.3	—	61.3

Ending cash and cash equivalents	$0.2	$15.3	$1.9	$53.4	$—	$70.8

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2011

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net income (loss)	$42.9	$104.6	$70.0	$(11.1)	$(171.8)	$34.6

Non-cash expenses	(24.1)	82.0	(15.8)	7.9	—	50.0
Equity in (earnings) loss of subsidiaries	(115.0)	(65.5)	8.7	—	171.8	—
Changes in working capital	265.5	(511.3)	218.4	(2.6)	—	(30.0)

Net adjustments	126.4	(494.8)	211.3	5.3	171.8	20.0

Net cash provided by (used in) operating activities	169.3	(390.2)	281.3	(5.8)	—	54.6

INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	97.3	3.4	(158.0)	(10.2)	(47.5)	(115.0)

FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	(264.1)	386.3	(122.5)	10.7	47.5	57.9

Net increase (decrease) in cash and cash equivalents	2.5	(0.5)	0.8	(5.3)	—	(2.5)
Effect of exchange rates	—	—	—	1.6	—	1.6

Net change in cash and cash equivalents	2.5	(0.5)	0.8	(3.7)	—	(0.9)
Beginning cash and cash equivalents	0.5	15.0	0.7	46.0	—	62.2

Ending cash and cash equivalents	$3.0	$14.5	$1.5	$42.3	$—	$61.3

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2010

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net income (loss)	$(65.4)	$(39.7)	$115.2	$(9.6)	$(70.5)	$(70.0)

Non-cash expenses	(74.0)	117.7	64.5	6.7	—	114.9
Equity in (earnings) loss of subsidiaries	(47.7)	(28.4)	5.6	—	70.5	—
Changes in working capital	13.1	(459.4)	220.6	(17.6)	—	(243.3)

Net adjustments	(108.6)	(370.1)	290.7	(10.9)	70.5	(128.4)

Net cash used in operating activities	(174.0)	(409.8)	405.9	(20.5)	—	(198.4)

INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	61.4	199.7	(338.7)	1.3	31.9	(44.4)

FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	113.1	220.7	(66.7)	(50.7)	(31.9)	184.5

Net increase (decrease) in cash and cash equivalents	0.5	10.6	0.5	(69.9)	—	(58.3)
Effect of exchange rates	—	—	—	5.6	—	5.6

Net change in cash and cash equivalents	0.5	10.6	0.5	(64.3)	—	(52.7)
Beginning cash and cash equivalents	—	4.4	0.2	110.3	—	114.9

Ending cash and cash equivalents	$0.5	$15.0	$0.7	$46.0	$—	$62.2

RYERSON INC.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2012

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
ASSETS
Current assets	$381.7	$2,215.9	$63.0	$214.5	$(1,620.8)	$1,254.3
Property, plant and equipment net of accumulated depreciation	—	410.8	3.1	69.5	—	483.4
Other noncurrent assets	944.2	319.2	1,818.6	14.4	(2,869.9)	226.5

Total Assets	$1,325.9	$2,945.9	$1,884.7	$298.4	$(4,490.7)	$1,964.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$16.5	$254.3	$1,738.3	$67.7	$(1,620.8)	$456.0
Noncurrent liabilities	1,594.3	1,872.2	0.8	32.8	(1,711.4)	1,788.7
Redeemable noncontrolling interest	—	—	—	1.7	—	1.7
Ryerson Inc. stockholders’ equity	(284.9)	819.4	145.6	193.5	(1,158.5)	(284.9)
Noncontrolling interest	—	—	—	2.7	—	2.7

Total Liabilities and Equity	$1,325.9	$2,945.9	$1,884.7	$298.4	$(4,490.7)	$1,964.2

RYERSON INC.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2011

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
ASSETS
Current assets	$1,399.6	$1,390.3	$53.9	$225.9	$(1,717.0)	$1,352.7
Property, plant and equipment net of accumulated depreciation	—	416.4	2.9	71.8	—	491.1
Other noncurrent assets	798.1	244.0	1,885.2	15.4	(2,723.3)	219.4

Total Assets	$2,197.7	$2,050.7	$1,942.0	$313.1	$(4,440.3)	$2,063.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$44.5	$265.1	$1,870.3	$84.4	$(1,717.0)	$547.3
Noncurrent liabilities	2,129.8	1,102.2	5.7	31.0	(1,784.1)	1,484.6
Ryerson Inc. stockholders’ equity	23.4	683.4	66.0	189.8	(939.2)	23.4
Noncontrolling interest	—	—	—	7.9	—	7.9

Total Liabilities and Equity	$2,197.7	$2,050.7	$1,942.0	$313.1	$(4,440.3)	$2,063.2

SUPPLEMENTARY FINANCIAL DATA (UNAUDITED)

RYERSON INC. AND SUBSIDIARY COMPANIES

SUMMARY BY QUARTER

(In millions)

	Net Sales	Gross Profit	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Ryerson Inc.
2011
First Quarter (1)	$1,187.0	$156.7	$7.2	$8.4	$9.4
Second Quarter (2)	1,289.0	163.9	(0.1)	(7.8)	(7.2)
Third Quarter (3)	1,218.8	173.7	13.7	10.2	12.1
Fourth Quarter (4)	1,035.0	164.5	2.3	23.8	28.6

Year	$4,729.8	$658.8	$23.1	$34.6	$42.9

2012
First Quarter	$1,121.6	$190.8	$39.8	$37.1	$38.2
Second Quarter (5)	1,090.6	184.0	32.6	29.4	30.6
Third Quarter	962.2	180.5	32.1	31.6	33.5
Fourth Quarter (6)	850.3	154.3	(7.9)	5.7	7.0

Year	$4,024.7	$709.6	$96.6	$103.8	$109.3

(1)	Included in the first quarter 2011 results is a $5.8 million gain on bargain purchase related to our Singer acquisition and a $1.1 million write off of debt issuance costs associated with our prior credit facility upon entering into an amended revolving credit facility on March 14, 2011.
(2)	Included in the second quarter 2011 results is an impairment charge of $2.5 million related to certain assets held for sale to recognize the assets at their fair value less cost to sell.
(3)	Included in the third quarter 2011 results is an impairment charge of $2.2 million related to certain assets held for sale to recognize the assets at their fair value less cost to sell.
(4)	Included in the fourth quarter 2011 results is an impairment charge of $3.1 million related to certain assets held for sale to recognize the assets at their fair value less cost to sell and an impairment charge of $1.5 million related to goodwill. The fourth quarter also includes a $9.8 million restructuring charge related to a reorganization plan implemented to reduce headcount. The fourth quarter also included an income tax benefit of $21.5 million, primarily related to benefits relating to the purchase accounting impact of the Turret acquisition.
(5)	Included in the second quarter 2012 results is an impairment charge of $0.9 million related to certain assets held for sale to recognize the assets at their fair value less cost to sell.
(6)	Included in the fourth quarter 2012 results is an impairment charge of $0.1 million related to certain assets held for sale to recognize the assets at their fair value less cost to sell, $1.1 million restructuring charges primarily for employee-related costs resulting from a facility closure, a $17.2 million loss on the redemption of the Ryerson Notes, and a $1.7 million curtailment gain related to an amendment of a Canadian post-retirement medical and life insurance plan. The fourth quarter also included an income tax benefit of $15.2 million related to the release of valuation allowance associated with certain state deferred tax assets.

RYERSON INC. AND SUBSIDIARY COMPANIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

For the Years Ended December 31, 2012, 2011 and 2010

(In millions)

	Balance at Beginning of Period	Acquisition of Business		Additions Charged (Credited) to Income	Additions Charged to Other Comprehensive Income	Deductions from Reserves		Balance at End of Period
Year ended December 31, 2012
Allowance for doubtful accounts	$7.7	$—		$1.7	$—	$(2.3	)(A)	$7.1
Valuation allowance—deferred tax assets	121.5	1.2	(B)	(41.0)	13.5	—		95.2
Year ended December 31, 2011
Allowance for doubtful accounts	$8.7	$—		$3.4	$—	$(4.4	)(A)	$7.7
Valuation allowance—deferred tax assets	124.8	—		(30.1)	26.8	—		121.5
Year ended December 31, 2010
Allowance for doubtful accounts	$10.5	$—		$3.0	$—	$(4.8	)(A)	$8.7
Valuation allowance—deferred tax assets	98.4	—		24.5	4.4	(2.5	)(C)	124.8

NOTES:

(A)	Bad debts written off during the year
(B)	Reserve of $1.2 million was acquired in acquisition of Açofran
(C)	Change in net deferred tax assets for which a valuation allowance was fully provided

RYERSON INC. AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(In millions)

	Three Months Ended March 31,
	2013	2012
Net sales	$891.1	$1,121.6
Cost of materials sold	735.3	930.8

Gross profit	155.8	190.8
Warehousing, delivery, selling, general and administrative	121.7	131.4
Impairment charge on fixed assets	0.9	—

Operating profit	33.2	59.4
Other income and (expense), net	1.2	(0.3)
Interest and other expense on debt	(28.4)	(19.3)

Income before income taxes	6.0	39.8
Provision for income taxes	1.1	2.7

Net income	4.9	37.1
Less: Net loss attributable to noncontrolling interest	(2.2)	(1.1)

Net income attributable to Ryerson Inc.	$7.1	$38.2

Comprehensive income	$6.1	$45.1
Less: Comprehensive loss attributable to noncontrolling interest	(2.1)	(1.0)

Comprehensive income attributable to Ryerson Inc.	$8.2	$46.1

See Notes to Condensed Consolidated Financial Statements

RYERSON INC. AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended March 31,
	2013	2012
Operating activities:
Net income	$4.9	$37.1

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11.3	11.0
Deferred income taxes	0.8	(0.3)
Provision for allowances, claims and doubtful accounts	0.9	0.1
Impairment charge on fixed assets	0.9	—
Change in operating assets and liabilities, net of the effects of acquisitions:
Receivables	(41.5)	(42.8)
Inventories	(6.0)	(49.5)
Other assets	(0.1)	(8.0)
Accounts payable	54.5	98.7
Accrued liabilities	17.3	(1.6)
Accrued taxes payable/receivable	(0.9)	(1.5)
Deferred employee benefit costs	(12.4)	(9.9)

Net adjustments	24.8	(3.8)

Net cash provided by operating activities	29.7	33.3

Investing activities:
Increase in restricted cash	(0.1)	(3.1)
Capital expenditures	(4.0)	(14.5)
Investment in joint venture	—	(2.9)
Increase in cash due to consolidation of joint venture	—	3.0
Proceeds from sales of property, plant and equipment	0.2	2.9

Net cash used in investing activities	(3.9)	(14.6)

Financing activities:
Net repayments of credit facility borrowings	(41.1)	(24.1)
Long-term debt issuance costs	(0.2)	—
Net increase (decrease) in book overdrafts	19.9	(15.4)

Net cash used in financing activities	(21.4)	(39.5)

Net increase (decrease) in cash and cash equivalents	4.4	(20.8)
Effect of exchange rate changes on cash and cash equivalents	(1.2)	1.4

Net change in cash and cash equivalents	3.2	(19.4)
Cash and cash equivalents—beginning of period	70.8	61.3

Cash and cash equivalents—end of period	$74.0	$41.9

Supplemental disclosures:
Cash paid during the period for:
Interest paid to third parties	$4.6	$7.1
Income taxes, net	0.9	3.2

See Notes to Condensed Consolidated Financial Statements.

RYERSON INC. AND SUBSIDIARY COMPANIES

Condensed Consolidated Balance Sheets

(In millions, except shares)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$74.0	$70.8
Restricted cash	4.0	3.9
Receivables less provision for allowances, claims and doubtful accounts of $7.6 and $7.1, respectively	436.1	396.7
Inventories	746.1	741.5
Prepaid expenses and other current assets	49.0	41.4

Total current assets	1,309.2	1,254.3
Property, plant, and equipment, at cost	648.4	648.4
Less: Accumulated depreciation	174.1	165.0

Property, plant and equipment, net	474.3	483.4
Deferred income taxes	38.3	38.4
Other intangible assets	55.8	57.3
Goodwill	96.9	97.0
Deferred charges and other assets	32.1	33.8

Total assets	$2,006.6	$1,964.2

Liabilities
Current liabilities:
Accounts payable	$270.3	$196.2
Salaries, wages and commissions	32.1	32.1
Deferred income taxes	122.6	121.6
Other accrued liabilities	73.0	56.6
Short-term debt	27.8	35.3
Current portion of deferred employee benefits	14.2	14.2

Total current liabilities	540.0	456.0
Long-term debt	1,236.4	1,270.1
Deferred employee benefits	490.1	504.4
Taxes and other credits	14.5	14.2

Total liabilities	2,281.0	2,244.7
Commitments and contingencies
Redeemable noncontrolling interest	1.6	1.7
Equity
Ryerson Inc. stockholders’ equity (deficit):
Common stock, $0.01 par value; 1,000 shares authorized; 100 shares issued at 2013 and 2012	—	—
Capital in excess of par value	71.3	71.3
Accumulated deficit	(95.4)	(102.5)
Accumulated other comprehensive loss	(252.6)	(253.7)

Total Ryerson Inc. stockholders’ equity (deficit)	(276.7)	(284.9)
Noncontrolling interest	0.7	2.7

Total equity (deficit)	(276.0)	(282.2)

Total liabilities and equity	$2,006.6	$1,964.2

See Notes to Condensed Consolidated Financial Statements.

RYERSON INC. AND SUBSIDIARY COMPANIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1: FINANCIAL STATEMENTS

Ryerson Inc. (“Ryerson”), a Delaware corporation, is a wholly-owned subsidiary of Ryerson Holding Corporation (“Ryerson Holding”). Ryerson Holding is 99% owned by affiliates of Platinum Equity, LLC (“Platinum”).

Ryerson conducts materials distribution operations in the United States through its wholly-owned direct subsidiary Joseph T. Ryerson & Son, Inc. (“JT Ryerson”), in Canada through its indirect wholly-owned subsidiary Ryerson Canada, Inc., a Canadian corporation (“Ryerson Canada”) and in Mexico through its indirect wholly-owned subsidiary Ryerson Metals de Mexico, S. de R.L. de C.V., a Mexican corporation (“Ryerson Mexico”). In addition to our North American operations, we conduct materials distribution operations in China through Ryerson China Limited (“Ryerson China”), a company in which we have a 50% direct ownership percentage and an additional 50% interest through affiliates of Ryerson Holding, and in Brazil through Açofran Aços e Metais Ltda (“Açofran”), a company in which we have had a 50% direct ownership percentage since February 17, 2012. Unless the context indicates otherwise, Ryerson, JT Ryerson, Ryerson Canada, Ryerson China, Ryerson Mexico and Açofran together with their subsidiaries, are collectively referred to herein as “we,” “us,” “our,” or the “Company.”

The following table shows our percentage of sales by major product lines for the three months ended March 31, 2013 and 2012, respectively:

	Three Months Ended March 31,
Product Line	2013	2012
Carbon Steel Flat	25%	24%
Carbon Steel Plate	12	13
Carbon Steel Long	15	15
Stainless Steel Flat	16	15
Stainless Steel Plate	4	4
Stainless Steel Long	4	4
Aluminum Flat	14	15
Aluminum Plate	3	4
Aluminum Long	4	3
Other	3	3

Total	100%	100%

Results of operations for any interim period are not necessarily indicative of results of any other periods or for the year. The financial statements as of March 31, 2013 and for the three-month period ended March 31, 2013 and 2012 are unaudited, but in the opinion of management include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results for such periods. The year-end condensed consolidated balance sheet data contained in this report was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the financial statements and related notes contained in the Company’s Annual Report for the year ended December 31, 2012.

NOTE 2: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-2, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This guidance requires an entity to present, either on the face of the financial statements or as a disclosure in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, the guidance requires an entity to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. This guidance is effective for our fiscal year beginning January 1, 2013. We adopted this guidance for our fiscal year beginning January 1, 2013. The adoption did not have a material impact on our financial statements.

NOTE 3: INVENTORIES

The Company primarily uses the last-in, first-out (LIFO) method of valuing inventory. Interim LIFO calculations are based on actual inventory levels.

Inventories, at stated LIFO value, were classified at March 31, 2013 and December 31, 2012 as follows:

	March 31, 2013	December 31, 2012
	(In millions)
In process and finished products	$746.1	$741.5

If current cost had been used to value inventories, such inventories would have been $39 million and $34 million lower than reported at March 31, 2013 and December 31, 2012, respectively. Approximately 89% and 88% of inventories are accounted for under the LIFO method at March 31, 2013 and December 31, 2012, respectively. Non-LIFO inventories consist primarily of inventory at our foreign facilities using the weighted-average cost and the specific cost methods. Substantially all of our inventories consist of finished products.

The Company has consignment inventory at certain customer locations, which totaled $11.9 million and $11.3 million at March 31, 2013 and December 31, 2012, respectively.

During the first quarter of 2013, certain inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of current year purchases. The effect of the LIFO liquidation decreased cost of materials sold during the first quarter of 2013 by approximately $0.4 million.

NOTE 4: GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill, which represents the excess of cost over the fair value of net assets acquired, amounted to $96.9 million at March 31, 2013. Pursuant to Accounting Standards Codification (“ASC”) 350, “Intangibles – Goodwill and Other,” we review the recoverability of goodwill annually as of October 1 or whenever significant events or changes occur which might impair the recovery of recorded amounts. We performed an interim impairment test of goodwill as of March 31, 2013 for one reporting unit, which has a goodwill balance of approximately $7 million, as a result of its financial performance during the quarter compared to its forecasted results. The fair value of the reporting unit was estimated using an average of a market approach and income approach as this combination is deemed to be the most indicative of our fair value in an orderly transaction between market participants and is consistent with the methodology used for the goodwill impairment test in the prior year. It was determined that no impairment existed.

Other intangible assets with finite useful lives continue to be amortized over their useful lives. We review the recoverability of our long-lived assets whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable.

NOTE 5: ACQUISITIONS

Açofran

On February 17, 2012, the Company acquired 50% of the issued and outstanding capital stock of Açofran, a long products distributor located in São Paulo, Brazil. The Company fully consolidates Açofran based on voting control. The Company is party to a put option arrangement with respect to the securities that represent the noncontrolling interest of Açofran. The put is exercisable by the minority shareholders outside of the Company’s control by requiring the Company to redeem the minority shareholders’ equity stake in the subsidiary at a put price based on earnings before interest, income tax, depreciation and amortization expense and net debt. The redeemable noncontrolling interest is classified as mezzanine equity and measured at the greater of estimated redemption value at the end of each reporting period or the historical cost basis of the noncontrolling interest adjusted for earnings and foreign currency allocations. The resulting increase or decrease in the estimated redemption amount is adjusted with a corresponding charge against retained earnings, or in the absence of retained earnings, additional paid-in-capital. The acquisition is not material to our consolidated financial statements.

NOTE 6: LONG-TERM DEBT

Long-term debt consisted of the following at March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
	(In millions)
Ryerson Secured Credit Facility	$336.3	$383.5
9% Senior Secured Notes due 2017	600.0	600.0
11 1/4% Senior Notes due 2018	300.0	300.0
Foreign debt	27.9	21.9

Total debt	1,264.2	1,305.4
Less:
Short-term credit facility borrowings	—	13.5
Short-term foreign debt	27.8	21.8

Total long-term debt	$1,236.4	$1,270.1

Ryerson Credit Facility

On March 14, 2011, the Company amended and restated its $1.35 billion revolving credit facility agreement (as amended, the “Ryerson Credit Facility”), which extends the maturity date to March 14, 2016. At March 31, 2013, Ryerson had $336.3 million of outstanding borrowings, $30 million of letters of credit issued and $322 million available under the $1.35 billion Ryerson Credit Facility compared to $383.5 million of outstanding borrowings, $24 million of letters of credit issued and $293 million available at December 31, 2012. Total credit availability is limited by the amount of eligible accounts receivable and inventory pledged as collateral under the agreement insofar as the Company is subject to a borrowing base comprised of the aggregate of these two amounts, less applicable reserves. Eligible accounts receivable, at any date of determination, are comprised of the aggregate value of all accounts directly created by a borrower in the ordinary course of business arising out of the sale of goods or the rendition of services, each of which has been invoiced, with such receivables adjusted to exclude various ineligible accounts, including, among other things, those to which a borrower does not have sole and absolute title and accounts arising out of a sale to an employee, officer, director, or affiliate of a borrower. Eligible inventory, at any date of determination, is comprised of the aggregate value of all inventory owned by a borrower, with such inventory adjusted to exclude various ineligible inventory, including, among other things, any inventory that is classified as “supplies” or is unsaleable in the ordinary course of business and 50% of the value of any inventory that (i) has not been sold or processed within a 180 day period and (ii) which is calculated to have more than 365 days of supply based upon the immediately preceding 6 months consumption. The weighted average interest rate on the borrowings under the Ryerson Credit Facility was 2.5 percent and 2.6 percent at March 31, 2013 and December 31, 2012, respectively.

Amounts outstanding under the Ryerson Credit Facility bear interest at a rate determined by reference to the base rate (Bank of America’s prime rate) or a LIBOR rate or, for the Company’s Canadian subsidiary which is a borrower, a rate determined by reference to the Canadian base rate (Bank of America-Canada Branch’s “Base Rate” for loans in U.S. Dollars in Canada) or the BA rate (average annual rate applicable to Canadian Dollar bankers’ acceptances) or a LIBOR rate and the Canadian prime rate (Bank of America-Canada Branch’s “Prime Rate.”). The spread over the base rate and Canadian prime rate is between 0.75% and 1.50% and the spread over the LIBOR and for the bankers’ acceptances is between 1.75% and 2.50%, depending on the amount available to be borrowed. Overdue amounts and all amounts owed during the existence of a default bear interest at 2% above the rate otherwise applicable thereto. The Company also pays commitment fees on amounts not borrowed at a rate between 0.375% and 0.50% depending on the average borrowings as a percentage of the total $1.35 billion agreement during a rolling three month period.

Borrowings under the Ryerson Credit Facility are secured by first-priority liens on all of the inventory, accounts receivable, lockbox accounts and related assets of Ryerson, subsidiary borrowers and certain other U.S. subsidiaries of Ryerson that act as guarantors.

The Ryerson Credit Facility contains covenants that, among other things, restrict Ryerson and its subsidiaries with respect to the incurrence of debt, the creation of liens, transactions with affiliates, mergers and consolidations, sales of assets and acquisitions. The Ryerson Credit Facility also requires that, if availability under such facility declines to a certain level, Ryerson maintain a minimum fixed charge coverage ratio as of the end of each fiscal quarter.

The Ryerson Credit Facility contains events of default with respect to, among other things, default in the payment of principal when due or the payment of interest, fees and other amounts due thereunder after a specified grace period, material misrepresentations, failure to perform certain specified covenants, certain bankruptcy events, the invalidity of certain security agreements or guarantees, material judgments and the occurrence of a change of control of Ryerson. If such an event of default occurs, the lenders under the Ryerson Credit Facility will be entitled to various remedies, including acceleration of amounts outstanding under the Ryerson Credit Facility and all other actions permitted to be taken by secured creditors.

The lenders under the Ryerson Credit Facility have the ability to reject a borrowing request if any event, circumstance or development has occurred that has had or could reasonably be expected to have a material adverse effect on Ryerson. If Ryerson or any significant subsidiaries of the other borrowers becomes insolvent or commences bankruptcy proceedings, all amounts borrowed under the Ryerson Credit Facility will become immediately due and payable.

Proceeds from borrowings under the Ryerson Credit Facility and repayments of borrowings thereunder that are reflected in the Consolidated Statements of Cash Flows represent borrowings under the Company’s revolving credit agreement with original maturities greater than three months. Net proceeds (repayments) under the Ryerson Credit Facility represent borrowings under the Ryerson Credit Facility with original maturities less than three months.

2017 and 2018 Notes

On October 10, 2012, Ryerson and its wholly owned subsidiary, Joseph T. Ryerson & Son, Inc., issued $600 million in aggregate principal amount of their 9% Senior Secured Notes due 2017 (the “2017 Notes”) and $300 million in aggregate principal amount of their 11 1/4% Senior Notes due 2018 (the “2018 Notes” and, together with the 2017 Notes, the “2017 and 2018 Notes”). The 2017 Notes bear interest at a rate of 9% per annum. The 2018 Notes bear interest at a rate of 11.25% per annum. The 2017 Notes are fully and unconditionally guaranteed on a senior secured basis and the 2018 Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of our existing and future domestic subsidiaries that are co-borrowers or guarantee obligations under the Ryerson Credit Facility.

The 2017 Notes and related guarantees are secured by a first-priority lien on substantially all of our and our guarantors’ present and future assets located in the United States (other than receivables, inventory, related general intangibles, certain other assets and proceeds thereof), subject to certain exceptions and customary permitted liens. The 2017 Notes and related guarantees are secured on a second-priority basis by a lien on the assets that secure our obligations under the Ryerson Credit Facility. The 2018 Notes are not secured. The 2017 and 2018 Notes contain customary covenants that, among other things, limit, subject to certain exceptions, our ability, and the ability of our restricted subsidiaries, to incur additional indebtedness, pay dividends on our capital stock or repurchase our capital stock, make investments, sell assets, engage in acquisitions, mergers or consolidations or create liens or use assets as security in other transactions. Subject to certain exceptions, Ryerson may only pay dividends to Ryerson Holding to the extent of 50% of future net income, once prior losses are offset.

The 2017 Notes will become redeemable by the Company, in whole or in part, at any time on or after April 15, 2015 and the 2018 Notes will become redeemable, in whole or in part, at any time on or after October 15, 2015, in each case at specified redemption prices. The 2017 and 2018 Notes are redeemable prior to such dates at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium. If a change of control occurs, Ryerson must offer to purchase the 2017 and 2018 Notes at 101% of their principal amount, plus accrued and unpaid interest.

Pursuant to registration rights agreements relating to the 2017 and 2018 Notes, we agreed to file with the SEC by July 7, 2013, registration statements with respect to offers to exchange each of the 2017 and 2018 Notes for new issues of our debt securities registered under the Securities Act, with terms substantially identical to those of the 2017 and 2018 Notes and to consummate such exchange offers no later than October 5, 2013.

The Company used the net proceeds from the 2017 and 2018 Notes (i) to repay in full the 14  1/2 Senior Discount Notes due 2015 (“Ryerson Holding Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date, (ii) to repay in full the Company’s outstanding Floating Rate Senior Secured Notes due November 1, 2014 (“2014 Notes”) and 12% Senior Secured Notes due November 1, 2015 (“2015 Notes”) (together with the 2014 Notes, the “Ryerson Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date, (iii) to repay outstanding indebtedness under the Ryerson Credit Facility and (iv) to pay related fees, expenses and premiums.

Foreign Debt

At March 31, 2013, Ryerson China’s total foreign borrowings were $27.6 million, which were owed to banks in Asia at a weighted average interest rate of 4.5% secured by inventory and property, plant and equipment. At December 31, 2012, Ryerson China’s total foreign borrowings were $21.4 million, which were owed to banks in Asia at a weighted average interest rate of 4.8% secured by inventory and property, plant and equipment. At March 31, 2013, Açofran’s total foreign borrowings were $0.3 million, which were owed to foreign banks at a weighted average interest rate of 11.2%. At December 31, 2012, Açofran’s total foreign borrowings were $0.5 million, which were owed to foreign banks at a weighted average interest rate of 11.2%.

Availability under the foreign credit lines was $17 million and $21 million at March 31, 2013 and December 31, 2012, respectively. Letters of credit issued by our foreign subsidiaries totaled $11 million and $8 million at March 31, 2013 and December 31, 2012, respectively.

NOTE 7: EMPLOYEE BENEFITS

The following table summarizes the components of net periodic benefit cost for the three month periods ended March 31, 2013 and 2012 for the Ryerson pension plans and postretirement benefits other than pension:

	Three Months Ended March 31,
	Pension Benefits		Other Benefits
	2013	2012	2013	2012
	(In millions)
Components of net periodic benefit cost
Service cost	$1	$1	$—	$—
Interest cost	9	10	1	2
Expected return on assets	(11)	(11)	—	—
Recognized actuarial net (gain) loss	3	2	(2)	(2)

Net periodic benefit cost	$2	$2	$(1)	$—

Contributions

The Company has contributed $9.6 million to the pension plan fund through the three months ended March 31, 2013 and anticipates that it will have a minimum required pension contribution funding of approximately $38 million for the remaining nine months of 2013.

NOTE 8: COMMITMENTS AND CONTINGENCIES

From time to time, we are named as a defendant in legal actions incidental to our ordinary course of business. We do not believe that the resolution of these claims will have a material adverse effect on our financial position, results of operations or cash flows. We maintain liability insurance coverage to assist in protecting our assets from losses arising from or related to activities associated with business operations.

On December 27, 2011, Nancy Hoffman, Mark Hoffman, and Karen Hoffman (collectively, the “plaintiffs”) filed a sixth amended complaint in the Circuit Court of Cook County, Illinois naming JT Ryerson and three other entities as defendants (collectively, the “defendants”) in a lawsuit (Nancy Hoffman, et.al. v. Dorlan Crane, et.al.). That complaint asserted negligence and loss of consortium counts against the defendants for personal injuries allegedly suffered by plaintiffs resulting from a motor vehicle accident. On February 10, 2012, a jury returned a verdict against the defendants and awarded damages totaling $27.7 million for which the defendants are purportedly jointly and severally liable. On August 28, 2012, our post-trial motion was denied. On September 24, 2012, we filed our Notice of Appeal to the Appellate Court of Illinois, First Judicial District. Any potential loss ranges from zero to $27.7 million plus interest. We believe that any loss will be covered by insurance. At this time, the Company cannot predict the likely outcome of this matter.

In October 2011, the United States Environmental Protection Agency named us as one of more than 100 businesses that may be a potentially responsible party for the Portland Harbor Superfund Site (“Portland Harbor”). We do not currently have sufficient information available to us to determine the total cost of any required investigation or remediation of the Portland Harbor site. Management cannot predict the ultimate outcome of this matter or estimate a range of potential loss at this time.

NOTE 9: DERIVATIVES AND FAIR VALUE MEASUREMENTS

Derivatives

The Company is exposed to certain risks relating to its ongoing business operations. The primary risks managed by using derivative instruments are interest rate risk, foreign currency risk, and commodity price risk. Interest rate swaps are entered into to manage interest rate risk associated with the Company’s floating-rate borrowings. We use foreign currency exchange contracts to hedge our Canadian subsidiaries’ variability in cash flows from the forecasted payment of currencies other than the functional currency. From time to time, we may enter into fixed price sales contracts with our customers for certain of our inventory components. We may enter into metal commodity futures and options contracts periodically to reduce volatility in the price of metals. We may also enter into natural gas price swaps to manage the price risk of forecasted purchases of natural gas. The Company currently does not account for its derivative contracts as hedges but rather marks them to market with a corresponding offset to current earnings. The Company regularly reviews the creditworthiness of its derivative counterparties and does not expect to incur a significant loss from the failure of any counterparties to perform under any agreements.

      The following table summarizes the location and fair value amount of our derivative instruments reported in our consolidated balance sheet as of March 31, 2013 and December 31, 2012:

	Asset Derivatives				Liability Derivatives
	March 31, 2013		December 31, 2012		March 31, 2013		December 31, 2012
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
	(In millions)
Derivatives not designated as hedging instruments under ASC 815
Commodity contracts	Prepaid expenses and other current assets	$0.1	Prepaid expenses and other current assets	$0.2	Other accrued liabilities	$0.2	Other accrued liabilities	—

Total derivatives		$0.1		$0.2		$0.2		$—

As of March 31, 2013 and December 31, 2012, the Company’s foreign currency exchange contracts had a U.S. dollar notional amount of $1.4 million and $0.7 million, respectively. As of March 31, 2013 and December 31, 2012, the Company had 132 tons and 182 tons, respectively, of nickel futures or option contracts related to forecasted purchases. The Company had 5,000 tons and 1,300 tons of hot roll steel coil option contracts related to forecasted purchases as of March 31, 2013 and December 31, 2012, respectively. The Company has aluminum price swaps related to forecasted purchases, which had a notional amount of 60 tons and 80 tons as of March 31, 2013 and December 31, 2012, respectively.

The following table summarizes the location and amount of gains and losses reported in our Consolidated Statements of Comprehensive Income for the three months ended March 31, 2013 and 2012:

		Three Months Ended March 31,
Derivatives not designated as hedging instruments under ASC 815	Location of Gain/(Loss) Recognized in Income on Derivatives	2013	2012
Metal commodity contracts	Cost of materials sold	$(0.3)	$0.1

Fair Value Measurements

To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

1.	Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the reporting date.

2.	Level 2 – inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

3.	Level 3 – unobservable inputs, such as internally-developed pricing models for the asset or liability due to little or no market activity for the asset or liability.

The following table presents assets and liabilities measured and recorded at fair value on our Consolidated Balance Sheets on a recurring basis and their level within the fair value hierarchy as of March 31, 2013:

	At March 31, 2013
	Level 1	Level 2	Level 3
	(In millions)
Assets
Cash equivalents:
Commercial paper	$27.9	$—	$—

Prepaid and other current assets:
Common stock – available-for-sale investment	$24.5	$—	$—

Mark-to-market derivatives:
Commodity contracts	$—	$0.1	$—

Liabilities
Mark-to-market derivatives:
Commodity contracts	$—	$0.2	$—

The following table presents assets and liabilities measured and recorded at fair value on our Consolidated Balance Sheets on a recurring basis and their level within the fair value hierarchy as of December 31, 2012:

	At December 31, 2012
	Level 1	Level 2	Level 3
	(In millions)
Assets
Cash equivalents:
Commercial paper	$28.3	$—	$—

Prepaid and other current assets:
Common stock – available-for-sale investment	$20.7	$—	$—

Mark-to-market derivatives:
Commodity contracts	$—	$0.2	$—

The fair value of each derivative contract is determined using Level 2 inputs and the market approach valuation technique, as described in ASC 820. The Company has various commodity derivatives to lock in nickel prices for varying time periods. The fair value of these derivatives is determined based on the spot price each individual contract was purchased at and compared with the one-month daily average actual spot price on the London Metals Exchange for nickel on the valuation date. The Company also has commodity derivatives to lock in hot roll coil and aluminum prices for varying time periods. The fair value of these derivatives is determined based on the spot price each individual contract was purchased at and compared with the one-month daily average actual spot price on the New York Mercantile Exchange for the commodity on the valuation date. In addition, the Company has numerous foreign exchange contracts to hedge our Canadian subsidiaries’ variability in cash flows from the forecasted payment of currencies other than the functional currency, the Canadian dollar. The Company defines the fair value of foreign exchange contracts as the amount of the difference between the contracted and current market value at the end of the period. The Company estimates the current market value of foreign exchange contracts by obtaining month-end market quotes of foreign exchange rates and forward rates for contracts with similar terms. The Company uses the exchange rates provided by Reuters. Each contract term varies in the number of months, but on average is between 3 to 12 months in length.

The carrying and estimated fair values of the Company’s financial instruments at March 31, 2013 and December 31, 2012 were as follows:

	At March 31, 2013		At December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In millions)
Cash and cash equivalents	$74.0	$74.0	$70.8	$70.8
Restricted cash	4.0	4.0	3.9	3.9
Receivables less provision for allowances, claims and doubtful accounts	436.1	436.1	396.7	396.7
Accounts payable	270.3	270.3	196.2	196.2
Long-term debt, including current portion	1,264.2	1,331.7	1,305.4	1,296.4

The estimated fair value of the Company’s cash and cash equivalents, receivables less provision for allowances, claims and doubtful accounts and accounts payable approximate their carrying amounts due to the short-term nature of these financial instruments. The estimated fair value of the Company’s long-term debt and the current portions thereof is determined by using quoted market prices of Company debt securities (Level 2 inputs).

Assets Held for Sale

The Company had $5.1 million and $3.6 million of assets held for sale, classified within other current assets, as of March 31, 2013 and December 31, 2012, respectively. The Company recorded $0.9 million of impairment charges in the three months ended March 31, 2013, related to certain assets held for sale in order to recognize the assets at their fair value less cost to sell in accordance with ASC 360-10-35-43, “Property, Plant and Equipment – Other Presentation Matters.” The fair values less costs to sell of long-lived assets held for sale are assessed each reporting period that they remain classified as held for sale. Any increase or decrease in the held for sale long-lived asset’s fair value less cost to sell is reported as an adjustment to its carrying amount, except that the adjusted carrying amount cannot exceed the carrying amount of the long-lived asset at the time it was initially classified as held for sale. The fair values of each property were determined based on appraisals obtained from a third-party, pending sales contracts, or recent listing agreements with third-party brokerage firms.

The following table presents those assets that were measured and recorded at fair value on our Consolidated Balance Sheets on a non-recurring basis and their level within the fair value hierarchy at March 31, 2013:

	At March 31, 2013
	Level 1	Level 2	Level 3
	(In millions)
Assets
Other current assets – assets held for sale	$—	$5.1	$—

The following table presents those assets that were measured and recorded at fair value on our Consolidated Balance Sheets on a non-recurring basis and their level within the fair value hierarchy at December 31, 2012:

	At December 31, 2012
	Level 1	Level 2	Level 3
	(In millions)
Assets
Other current assets – assets held for sale	$—	$3.6	$—

Available-For-Sale Investments

The Company has classified investments made during 2010 and 2012 as available-for-sale at the time of their purchase. Investments classified as available-for-sale are recorded at fair value with the related unrealized gains and losses included in accumulated other comprehensive income. Management evaluates investments in an unrealized loss position on whether an other-than-temporary impairment has occurred on a periodic basis. Factors considered by management in assessing whether an other-than-temporary impairment has occurred include: the nature of the investment; whether the decline in fair value is attributable to specific adverse conditions affecting the investment; the financial condition of the investee; the severity and the duration of the impairment; and whether we intend to sell the investment or will be required to sell the investment before recovery of its amortized cost basis. When it is determined that an other-than-temporary impairment has occurred, the investment is written down to its fair market value at the end of the period in which it is determined that an other-than-temporary decline has occurred. As of March 31, 2013, the investment was in a gross unrealized gain position. Realized gains and losses are recorded within the statement of operations upon sale of the security and are based on specific identification.

The Company’s available-for-sale securities as of March 31, 2013 can be summarized as follows:

	At March 31, 2013
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In millions)
Common stock	$17.4	$7.1	$—	$24.5

The Company’s available-for-sale securities as of December 31, 2012 can be summarized as follows:

	At December 31, 2012
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In millions)
Common stock	$17.4	$3.3	$—	$20.7

There is no maturity date for these investments and there have been no sales during the three months ended March 31, 2013.

NOTE 10: STOCKHOLDERS’ EQUITY (DEFICIT), OTHER COMPREHENSIVE INCOME AND REDEEMABLE NONCONTROLLING INTEREST

The following table details changes in these accounts:

	Ryerson Inc. Stockholders
					Accumulated Other Comprehensive Income (Loss)
	Common Stock		Capital in Excess of Par Value	Accumulated Deficit	Foreign Currency Translation	Benefit Plan Liabilities	Unrealized Gain on Available- For-Sale Investments	Noncontrolling Interest	Total Equity	Redeemable Noncontrolling Interest
	Shares	Dollars	Dollars	Dollars	Dollars	Dollars	Dollars	Dollars	Dollars	Dollars
	(In millions, except shares)
Balance at December 31, 2012	100	$—	$71.3	$(102.5)	$(5.4)	$(251.6)	$3.3	$2.7	$(282.2)	$1.7
Net income (loss)	—	—	—	7.1	—	—	—	(2.1)	5.0	(0.1)
Foreign currency translation	—	—	—	—	(3.8)	—	—	0.1	(3.7)	—
Changes in defined benefit pension and other post-retirement benefit plans (net of tax provision of $0.1)	—	—	—	—	—	1.1	—	—	1.1	—
Unrealized gain on available-for-sale investment	—	—	—	—	—	—	3.8	—	3.8	—

Balance at March 31, 2013	100	$—	$71.3	$(95.4)	$(9.2)	$(250.5)	$7.1	$0.7	$(276.0)	$1.6

	Changes in Accumulated Other Comprehensive Income (Loss) by Component
	Foreign Currency Translation	Benefit Plan Liabilities	Unrealized Gain on Available- For-Sale Investments
	(In millions)
Balance at January 1, 2013	$(5.4)	$(251.6)	$3.3
Other comprehensive income (loss) before reclassifications	(3.8)	—	3.8
Amounts reclassified from accumulated other comprehensive income	—	1.1	—

Net current-period other comprehensive income (loss)	(3.8)	1.1	3.8

Balance at March 31, 2013	$(9.2)	$(250.5)	$7.1

Three Months Ended March 31, 2013
Reclassifications Out of Accumulated Other Comprehensive Income
Details about accumulated other comprehensive income components	Amount reclassified from accumulated other comprehensive income	Affected line item in the Condensed Consolidated Statements of Comprehensive Income
	(In millions)
Amortization of defined benefit pension and other post-retirement benefit plan items
Actuarial gain	$1.6	Warehousing, delivery, selling, general and administrative
Prior service credits	(0.4)	Warehousing, delivery, selling, general and administrative

Total before tax	1.2
Tax provision	0.1

Net of tax	$1.1

NOTE 11: RELATED PARTIES

JT Ryerson pays an affiliate of Platinum an annual monitoring fee of up to $5.0 million pursuant to a corporate advisory services agreement. The monitoring fee recorded in the first three months of 2013 and 2012 was $1.3 million.

NOTE 12: INCOME TAXES

For the three months ended March 31, 2013, the Company recorded income tax expense from operations of $1.1 million compared to $2.7 million in the first three months of 2012. The $1.1 million tax expense in the first quarter of 2013 primarily represents foreign and U.S. state income tax expense for the period and adjustments related to our tax LIFO inventory method. Due to existing U.S. federal tax loss carry forwards and a valuation allowance on related deferred tax assets, no current U.S. federal income tax expense on earnings was recorded in the quarter.

In accordance with FASB ASC 740, “Income Taxes,” the Company assesses the realizability of its deferred tax assets. The Company records a valuation allowance when, based upon the evaluation of all available evidence, it is more-likely-than-not that all or a portion of the deferred tax assets will not be realized. In making this determination, we analyze, among other things, our recent history of earnings, the nature and timing of reversing book-tax temporary differences, tax planning strategies and future income. After considering both the positive and negative evidence available, in the second quarter of 2009, the Company determined that it was more-likely-than-not that it would not realize a portion of its U.S. deferred tax assets. As a result, the Company established a valuation allowance against a portion of its U.S. deferred tax assets. The Company has maintained a valuation allowance against a portion of its U.S. deferred tax assets since that time. The valuation allowance is reviewed quarterly and will be maintained until sufficient positive evidence exists to support the reversal of some or all of the valuation allowance. The valuation allowance was $91.6 million and $95.2 million at March 31, 2013 and December 31, 2012, respectively.

NOTE 13: CONDENSED CONSOLIDATING GUARANTOR FINANCIAL STATEMENTS

On October 10, 2012, Ryerson issued the 2017 and 2018 Notes. The 2017 Notes are fully and unconditionally guaranteed on a senior secured basis and the 2018 Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of our existing and future domestic subsidiaries that are co-borrowers or guarantee obligations under the Ryerson Credit Facility. Each guarantor of the 2017 and 2018 Notes is 100% owned by Ryerson and the guarantees are joint and several. Ryerson Inc. may only pay dividends to Ryerson Holding to the extent of 50% of future net income, once prior losses are offset. Presented below is the condensed consolidating financial information of Ryerson and its subsidiaries as of March 31, 2013 and December 31, 2012 and for the three-month periods ended March 31, 2013 and 2012:

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2013

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$749.7	$604.8	$122.7	$(586.1)	$891.1
Cost of materials sold	—	621.9	593.4	106.1	(586.1)	735.3

Gross profit	—	127.8	11.4	16.6	—	155.8
Warehousing, delivery, selling, general and administrative	1.3	94.3	5.5	20.6	—	121.7
Impairment charge on fixed assets	—	0.9	—	—	—	0.9

Operating profit (loss)	(1.3)	32.6	5.9	(4.0)	—	33.2
Other income and (expense), net	—	0.1	—	1.1	—	1.2
Interest and other expense on debt	(4.6)	(23.1)	—	(0.7)	—	(28.4)
Intercompany transactions:
Interest expense on intercompany loans	(5.4)	—	—	—	5.4	—
Interest income on intercompany loans	—	3.4	2.0	—	(5.4)	—

Income (loss) before income taxes	(11.3)	13.0	7.9	(3.6)	—	6.0
Provision (benefit) for income taxes	(1.7)	2.1	1.2	(0.5)	—	1.1
Equity in (earnings) loss of subsidiaries	(16.7)	(8.0)	0.9	—	23.8	—

Net income (loss)	7.1	18.9	5.8	(3.1)	(23.8)	4.9
Less: Net loss attributable to noncontrolling interest	—	—	—	(2.2)	—	(2.2)

Net income attributable to Ryerson Inc.	$7.1	$18.9	$5.8	$(0.9)	$(23.8)	$7.1

Comprehensive income (loss)	$8.2	$19.8	$9.5	$(6.6)	$(24.8)	$6.1
Less: Comprehensive loss attributable to noncontrolling interest	—	—	—	(2.1)	—	(2.1)

Comprehensive income (loss) attributable to Ryerson Inc.	$8.2	$19.8	$9.5	$(4.5)	$(24.8)	$8.2

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2012

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$953.7	$810.8	$141.1	$(784.0)	$1,121.6
Cost of materials sold	—	799.5	795.2	120.1	(784.0)	930.8

Gross profit	—	154.2	15.6	21.0	—	190.8
Warehousing, delivery, selling, general and administrative	1.3	104.3	6.4	19.4	—	131.4

Operating profit (loss)	(1.3)	49.9	9.2	1.6	—	59.4
Other income and (expense), net	0.3	—	—	(0.6)	—	(0.3)
Interest and other expense on debt	(18.5)	—	—	(0.8)	—	(19.3)
Intercompany transactions:
Interest expense on intercompany loans	(11.6)	(9.8)	—	—	21.4	—
Interest income on intercompany loans	—	—	21.4	—	(21.4)	—

Income (loss) before income taxes	(31.1)	40.1	30.6	0.2	—	39.8
Provision (benefit) for income taxes	—	2.3	0.3	0.1	—	2.7
Equity in (earnings) loss of subsidiaries	(69.3)	(13.6)	(0.3)	—	83.2	—

Net income (loss)	38.2	51.4	30.6	0.1	(83.2)	37.1
Less: Net loss attributable to noncontrolling interest	—	—	—	(1.1)	—	(1.1)

Net income attributable to Ryerson Inc.	$38.2	$51.4	$30.6	$1.2	$(83.2)	$38.2

Comprehensive income (loss)	$46.1	$51.7	$34.1	$4.1	$(90.9)	$45.1
Less: Comprehensive loss attributable to noncontrolling interest	—	—	—	(1.0)	—	(1.0)

Comprehensive income (loss) attributable to Ryerson Inc.	$46.1	$51.7	$34.1	$5.1	$(90.9)	$46.1

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2013

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net income (loss)	$7.1	$18.9	$5.8	$(3.1)	$(23.8)	$4.9

Non-cash expenses	0.1	11.4	0.9	1.5	—	13.9
Equity in (earnings) loss of subsidiaries	(16.7)	(8.0)	0.9	—	23.8	—
Changes in working capital	625.2	1,044.6	(1,662.4)	3.5	—	10.9

Net adjustments	608.6	1,048.0	(1,660.6)	5.0	23.8	24.8

Net cash provided by (used in) operating activities	615.7	1,066.9	(1,654.8)	1.9	—	29.7

INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	(0.1)	(577.8)	1,464.3	(0.9)	(889.4)	(3.9)

FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	(615.2)	(492.9)	191.2	6.1	889.4	(21.4)

Net increase (decrease) in cash and cash equivalents	0.4	(3.8)	0.7	7.1	—	4.4
Effect of exchange rates	—	0.2	(0.1)	(1.3)	—	(1.2)

Net change in cash and cash equivalents	0.4	(3.6)	0.6	5.8	—	3.2
Beginning cash and cash equivalents	0.2	15.3	1.9	53.4	—	70.8

Ending cash and cash equivalents	$0.6	$11.7	$2.5	$59.2	$—	$74.0

RYERSON INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2012

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net income	$38.2	$51.4	$30.6	$0.1	$(83.2)	$37.1

Non-cash expenses	0.2	9.2	(0.1)	1.5	—	10.8
Equity in earnings of subsidiaries	(69.3)	(13.6)	(0.3)	—	83.2	—
Changes in working capital	24.8	(8.9)	(16.3)	(14.2)	—	(14.6)

Net adjustments	(44.3)	(13.3)	(16.7)	(12.7)	83.2	(3.8)

Net cash provided by (used in) operating activities	(6.1)	38.1	13.9	(12.6)	—	33.3

INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	(5.6)	(11.9)	(1.1)	2.9	1.1	(14.6)

FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	8.8	(25.6)	(13.7)	(7.9)	(1.1)	(39.5)

Net increase (decrease) in cash and cash equivalents	(2.9)	0.6	(0.9)	(17.6)	—	(20.8)
Effect of exchange rates	—	0.1	—	1.3	—	1.4

Net change in cash and cash equivalents	(2.9)	0.7	(0.9)	(16.3)	—	(19.4)
Beginning cash and cash equivalents	3.0	14.5	1.5	42.3	—	61.3

Ending cash and cash equivalents	$0.1	$15.2	$0.6	$26.0	$—	$41.9

RYERSON INC.

CONDENSED CONSOLIDATING BALANCE SHEET (UNAUDITED)

MARCH 31, 2013

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
ASSETS
Current assets	$9.9	$1,190.7	$151.7	$247.4	$(290.5)	$1,309.2
Property, plant and equipment net of accumulated depreciation	—	403.4	3.0	67.9	—	474.3
Other noncurrent assets	961.0	900.8	352.6	14.1	(2,005.4)	223.1

Total Assets	$970.9	$2,494.9	$507.3	$329.4	$(2,295.9)	$2,006.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$255.3	$290.9	$178.1	$106.5	$(290.8)	$540.0
Noncurrent liabilities	992.3	1,364.8	0.8	31.7	(648.6)	1,741.0
Redeemable noncontrolling interest	—	—	—	1.6	—	1.6
Ryerson Inc. stockholders’ equity	(276.7)	839.2	328.4	188.9	(1,356.5)	(276.7)
Noncontrolling interest	—	—	—	0.7	—	0.7

Total Liabilities and Equity	$970.9	$2,494.9	$507.3	$329.4	$(2,295.9)	$2,006.6

RYERSON INC.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2012

(In millions)

	Parent	Joseph T. Ryerson	Guarantor	Non-guarantor	Eliminations	Consolidated
ASSETS
Current assets	$381.7	$2,215.9	$63.0	$214.5	$(1,620.8)	$1,254.3
Property, plant and equipment net of accumulated depreciation	—	410.8	3.1	69.5	—	483.4
Other noncurrent assets	944.2	319.2	1,818.6	14.4	(2,869.9)	226.5

Total Assets	$1,325.9	$2,945.9	$1,884.7	$298.4	$(4,490.7)	$1,964.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$16.5	$254.3	$1,738.3	$67.7	$(1,620.8)	$456.0
Noncurrent liabilities	1,594.3	1,872.2	0.8	32.8	(1,711.4)	1,788.7
Redeemable noncontrolling interest	—	—	—	1.7	—	1.7
Ryerson Inc. stockholders’ equity	(284.9)	819.4	145.6	193.5	(1,158.5)	(284.9)
Noncontrolling interest	—	—	—	2.7	—	2.7

Total Liabilities and Equity	$1,325.9	$2,945.9	$1,884.7	$298.4	$(4,490.7)	$1,964.2

NOTE 14: SUBSEQUENT EVENTS

On April 3, 2013, the Company amended and restated the Ryerson Credit Facility to, among other things, extend the maturity date to the earlier of (a) April 3, 2018 or (b) August 16, 2017 (60 days prior to the scheduled maturity date of the 2017 Notes), if the 2017 Notes are then outstanding. The amendment also reduces the interest rate on outstanding borrowings by 25 to 50 basis points as well as reduces the commitment fees on amounts not borrowed by 12.5 basis points.

Ryerson Inc.

Joseph T. Ryerson & Son, Inc.

OFFER TO EXCHANGE

Up to $600,000,000 aggregate principal amount of its 9% Senior Secured Notes due 2017 registered under the Securities Act of 1933 for any and all outstanding 9% Senior Secured Notes due 2017

and

Up to $300,000,000 aggregate principal amount of its 11  1/4% Senior Notes due 2018 registered under the Securities Act of 1933 for any and all outstanding 11  1/4% Senior Notes due 2018

PROSPECTUS

Dealer Prospectus Delivery Obligations

Until                     , 2013 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Registrants

Ryerson Inc. and the subsidiary guarantors, except Ryerson Pan-Pacific LLC, Turret Steel Industries, Inc., Sunbelt-Turret Steel Inc., Imperial-Trucking Company, LLC, and Wilcox-Turret Cold Drawn, Inc. are incorporated under the laws of the State of Delaware. The organizational documents of each subsidiary guarantor incorporated under the laws of the State of Delaware provide for indemnification of its directors and officers to the fullest extent permitted under Delaware corporate law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Ryerson Pan-Pacific LLC is a limited liability company organized under the laws of the State of Delaware. Section 108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Pennsylvania Registrants

Turret Steel Industries, Inc. and Sunbelt-Turret Steel Inc. are each corporations incorporated under the laws of the Commonwealth of Pennsylvania. Sections 1741 through 1743 of the Pennsylvania Business Corporation Law, or the PBCL, provide, in general, that a Pennsylvania corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A Pennsylvania corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the PBCL authorizes a Pennsylvania corporation to purchase insurance for directors and other representatives. As permitted by the PBCL, the by-laws of each of Turret Steel Industries, Inc. and Sunbelt-Turret Steel Inc. provide that directors and officer of such corporations shall be indemnified by the corporation against expenses and any liability actually and in good faith paid or incurred by such director or officer in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including those claims, actions, suits or proceedings brought by or on behalf of the corporation) in which such director of officer may be involved by reason of being or having been a director or officer of such corporation, or is or was serving at the request of the corporation in any capacity, unless such indemnification is prohibited by law or where such director or officers action or omission is deemed by a court to have constituted self-dealing, a breach of statutory standards of care and justifiable reliance of and for his or her office, or to have constituted willful misconduct or recklessness. Officers will additionally not be entitled to indemnification in an action brought by (but excluding actions brought in the in right of) the corporation against such officer, unless such officer has been successful on the merits or otherwise in defense of an action, in which event he or she will be indemnified against expenses actually and reasonably incurred therewith. The by-laws contain the procedures pursuant to which such indemnification and advancement of expenses may be authorized and effectuated, including receipt of certain undertakings by the director or officer as a condition precedent to the advancement of expenses.

Imperial Trucking Company, LLC is a limited liability company organized under the Commonwealth of Pennsylvania. Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The subsidiary’s operating agreement provides indemnification of its managers for personal liability from monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on managers for the payment of taxes) for any action taken, or any failure to take any action, unless such person’s conduct constitutes self-dealing, willful misconduct or recklessness, and that if Pennsylvania law is amended to permit a Pennsylvania limited liability company to provide greater protection from personal liability for its managers, then the operating agreement shall be construed to provide for such greater protection.

Wisconsin Registrant

Wilcox-Turret Cold Drawn, Inc. (“Wilcox”), is incorporated under the laws of the State of Wisconsin. Wilcox’s bylaws provide that officers and directors of Wilcox shall be indemnified by Wilcox to the full extent permitted by law in any proceeding involving a director or officer by reason of his being or having been an officer or director of Wilcox. Section 180.0851 of the Wisconsin Statutes provides that a corporation shall indemnify a director or officer, to the extend that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she was a director or officer of the corporation. In all other cases not covered by the previous sentence, a corporation shall indemnify a director or officer against liability incurred in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal benefit; or (4) willful misconduct. Indemnification under the statute is not exclusive of other indemnification that may be granted under the corporation’s articles of incorporation, bylaws, agreement, director or shareholder vote.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 24, 2007, by and among Ryerson Holding Corporation (f/k/a Rhombus Holding Corporation), Rhombus Merger Corporation and Ryerson Inc.(a)

3.1	Amended and Restated Certificate of Incorporation of Ryerson Inc.*

3.2	Restated Bylaws of Ryerson Inc.*

3.3	Amended and Restated Certificate of Incorporation of Joseph T. Ryerson & Son, Inc.*

3.4	Amended and Restated Bylaws of Joseph T. Ryerson & Son, Inc.*

3.5	Articles of Incorporation of Turret Steel Industries, Inc. *

3.6	Bylaws of Turret Steel Industries, Inc. *

3.7	Articles of Incorporation of Sunbelt-Turret Steel, Inc. *

3.8	Bylaws of Sunbelt-Turret Steel, Inc. *

3.9	Certificate of Organization of Imperial Trucking Company, LLC*

3.10	Operating Agreement of Imperial Trucking Company, LLC*

3.11	Certificate of Incorporation of RCJV Holdings, Inc.*

3.12	Amended and Restated Bylaws of RCJV Holdings, Inc.*

3.13	Certificate of Incorporation of RDM Holdings, Inc.*

3.14	Amended and Restated Bylaws of RDM Holdings, Inc.*

3.15	Certificate of Incorporation of Ryerson Americas, Inc.*

3.16	Amended and Restated Bylaws of Ryerson Americas, Inc.*

3.17	Certificate of Incorporation of Ryerson International Material Management Services, Inc.*

3.18	Bylaws of Ryerson International Material Management Services, Inc.*

3.19	Certificate of Incorporation of Ryerson International Trading, Inc.*

3.20	Amended and Restated Bylaws of Ryerson International Trading, Inc.*

3.21	Certificate of Incorporation of Ryerson International, Inc.*

3.22	Amended and Restated Bylaws of Ryerson International, Inc.*

3.23	Certificate of Incorporation of Ryerson Procurement Corporation*

3.24	Amended and Restated Bylaws of Ryerson Procurement Corporation*

3.25	Certificate of Incorporation of J.M. Tull Metals Company, Inc.*

3.26	Bylaws of J.M. Tull Metals Company, Inc.*

3.27	Certificate of Incorporation of Turret Holding Corporation*

3.28	Bylaws of Turret Holding Corporation*

3.29	Certificate of Formation of EPE, LLC*

3.30	Amended and Restated Limited Liability Company Operation Agreement of EPE, LLC*

3.31	Certificate of Formation of Ryerson Pan-Pacific LLC*

3.32	Limited Liability Company Agreement of Ryerson Pan-Pacific LLC*

3.33	Certificate of Formation of Ryerson Holdings (Brazil), LLC*

3.34	Limited Liability Company Operating Agreement of Ryerson Holdings (Brazil), LLC*

Exhibit No.	Description

3.35	Articles of Incorporation of Wilcox-Turret Cold Drawn, Inc.*

3.36	Bylaws of Wilcox-Turret Cold Drawn, Inc.*

4.1	Indenture regarding the 9% Senior Secured Notes due 2017, dated as of October 10, 2012, by and among Ryerson Inc., Joseph T. Ryerson & Son, Inc. the guarantor parties thereto, and Wells Fargo Bank, National Association, as the trustee.*

4.2	Indenture regarding the 11.25% Senior Notes due 2018, dated as of October 10, 2012, by and among Ryerson Inc., Joseph T. Ryerson & Son, Inc., the guarantor parties thereto and Wells Fargo Bank, National Association, as the trustee.*

4.3	Form of Original Global 9% Senior Secured Note due 2017. (Included in Exhibit 4.1)*

4.4	Form of Exchange Global 9% Senior Secured Note due 2017†

4.5	Form of Original Global 11.25% Senior Note due 2018. (Included in Exhibit 4.2)*

4.6	Form of Exchange Global 11.25% Senior Note due 2018. †

4.7	Registration Rights Agreement concerning the 9% Senior Secured Notes, dated as of October 10, 2012, by and between Ryerson Inc., Joseph T. Ryerson & Son, Inc., the guarantor parties thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated.*

4.8	Registration Rights Agreement concerning the 11.25% Senior Notes, dated as of October 10, 2012, by and between Ryerson Inc., Joseph T. Ryerson & Son, Inc., the guarantor parties thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated.*

4.9	Exchange Agent Agreement, dated as of , by and between Ryerson Inc., Joseph T. Ryerson & Son, Inc. and Wells Fargo Bank, N.A. †

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the securities being registered.†

8.1	Opinion of Willkie Farr & Gallagher LLP with respect to certain tax matters (included as part of its form of opinion filed as Exhibit 5.1 hereto).†

10.1	Credit Agreement, dated as of October 19, 2007, by and among Rhombus Merger Corporation, Joseph T. Ryerson & Son, Inc., Banc of America Securities LLC, as sole lead arranger and book manager, Ryerson Canada, Inc., as Canadian borrower, Wachovia Capital Finance Corporation (Central), as co-documentation agents, Wells Fargo Foothill, LLC, General Electric Capital Corporation, as co-syndication agents, ABN AMRO Bank N.V., Bank of America, N.A. (acting through its Canada branch), as Canadian agent, Bank of America, N.A., as administrative agent, and the lenders named therein.(a)

10.2	Amendment No. 1, dated as of March 14, 2011, to the Credit Agreement, dated as of October 19, 2007, by and among Rhombus Merger Corporation, Joseph T. Ryerson & Son, Inc., Bank of America Securities LLC, as sole lead arranger and book manager, Ryerson Canada, Inc., as Canadian borrower, Wachovia Capital Finance Corporation (Central), as co-documentation agents, Wells Fargo Foothill, LLC, General Electric Capital Corporation, as co-syndication agents, ABN AMRO Bank N.V., Bank of America, N.A. (acting through its Canada branch), as Canadian agent, Bank of America, N.A., as administrative agent, and the lenders named therein.(d)

10.3	Amendment No. 2, dated as of September 25, 2012, to the Credit Agreement, dated as of October 19, 2007, by and among Rhombus Merger Corporation, Joseph T. Ryerson & Son, Inc., Bank of America Securities LLC, as sole lead arranger and book manager, Ryerson Canada, Inc., as Canadian borrower, Wachovia Capital Finance Corporation (Central), as co-documentation agents, Wells Fargo Foothill, LLC, General Electric Capital Corporation, as co-syndication agents, ABN AMRO Bank N.V., Bank of America, N.A. (acting through its Canada branch), as Canadian agent, Bank of America, N.A., as administrative agent, and the lenders named therein.(b)

10.4	Amendment No. 3, dated as of April 3, 2013, to the Credit Agreement, dated as of October 19, 2007, by and among Rhombus Merger Corporation, Joseph T. Ryerson & Son, Inc., Bank of America Securities LLC, as sole lead arranger and book manager, Ryerson Canada, Inc., as Canadian borrower, Wachovia Capital Finance Corporation (Central), as co-documentation agents, Wells Fargo Foothill, LLC, General Electric Capital Corporation, as co-syndication agents, ABN AMRO Bank N.V., Bank of America, N.A. (acting through its Canada branch), as Canadian agent, Bank of America, N.A., as administrative agent, and the lenders named therein.(c)

10.5	Intercreditor Agreement, dated as of October 10, 2012 by and among Bank of America, N.A., as ABL collateral agent and Wells Fargo Bank, National Association, as notes collateral agent.*

10.6	Security Agreement, dated October 10, 2012, by and among Ryerson Inc., Joseph T. Ryerson & Son, Inc., the guarantor parties thereto and Wells Fargo Bank, National Association, as collateral agent.*

10.7	Trademark Security Agreement, dated October 10, 2012, by and between Ryerson Procurement Corporation and Turret Steel Industries, Inc., in favor of Wells Fargo Bank, National Association, as collateral agent.*

Exhibit No.	Description

10.8	Offer Letter Agreement, dated November 3, 2010 by and between Ryerson Holding Corporation and Michael C. Arnold.(d)

10.9	Offer Letter Agreement, dated June 18, 2011, by and between Ryerson Holding Corporation. and Edward J. Lehner.(e)

10.10	Ryerson Nonqualified Savings Plan.(g)

10.11	Ryerson Annual Incentive Plan (as amended through June 14, 2007).(h)

10.12	Rhombus Holding Corporation Amended and Restated 2009 Participation Plan.(f)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*

21.1	List of Subsidiaries of Ryerson Inc. and Joseph T. Ryerson & Son, Inc.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Willkie Farr & Gallagher LLP (included in the opinion referred to in 5.1 above).†

24.1	Power of Attorney (included in the signature pages hereto).*

25.1	Statement of Eligibility of Trustee on Form T-1 for 9% Senior Secured Notes due 2017.†

25.2	Statement of Eligibility of Trustee on Form T-1 for 11.25% Senior Notes due 2018.†

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Letter to Clients.*

99.4	Form of Letter to Nominees.*

101.INS	XBRL Instance Document (1)

101.SCH	XBRL Taxonomy Extension Schema Document (1)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (1)

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (1)

101.LAB	XBRL Taxonomy Extension Label Linkbase Document (1)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (1)

*	Filed herewith.

†	To be filed by amendment.

(1)	Furnished with this report. In accordance with Rule 406T of Regulation S-T, the information in these exhibits shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

(a)	Incorporated by reference to Ryerson Inc.’s Form S-4 filed on July 3, 2008 (File No. 333-152102).

(b)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1/A-16 filed on May 28, 2013 (File No. 333-164484).

(c)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1/A-15 filed on May 6, 2013 (File No. 333-164484).

(d)	Incorporated by reference to Ryerson Holding Corporation’s Form 10-K filed for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission on March 15, 2011 (File No. 001-34735).

(e)	Incorporated by reference to Ryerson Holding Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2012 (File No. 001-34735).

(f)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1 filed on January 22, 2010 (File No. 333-164484).

(g)	Incorporated by reference to Ryerson Inc.’s Form S-4/A-2 filed on February 24, 2009 (File No. 333-152102).

(h)	Incorporated by reference to Ryerson Holding Corporation’s Form S-4 filed on September 14, 2010 (File No. 333-169372).

(b)	Financial Statement Schedules

See the following attached Financial Statement Schedules:

Schedule II—Valuation and qualifying accounts (page F-43) for the years ended December 31, 2010, 2011 and 2012.

All other schedules are omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedules.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RYERSON INC.

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ryerson Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael C. Arnold	Chief Executive Officer and President	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Executive Vice President and Chief Financial	June 27, 2013
Edward J. Lehner	Officer

/s/ Erich S. Schnaufer	Assistant Secretary (Principal	June 27, 2013
Erich S. Schnaufer	Accounting Officer)

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Jacob Kotzubei	Director	June 27, 2013
Jacob Kotzubei

/s/ Mary Ann Sigler	Director	June 27, 2013
Mary Ann Sigler

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Joseph T. Ryerson & Son, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Jacob T. Kotzubei	Director	June 27, 2013
Jacob T. Kotzubei

/s/ Mary Ann Sigler	Director	June 27, 2013
Mary Ann Sigler

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

EPE, LLC

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of EPE, LLC hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Manager	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Executive Vice President and Chief	June 27, 2013
Edward J. Lehner	Financial Officer

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

IMPERIAL TRUCKING COMPANY, LLC

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Imperial Trucking Company, LLC. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Manager	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Wayne Gould	President	June 27, 2013
Wayne Gould

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

J.M. TULL METALS COMPANY, INC.

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of J.M. Tull Metals Company, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Executive Vice President and Chief	June 27, 2013
Edward J. Lehner	Financial Officer

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RCJV HOLDINGS, INC.

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of RCJV Holdings, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RDM HOLDINGS, INC.

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of RDM Holdings, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RYERSON AMERICAS, INC.

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ryerson Americas, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Executive Vice President and Chief	June 27, 2013
Edward J. Lehner	Financial Officer

/s/ Erich S. Schnaufer	Assistant Secretary (principal	June 27, 2013
Erich S. Schnaufer	accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RYERSON HOLDINGS (BRAZIL), LLC .

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ryerson Holdings (Brazil), LLC hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Manager	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Executive Vice President and Chief	June 27, 2013
Edward J. Lehner	Financial Officer

/s/ Erich S. Schnaufer	Assistant Secretary (principal	June 27, 2013
Erich S. Schnaufer	accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RYERSON INTERNATIONAL MATERIAL MANAGEMENT SERVICES, INC.

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ryerson International Material Management Services, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Vice President (principal financial officer)	June 27, 2013
Edward J. Lehner

/s/ Erich S. Schnaufer	Assistant Secretary (principal	June 27, 2013
Erich S. Schnaufer	accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RYERSON INTERNATIONAL TRADING, INC.

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ryerson International Trading, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Executive Vice President and Chief	June 27, 2013
Edward J. Lehner	Financial Officer

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RYERSON INTERNATIONAL, INC.

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ryerson International Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RYERSON PAN-PACIFIC LLC

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ryerson Pan-Pacific LLC hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	President and Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Edward J. Lehner	Executive Vice President and Chief	June 27, 2013
Edward J. Lehner	Financial Officer

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

RYERSON PROCUREMENT CORPORATION

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ryerson Procurement Corporation hereby constitutes and appoints Erich S. Schnaufer and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Thomas Endres	Chief Procurement Officer and President	June 27, 2013
Thomas Endres	(principal executive officer)

/s/ Edward J. Lehner	Executive Vice President and Chief	June 27, 2013
Edward J. Lehner	Financial Officer

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

SUNBELT-TURRET STEEL, INC.

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Sunbelt-Turret Steel, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Wayne Gould	President	June 27, 2013
Wayne Gould

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

TURRET HOLDING CORPORATION

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Turret Holding Corporation hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Wayne Gould	President	June 27, 2013
Wayne Gould

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

TURRET STEEL INDUSTRIES, INC.

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Turret Steel Industries Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Wayne Gould	President	June 27, 2013
Wayne Gould

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on this 27th day of June, 2013.

WILCOX-TURRET COLD DRAWN, INC.

By:	/s/ Michael C. Arnold
Name:	Michael C. Arnold
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wilcox-Turret Cold Drawn, Inc. hereby constitutes and appoints Michael C. Arnold and Edward J. Lehner, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eva M. Kalawski	Director	June 27, 2013
Eva M. Kalawski

/s/ Michael C. Arnold	Chief Executive Officer	June 27, 2013
Michael C. Arnold

/s/ Wayne Gould	President	June 27, 2013
Wayne Gould

/s/ Edward J. Lehner	Vice President (principal financial	June 27, 2013
Edward J. Lehner	officer)

/s/ Erich S. Schnaufer	Assistant Secretary (principal accounting	June 27, 2013
Erich S. Schnaufer	officer)